Exhibit 99.2

THIS DOCUMENT IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION. PART TWO OF THIS DOCUMENT COMPRISES AN EXPLANATORY STATEMENT IN COMPLIANCE WITH ARTICLE 126 OF THE JERSEY COMPANIES LAW. THIS DOCUMENT CONTAINS DETAILS OF A PROPOSED TRANSACTION WHICH, IF IMPLEMENTED, WILL RESULT IN THE CANCELLATION OF THE LISTING AND OF THE ADMISSION TO TRADING OF KWE SHARES ON THE MAIN MARKET OF THE LONDON STOCK EXCHANGE.

If you are in any doubt as to the action you should take, you are recommended to seek your own independent advice as soon as possible from your stockbroker, bank, solicitor, accountant, fund manager or other appropriate independent professional adviser who, if you are taking advice in the United Kingdom, must be appropriately authorised to provide such advice under the United Kingdom Financial Services and Markets Act 2000, or another appropriately authorised independent financial adviser if you are in a territory outside the United Kingdom.

Where legally permissible, Scheme Shareholders, and other KWE Shareholders, in all jurisdictions will receive this document and the accompanying Forms of Proxy to notify them of, and permit them to attend and/or vote for or against the Scheme at, the meetings at which they are entitled to vote. However, there may be restrictions on the extent to which certain shareholders of KWE in jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands and the Cayman Islands can receive either this document or an Election Form, make Elections and/or receive New KW Shares pursuant to the Scheme. Any persons who are resident in, or citizens or nationals of, or otherwise subject to the law of, any jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction.

If you have sold or otherwise transferred all of your KWE Shares, please send this document and the accompanying documents, but not the personalised Forms of Proxy or Election Form, at once to the purchaser or transferee or to the stockbroker, bank or other agent through whom the sale or transfer was effected for delivery to the purchaser or transferee. Neither this document nor any Election Form should be forwarded or transmitted in, into or from any jurisdiction in which to do so would give rise to a violation of the relevant laws in such jurisdiction. If you have sold or otherwise transferred part of your holding of KWE Shares, please retain these documents and consult the stockbroker, bank or other agent through whom the sale or transfer was effected.

The release, publication or distribution of this document and/or the Election Form in or into jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands may be restricted or prohibited by the laws of those jurisdictions and therefore persons into whose possession any Election Form comes should inform themselves about, and observe, any such restrictions or applicable requirements. Any failure to comply with such restrictions or applicable requirements may constitute a violation of the securities laws of any such jurisdiction.

The New KW Shares are expected to be issued in the United States in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof.

RECOMMENDED MERGER

OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

AND

KENNEDY-WILSON HOLDINGS, INC.

to be effected by means of a Scheme of Arrangement under

Article 125 of the Companies (Jersey) Law 1991, as amended

You should read this document and the documents incorporated by reference into this document in their entirety, together with the accompanying Forms of Proxy and Election Form. Your attention is drawn to Part One of this document, which contains the unanimous recommendation of the KWE Independent Directors that Scheme Shareholders vote in favour of the Scheme at the Scheme Court Meeting, elect to receive the consideration and special distribution available under the New Offer and vote in favour of the Special Resolution at the KWE General Meeting. A letter from Rothschild and J.P. Morgan Cazenove explaining the Merger in greater detail and the action to be taken by you appears in Part Two of this document and constitutes an explanatory statement in compliance with Article 126 of the Jersey Companies Law.

Notices of the Scheme Court Meeting and the KWE General Meeting, both of which are to be held at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN on 10 October 2017, are set out in Part Twelve and Part Thirteen of this document. The Scheme Court Meeting will start at 10.00 a.m. on that date and the KWE General Meeting will start at 10.15 a.m. on that date (or as soon thereafter as the Scheme Court Meeting is concluded or adjourned). Please also refer to pages 10 to 11 of this document, which contain an indicative timetable of certain principal events in relation to the Scheme.

Your attention is drawn to pages 14 to 23 of this document, which explain the actions you may take in relation to the Scheme. The BLUE Form of Proxy is to be used in connection with the Scheme Court Meeting and the GREEN Form of Proxy is to be used in connection with the KWE General Meeting. Whether or not you intend to attend both or either of these KWE Meetings, please complete and sign the Form(s) of Proxy that have been sent to you and return them in accordance with the accompanying instructions, by post or (during normal business hours only) by hand to the KWE Registrar as soon as possible but in any event so as to be received by no later than 10.00 a.m. on 8 October 2017 (in the case of the BLUE Form of Proxy for the Scheme Court Meeting) or 10.15 a.m. on 8 October 2017 (in the case of the GREEN Form of Proxy for the KWE General Meeting) or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting. Alternatively, you can log on to the website www.investorcentre.co.uk/je to submit your proxy or proxies electronically so as to be received by not later than 48 hours before the relevant KWE Meeting (or any adjournment thereof). You will need your unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on your Form of Proxy) in order to submit your proxies in this manner. If you hold Scheme Shares or KWE Shares through CREST and wish to appoint a proxy or proxies, you can do so by using the CREST electronic proxy appointment service. Proxies submitted via CREST must be received by the KWE Registrar (ID is 3RA50) not later than 10.00 a.m. on 8 October 2017 in the case of the Scheme Court Meeting and 10.15 a.m. on 8 October 2017 in the case of the KWE General Meeting or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting. A proxy, however appointed, need not be a KWE Shareholder and may be the Chairman of the relevant meeting.

Alternatively, the BLUE Form of Proxy relating to the Scheme Court Meeting will be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or any adjournment thereof). However, in the case of the KWE General Meeting, the GREEN Form of Proxy will be valid only if it is returned by 10.15 a.m. on 8 October 2017 or, in the case of an adjourned KWE General Meeting, by not later than 48 hours before the time fixed for the holding of the adjourned KWE General Meeting.

Rothschild, which is authorised and regulated by the FCA in the UK, is acting exclusively for KWE and the KWE Independent Directors and no one else in connection with the Merger and any other matter referred to in this document and will not be responsible to anyone other than KWE and the KWE Independent Directors for providing the protections afforded to clients of Rothschild, or for providing advice in relation to the Merger or any other matters referred to in this document.

J.P. Morgan Limited, which conducts its UK investment banking business as J.P. Morgan Cazenove (“J.P. Morgan Cazenove”) and is authorised and regulated in the UK by the FCA, is acting exclusively for KWE and the KWE Independent Directors and no one else in connection with the Merger and any other matter referred to in this document and will not regard any other person as its client in relation to the matters in this document and will not be responsible to anyone other than the KWE Independent Directors for providing the protections afforded to clients of J.P. Morgan Cazenove, or for providing advice in relation to the Merger or any other matters referred to in this document.

Goldman Sachs, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, is acting exclusively for KW and no one else in connection with the Merger and any other matter referred to in this document and will not be responsible to anyone other than KW for providing the protections afforded to clients of Goldman Sachs, or for providing advice in relation to the Merger or any other matters referred to in this document.

Merrill Lynch International, which is authorised by the Prudential Regulation Authority and regulated by the FCA and the Prudential Regulation Authority in the UK, and Merrill Lynch, Pierce, Fenner & Smith Incorporated are acting exclusively for KW and no one else in connection with the Merger or any other matter referred to in this document and will not be responsible to anyone other than KW for providing the protections afforded to clients of BofA Merrill Lynch, or for providing advice in relation to the Merger or any other matters referred to in this document.

Deutsche Bank AG is authorised under German Banking Law (competent authority: European Central Bank) and, in the UK, by the Prudential Regulation Authority. It is subject to supervision by the European Central Bank and by BaFin, Germany’s Federal Financial Supervisory Authority, and is subject to limited regulation in the UK by the Prudential Regulation Authority and the Financial Conduct Authority. Details about the extent of its authorisation and regulation by the Prudential Regulation Authority, and regulation by the Financial Conduct Authority, are available on request or from www.db.com/en/content/eu_disclosures.htm.

Deutsche Bank AG acting through its London Branch (“DB London”) and Deutsche Bank Securities Inc. ((“DBSI”) and together with DB London, “DB”) are acting as financial advisers to KW and no other person in connection with this Merger. DB will not be responsible to any person other than KW for providing any of the protections afforded to clients of DB, nor for providing any advice, in relation to any matter referred to herein. Without limiting a person’s liability for fraud, neither DB nor any of their affiliates nor any of their or their affiliates’ respective directors, officers, representatives, employees, advisers or agents shall have any liability to any other person in connection with this document and its contents.

Certain words and terms used in this document are defined in Part Eleven of this document. All times referred to are London times unless otherwise stated.

TABLE OF CONTENTS

EXPECTED TIMETABLE OF PRINCIPAL EVENTS	10

IMPORTANT NOTICE ABOUT VOTING ON THE MERGER	12

ACTION TO BE TAKEN	14

PART ONE LETTER FROM THE INDEPENDENT DIRECTORS OF KENNEDY WILSON EUROPE REAL ESTATE PLC	24

PART TWO EXPLANATORY STATEMENT	43

PART THREE CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME	85

PART FOUR THE SCHEME OF ARRANGEMENT	95

PART FIVE NOTES FOR MAKING ELECTIONS AND SUBMITTING IRS FORMS W-8 OR W-9	116

PART SIX FINANCIAL AND OTHER INFORMATION ON KWE AND KW	126

PART SEVEN TAXATION	128

PART EIGHT ADDITIONAL INFORMATION	150

PART NINE BASES AND SOURCES	186

PART TEN DESCRIPTION OF KW SHARES	189

PART ELEVEN DEFINITIONS	216

PART TWELVE NOTICE OF SCHEME COURT MEETING	228

PART THIRTEEN NOTICE OF KWE GENERAL MEETING	230

PART FOURTEEN PROFIT FORECASTS	237

ANNEX I VALUATION REPORTS	253

IMPORTANT NOTICE

This document and the accompanying Forms of Proxy and Election Form have been prepared for the purposes of complying with Jersey law and will be subject to the requirements of the Code, the Panel, the London Stock Exchange, the Listing Rules, the FCA and the Jersey Financial Services Commission. Information disclosed may not be the same as that which would have been disclosed in accordance with the laws of jurisdictions other than Jersey or the United Kingdom or if requirements other than those imposed by the Code, the Panel, the London Stock Exchange, the Listing Rules, the FCA and the Jersey Financial Services Commission had applied. This document, the Conditions and the further terms of the Scheme, as set out in this document, are governed by Jersey law and the Code and are subject to the jurisdiction of the Jersey courts and the Panel and, in respect of issues relating to compliance with the Code, the Courts of England and Wales.

This document relates to a scheme of arrangement among KWE and Scheme Shareholders by which KW will undertake to the Court to be bound. It is not intended to and does not constitute, or form part of, any offer to sell or issue or an invitation to purchase or subscribe for any securities in any jurisdiction, nor is it a prospectus for the purposes of the Companies (General Provisions) (Jersey) Order 2002. Further, this document does not constitute, or form part of, any solicitation of any vote or approval in any jurisdiction in which such solicitation is unlawful, nor shall there be any sale, issuance or transfer of securities of KWE or KW in any jurisdiction in contravention of applicable law.

This document does not constitute an offer of securities or financial product advice or investment advice. It is general information only and has been prepared without reference to the investment objectives, financial situation, tax position or particular needs of any KWE Shareholder or any other person. This document should not be relied upon as the primary basis for any investment decision in relation to KWE Shares or any other securities, and each KWE Shareholder should seek independent financial, legal, tax and all other relevant professional advice before making any such investment decision.

The KW Prospectus, which has been approved by the UKLA, may be accessed free of charge at KW’s website at ir.kennedywilson.com (subject to any restrictions relating to persons with a registered address in or who are a citizen, resident or national of certain jurisdictions). The KW Prospectus has been issued solely by KW in relation to the New KW Shares and contains a description of KW, its business, strategy, financial condition and results of operations. KWE Shareholders’ attention is drawn to the risk factors described in Part 2 “Risk Factors” of the KW Prospectus. The materialisation of one or more of the risks described in the KW Prospectus may have a material adverse effect on KW’s activities, assets, financial position, results or prospects as well as the market price of KW Shares.

The publication and content of the KW Prospectus are the responsibility solely of the KW Directors.

KW and the KW Directors have accepted sole responsibility for all information, opinions, estimates, valuations, projections and commentary contained in certain communications that KW has issued in connection with the Merger (such communications to include, without limitation, the KW Prospectus and the KW Proxy Statement, which is further described in paragraph 12 of Part One (Letter from the Independent Directors of Kennedy Wilson Europe Real Estate PLC) of this document and all the information contained in Part Fourteen (Profit Forecasts) of this document), including, without limitation, all financial and commercial information, opinions, estimates, valuations, projections and commentary relating directly or indirectly to KWE or its assets or liabilities or derived from or reflecting any information, opinion, estimate, valuation, projection, or commentary relating to KWE or its assets or liabilities included or incorporated by reference in any such communications and all information in this document relating to KW or persons acting in concert with it (“Covered Information”). No representation has been made, is made or will be made, at any time by KWE or any of the KWE Independent Directors, and none of KWE or any of the KWE Independent Directors have authorised anyone to represent that KWE or any KWE Independent Director has adopted or verified the accuracy, completeness, reasonableness or achievability of any Covered Information, that all or part of it is not misleading or that all or part of it complies with all or any applicable legal, regulatory or other requirements. Accordingly, none of KWE nor any of the KWE Independent Directors assumes any duty of care or other duty to KW, any holder of KW Shares or other securities of KW or any other person or regulatory body in relation to the content of, or any omission from, any Covered Information and KWE and each of the KWE Independent Directors expressly disclaims all and any responsibility for the accuracy or completeness of any Covered Information or for the Covered Information not being misleading in the context in which it is used and/or complying with applicable legal, regulatory, accounting or other requirements. None of KWE nor any of the KWE Independent Directors owes any obligation, whether to KW, any holder of KW Shares or other securities of KW or any other person or regulatory body, to correct or update any Covered Information or accepts any liability, whether arising in tort, contract or otherwise, to any person or regulatory body in connection with any reliance or expectation placed on any Covered Information or in connection with any Covered Information, or any matter derived from it, including, without limitation, in relation to any decision to vote or not to vote in relation to any matter or to acquire or not to acquire any securities or to dispose or not to dispose of any securities.

The New KW Shares will be issued in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof.

Notice to US Investors

The New KW Shares have not been and will not be registered under the US Securities Act or under the securities laws of any state or other jurisdiction of the United States. Accordingly, the New KW Shares may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, in or into the United States without an exemption from registration under the US Securities Act. This document does not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of, the New KW Shares in any state of the United States in which such offer, solicitation or sale would be unlawful prior to qualification under the securities laws of any such state. The New KW Shares are expected to be issued in the United States in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof. Scheme Shareholders (whether or not US persons) who are or will be affiliates (within the meaning of the US Securities Act) of KW prior to or after the Effective Date will be subject to certain restrictions on transfers of the New KW Shares received pursuant to the Scheme. For a description of these and certain further restrictions on offers, sales and transfers of the New KW Shares and the distribution of this document, and additional information applicable to US shareholders, see paragraph 33 of Part Two (Explanatory Statement) of this document.

For the purposes of qualifying for the exemption from the registration requirements of the US Securities Act afforded by Section 3(a)(10), the Court will be advised that KW will rely on the Section 3(a)(10) exemption based on the Court’s sanctioning of the Scheme.

The Merger relates to the shares of a Jersey company and is being effected by means of a scheme of arrangement pursuant to the Jersey Companies Law. A transaction effected by means of a scheme of arrangement under Jersey law is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will only be subject to disclosure and other requirements and practices applicable under Jersey law and the Code to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

It may be difficult for US holders of KWE Shares to enforce their rights and/or any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the United States, and some of its officers and directors may be residents of countries other than the United States and most of the assets of KWE are located outside the United States. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may, in certain circumstances and subject to the consent of the Panel, be carried out by way of a Takeover Offer under the Jersey Companies Law rather than using a scheme of arrangement. If KW elects to implement the Merger by way of a Takeover Offer, such Takeover Offer will be subject to applicable US tender offer and securities laws and regulations.

In accordance with normal practice under the Code and Jersey law, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside the United States, other than pursuant to the Scheme, until the date on which the Merger becomes effective, lapses or is withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices.

In addition, the Manager is entitled to an annual management fee (payable quarterly in arrear) equal to 1% of KWE’s adjusted net asset value, half of which may be paid in certain circumstances in KWE Shares (for further information please see paragraph 15 of Part Two (Explanatory Statement) of this document). Any information about such purchases and/or fees will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

None of the securities referred to in this document have been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the fairness or merits of such securities or upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offence in the United States.

Notice to Canadian Investors

The New KW Shares are expected to be issued in Canada pursuant to an exemption from the requirement that KW prepare and file a prospectus in the relevant jurisdictions of Canada. Any resale of the New KW Shares if made through the facilities of the NYSE will generally be exempt from the prospectus requirement under Canadian securities legislation. However, such securities legislation may require resales of KW Shares to be made under other statutory exemptions or a discretionary exemption granted by the applicable Canadian securities regulatory authority. Scheme Shareholders resident in Canada are advised to seek legal advice prior to any resale of the New KW Shares issued in connection with the Merger.

Notice to Cayman Islands Investors

There is no registration required nor will any registration be made under the Securities Investment Business Law in the Cayman Islands or with the Cayman Islands Monetary Authority in relation to this document. This document is distributed to Scheme Shareholders on the basis that it does not represent an offer to the public in the Cayman Islands under any law in the Cayman Islands.

Notice to French Investors

This document does not constitute a prospectus within the meaning of Directive 2003/71/EC of the European Parliament and Council dated 4 November 2003, as amended, or otherwise. This document has not been prepared and is not being distributed in the context of an offer to the public of financial securities (offre au public de titres financiers) in France within the meaning of Article L.411-1 of the French Monetary and Financial Code (Code monétaire et financier) and Title 1 of Book II of the General Regulation of the French Autorité des marchés financiers (AMF), and has therefore not been submitted to the AMF for prior approval and clearance procedure.

Notice to Irish Investors

This document is not a prospectus within the meaning of the Companies Act 2014 of Ireland, the Prospectus Directive (2003/71/EC) Regulations 2005 of Ireland (as amended) or the Prospectus Rules issued by the Central Bank of Ireland. This document has not been approved or reviewed by or registered with the Central Bank of Ireland. This document does not constitute investment advice or the provision of investment services within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC). Neither KWE nor KW is an authorised investment firm within the meaning of the European Communities (Markets in Financial Instruments) Regulations 2007 of Ireland (as amended) or the Markets in Financial Instruments Directive (2004/39/EC) and the recipients of this document should seek independent legal and financial advice in determining their actions in respect of or pursuant to this document.

Overseas Shareholders

Where legally permissible, Scheme Shareholders, and other KWE Shareholders, in all jurisdictions will receive this document and the accompanying Forms of Proxy to notify them of, and permit them to attend and/or vote for or against the Scheme at, the meetings at which they are entitled to vote. However, there may be restrictions on the extent to which certain shareholders of KWE in jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands and the Cayman Islands can receive either this document or an Election Form, make Elections and/or receive New KW Shares pursuant to the Scheme. The arrangements for such shareholders are summarised below and set out more fully in Clause 9 of the Scheme. Any persons who are resident in, or citizens or nationals of, or otherwise subject to the law of, any jurisdiction other than Jersey, the

United Kingdom, the United States, the Netherlands or the Cayman Islands should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such requirements by any person.

This document and the accompanying documents have been prepared for the purpose of complying with Jersey law, the Listing Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this document and the accompanying documents had been prepared in accordance with the laws of any jurisdiction outside of England and Wales and Jersey. Nothing in this document or in the accompanying documents should be relied upon on any other basis. Unless otherwise determined by KW and KWE or required by the Code, and permitted by applicable law and regulation, the Merger will not be made available, directly or indirectly, in, into or from a jurisdiction to the extent that to do so would violate the laws in that jurisdiction.

The release, publication or distribution of this document and/or the Election Form in or into jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands may be restricted or prohibited by the laws of those jurisdictions and therefore persons into whose possession any Election Form comes should inform themselves about, and observe, any such restrictions or applicable requirements. Any failure to comply with such restrictions or applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Neither this document nor any Election Form should be forwarded or transmitted in, into or from any jurisdiction in which to do so would give rise to a violation of the relevant laws in such jurisdiction.

The availability of the Scheme and the Merger to certain Overseas Shareholders (including the right to make an Election under the Mix and Match Facility or for the Original Offer) may be restricted or prohibited by the laws of the relevant jurisdiction. Overseas Shareholders should inform themselves about, and observe, any applicable legal or regulatory requirements. KWE Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

Elections with respect to the Mix and Match Facility or the Original Offer may not be available to certain Overseas Shareholders. Notwithstanding the submission of an Election, KW or KWE may, in its discretion, determine that the local laws applicable to the jurisdiction of any Scheme Shareholder making an Election who is an Overseas Shareholder prohibit or restrict (i) the extension or availability of the Merger or the Election in, into or from such jurisdiction; (ii) any Election or the granting of a right to make an Election pursuant to the Merger; or (iii) the issue of New KW Shares or KW CDIs pursuant to the Merger, and in each case to act in accordance with the terms of Clause 9 of the Scheme in this respect. Neither KW nor KWE will be liable to any KWE Shareholder for making any such determination or acting in accordance with this paragraph.

Forward-Looking Statements

This document, including information incorporated by reference into this document, oral statements made regarding the Merger, and other information published by KW and/or KWE may contain statements which are, or may be deemed to be, “forward-looking statements” with respect to the financial condition, results of operations and businesses of KWE and/or KW and/or the KWE Group and/or the KW Group, and certain plans and objectives of KWE and/or KW with respect to the Combined Group. All statements, other than statements of historical facts, or of opinion related to historical fact, are forward-looking statements. A forward-looking statement is prospective in nature and is not based on historical facts, but rather on current expectations and/or projections of the persons making the statement about future events, and is therefore subject to risks and uncertainties which could cause actual facts and/or circumstances to differ materially from the future facts and/or circumstances expressed or implied by the forward-looking statement. The forward-looking statements contained in this document include statements relating to the expected effects of the Merger on KW and KWE, the expected timing and scope of the Merger and other statements other than historical facts. Often, but not always, forward-looking statements can be identified by the use of forward-looking words such as “plans”, “expects”, “does not expect”, “is expected”, “is subject to”, “budget”, “scheduled”, “estimates”, “forecasts”, “intends”, “anticipates”, “does not anticipate”, “believes” or variations of such words and phrases or statements that certain actions, events or circumstances “may”, “could”, “should”, “would”, “might” or “will” be taken, occur or be achieved. Although the persons responsible for any forward-looking statements in this document believe that the expectations reflected in such forward-looking statements are reasonable, neither KW nor KWE, nor any of their respective officers, directors, associates or advisers, gives any assurance that any such expectation will prove to be correct. By their nature, forward-looking statements involve risk and uncertainty because they relate to events and depend on circumstances that will occur in the future. There are a number of factors that could cause actual facts and/or circumstances to differ materially from those expressed or implied by such forward-looking statements. These factors include the non-satisfaction of any of the Conditions, as well as additional factors, such as: risks relating to the KW Group’s and/or the KWE Group’s credit rating; local and global political and economic conditions, including Brexit; the KW Group’s and the KWE Group’s economic model and liquidity risks; financial services risk; the risks associated with KW’s and KWE’s brand, reputation and trust; environmental risks; safety, technology, data security and data privacy risks; the ability to realise the anticipated benefits and synergies of the Merger, including as a result of a delay in completing the Merger or difficulty in integrating the businesses of the companies involved; legal or regulatory developments and changes; the outcome of any litigation; the impact of any acquisitions or similar transactions; competition and market risks; the impact of foreign exchange rates; pricing pressures; and business continuity and crisis management. Other unknown or unpredictable factors could cause actual results to differ materially from those in the forward-looking statements. Such forward-looking statements should therefore be construed in the light of such factors. Neither KW nor KWE, nor any of their respective associates, directors, officers or advisers, gives any representation, assurance or guarantee that the occurrence of the events expressed or implied in any forward-looking statements in this document will actually occur. You are cautioned not to place undue reliance on these forward-looking statements. Each forward-looking statement speaks only as of the date of this document. None of KWE, the KWE Group, KW or the KW Group nor any of their officers, directors, associates or advisers accepts any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Publication on Website and Availability of Hard Copies

This document and the documents required to be published pursuant to Rule 26.1 of the Code will (subject to any applicable restrictions with respect to certain Overseas Shareholders) be made available free of charge on KW’s website at ir.kennedywilson.com and on KWE’s website at www.kennedywilson.eu by no later than 12 noon (London time) on the Business Day following the date of posting of this document to KWE Shareholders. For the avoidance of doubt, the contents of those websites are not incorporated into, and do not form part of, this document.

KWE Shareholders may request a hard copy of this document, and any future documents, announcements and information, by contacting the Corporate Services team at Crestbridge during business hours on +44 (0) 1534 835600 or by submitting a request in writing to the Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD.

Dealing Disclosure Requirements

Under Rule 8.3(a) of the Code, any person who is interested in 1% or more of any class of relevant securities of an offeree company or of any securities exchange offeror (being any offeror other than an offeror in respect of which it has been announced that its offer is, or is likely to be, solely in cash) must make an Opening Position Disclosure following the commencement of the offer period and, if later, following the announcement in which any securities exchange offeror is first identified. An Opening Position Disclosure must contain details of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s). An Opening Position Disclosure by a person to whom Rule 8.3(a) applies must be made by no later than 3.30 p.m. (London time) on the 10th business day following the commencement of the offer period and, if appropriate, by no later than 3.30 p.m. (London time) on the 10th business day following the announcement in which any securities exchange offeror is first identified. Relevant persons who deal in the relevant securities of the offeree company or of a securities exchange offeror prior to the deadline for making an Opening Position Disclosure must instead make a Dealing Disclosure.

Under Rule 8.3(b) of the Code, any person who is, or becomes, interested in 1% or more of any class of relevant securities of the offeree company or of any securities exchange offeror must make a Dealing Disclosure if the person deals in any relevant securities of the offeree company or of any securities exchange offeror. A Dealing Disclosure must contain details of the dealing concerned and of the person’s interests and short positions in, and rights to subscribe for, any relevant securities of each of (i) the offeree company and (ii) any securities exchange offeror(s), save to the extent that these details have previously been disclosed under Rule 8. A Dealing Disclosure by a person to whom Rule 8.3(b) applies must be made by no later than 3.30 p.m. (London time) on the business day following the date of the relevant dealing.

If two or more persons act together pursuant to an agreement or understanding, whether formal or informal, to acquire or control an interest in relevant securities of an offeree company or a securities exchange offeror, they will be deemed to be a single person for the purpose of Rule 8.3.

Opening Position Disclosures must also be made by the offeree company and by any offeror and Dealing Disclosures must also be made by the offeree company, by any offeror and by any persons acting in concert with any of them (see Rules 8.1, 8.2 and 8.4).

Details of the offeree and offeror companies in respect of whose relevant securities Opening Position Disclosures and Dealing Disclosures must be made can be found in the Disclosure Table on the Panel’s website at www.thetakeoverpanel.org.uk, including details of the number of relevant securities in issue, when the offer period commenced and when any offeror was first identified. You should contact the Panel’s Market Surveillance Unit on +44 (0)20 7638 0129 if you are in any doubt as to whether you are required to make an Opening Position Disclosure or a Dealing Disclosure.

Rounding

Certain figures included in this document have been subjected to rounding adjustments. Accordingly, figures shown for the same category presented in different tables may vary slightly and figures shown as totals in certain tables may not be an arithmetic aggregation of the figures that precede them.

Date of publication

This document is published on 13 September 2017.

EXPECTED TIMETABLE OF PRINCIPAL EVENTS

The following timetable sets out the expected dates for implementation of the Merger (some of which are indicative):

Time and/or date

Voting Record Time(1)	6.00 p.m. on 6 October 2017

Latest time for lodging the BLUE Form of Proxy (or appointing a proxy electronically or submitting a proxy via CREST) for the Scheme Court Meeting(2)(4)	10.00 a.m. on 8 October 2017

Latest time for lodging the GREEN Form of Proxy (or appointing a proxy electronically or submitting a proxy via CREST) for the KWE General Meeting(3)(4)	10.15 a.m. on 8 October 2017

Scheme Court Meeting(1)	10.00 a.m. on 10 October 2017

KWE General Meeting(1)	10.15 a.m. on 10 October 2017 or as soon thereafter as the Scheme Court Meeting is concluded or adjourned

KW Special Meeting	9.00 a.m. (Pacific Daylight Time) on 12 October 2017

The following dates are provided by way of indicative guidance only, are subject to change and will depend on, among other things, the date on which the Conditions are satisfied or, to the extent capable of waiver, waived, the date on which the Court sanctions the Scheme and the date on which the Court Order sanctioning the Scheme is delivered to the Registrar of Companies. KWE will give notice of all of these dates, when known, by issuing an announcement through a Regulatory Information Service. Further updates or changes to other times and/or dates indicated below will be notified in the same way.

Scheme Court Sanction Hearing(5)	10.00 a.m. on 18 October 2017

Last day of dealings in, and for registration of transfers of, and disablement in CREST of, KWE Shares	19 October 2017

Election Return Time (being the latest time for lodging an Election Form or making an Electronic Election either under the Mix and Match Facility or for the Original Offer and for returning IRS Forms W-9 or applicable IRS Forms W-8)(6)	1.00 p.m. on 19 October 2017

Scheme Record Time (including the record time with respect to the KWE Special Distribution and the Closing Dividend Record Time)	6.00 p.m. on 19 October 2017

Suspension of listing of, and dealings, settlement and transfers in, KWE Shares	7:30 a.m. on 20 October 2017

Effective Date	20 October 2017

Cancellation of listing and admission to trading on the London Stock Exchange of KWE Shares	On or after 23 October 2017

Latest date for despatch of the KW Cash Component and the KWE Special Distribution	Within 14 days after the Effective Date

New KW Shares issued and listed on NYSE(7)	Within 14 days after the Effective Date

Crediting of KW CDIs in CREST accounts	Within 14 days after the Effective Date

Longstop Date(8)	30 November 2017

Payment of Closing Dividend	By 10 January 2018

Unless otherwise stated all references to time in this document are to London time.

Notes:

(1)	The Scheme Court Meeting and the KWE General Meeting will both be held at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN on 10 October 2017. The Scheme Court Meeting will start at 10.00 a.m. and the KWE General Meeting will start at 10.15 a.m. (or as soon thereafter as the Scheme Court Meeting has been concluded or adjourned). If the Scheme Court Meeting and/or the KWE General Meeting are or is adjourned, the Voting Record Time for the adjourned meeting will be postponed to 6.00 p.m. on the last date to fall two Jersey Working Days before the date of the adjourned meeting.
(2)	A BLUE Form of Proxy for the Scheme Court Meeting not lodged by this time (or, in the case of any adjournment of the Scheme Court Meeting, not later than 48 hours before the time fixed for the holding of the adjourned Scheme Court Meeting) will be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or, if relevant, any adjournment thereof).
(3)	A GREEN Form of Proxy for the KWE General Meeting will be invalid if not lodged by this time (or, in the case of any adjournment of the KWE General Meeting, by not later than 48 hours before the time fixed for the holding of the adjourned KWE General Meeting).
(4)	The completion and return of a Form of Proxy, the electronic appointment of a proxy or the submission of a proxy via CREST will not prevent an eligible Scheme Shareholder from attending and voting in person at the Scheme Court Meeting, or any adjournment thereof, or an eligible KWE Shareholder from attending and voting in person at the KWE General Meeting, or any adjournment thereof. Attending and voting in person will result in the invalidation of any previously lodged proxy. At both of the KWE Meetings, voting on the resolutions set out in the notices at Part Twelve (Notice of Scheme Court Meeting) and Part Thirteen (Notice of KWE General Meeting) of this document will be conducted on a poll rather than on a show of hands.
(5)	All Scheme Shareholders will have the right to attend and be heard at the Scheme Court Sanction Hearing in person or through counsel to support or oppose the sanctioning of the Scheme by the Court.
(6)	If the Scheme Court Sanction Hearing is adjourned, the Election Return Time will be extended to a date and time to be announced.
(7)	The precise date will be the subject of an announcement by KWE through a Regulatory Information Service nearer the relevant time.
(8)	This is the latest date by which the Scheme must become effective or lapse unless (a) KWE and KW otherwise agree to a later date and (b) the Panel and, if required, the Court permit such later date.

IMPORTANT NOTICE ABOUT VOTING ON THE MERGER

This page should be read in conjunction with the section entitled “Action to be Taken”, commencing on page 14 of this document, the rest of this document, the accompanying Forms of Proxy, any document incorporated by reference and the KW Prospectus (the publication and content of which are the responsibility solely of the KW Directors).

Please check you have received the following with this document:

KWE Shareholders holding uncertificated shares (i.e. through CREST) and/or certificated shares

•	a BLUE Form of Proxy for use in respect of the Scheme Court Meeting by Scheme Shareholders entitled to attend and vote at such meeting;

•	a GREEN Form of Proxy for use in respect of the KWE General Meeting by KWE Shareholders entitled to attend and vote at such meeting;

KWE Shareholders holding KWE Shares in certificated form

•	a WHITE Election Form for use by Scheme Shareholders to make an Election under the Mix and Match Facility or for the Original Offer; and

•	a reply-paid envelope for use in the UK only for the return of the WHITE Election Form.

If you have not received all of these documents, please contact the Shareholder Helpline on the numbers indicated below.

Whether or not you plan to attend either or both of the KWE Meetings, please complete and sign both the BLUE Form of Proxy (for the Scheme Court Meeting) and the GREEN Form of Proxy (for the KWE General Meeting) and return them in accordance with the instructions set out on these forms as soon as possible but in any event so as to be received by the KWE Registrar:

•	not later than 10.00 a.m. on 8 October 2017 in the case of the BLUE Form of Proxy for the Scheme Court Meeting; and

•	not later than 10.15 a.m. on 8 October 2017 in the case of the GREEN Form of Proxy for the KWE General Meeting

(or, in the case of an adjournment of the relevant meeting, not later than 48 hours before the time fixed for the holding of the adjourned meeting).

If the BLUE Form of Proxy for use at the Scheme Court Meeting is not lodged by 10.00 a.m. on 8 October 2017, it will still be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in either case before the start of the Scheme Court Meeting (or, if relevant, any adjournment thereof).

In the case of the KWE General Meeting, the GREEN Form of Proxy will be valid only if it is returned by the time specified above or, in the case of an adjourned KWE General Meeting, by not later than 48 hours before the time fixed for the holding of the adjourned KWE General Meeting.

The person appointed as a proxy in relation to the Scheme Court Meeting will vote for or against the Scheme as per your instructions in the BLUE Form of Proxy. For any other business arising at the Scheme Court Meeting (including any proper procedural resolution not listed in the notice of the Scheme Court Meeting), the person appointed as a proxy will vote at his or her discretion.

The person appointed as a proxy in relation to the KWE General Meeting will vote for or against, or abstain from voting in relation to, the Special Resolution as per your instructions in the GREEN Form of Proxy. In the absence of instructions and for any business arising at the KWE General Meeting (including any proper procedural resolution not listed in the notice of the KWE General Meeting), the person appointed may vote, or abstain from voting, as he or she thinks fit on any business which may properly come before the KWE General Meeting.

The Chairman of the KWE Meetings shall be at liberty to accept a Form of Proxy (and to accept as having voted the number of Scheme Shares or, where relevant, KWE Shares, in respect of which the relevant holder seeks to vote) notwithstanding that the relevant Form of Proxy has not been completed in accordance with the instructions contained in the Form of Proxy, provided that the Chairman considers that the information contained in the Form of Proxy is sufficient to establish the entitlement of the holder of the relevant Scheme Shares or, where relevant, the KWE Shares, to vote and is satisfied as to the authority of the person signing it to do so.

Proxies can also be appointed electronically by Scheme Shareholders and other KWE Shareholders, irrespective of whether they hold their shares in CREST or in certificated form, by logging on to www.investorcentre.co.uk/je to submit their proxies not later than 48 hours before the relevant KWE Meeting (or any adjournment thereof).

Scheme Shareholders and other KWE Shareholders who hold their shares through CREST may submit their proxies by using the CREST electronic proxy appointment service. Proxies submitted via CREST must be received by the KWE Registrar (ID is 3RA50) not later than 10.00 a.m. on 8 October 2017 in relation to the Scheme Court Meeting and 10.15 a.m. on 8 October 2017 in relation to the KWE General Meeting or, in relation to any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting.

The completion and return of a Form of Proxy, the electronic appointment of a proxy or the submission of a proxy via CREST will not prevent an eligible Scheme Shareholder from attending and voting in person at the KWE Meetings, or any adjournment thereof, or an eligible KWE Shareholder from attending and voting in person at the KWE General Meeting, or any adjournment thereof. Attending and voting in person will result in the invalidation of any previously lodged proxy. At both of the KWE Meetings, voting on the resolutions set out in the notices at Part Twelve (Notice of Scheme Court Meeting) and Part Thirteen (Notice of KWE General Meeting) of this document will be conducted on a poll rather than on a show of hands.

FOR THE SCHEME COURT MEETING, IT IS IMPORTANT THAT AS MANY VOTES AS POSSIBLE ARE CAST SO THAT THE COURT MAY BE SATISFIED THAT THERE IS FAIR AND REASONABLE REPRESENTATION OF SCHEME SHAREHOLDERS AT THE SCHEME COURT MEETING. YOU ARE THEREFORE STRONGLY URGED TO COMPLETE, SIGN AND RETURN YOUR BLUE FORM OF PROXY, APPOINT A PROXY ELECTRONICALLY OR SUBMIT YOUR PROXY VIA CREST AS SOON AS POSSIBLE.

THE SCHEME COURT SANCTION HEARING IS SCHEDULED TO BE HELD AT 10.00 A.M. ON 18 OCTOBER 2017 AT THE ROYAL COURT OF JERSEY, ROYAL COURT BUILDING, ST. HELIER, JE1 1BA, JERSEY, CHANNEL ISLANDS. SCHEME SHAREHOLDERS MAY, IF THEY WISH, ATTEND AND BE HEARD AT THE SCHEME COURT SANCTION HEARING, IN PERSON OR THROUGH COUNSEL, TO SUPPORT OR OPPOSE THE COURT’S SANCTIONING OF THE SCHEME.

Shareholder Helpline

If you require assistance, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

ACTION TO BE TAKEN

The KWE Independent Directors, who have been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Original Offer and the New Offer, consider the terms of the New Offer to be fair and reasonable. In providing advice to the KWE Independent Directors, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the KWE Independent Directors.

Accordingly, the KWE Independent Directors unanimously recommend Scheme Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and to choose to receive the New Offer Consideration and Distribution in the manner explained in this document and also recommend all KWE Shareholders to vote in favour of the Special Resolution at the KWE General Meeting but do not recommend them to elect to receive the Original Offer Consideration and also make no recommendation in relation to the Mix and Match Facility.

As further explained in this section (“Action to be Taken”), a Scheme Shareholder may cast a vote for or against the Scheme in accordance with the instructions set out herein. A Scheme Shareholder may vote for or against the Scheme in respect of all Scheme Shares held, or may vote for the Scheme in respect of some Scheme Shares held and against the Scheme in respect of others (this may be of particular relevance to Scheme Shareholders who are nominees or trustees for more than one person).

If the Scheme becomes effective, it will be binding on all holders of Scheme Shares, irrespective of whether or not they attended or voted in favour of the Scheme at the Scheme Court Meeting or in favour of the Special Resolution at the KWE General Meeting. It will also be binding in law.

Whether or not you attend or vote in favour of the Scheme at the Scheme Court Meeting or in favour of the Special Resolution at the KWE General Meeting, the choices available to you with respect to your Scheme Shares are as follows:

•	You may choose to receive the New Offer Consideration and Distribution, in which case you should make no Election for the Original Offer.

•	If you are entitled to receive the New Offer Consideration and Distribution, you may elect to vary the proportions in which you receive the New KW Share Component and the KW Cash Component by making a valid Mix and Match Election.

The Mix and Match Facility is available only in respect of the consideration available from KW under the New Offer. It is not available in relation to the KWE Special Distribution or the Closing Dividend. Furthermore, it is available only to the extent permitted by valid countervailing elections from other Scheme Shareholders who are entitled to receive the consideration available from KW under the New Offer.

A Scheme Shareholder who is entitled to receive the consideration available under the New Offer may make a Mix and Match Election to receive a greater proportion of the KW Cash Component than would otherwise have been payable under the terms of the New Offer (the “Additional Cash Election”) or to receive a greater proportion of the New KW Share Component than would otherwise have been required to be issued under the terms of the New Offer (the “Additional Share Election”).

To the extent that you are entitled to receive the consideration available under the New Offer in respect of all or some of your Scheme Shares, you can make an Additional Cash Election or an Additional Share Election in respect of all or only some of those Scheme Shares.

You should note that making a Mix and Match Election does not guarantee that you will receive either the number of New KW Shares under the Additional Share Election you elected to receive or the amount of cash under the Additional Cash Election you elected to receive. To the extent that an Additional Share Election or an Additional Cash Election cannot be satisfied in full due to an insufficiency of valid countervailing elections, it will be scaled down on a pro rata basis in accordance with Clause 6.7 and Clause 6.8 of the Scheme.

•	You may elect to receive the consideration available under the Original Offer, which consists of 0.667 KW Shares for each Scheme Share in respect of which such an Election is validly made (the “Original Offer Consideration”), rather than the New Offer Consideration and Distribution. You may elect to receive the Original Offer Consideration in respect of all of your Scheme Shares or in respect of certain of your Scheme Shares only. The Mix and Match Facility is not available in relation to Scheme Shares in respect of which an Election for the Original Offer has been made.

•	In all cases, you will be entitled to receive the Closing Dividend from KWE. As explained in paragraph 5 of Part Two (Explanatory Statement) of this document, the amount of the Closing Dividend will depend on, among other matters, the number of New KW Shares you acquire in the Merger and thus will be affected by any Election you may make as described above.

If you wish to receive the New Offer Consideration and Distribution, consisting of (i) 0.3854 New KW Shares; (ii) 300 pence in cash payable by KW; and (iii) 250 pence in cash payable by KWE in the form of a special distribution in respect of each Scheme Share held, without variation pursuant to the Mix and Match Facility, DO NOT MAKE ANY ELECTION, i.e. do not return the Election Form or send an Electronic Election via CREST. If the Scheme becomes effective and you do not submit any Election, you will be entitled to receive the New Offer Consideration and Distribution without variation pursuant to the Mix and Match Facility. You will, in addition, be entitled to receive the Closing Dividend from KWE as explained in paragraph 5 of Part Two (Explanatory Statement) of this document.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT BELOW IN “US TAX DEDUCTIONS”.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT BELOW IN “US TAX DEDUCTIONS”.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 OR TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 OR IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 OR IRS FORM W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 OR IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT BELOW IN “US TAX DEDUCTIONS” BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

Voting at the Scheme Court Meeting and the KWE General Meeting

For the Scheme to become effective it will require the approval at the Scheme Court Meeting (and at any separate class meeting which may be required), or any adjournment thereof, by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the Register at the Voting Record Time, and present and voting (either in person or by proxy) at the Scheme Court Meeting, representing three-quarters or more of the votes attached to Scheme Shares which are cast at the Scheme Court Meeting (or at the meeting of each class of Scheme Shareholders, as the case may be). The Scheme Court Meeting has been convened by order of the Court to be held at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN at 10.00 a.m. on 10 October 2017.

Implementation of the Scheme will also require the approval of the Special Resolution as set out in the notice of the KWE General Meeting by a majority of not less than two-thirds of votes cast by KWE Shareholders present and voting (and entitled to vote) in accordance with the KWE Articles, either in person or by proxy (including holders of Excluded Shares), at the KWE General Meeting to be held at the same venue as the Scheme Court Meeting at 10.15 a.m. on 10 October 2017 (or, if later, as soon as the Scheme Court Meeting has concluded or been adjourned).

At both of the KWE Meetings, voting on the resolutions set out in the notices at Part Twelve (Notice of Scheme Court Meeting) and Part Thirteen (Notice of KWE General Meeting) of this document will be conducted on a poll rather than on a show of hands.

As at the Latest Practicable Date, KW and its subsidiaries held approximately 23.8% of the issued ordinary shares of KWE. Any KWE Shares held by or on behalf of any member of the KW Group (including, for the avoidance of doubt, any KWE Shares held by or on behalf of the Manager) will be Excluded Shares (i.e. not subject to the Scheme) and no member of the KW Group (including the Manager), or its nominee, is entitled to vote at the Scheme Court Meeting in respect of the Excluded Shares held by it.

The 23.8% of KWE Shares held by KW and/or its subsidiary undertakings as at the Latest Practicable Date included 532,230 KWE Shares held for the purpose of satisfying RSUs which will vest in connection with the Merger. It is intended that these RSUs will vest in consequence of the Merger after the KWE General Meeting but before the Scheme Record Time and that the 532,230 KWE Shares underlying these RSUs (less a certain number of KWE Shares withheld by KW to satisfy tax withholding obligations in accordance with the terms of the underlying award agreements) will be transferred to RSU holders (in accordance with the terms of the underlying award agreements) before the Scheme Record Time, i.e. in time for the relevant KWE Shares to become Scheme Shares and to be acquired by KW pursuant to the Scheme. However, irrespective of whether RSU holders or KW or any of its subsidiaries are holders of record of any KWE Shares to which these arrangements apply at any time when votes may be cast or proxies appointed for the Scheme Court Meeting, KW has undertaken to KWE to take all reasonable steps to procure that no proxies are appointed and no votes are cast at the Scheme Court Meeting in respect of any such underlying KWE Shares. However, votes attached to these underlying KWE Shares may be freely cast at the KWE General Meeting and Elections in respect of the underlying KWE Shares may be made prior to the Election Return Time.

As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

Under the Confidentiality Agreement, KW has also agreed that, other than KWE Shares acquired pursuant to the IMA, neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the KWE Independent Directors. Please see paragraph 30(a) of Part Two (Explanatory Statement) for more details.

Further information on the procedures to vote at the Scheme Court Meeting and the KWE General Meeting are set out in “Important Notice About Voting on the Merger” and paragraph 24 of Part Two (Explanatory Statement).

The BLUE Form of Proxy is to be used in connection with the Scheme Court Meeting and the GREEN Form of Proxy is to be used in connection with the KWE General Meeting. Whether or not you intend to attend both or either of these KWE Meetings, please complete and sign the Form(s) of Proxy that have been sent to you and return them in accordance with the accompanying instructions, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, as soon as possible but in any event so as to be received by no later than 10.00 a.m. on 8 October 2017 (in the case of the BLUE Form of Proxy for the Scheme Court Meeting) or 10.15 a.m. on 8 October 2017 (in the case of the GREEN Form of Proxy for the KWE General Meeting) or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting. Alternatively, the BLUE Form of Proxy relating to the Scheme Court Meeting will be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or any adjournment thereof).

Electronic appointment of proxies

All Scheme Shareholders and KWE Shareholders, whether holding uncertificated or certificated shares, can appoint proxies electronically, by logging on to the website www.investorcentre.co.uk/je to submit their proxies not later than 48 hours before the relevant KWE Meeting (or any adjournment thereof). You will need your unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on your Form of Proxy) to submit your proxies in this manner.

Shareholders holding shares through CREST

Scheme Shareholders who hold Scheme Shares through CREST and who wish to appoint a proxy or proxies for the Scheme Court Meeting, or any adjournment(s) thereof, and KWE Shareholders who hold KWE Shares through CREST and who wish to appoint a proxy or proxies for the KWE General Meeting, or any adjournment(s) thereof, may do so by using the CREST electronic proxy appointment service and following the procedures described in the CREST Manual. CREST personal members or other CREST sponsored members, and those CREST members who have appointed (a) voting service provider(s), should refer to their CREST sponsor or voting service provider(s), and request them to take the appropriate action on their behalf.

In order for a proxy appointment or instruction made by means of CREST to be valid, the appropriate CREST message (a “CREST Proxy Instruction”) must be properly authenticated in accordance with Euroclear’s specifications and must contain the information required for such instructions, as described in the CREST Manual. In order to be valid, this message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instructions given to a previously appointed proxy, must be transmitted so as to be received by the KWE Registrar (ID is 3RA50) not later than 10.00 a.m. on 8 October 2017 in the case of the Scheme Court Meeting and not later than 10.15 a.m. on 8 October 2017 in the case of the KWE General Meeting (or, in the case of any adjournment, not less than 48 hours prior to the time fixed for the holding of the adjourned meeting). For this purpose, the time of receipt will be taken to be the time (as determined by the time stamp applied to the message by the CREST Applications Host) from which the KWE Registrar is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST.

CREST members and, where applicable, their CREST sponsors or voting service provider(s), should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed (a) voting service provider(s), to procure that his CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. CREST members and, where applicable, their CREST sponsor or voting service provider(s) are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

KWE may treat as invalid a CREST Proxy Instruction in the circumstances set out in Article 34 of the Uncertificated Securities Order.

A proxy, however appointed, need not be a KWE Shareholder and may be the Chairman of the relevant meeting.

Notes for making an Election

In order to make an Election with respect to the Mix and Match Facility or the Original Offer, a Scheme Shareholder must complete the Election Form or make an Electronic Election. For more information regarding Original Offer Elections, see paragraph 4 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document. For more information regarding the Mix and Match Facility, see paragraph 3 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

If you hold Scheme Shares in certificated form (i.e. not in CREST) and you wish to make an Election for the Original Offer or under the Mix and Match Facility, please complete and return the relevant enclosed WHITE Election Form by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom. A pre-paid envelope is provided for use only in the UK. Instructions on how to complete the Election Form are printed thereon.

If you hold Scheme Shares in uncertificated form (i.e. in CREST) and you wish to make an Election in respect of the Mix and Match Facility or the Original Offer, you must submit your election electronically by taking (or procuring to be taken) the actions set out in Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document to transfer the Scheme Shares in respect of which you wish to make that Election to an escrow balance, using an Electronic Election specifying the CREST Receiving Agent (in its capacity as a CREST participant under the ID 8RA25) as the escrow agent. If you wish to make your Election by completing an Election Form (rather than making an Electronic Election), you must first materialise your Scheme Shares (i.e. withdraw them from CREST) by completing a CREST stock withdrawal form, and you may request an Election Form by contacting the Shareholder Helpline on the number set out on page 23.

If you hold Scheme Shares in both certificated and uncertificated form and/or if you hold Scheme Shares in two or more designated accounts and you wish to make an Election in respect of all such holdings, you must make a separate Election in respect of each holding.

The Election Return Time (being the latest time for lodging an Election Form or making an Electronic Election either under the Mix and Match Facility or for the Original Offer) is 1.00 p.m. on 19 October 2017, as set out in the expected timetable of principal events on pages 10 to 11 of this document (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service).

Scheme Shareholders who wish to receive the New Offer Consideration and Distribution (without amendment pursuant to the Mix and Match Facility) should not make an Election and should therefore not return the Election Form or make an Electronic Election.

By submitting an Election, you undertake not to sell or encumber any KWE Shares to which such Election relates unless and until that Election has been validly withdrawn.

US Tax Deductions

The payment of the KW Cash Component, the KWE Special Distribution and/or any other amount (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer to Scheme Shareholders entitled to the New Offer may be subject to US federal backup withholding (currently, at a rate of 28%). An explanation of this backup withholding is given in paragraphs 2.1(6) and 2.2(5) of Part Seven (Taxation) of this document.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-8 or IRS Forms W-9 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-9 or, as applicable, IRS Forms W-8 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed IRS Forms W-9 or applicable IRS Forms W-8, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of IRS Form W-9 and applicable IRS Form W-8 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 OR TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 OR IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 OR IRS FORM W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 OR IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-9 OR, IF APPLICABLE, IRS FORMS W-8 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

The various versions of IRS Forms W-8 and W-9 for use by different categories of taxpayer are generally as follows:

•	W-9 for use by beneficial owners of Scheme Shares which are “United States persons”;

•	W-8BEN for use by individual beneficial owners of Scheme Shares that are not “United States persons”;

•	W-8BEN-E for use by corporate and certain other non-individual beneficial owners of Scheme Shares that are not “United States persons”; and

•	W-8IMY for use by non-US intermediaries and non-US partnerships (or entities treated as partnerships for US federal income tax purposes).

Beneficial owners of Scheme Shares and Scheme Shareholders should also review the discussion of US federal backup withholding in Part Seven (Taxation) of this document and consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. Form W-9 or applicable Form W-8) and any supporting documentation to be provided to avoid potential US federal backup withholding.

In addition to the backup withholding regime, there are special rules regarding US taxation in relation to the KW Cash Component of the New Offer. For a more complete explanation of these, beneficial owners of KWE Shares and KWE Shareholders should carefully review Part Seven (Taxation) of this document and seek advice from their tax advisers.

In overview, these rules could, in certain circumstances, cause non-US Holders of Scheme Shares to be subject to US federal income tax in respect of the KW Cash Component despite the fact that KW pays the KW Cash Component without deduction or withholding of US federal income tax. In general, these rules could only apply if beneficial owners of Scheme Shares that own at least 50% of KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme come to own at least 50% of KW immediately after such time, in each case taking into account constructive ownership rules.

In that case, all or a portion of the cash received by a non-US Holder in respect of the KW Cash Component could be subject to US tax on deemed dividends by KW or treated as a gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme.

•	Any such deemed dividend would be treated as paid by KW to the extent of its 2017 “earnings and profits” for US federal income tax purposes. This tax would not exceed 30% of the lesser of (a) the KW Cash Component received by the relevant non-US Holder and (b) the non-US Holder’s attributable proportion of such earnings and profits (and may, in appropriate cases, be eligible for a reduced rate of US income taxation under an applicable tax treaty). Any earnings and profits of KW would be allocated ratably among actual and deemed dividends paid by KW in 2017. KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profits (for US federal income tax purposes) for the financial year ending 31 December 2017.

•	In addition, even if, contrary to KW’s stated expectation, KW were to have a material amount of earnings and profits for US federal income tax purposes for the financial year ending 31 December 2017, any non-US Holder whose percentage interest (taking into account the constructive ownership rules described below) in all of the outstanding KW Shares immediately after the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme (including, but not limited to, New KW Shares acquired pursuant to the Scheme, as well as any KW Shares otherwise acquired in connection therewith) is less than 80% of such non-US Holder’s relative interest in KWE Shares immediately prior to such time (the “Less Than 80% Test”) will not be treated as receiving a deemed dividend (and will thus not be subject to the 30% deemed dividend tax referred to above on any portion of the KW Cash Component received pursuant to the Scheme).

For example, a non-US Holder that held a 5% interest in KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme could not be subject to the 30% deemed dividend tax unless such non-US Holder holds a 4% or greater interest in KW Shares immediately after such time. Accordingly, the 30% deemed dividend tax would not apply to any non-US Holder who does not actually or constructively hold any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme, but who only acquires KW Shares pursuant to the Scheme. Under constructive ownership rules, a non-US Holder generally will be treated as owning stock owned by certain related persons (such as an individual’s spouse, children, grandchildren and parents), as well as, in certain circumstances, such holder’s allocable share of stock held by any corporation (such as KWE shares owned by KW immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme) or any partnership, estate or trust, in each case, in which the non-US Holder or its relatives hold an interest. In addition, a non-US Holder which actually or constructively holds an option to purchase stock, is treated as owning the underlying stock.

A non-US Holder will not be subject to this form of 30% deemed dividend tax as a result of choosing to receive the consideration available under the New Offer or as a result of making any Additional Share Elections under the Mix and Match Facility if that non-US Holder does not own, actually or constructively, any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme. Accordingly, non-US Holders of Scheme Shares may wish to consider whether to avoid (or limit) any further acquisitions of KW Shares prior to such time. Those non-US Holders who already own KW Shares may also wish to avoid (or limit) any Additional Share Elections under the Mix and Match Facility, which could jeopardise their ability to satisfy the Less Than 80% Test, or to consider disposing of some or all of their KW Shares, or to reduce the KW Shares they will receive under the Scheme by reducing their holdings of KWE Shares in time, in either case insofar as that would remove or mitigate their potential liability to this form of deemed dividend taxation.

Assuming that a substantial number of beneficial owners of Scheme Shares satisfy the Less Than 80% Test and thus are not treated as if they had received deemed dividends, the remaining recipients of the KW Cash Component payable to non-US Holders (i.e. those which do not satisfy the Less Than 80% Test) would be allocated a significantly larger portion of KW’s earnings and profits. However, a non-US holder will never be allocated earnings and profits in excess of the KW Cash Component it receives and would thus never be subject to the 30% deemed dividend tax in respect of an amount greater than the KW Cash Component it receives.

•	To the extent that the KW Cash Component is not treated as a deemed dividend on the basis described above, it may nonetheless be treated as gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme and subjected to US federal income tax if the non-US Holder owned (or was treated as owning) more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the deemed redemption and (ii) the non-US Holder’s holding period in such shares (a “5% Holder”). This tax would be payable on the graduating scale of US federal income tax rates (including, if applicable, reduced tax rates on long-term capital gains derived by certain non-corporate holders, including individuals) on the amounts deemed to be received after allowing for certain reductions in respect of tax basis. The Less than 80% Test will not avoid or mitigate this tax.

Any beneficial owners of Scheme Shares who are also holders of KW Shares and who wish to avoid the potential application of these rules should consult their tax advisers, including as to the desirability and tax consequences of disposing of some or all their Scheme Shares or KW Shares in the market prior to the Merger.

Any person (whether or not a holder of shares in KW or KWE) who is considering acquiring shares in KW or KWE prior to the Effective Date should consider whether to refrain from doing so if, as a result, it may become liable to additional US tax as a result of the requirements described above.

This summary is, of necessity, a simplification of numerous complex tax considerations. Beneficial owners of Scheme Shares and Scheme Shareholders should not rely on it as a comprehensive statement of the potential tax implications of their receipt of the KW Cash Component under the New Offer or the First KW Dividend and should in addition read and consider carefully the explanations in Part Seven (Taxation) of this document in full and seek independent tax advice on them.

Assistance

If you require assistance, including in connection with IRS Forms W-8 or W-9, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

PART ONE

LETTER FROM THE INDEPENDENT DIRECTORS OF KENNEDY WILSON EUROPE REAL

ESTATE PLC

KWE Independent Directors:	Registered office:
Charlotte Valeur	47 Esplanade
Mark McNicholas	St Helier
Simon Radford	Jersey
JE1 0BD

Registered number:
114680

13 September 2017

To KWE Shareholders

Dear Shareholder,

RECOMMENDED MERGER OF KENNEDY WILSON EUROPE REAL ESTATE PLC AND

KENNEDY-WILSON HOLDINGS, INC.

1.	Introduction

On 24 April 2017, KWE and KW published an announcement setting out the terms and conditions of a recommended offer by KW to acquire all of the outstanding shares of KWE (other than the Excluded Shares) in an all-share merger (the “Original Offer”).

On 13 June 2017, KWE and KW published a further announcement setting out the terms and conditions of an additional offer by KW to acquire all of the outstanding shares of KWE (other than the Excluded Shares) (the “New Offer”). As the New Offer comprises fewer New KW Shares for each Scheme Share than are available under the Original Offer, it is necessary, under the requirements of the Code, for KW to continue to make the Original Offer available in parallel to the New Offer.

It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement of KWE under Article 125 of the Jersey Companies Law (or by a Takeover Offer under certain circumstances described in this document and subject to the consent of the Panel), and KW will undertake to the Court to be bound by and comply with the Scheme.

This letter sets out the terms of the Merger and the Conditions which must be satisfied before the Merger can become effective, and explains the background to the Merger and the reasons for the recommendation of the Scheme and the New Offer by the KWE Independent Directors.

The vote by Scheme Shareholders to approve the Merger is separate from any Election the Scheme Shareholder may make under the Mix and Match Facility or to receive the Original Offer. A Scheme Shareholder will be able to receive different forms of consideration on the basis explained in this document, irrespective of how the Scheme Shareholder votes at the Scheme Court Meeting to approve the Scheme.

Details of the action which may be taken by KWE Shareholders are set out on pages 14 to 23 of this document, and the recommendations of the KWE Independent Directors appear in paragraph 24 of this Part One.

Although the planned date for the Scheme to become effective is 20 October 2017, KW and KWE have agreed to extend the Longstop Date to 30 November 2017 to allow time to deal with any unforeseen delay.

Further details of the terms of the Merger are set out in Part Two (Explanatory Statement) of this document.

2.	Terms of the New Offer

Under the terms of the Merger, which is subject to the Conditions and the other terms set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document, if the Scheme becomes effective, a Scheme Shareholder which does not submit a valid Election in the manner set out in this document will be entitled to receive:

In respect of each Scheme Share:	0.3854 New KW Shares (the “New KW Share Component”); and

300 pence in cash, paid by KW (the “KW Cash Component”); and

250 pence in cash, paid by KWE in the form of a special distribution pursuant to the Scheme (the “KWE Special Distribution”) (collectively, the “New Offer Consideration and Distribution”).

The KWE Special Distribution will be payable by KWE shortly after the Effective Date to Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution. It will be paid in addition to all other dividends payable by KWE, including the Closing Dividend, and dividends paid by KW referred to in this document.

KWE seeks to record its real estate assets in its accounts at their fair value as derived from half yearly valuations. As at 30 June 2017, the accounting value of KWE’s net assets, as recorded in its interim accounts for the six months ended 30 June 2017, was £1,567.9 million. If the maximum amount of £241.6 million potentially payable by KWE in respect of the KWE Special Distribution had been paid on 30 June 2017, KWE’s net asset value would have been approximately £1,326.3 million as at 30 June 2017.

The attention of beneficial owners of Scheme Shares and Scheme Shareholders is drawn to Part Seven (Taxation) of this document. The tax implications of the Merger will depend on the individual circumstances of each beneficial owner of Scheme Shares and Scheme Shareholders. Beneficial owners of Scheme Shares and Scheme Shareholders should consult their own tax advisers, including as to the tax consequences of disposing of their shares pursuant to the Scheme or in the market. Beneficial owners of Scheme Shares and Scheme Shareholders who believe that the tax consequences of the Scheme may be unattractive to them should seek independent professional advice on the courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme).

Based on the Closing Price of a KW Share of US$19.15 and the US$ / £ exchange rate of US$1.3209:£1, in each case at the Latest Practicable Date, the New Offer Consideration and Distribution valued each Scheme Share at approximately 1,109 pence and KWE’s entire issued share capital at approximately £1.40 billion. This represents:

•	a premium of approximately 13.3% to the Closing Price of 979 pence of one KWE Share on 21 April 2017 (the last Business Day before the commencement of the Offer Period);

•	a premium of approximately 15.5% to the volume weighted average price of 960 pence of one KWE Share for the three month period that ended on 21 April 2017 (the last Business Day before the commencement of the Offer Period); and

•	a discount of approximately 10.7% to KWE’s last reported Adjusted NAV of 1,241 pence of one KWE Share as at 30 June 2017.

Following the completion of the Merger, if all Scheme Shareholders received the New Offer Consideration and Distribution and no Scheme Shareholders received the Original Offer Consideration, former KWE Shareholders (other than KW and other holders of Excluded Shares) would own approximately 25% of the Combined Group and existing KW Shareholders would own approximately 75% of the Combined Group.

3.	Mix and Match Facility

Under the Mix and Match Facility, Scheme Shareholders (other than certain Overseas Shareholders) entitled to receive the New Offer Consideration and Distribution may elect to vary the proportions in which they receive the New KW Share Component and the KW Cash Component in respect of each Scheme Share held, subject to the availability of valid countervailing elections under the Mix and Match Facility by other Scheme Shareholders. The Mix and Match Facility will remain available until the Election Return Time, i.e. 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service). The Mix and Match Facility is not available in relation to the Original Offer.

The Mix and Match Facility will not change the aggregate number of New KW Shares issued by KW or the aggregate amount of the KW Cash Component paid by KW pursuant to the New Offer. To the extent that Mix and Match Elections for the New KW Share Component or the KW Cash Component cannot be satisfied in full due to an insufficiency of valid countervailing elections, they will be scaled down on a pro rata basis in accordance with Clause 6.7 and Clause 6.8 of the Scheme. As a result, Scheme Shareholders who make an Additional Share Election and/or an Additional Cash Election will not know the exact amount of the KW Cash Component or number of additional New KW Shares they are entitled to receive until settlement of the consideration under the Merger.

The Mix and Match Facility will not enable any Scheme Shareholder to vary the amount of the KWE Special Distribution receivable under the New Offer. It will also not enable any Scheme Shareholder to vary the amount of cash receivable in respect of the Closing Dividend, although a Mix and Match Election which results in a change in the number of New KW Shares received by a Scheme Shareholder will, as a consequence, alter the amount of dividends receivable from KW after the Effective Date and consequently alter the amount receivable in respect of the Closing Dividend, as explained more fully in paragraph 5 of Part 2 (Explanatory Statement).

A Mix and Match Election will be of no effect to the extent that it is made in respect of a Scheme Share for which a valid Original Offer Election has been received and not validly withdrawn.

Elections under the Mix and Match Facility may be made on the following basis:

for every 300 pence of the KW Cash Component		0.2069 of a New KW Share

OR

for every 0.3854 of a New KW Share		559 pence of the KW Cash Component.

SCHEME SHAREHOLDERS SHOULD NOTE THAT:

•	THE MIX AND MATCH RATIOS SPECIFIED ABOVE ARE BASED ON THE CLOSING PRICE OF A KW SHARE OF US$19.15 AND THE EXCHANGE RATE OF US$1.3209:£1, IN EACH CASE AS AT THE LATEST PRACTICABLE DATE.

•	THE CLOSING PRICES OF KW SHARES AND EXCHANGE RATES MAY FLUCTUATE BEFORE AND AFTER THE ELECTION RETURN TIME.

Further information about the Mix and Match Facility is provided in paragraph 3 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

The availability of the Mix and Match Facility to certain Overseas Shareholders may be restricted or prohibited by law. Further details are set out in paragraph 33 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

4.	Terms of the Original Offer

The Original Offer will be made available to Scheme Shareholders (other than certain Overseas Shareholders) on the terms and subject to the Conditions set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document. Each Scheme Shareholder validly electing for the Original Offer will be entitled to receive:

In respect of each Scheme Share:	0.667 New KW Shares.

Scheme Shareholders who elect to receive the Original Offer in respect of their entire holdings of Scheme Shares will not be entitled to receive the New KW Share Component, the KW Cash Component or the KWE Special Distribution available under the New Offer and will not be entitled to make any Election under the Mix and Match Facility. However, the dividend arrangements described in paragraph 5 of this Part One below, including the Closing Dividend, will still apply.

Based on the Closing Price of a KW Share of US$19.15 and the US$ / £ exchange rate of US$1.3209:£1, in each case at the Latest Practicable Date, the terms of the Original Offer valued each Scheme Share at approximately 967 pence and KWE’s entire issued share capital at approximately £1.22 billion. This represents:

•	a discount of approximately 1.2% to the Closing Price of 979 pence of one KWE Share on 21 April 2017 (the last Business Day before the commencement of the Offer Period);

•	a premium of approximately 0.7% to the volume weighted average price of 960 pence of one KWE Share for the three month period that ended on 21 April 2017 (the last Business Day before the commencement of the Offer Period); and

•	a discount of approximately 22.1% to KWE’s last reported Adjusted NAV of 1,241 pence of one KWE Share as at 30 June 2017.

If all Scheme Shareholders received the Original Offer Consideration and no Scheme Shareholders received the New Offer Consideration and Distribution, former KWE Shareholders (other than KW and other holders of Excluded Shares) would own approximately 36% of the Combined Group and existing KW Shareholders would own approximately 64% of the Combined Group.

The availability of the Original Offer Election to certain Overseas Shareholders may be restricted or prohibited by law. Further details are set out in paragraph 33 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

As at the Latest Practicable Date, the Original Offer valued each Scheme Share at 967 pence compared with 1,109 pence under the New Offer on the basis of the values, prices and exchange rates referred to above. As at the Latest Practicable Date, the value of the Original Offer on a pre-tax basis was therefore materially less than the value of the New Offer on a pre-tax basis. The KW Share price would need to rise from US$19.15 as at the Latest Practicable Date to US$25.82 (i.e. an increase of over approximately 34%) in order for the Original Offer to represent greater value than the New Offer on a pre-tax basis (assuming no Mix and Match Election and a US$ / £ exchange rate of US$1.3209:£1).

5.	Dividends

KW and KWE have the same quarterly dividend periods. KW and KWE have agreed arrangements under which each KWE Shareholder (including those who are not Scheme Shareholders) will receive the usual KWE quarterly dividends payable on their KWE Shares, subject to certain adjustments designed to avoid duplicated payments which would otherwise result from the First KW Dividend being paid in respect of a period which includes part of the Final KWE Dividend Period. These arrangements apply in the event that the Scheme becomes effective and the KWE Special Distribution is paid if, when and to the extent required under the Scheme with the result that the remaining arrangements under the Scheme also have effect.

The Final KWE Dividend will accrue in the usual way up to, but excluding, the Effective Date, on the basis that the full amount of the Final KWE Dividend payable to KWE Shareholders will be reduced to be the Pre-Effective Date Proportion of the full amount of the Final KWE Dividend (i.e. the amount of that dividend that accrues from and including the first day of the Final KWE Dividend Period to, but excluding, the Effective Date). As a result of this adjustment, the amount of the Final KWE Dividend of 12 pence per KWE Share will be reduced pro rata based on the number of days between (and including) the first day of the Final KWE Dividend Period up to (but excluding) the Effective Date (as a proportion of the full number of days in the Final KWE Dividend Period).

The amount of the Final KWE Dividend, as so adjusted, will be further reduced, in respect of each KWE Share which is a Scheme Share, by an amount equal to the pound sterling equivalent of the Pre-Effective Date Proportion of the First KW Dividend receivable on New KW Shares issued in exchange for such Scheme Share (i.e. the amount of the First KW Dividend that accrues from and including the first day of the Final KWE Dividend Period up to (but excluding) the Effective Date).

For some beneficial owners of KWE Shares and KWE Shareholders who are not US taxpayers, the First KW Dividend (as well as subsequent KW dividends) may be subject to US federal withholding tax at a rate of up to 30%, as explained below under “Taxation Information”. As a result, for those beneficial owners of KWE Shares and KWE Shareholders, the deduction made in respect of the gross amount of the First KW Dividend will reduce the net sum they receive in respect of the Closing Dividend to less than would have been received if those beneficial owners of KWE Shares and KWE Shareholders had received dividends only from KWE.

KWE dividends are payable in pounds sterling while KW dividends are payable in US Dollars. Accordingly, the extent to which the Pre-Effective Date Proportion of the First KW Dividend will reduce the Pre-Effective Date Proportion of the Final KWE Dividend will be determined by translating the US Dollar amount of the First KW Dividend into pounds sterling using the Applicable Translation Rate. The portion of the Final KWE Dividend payable after these adjustments is referred to as the “Adjusted Final KWE Dividend”. The Adjusted Final KWE Dividend will be rounded to the second decimal place.

Both the Adjusted Final KWE Dividend and the First KW Dividend are expected to be paid on the same day, being the First KW Dividend Payment Date (i.e. not later than 10 days after the end of the First KW Dividend Period).

Where, pursuant to the Scheme, a Scheme Shareholder reduces the number of New KW Shares to be received in respect of that Scheme Shareholder’s Scheme Shares (e.g. by choosing to receive the New Offer Consideration and Distribution in preference to the Original Offer or by electing for more cash under the Mix and Match Facility), the aggregate amount of the First KW Dividend receivable by that Scheme Shareholder for each Scheme Share will also correspondingly reduce (because the Scheme Shareholder will be receiving fewer New KW Shares). As a result, the amount by which the Adjusted Final KWE Dividend payable in respect of such Scheme Shares is reduced to take account of receipt of the First KW Dividend will also be correspondingly less (i.e. the amount of the Scheme Shareholder’s Adjusted Final KWE Dividend will be correspondingly larger).

The “Closing Dividend” will comprise the Adjusted Final KWE Dividend and the Penultimate KWE Dividend. The Closing Dividend will be payable by KWE on the First KW Dividend Payment Date (i.e. it will be payable on the same date as the First KW Dividend), which shall be not later than 10 days after the end of the First KW Dividend Period (i.e. not later than 10 January 2018 if, as expected, the Effective Date falls in 2017). The Closing Dividend will be paid to all KWE Shareholders who are on the Register at the Closing Dividend Record Time.

If the value of the US Dollar were to strengthen very considerably against the pound sterling and such strengthening, either alone or in combination with an increase in the number of New KW Shares received as a result of a valid Election in respect of the Mix and Match Facility or the Original Offer, were to result in the Pre-Effective Date Proportion of the First KW Dividend receivable by a Scheme Shareholder reducing the Adjusted Final KWE Dividend below zero, the deficit would be applied to reduce the Penultimate KWE Dividend, on the basis that the Pre-Effective Date Proportion of the Final KWE Dividend is added to the full amount of the Penultimate KWE Dividend to establish the full amount of the Closing Dividend. A similar outcome would result if the First KW Dividend were unexpectedly substantially greater than US$0.19 per KW Share. However, assuming dividends paid by KW in respect of the First KW Dividend Period do not exceed US$0.19 per KW Share, for a Scheme Shareholder who becomes entitled to receive the New Offer Consideration and Distribution but makes no Mix and Match Election, the Applicable Translation Rate would have to change from US$1.3209:£1 (the Applicable Translation Rate as at the Latest Practicable Date) to approximately US$0.60:£1 in order for the Adjusted Final KWE Dividend to be reduced to below zero and for the Penultimate KWE Dividend to be reduced in this way.

The amount of the Closing Dividend (i.e. the total of the Adjusted Final KWE Dividend and the Penultimate KWE Dividend) can never be reduced in this way to less than zero.

KWE Quarterly Dividends before the Penultimate KWE Dividend

In addition to the Closing Dividend, KW has agreed that KWE Shareholders will be entitled to receive any quarterly dividend declared and paid by KWE in amounts of up to £0.12 per KWE Share in aggregate in respect of any KWE Dividend Period expiring before the start of the Penultimate KWE Dividend Period. Accordingly, as announced on 27 June 2017 by KWE, on 31 August 2017, KWE paid KWE Shareholders who were on the Register on 18 August 2017 its usual quarterly dividend of £0.12 per KWE Share in respect of the KWE Dividend Period ended on 30 June 2017.

Taxation information relevant to dividends

The attention of beneficial owners of KWE Shares and KWE Shareholders is drawn to Part Seven (Taxation) of this document. Beneficial owners of KWE Shares and KWE Shareholders should note that distributions paid on KW Shares to a beneficial owner of KW Shares or a KW Shareholder (including a former beneficial owner of KWE Shares or KWE Shareholder who receives New KW Shares pursuant to the Merger) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable double tax treaty if the beneficial owner of KW Shares or KW Shareholder is entitled to claim and makes a valid claim under such treaty). Accordingly, the net amount received in aggregate by a beneficial owner of KWE Shares or KWE Shareholder as a result of the combination of (i) the Closing Dividend calculated in the manner set out in this document and (ii) the First KW Dividend may not be the same as if such beneficial owner of KWE Shares or KWE Shareholder had only received dividends from KWE in respect of the same aggregate period.

Beneficial owners of KWE Shares and KWE Shareholders who believe that they may prefer alternative tax treatments to those described in Part Seven (Taxation) should consider seeking independent professional advice on alternative courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme) in the event that KWE were to be treated as a partnership for US tax purposes.

6.	Fractional Entitlements

Fractions of New KW Shares will not be issued to Scheme Shareholders. Instead, Scheme Shareholders who would otherwise have received a fraction of a New KW Share will receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the highest and lowest sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the

Combined Group. For the purposes of determining fractional entitlements, each portion of a Scheme Shareholder’s holding recorded in the Register by reference to a separate designation at the Scheme Record Time, whether in certificated or uncertificated form, shall be treated as a separate holding. Fractional entitlements will be determined after allowing for the outcome of Mix and Match Elections and Original Offer Elections.

7.	Irrevocable Undertakings and Statements of Intent

7.1	KWE Shareholders

KW has received irrevocable undertakings to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) in respect of a total of 27,529,150 Scheme Shares, representing, in aggregate, approximately 28.6% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 21.8% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date.

KW has also received a letter of intent from the Värde Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept the Takeover Offer) in respect of a total of 5,452,722 Scheme Shares, representing, in aggregate, approximately 5.7% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 4.3% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date.

Details of these irrevocable undertakings and the letter of intent obtained by KW (including details of the circumstances in which the irrevocable undertakings will cease to be binding) are set out in paragraph 16 of Part Two (Explanatory Statement) and paragraph 4 of Part Eight (Additional Information) of this document.

7.2	KW Shareholders

Fairfax Financial Holdings Limited and Elkhorn Partners LP have indicated to KW that they intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 14.3% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

The KW Directors, as well as Mary L. Ricks, Matt Windisch and Justin Enbody (being all of the executive officers of KW who hold KW Shares) and In Ku Lee, also intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 17.1% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

Therefore, support from KW Shareholders to vote in favour of the KW Shareholder Resolution at the KW Special Meeting has been received by KW in respect of approximately 31.4% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

8.	Independent Valuation of KWE’s assets

For information regarding the independent valuation of KWE’s real estate assets by CBRE and Colliers in accordance with Rule 29 of the Code, please see Annex I (Valuation Reports) to this document.

9.	Background to and reasons for the recommendation of the Scheme and the New Offer by the KWE Independent Directors

Since its IPO in 2014, KWE’s strategy of unlocking value in under-resourced real estate through active portfolio management, asset re-positioning and rigorous capital management has yielded strong returns, generating growth in net asset value and a growing dividend.

The KWE Independent Directors believe that KWE’s balanced portfolio, strong cash flows and ample liquidity place the business on a strong foundation and, accordingly, the KWE Independent Directors continue to believe in the strong standalone prospects of KWE in the event that the Merger does not become effective.

The KWE Independent Directors note that based on the Closing Price of a KW Share of US$19.15 and the spot rate for conversion of US Dollar into pounds sterling of US$1.3209:£1, in each case as at the Latest Practicable Date, the terms of the New Offer implied a value as at the Latest Practicable Date representing 89.3% of KWE’s reported Adjusted NAV per KWE Share as at 30 June 2017 and a premium of 13.3% to the Closing Price of a KWE Share on 21 April 2017 (being the last Business Day prior to the Original Announcement).

The KWE Independent Directors have also taken note of the financial effects of the Merger on the capital and income position of Scheme Shareholders on a pre-tax basis, as summarised in the table in paragraph 21 of Part Two (Explanatory Statement).

The KW Share price would need to rise from US$19.15 as at the Latest Practicable Date to US$25.82 (i.e. an increase of over approximately 34%) in order for the Original Offer to represent greater value than the New Offer on a pre-tax basis (assuming no Mix and Match Election and a US$ / £ exchange rate of US$1.3209:£1).

The KWE Independent Directors also recognise that the Merger has the potential to deliver to those KWE Shareholders who receive New KW Shares pursuant to the Merger the following other advantages:

•	access to a diversified international platform with strong growth prospects;

•	the potential for future upside from investment in the Combined Group based on opportunistic investment policies of management across multiple geographies and asset classes;

•	greater diversification of the underlying asset base with exposure to KW’s existing asset portfolio; and

•	access to the same management expertise as currently in place at KWE with a proven track record of generating returns on investment.

In formulating their views in relation to the Merger and the terms of the New Offer and the Original Offer, the KWE Independent Directors have taken into account a number of other considerations, including the existing externally managed structure of KWE, the terms of the IMA, KWE’s shareholder base (including KW’s position as a 23.8% shareholder of KWE) and KWE’s existing capital structure, business plan and prospects, as well as the irrevocable undertakings referred to in paragraph 7 of this Part One.

Having regard to these and other relevant considerations (including the information published by KW in Part Fourteen (Profit Forecasts) of this document), the KWE Independent Directors are unanimously recommending Scheme Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and to choose to receive the New Offer Consideration and Distribution and are recommending all KWE Shareholders to vote in favour of the Special Resolution at the KWE General Meeting. They do not make any recommendation in relation to the Mix and Match Facility and are not recommending Scheme Shareholders to elect for the Original Offer as, at the Latest Practicable Date, it had a materially lower value in pound sterling terms than the New Offer based on the values, the Closing Price of a KW Share and the US$ / £ exchange rate applicable at the Latest Practicable Date.

10.	Strategic Plans, Management, Employees and Pension Schemes

10.1	KW Statement

The KW Directors believe that the Merger will create a leading global real estate investment and asset management company with enhanced scale, diversification, liquidity and access to capital.

The KW Board recognises that, in order to achieve the expected benefits of the Merger, operational and administrative restructuring may be required following completion of the Merger. The detailed steps for such restructuring (if any) are not yet known, but KW will aim to retain the best talent across the Combined Group and has confirmed that the existing contractual and statutory employment rights of all KW and KWE employees will be fully safeguarded. No decisions have yet been made by KW in relation to specific actions that may be taken, though KW does intend to terminate the IMA in due course following completion of the Merger.

KW continues its detailed review of the combined business to identify realisable cost synergies, but that review is on-going and will not be completed until after completion of the Merger. Until such review is complete, KW cannot be certain what impact there will be on the Combined Group’s business, KWE’s management, location of business or any redeployment of KWE’s fixed assets. However, given the close existing relationship between KW and KWE, the KW Board’s expectation is that the effects of any restructuring will not be material. KWE is an externally managed investment company with no pension schemes.

Following completion of the Merger, the Combined Group will continue to invest both in the US and globally and make investment decisions on the basis of risk-adjusted returns on capital. KW has confirmed that the Merger will not have any effect on its management, on the location of its business or (save as disclosed in this paragraph 10.1) on its employees.

10.2	Response from the KWE Independent Directors

The KWE Independent Directors note the statement made by KW that, in order to achieve the expected benefits of the Merger, operational and administrative changes may be required but that the detailed steps for any restructuring, other than the expected termination of the IMA in due course, are not yet known.

The KWE Independent Directors note in particular that KWE is an externally managed investment company and that, having regard to the close relationship between KW and KWE, the KW Board does not currently expect that the effects of any restructuring will be material. KWE does not have employees (other than hotel staff) and, as an externally managed company, has no offices of its own.

The KWE Independent Directors welcome the statements made by KW that the existing contractual and statutory employment rights of all KWE employees in its operating hotel assets will be fully safeguarded.

In view of the on-going review to be completed following the successful completion of the Merger, as described above, the KWE Independent Directors are unable to express a more detailed opinion on the impact of the Merger on KWE’s business.

11.	Conditions

11.1	The Merger will be subject to the Conditions set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document, including, among other things:

(1)	(i) approval of the Scheme at the Scheme Court Meeting (and at any separate class meeting which may be required), or any adjournment thereof, by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the Register at the Scheme Voting Record Time, and present and voting (either in person or by proxy) at the Scheme Court Meeting, representing three-quarters or more of the votes attached to Scheme Shares which are cast at the Scheme Court Meeting (or at the meeting of each class of Scheme Shareholders, as the case may be); and (ii) such Scheme Court Meeting being held on or before the later of (1) the 22nd day after the expected date of the Scheme Court Meeting set out in this document; and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed or, in each case, such later date (if any) as KW and KWE may agree (any such agreement would require the consent of the Court and the Panel);

(2)	(i) all resolutions required to approve and implement the Scheme as set out in the notice of the KWE General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority of KWE Shareholders at the KWE General Meeting or at any adjournment thereof; and (ii) the KWE General Meeting being held on or before the later of (1) the 22nd day after the expected date of the KWE General Meeting set out in this document; and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed or, in each case, such later date (if any) as KW and KWE may agree (any such agreement would require the consent of the Court and the Panel);

(3)	the sanction of the Scheme by the Court without modification, or with modification on terms acceptable to KW and KWE, and the delivery of the Court Order to the Registrar of Companies for registration;

(4)	the KW Shareholder Resolution being duly passed at the KW Special Meeting;

(5)	the NYSE having authorised the Listing upon official notice of issuance and not having withdrawn such authorisation; and

(6)	to the extent that a mandatory notification to the CCPC pursuant to section 18(1)(a) of the Irish Competition Act is required in respect of the Merger, the Merger having been notified to the CCPC and one of the following having occurred: (a) the CCPC having informed KW of its determination pursuant to either section 21(2)(a) or section 22(3)(a) of the Irish Competition Act that the Merger may be put into effect; (b) the CCPC having informed KW of its determination pursuant to section 22(3)(c) of the Irish Competition Act that the Merger may be put into effect subject to condition(s) specified by the CCPC being complied with; (c) the period specified in section 21(2) of the Irish Competition Act having lapsed without the CCPC having informed KW of its determination (if any) under section 21(2)(a) or (b) of the Irish Competition Act; or (d) where applicable, if 120 working days after the appropriate date (as defined by section 19(6) of the Irish Competition Act) have elapsed without the CCPC having informed KW of its determination (if any) under section 22 of the Irish Competition Act in relation to the Merger.

11.2	The New Offer was, when originally announced, subject to the additional Conditions set out in Section 3 of Part Three (Conditions and Certain Further Terms of the Scheme) of this document and below:

(1)	the KW Prospectus being (a) approved by the UK Listing Authority; and (b) made available to the public in accordance with the prospectus rules made by the Financial Conduct Authority under section 73A of the Financial Services and Markets Act 2000 relating to the offer of securities to the public and admission of securities to trading on a regulated market; and

(2)	to the extent required, the Jersey Financial Services Commission having consented to the circulation in Jersey of the offer of the New KW Shares pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended.

For the full wording of all of the Conditions, please see Part Three (Conditions and Certain Further Terms of the Scheme) of this document.

The conditions referred to in paragraphs 11.2(1), 11.2(2) and 11.1(6) above have been satisfied in accordance with their terms as at the date of this document.

11.3	Payment of the KWE Special Distribution is subject to such payment being permissible under the Jersey Companies Law at the time of its payment. Although this is not a condition of the Scheme becoming effective, the terms of the Scheme provide that if unanticipated circumstances arose which prevented payment of the KWE Special Distribution as, when and to the extent provided for under the Scheme, the transfer of Scheme Shares to KW, the delivery of the Original Offer Consideration and/or the delivery of the KW Share Component and the payment of the KW Cash Component under the New Offer, as well as the arrangements relating to the Closing Dividend, would not be implemented.

12.	KW Shareholder Approval

KW is required to obtain the approval of its shareholders for the issue of the New KW Shares in connection with the Merger at the KW Special Meeting.

The Merger is conditional on, among other matters described in paragraph 11 of this Part One and in Part Three (Conditions and Certain Further Terms of the Scheme), the KW Shareholder Resolution being passed by a majority of the votes cast at the KW Special Meeting (or an adjournment thereof).

KW will make the KW Proxy Statement available to KW Shareholders on or about the date of this document, which will include a notice convening the KW Special Meeting at 9.00 a.m. (Pacific Daylight Time) on 12 October 2017.

The dissemination and content of the KW Proxy Statement are the responsibility solely of the KW Directors. See also “Important Notice” on pages 4 to 9 of this document.

For the avoidance of doubt, none of the KWE Independent Directors, and neither Rothschild nor J.P. Morgan Cazenove expresses any views as to the advantages or disadvantages of any aspects of the Merger as far as KW Shareholders are concerned.

13.	New KW Shares

The New KW Shares to be issued in connection with the Merger will be issued credited as fully paid and free from all Encumbrances, will rank pari passu in all respects with the existing issued KW Shares and will carry the right to receive all dividends and other distributions declared, paid or made by KW on or after the Effective Date or by reference to a record date on or after the Effective Date (in each case whether or not wholly or partly in respect of a period which precedes the Effective Date).

Application will be made to the NYSE for the New KW Shares to be admitted to listing and trading on the NYSE. Authorisation of the Listing by the NYSE is a Condition to the Scheme becoming effective and if such authorisation is not provided or is withdrawn, the Scheme shall not become effective. It is anticipated that the listing of the New KW Shares will become effective and that trading in New KW Shares will commence on the Effective Date. The New KW Shares will be denominated in US Dollars and, when admitted to trading on the NYSE, will be registered with the ISIN US 4893981070 and ticker symbol “KW”.

The price at which KW Shares are publicly traded on the NYSE is subject to fluctuations and may be influenced by a large number of factors. These factors could be specific to KW and its operations or may affect the industry generally. The price at which New KW Shares are publicly traded on the NYSE at the Effective Date and the price which KW Shareholders may subsequently realise for their New KW Shares cannot be predicted.

The KW Prospectus summarises certain risk factors relating to the Merger in respect of the receipt of the New KW Shares. Copies of the KW Prospectus and this document will be available to view online, as set out in paragraph 17.2 of Part Eight (Additional Information) of this document. The publication and content of the KW Prospectus are the responsibility solely of the KW Directors. See also “Important Notice” on pages 4 to 9 of this document.

Further details of the rights attaching to the New KW Shares are set out in Part Ten (Description of KW Shares) of this document.

14.	The KWE Independent Directors and the effect of the Scheme on their interests

Except as referred to in paragraph 14 of Part Two (Explanatory Statement) of this document, the effect of the Scheme on the interests of each KWE Independent Director does not differ from its effect on the like interests of any other Scheme Shareholder. Your attention is drawn to paragraph 14 of Part Two (Explanatory Statement) of this document, which sets out details of the KWE Independent Directors and the effect of the Scheme on their interests.

15.	Confidentiality Agreement

KW, the Manager and KWE entered into the Confidentiality Agreement on 23 March 2017 pursuant to which the parties have undertaken, among other things, to (a) keep confidential all confidential information relating to the Merger and the other parties and not to disclose it to third parties (other than to certain permitted recipients) unless such disclosure is permitted pursuant to the Confidentiality Agreement; and (b) use the confidential information for the sole purpose of considering, facilitating or advising on, or seeking advice in relation to, the Merger.

Under the Confidentiality Agreement, KW and the Manager undertook to KWE to instruct the Ring Fenced Employees promptly to supply to the KWE Independent Directors all information belonging to KWE requested by any KWE Independent Director and to instruct them to ensure that such information was, when supplied, complete, accurate and not misleading.

KW also agreed that, other than KWE Shares acquired pursuant to the IMA, neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the KWE Independent Directors. Further details of the Confidentiality Agreement are contained in paragraph 30(a) of Part Two (Explanatory Statement) of this document. The Confidentiality Agreement can also be reviewed on KWE’s website at www.kennedywilson.eu and on KW’s website at ir.kennedywilson.com.

16.	Separate Manager’s Powers Agreement

KWE and the Manager entered into the Separate Manager’s Powers Agreement on 10 April 2017 pursuant to which the Manager has agreed that during a specified period, it will make all arrangements requested by the Independent Directors of KWE to allow certain individuals to make payments out of KWE bank accounts. The Manager has also agreed that, during the specified period, it will not take certain actions without the prior written approval of the Independent Directors of KWE. Further details of the Separate Manager’s Powers Agreement are contained in paragraph 30(b) of Part Two (Explanatory Statement) of this document. The Separate Manager’s Powers Agreement can also be reviewed on KWE’s website at www.kennedywilson.eu and on KW’s website at ir.kennedywilson.com.

17.	Transaction Agreement

KW and KWE entered into the Transaction Agreement on 24 April 2017 in relation to certain mutual commitments to regulate the basis on which they are willing to implement the Merger. Further details of the Transaction Agreement are contained in paragraph 30(c) of Part Two (Explanatory Statement) of this document. The Transaction Agreement can also be reviewed on KWE’s website at www.kennedywilson.eu and on KW’s website at ir.kennedywilson.com.

18.	Indemnity Agreement and KWE Independent Directors’ Additional Remuneration Agreements

KW and KWE entered into the Indemnity Agreement on 23 June 2017 pursuant to which KW and the Manager, subject to certain exceptions and limitations, will hold harmless and indemnify KWE and the KWE Independent Directors for liability arising from inaccuracies, deficiencies and omissions relating to certain KWE information communicated externally or filed with a regulatory body. The Indemnity Agreement further provides that the Manager will, when requested, promptly furnish the KWE Independent Directors with KWE information relating to KWE’s financial condition and use reasonable efforts to ensure such information is accurate and not misleading.

Pursuant to the terms of the KWE Independent Directors’ Additional Remuneration Agreements, KWE agreed to pay each KWE Independent Director extra remuneration for any services rendered in his or her capacity as a KWE Director in relation to the Merger.

Further details of the Indemnity Agreement and the additional remuneration agreements are contained in paragraph 30(d) of Part Two (Explanatory Statement) and paragraph 12 of Part Eight (Additional Information) of this document, respectively. The Indemnity Agreement and the additional remuneration agreements can also be reviewed on KWE’s website at www.kennedywilson.eu and on KW’s website at ir.kennedywilson.com.

19.	Taxation

Your attention is drawn to Part Seven (Taxation) of this document, which contains a summary of certain aspects of the Jersey, UK and US tax treatment of the Merger. That summary relates only to the position of certain categories of beneficial owners of Scheme Shares and Scheme Shareholders (as explained further in Part Seven (Taxation) of this document), does not constitute tax advice and does not purport to be a complete analysis of all potential Jersey, UK or US tax consequences of the Merger.

If KWE were to elect to be treated as a partnership for US tax purposes at or before the time at which KW acquires the Scheme Shares pursuant to the Scheme, beneficial owners of Scheme Shares and Scheme Shareholders who are US Holders and who have made a “qualified electing fund” (“QEF”) election (a “QEF election”) with respect to their Scheme Shares may incur additional US tax liabilities in connection with the Scheme. Such beneficial owners of Scheme Shares and Scheme Shareholders may also incur other tax liabilities if this occurs after that time. KW undertakes for the benefit of all beneficial owners of Scheme Shares and Scheme Shareholders that it will not take any step, and will procure that none of its Affiliates will take any step, calculated to cause KWE to be treated as a partnership for US tax purposes effective on or prior to the date on which it acquires the Scheme Shares pursuant to the Scheme, except with the prior written consent of the KWE Independent Directors. The KWE Independent Directors will not give their consent to this unless, seven (7) days prior to the Scheme Court Meeting, they have announced their intention to do so through a Regulatory Information Service and unless KW undertakes not to take, and to prevent its Affiliates from taking, any such step until after the Court agrees to sanction the Scheme on the basis that this will occur.

Any US Holder (as defined in Part Seven (Taxation) of this document) who has made, or is considering making, a QEF election with respect to his or her Scheme Shares or which is a tax-exempt organisation, or a non-US Holder which is an entity controlled by a foreign government under the US federal income tax laws should note, in particular, the matters discussed in paragraphs 2.1(3), 2.1(4) and 2.2(3) of Part Seven (Taxation) of this document.

Beneficial owners of KWE Shares and KWE Shareholders who believe that they may prefer alternative tax treatments to those described in Part Seven (Taxation) should consider seeking independent professional advice on alternative courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme) in the event that KWE were to be treated as a partnership for US tax purposes.

The payment of the KW Cash Component, the KWE Special Distribution and/or any other amount (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer to Scheme Shareholders entitled to the New Offer may be subject to US federal backup withholding (currently, at a rate of 28%). An explanation of this backup withholding is given in paragraphs 2.1(6) and 2.2(5) of Part Seven (Taxation) of this document.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-8 or IRS Forms W-9 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-9 or, as applicable, IRS Forms W-8 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed IRS Forms W-9 or applicable IRS Forms W-8, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of IRS Form W-9 and applicable IRS Form W-8 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 OR TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 OR IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 OR IRS FORM W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 OR IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-9 OR, IF APPLICABLE, IRS FORMS W-8 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

The various versions of IRS Forms W-8 and W-9 for use by different categories of taxpayer are generally as follows:

•	W-9 for use by beneficial owners of Scheme Shares which are “United States persons”;

•	W-8BEN for use by individual beneficial owners of Scheme Shares that are not “United States persons”;

•	W-8BEN-E for use by corporate and certain other non-individual beneficial owners of Scheme Shares that are not “United States persons”; and

•	W-8IMY for use by non-US intermediaries and non-US partnerships (or entities treated as partnerships for US federal income tax purposes).

Beneficial owners of Scheme Shares and Scheme Shareholders should also review the discussion of US federal backup withholding in Part Seven (Taxation) of this document and consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. Form W-9 or applicable Form W-8) and any supporting documentation to be provided to avoid potential US federal backup withholding.

In addition to the backup withholding regime, there are special rules regarding US taxation in relation to the KW Cash Component of the New Offer. For a more complete explanation of these, beneficial owners of KWE Shares and KWE Shareholders should carefully review Part Seven (Taxation) of this document and seek advice from their tax advisers.

In overview, these rules could, in certain circumstances, cause non-US Holders of Scheme Shares to be subject to US federal income tax in respect of the KW Cash Component despite the fact that KW pays the KW Cash Component without deduction or withholding of US federal income tax. In general, these rules could only apply if beneficial owners of Scheme Shares that own at least 50% of KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme come to own at least 50% of KW immediately after such time, in each case taking into account constructive ownership rules.

In that case, all or a portion of the cash received by a non-US Holder in respect of the KW Cash Component could be subject to US tax on deemed dividends by KW or treated as a gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme.

•	Any such deemed dividend would be treated as paid by KW to the extent of its 2017 “earnings and profits” for US federal income tax purposes. This tax would not exceed 30% of the lesser of (a) the KW Cash Component received by the relevant non-US Holder and (b) the non-US Holder’s attributable proportion of such earnings and profits (and may, in appropriate cases, be eligible for a reduced rate of US income taxation under an applicable tax treaty). Any earnings and profits of KW would be allocated ratably among actual and deemed dividends paid by KW in 2017. KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profits (for US federal income tax purposes) for the financial year ending 31 December 2017.

•	In addition, even if, contrary to KW’s stated expectation, KW were to have a material amount of earnings and profits for US federal income tax purposes for the financial year ending 31 December 2017, any non-US Holder whose percentage interest (taking into account the constructive ownership rules described below) in all of the outstanding KW Shares immediately after the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme (including, but not limited to, New KW Shares acquired pursuant to the Scheme, as well as any KW Shares otherwise acquired in connection therewith) is less than 80% of such non-US Holder’s relative interest in KWE Shares immediately prior to such time (the “Less Than 80% Test”) will not be treated as receiving a deemed dividend (and will thus not be subject to the 30% deemed dividend tax referred to above on any portion of the KW Cash Component received pursuant to the Scheme).

For example, a non-US Holder that held a 5% interest in KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme could not be subject to the 30% deemed dividend tax unless such non-US Holder holds a 4% or greater interest in KW Shares immediately after such time. Accordingly, the 30% deemed dividend tax would not apply to any non-US Holder who does not actually or constructively hold any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme, but who only acquires KW Shares pursuant to the Scheme. Under constructive ownership rules, a non-US Holder generally will be treated as owning stock owned by certain related persons (such as an individual’s spouse, children, grandchildren and parents), as well as, in certain circumstances, such holder’s allocable share of stock held by any corporation (such as KWE shares owned by KW immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme) or any partnership, estate or trust, in each case, in which the non-US Holder or its relatives hold an interest. In addition, a non-US Holder which actually or constructively holds an option to purchase stock, is treated as owning the underlying stock.

A non-US Holder will not be subject to this form of 30% deemed dividend tax as a result of choosing to receive the consideration available under the New Offer or as a result of making any Additional Share Elections under the Mix and Match Facility if that non-US Holder does not own, actually or constructively, any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme. Accordingly, non-US Holders of Scheme Shares may wish to consider whether to avoid (or limit) any further acquisitions of KW Shares prior to such time. Those non-US Holders who already own KW Shares may also wish to avoid (or limit) any Additional Share Elections under the Mix and Match Facility, which could jeopardise their ability to satisfy the Less Than 80% Test, or to consider disposing of some or all of their KW Shares, or to reduce the KW Shares they will receive under the Scheme by reducing their holdings of KWE Shares in time, in either case insofar as that would remove or mitigate their potential liability to this form of deemed dividend taxation.

Assuming that a substantial number of beneficial owners of Scheme Shares satisfy the Less Than 80% Test and thus are not treated as if they had received deemed dividends, the remaining recipients of the KW Cash Component payable to non-US Holders (i.e. those which do not satisfy the Less Than 80% Test) would be allocated a significantly larger portion of KW’s earnings and profits. However, a non-US holder will never be allocated earnings and profits in excess of the KW Cash Component it receives and would thus never be subject to the 30% deemed dividend tax in respect of an amount greater than the KW Cash Component it receives.

•	To the extent that the KW Cash Component is not treated as a deemed dividend on the basis described above, it may nonetheless be treated as gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme and subjected to US federal income tax if the non-US Holder owned (or was treated as owning) more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the deemed redemption and (ii) the non-US Holder’s holding period in such shares (a “5% Holder”). This tax would be payable on the graduating scale of US federal income tax rates (including, if applicable, reduced tax rates on long-term capital gains derived by certain non-corporate holders, including individuals) on the amounts deemed to be received after allowing for certain reductions in respect of tax basis. The Less than 80% Test will not avoid or mitigate this tax.

Any beneficial owners of Scheme Shares who are also holders of KW Shares and who wish to avoid the potential application of these rules should consult their tax advisers, including as to the desirability and tax consequences of disposing of some or all their Scheme Shares or KW Shares in the market prior to the Merger.

Any person (whether or not a holder of shares in KW or KWE) who is considering acquiring shares in KW or KWE prior to the Effective Date should consider whether to refrain from doing so if, as a result, it may become liable to additional US tax as a result of the requirements described above.

This summary is, of necessity, a simplification of numerous complex tax considerations. Beneficial owners of Scheme Shares and Scheme Shareholders should not rely on it as a comprehensive statement of the potential tax implications of their receipt of the KW Cash Component under the New Offer or the First KW Dividend and should in addition read and consider carefully the explanations in Part Seven (Taxation) of this document in full and seek independent tax advice on them.

20.	Overseas Shareholders

Persons resident in, or citizens or nationals of, or otherwise subject to the law of, jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands and the Cayman Islands should refer to paragraph 33 of Part Two (Explanatory Statement) of this document.

21.	Action to be taken

Your attention is drawn to the sections entitled “Important Notice about Voting on the Merger” commencing on page 12 of this document and “Action to be Taken” commencing on page 14 of this document.

The Scheme Court Sanction Hearing is scheduled to be held at 10.00 a.m. on 18 October 2017 at the Royal Court of Jersey, Royal Court Building, Royal Square, St Helier, JE1 1BA, Jersey, Channel Islands. Scheme Shareholders are entitled to attend and be heard at the Scheme Court Sanction Hearing.

22.	Further information

You should ensure that you read the remainder of this document, including the explanatory statement from Rothschild and J.P. Morgan Cazenove contained in Part Two (Explanatory Statement) of this document. Please note that the information contained in the explanatory statement is in summary form only and reading the explanatory statement is not a substitute for reading the remainder of this document.

The KW Prospectus contains a description of KW, its business, strategy, financial condition and results of operations. KW draws the attention of KWE Shareholders to the risk factors described in Part 2 “Risk Factors” of the KW Prospectus. The materialisation of one or more of the risks described in the KW Prospectus may have a material adverse effect on KW’s activities, assets, financial position, results or prospects, as well as on the market price of KW Shares.

The KW Prospectus (the publication and content of which are the responsibility solely of the KW Directors) may be accessed free of charge at KW’s website at ir.kennedywilson.com (subject to any restrictions relating to persons with a registered address in or who are a citizen, resident or national of certain jurisdictions). See also the “Important Notice about Voting on the Merger” on pages 12 to 13 of this document.

23.	KW Officers and Employees

As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

24.	Recommendation

The KWE Independent Directors, who have been so advised by Rothschild and J.P. Morgan Cazenove as to the financial terms of the Original Offer and the New Offer, consider the terms of the New Offer to be fair and reasonable. In providing advice to the KWE Independent Directors, Rothschild and J.P. Morgan Cazenove have taken into account the commercial assessments of the KWE Independent Directors.

Accordingly, the KWE Independent Directors unanimously recommend Scheme Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and to choose to receive the New Offer Consideration and Distribution in the manner explained in this document and also recommend all KWE Shareholders to vote in favour of the Special Resolution at the KWE General Meeting but do not recommend them to elect to receive the Original Offer Consideration and also make no recommendation in relation to the Mix and Match Facility.

Simon Radford, the only KWE Independent Director who holds any KWE Shares, has irrevocably undertaken to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting, and in favour of the Special Resolution at the KWE General Meeting, in respect of his own beneficial holding of 12,500 Scheme Shares representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date (further details of this irrevocable undertaking are contained in paragraph 16 of Part Two (Explanatory Statement) of this document).

For the avoidance of doubt, none of the KWE Independent Directors and neither Rothschild nor J.P. Morgan Cazenove expresses any view as to the advantages or disadvantages of any aspects of the Scheme as far as KW Shareholders are concerned.

Yours faithfully,

Charlotte Valeur

Chair and KWE Independent Non-Executive Director

Mark McNicholas

KWE Independent Non-Executive Director

Simon Radford

KWE Independent Non-Executive Director

PART TWO

EXPLANATORY STATEMENT

(in compliance with Article 126 of the Jersey Companies Law)

N.M. Rothschild and Sons Limited

New Court

St Swithin’s Lane, London, EC4N 8AL

and

J.P. Morgan Limited

25 Bank Street

Canary Wharf

London

E14 5JP

13 September 2017

To KWE Shareholders

Dear Shareholder,

RECOMMENDED MERGER OF KENNEDY WILSON EUROPE REAL ESTATE PLC AND

KENNEDY-WILSON HOLDINGS, INC.

1.	Introduction

On 24 April 2017, KWE and KW published an announcement setting out the terms and conditions of a recommended offer by KW to acquire all of the outstanding shares of KWE (other than the Excluded Shares) in an all-share merger (the “Original Offer”).

On 13 June 2017, KWE and KW published a further announcement setting out the terms and conditions of an additional offer by KW to acquire all of the outstanding shares of KWE (other than the Excluded Shares) (the “New Offer”). As the New Offer comprises fewer New KW Shares for each Scheme Share than are available under the Original Offer, it is necessary, under the requirements of the Code, for KW to continue to make the Original Offer available in parallel to the New Offer.

It is intended that the Merger will be effected by means of a Court-sanctioned scheme of arrangement of KWE under Article 125 of the Jersey Companies Law (or by a Takeover Offer under certain circumstances described in this document and subject to the consent of the Panel), and KW will undertake to the Court to be bound by and comply with the Scheme.

Your attention is drawn to the letter from the KWE Independent Directors set out in Part One (Letter from the Independent Directors of Kennedy Wilson Europe Real Estate Plc) of this document. That letter contains, among other things, information on the background to and reasons for the recommendation by the KWE Independent Directors to Scheme Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and to choose to receive the New Offer Consideration and Distribution and their recommendation to KWE Shareholders to vote in favour of the Special Resolution at the KWE General Meeting.

For the Scheme to become effective it will require the approval at the Scheme Court Meeting (and at any separate class meeting which may be required), or any adjournment thereof, by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the Register at the Voting Record Time, and present and voting (either in person or by proxy) at the Scheme Court Meeting, representing three-quarters or more of the votes attached to Scheme Shares which are cast at the Scheme Court Meeting (or at the meeting of each class of Scheme Shareholders, as the case may be).

Implementation of the Scheme will also require the approval of the Special Resolution as set out in the notice of the KWE General Meeting in Part Thirteen (Notice of KWE General Meeting) of this document by a majority of not less than two-thirds of votes cast by KWE Shareholders present and voting (and entitled to vote) in accordance with the KWE Articles, either in person or by proxy (including holders of Excluded Shares), at the KWE General Meeting.

As at the Latest Practicable Date, KW and its subsidiaries held approximately 23.8% of the issued ordinary shares of KWE. Any KWE Shares held by or on behalf of any member of the KW Group (including, for the avoidance of doubt, any KWE Shares held by or on behalf of the Manager) will be Excluded Shares (i.e. not subject to the Scheme) and no member of the KW Group (including the Manager), or its nominee, is entitled to vote at the Scheme Court Meeting in respect of the Excluded Shares held by it.

The 23.8% of KWE Shares held by KW and/or its subsidiary undertakings as at the Latest Practicable Date included 532,230 KWE Shares held for the purpose of satisfying RSUs which will vest in connection with the Merger. It is intended that these RSUs will vest in consequence of the Merger after the KWE General Meeting but before the Scheme Record Time and that the 532,230 KWE Shares underlying these RSUs (less a certain number of KWE Shares withheld by KW to satisfy tax withholding obligations in accordance with the terms of the underlying award agreements) will be transferred to RSU holders (in accordance with the terms of the underlying award agreements) before the Scheme Record Time, i.e. in time for the relevant KWE Shares to become Scheme Shares and to be acquired by KW pursuant to the Scheme. However, irrespective of whether RSU holders or KW or any of its subsidiaries are holders of record of any KWE Shares to which these arrangements apply at any time when votes may be cast or proxies appointed for the Scheme Court Meeting, KW has undertaken to KWE to take all reasonable steps to procure that no proxies are appointed and no votes are cast at the Scheme Court Meeting in respect of any such underlying KWE Shares. However, votes attached to these underlying KWE Shares may be freely cast at the KWE General Meeting and Elections in respect of the underlying KWE Shares may be made prior to the Election Return Time.

As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

Under the Confidentiality Agreement, KW has also agreed that, other than KWE Shares acquired pursuant to the IMA, neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the KWE Independent Directors. Please see paragraph 30(a) of this Part Two for more details.

We have been authorised by the KWE Independent Directors to write to you to explain the terms of the Merger and to provide you with other relevant information.

The terms of the Scheme are set out in full in Part Four (The Scheme of Arrangement) of this document. Your attention is also drawn to the further information contained in this document which forms part of this explanatory statement.

The Merger is subject to the Conditions being satisfied or (to the extent capable of waiver) waived and to the further terms set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document.

Although the planned date for the Scheme to become effective is 20 October 2017, KW and KWE have agreed to extend the Longstop Date to 30 November 2017 to allow time to deal with any unforeseen delay.

Scheme Shareholders should read the whole of this document before deciding whether or not to vote in favour of the Scheme at the Scheme Court Meeting and whether or not to vote in favour of the Special Resolution at the KWE General Meeting.

2.	Terms of the New Offer

Under the terms of the Merger, which is subject to the Conditions and the other terms set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document, if the Scheme becomes effective, a Scheme Shareholder which does not submit a valid Election in the manner set out in this document will be entitled to receive:

In respect of each Scheme Share:	0.3854 New KW Shares (the “New KW Share Component”); and

300 pence in cash, paid by KW (the “KW Cash Component”); and

250 pence in cash, paid by KWE in the form of a special distribution pursuant to the Scheme (the “KWE Special Distribution”) (collectively, the “New Offer Consideration and Distribution”).

The KWE Special Distribution will be payable by KWE shortly after the Effective Date to Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution. It will be paid in addition to all other dividends payable by KWE, including the Closing Dividend, and dividends paid by KW referred to in this document.

KWE seeks to record its real estate assets in its accounts at their fair value as derived from half yearly valuations. As at 30 June 2017, the accounting value of KWE’s net assets, as recorded in its interim accounts for the six months ended 30 June 2017, was £1,567.9 million. If the maximum amount of £241.6 million potentially payable by KWE in respect of the KWE Special Distribution had been paid on 30 June 2017, KWE’s net asset value would have been approximately £1,326.3 million as at 30 June 2017.

The attention of beneficial owners of Scheme Shares and Scheme Shareholders is drawn to Part Seven (Taxation) of this document. The tax implications of the Merger will depend on the individual circumstances of each beneficial owner of Scheme Shares and Scheme Shareholders. Beneficial owners of Scheme Shares and Scheme Shareholders should consult their own tax advisers, including as to the tax consequences of disposing of their shares pursuant to the Scheme or in the market. Beneficial owners of Scheme Shares and Scheme Shareholders who believe that the tax consequences of the Scheme may be unattractive to them should seek independent professional advice on the courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme).

Based on the Closing Price of a KW Share of US$19.15 and the US$ / £ exchange rate of US$1.3209:£1, in each case at the Latest Practicable Date, the New Offer Consideration and Distribution valued each Scheme Share at approximately 1,109 pence and KWE’s entire issued share capital at approximately £1.40 billion. This represents:

•	a premium of approximately 13.3% to the Closing Price of 979 pence of one KWE Share on 21 April 2017 (the last Business Day before the commencement of the Offer Period);

•	a premium of approximately 15.5% to the volume weighted average price of 960 pence of one KWE Share for the three month period that ended on 21 April 2017 (the last Business Day before the commencement of the Offer Period); and

•	a discount of approximately 10.7% to KWE’s last reported Adjusted NAV of 1,241 pence of one KWE Share as at 30 June 2017.

Following the completion of the Merger, if all Scheme Shareholders received the New Offer Consideration and Distribution and no Scheme Shareholders received the Original Offer Consideration, former KWE Shareholders (other than KW and other holders of Excluded Shares) would own approximately 25% of the Combined Group and existing KW Shareholders would own approximately 75% of the Combined Group.

3.	Mix and Match Facility

Under the Mix and Match Facility, Scheme Shareholders (other than certain Overseas Shareholders) entitled to receive the New Offer Consideration and Distribution may elect to vary the proportions in which they receive the New KW Share Component and the KW Cash Component in respect of each Scheme Share held, subject to the availability of valid countervailing elections under the Mix and Match Facility by other Scheme Shareholders. The Mix and Match Facility will remain available until the Election Return Time, i.e. 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service). The Mix and Match Facility is not available in relation to the Original Offer.

The Mix and Match Facility will not change the aggregate number of New KW Shares issued by KW or the aggregate amount of the KW Cash Component paid by KW pursuant to the New Offer. To the extent that Mix and Match Elections for the New KW Share Component or the KW Cash Component cannot be satisfied in full due to an insufficiency of valid countervailing elections, they will be scaled down on a pro rata basis in accordance with Clause 6.7 and Clause 6.8 of the Scheme. As a result, Scheme Shareholders who make an Additional Share Election and/or an Additional Cash Election will not know the exact amount of the KW Cash Component or additional number of New KW Shares they are entitled to receive until settlement of the consideration under the Merger.

The Mix and Match Facility will not enable any Scheme Shareholder to vary the amount of the KWE Special Distribution receivable under the New Offer. It will also not enable any Scheme Shareholder to vary the amount of cash receivable in respect of the Closing Dividend, although a Mix and Match Election which results in a change in the number of New KW Shares received by a Scheme Shareholder will, as a consequence, alter the amount of dividends receivable from KW after the Effective Date and consequently alter the amount receivable in respect of the Closing Dividend, as explained more fully in paragraph 5 of this Part Two.

A Mix and Match Election will be of no effect to the extent that it is made in respect of a Scheme Share for which a valid Original Offer Election has been received and not validly withdrawn.

A Scheme Shareholder’s entitlement to receive additional cash or shares under the Mix and Match Facility will depend on valid countervailing Mix and Match Elections being made by other Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution.

A Mix and Match Election may only be made in respect of a whole number of Scheme Shares.

Elections under the Mix and Match Facility may be made on the following basis:

for every 300 pence of the KW Cash Component		0.2069 of a New KW Share

OR

for every 0.3854 of a New KW Share		559 pence of the KW Cash Component.

SCHEME SHAREHOLDERS SHOULD NOTE THAT:

•	THE MIX AND MATCH RATIOS SPECIFIED ABOVE ARE BASED ON THE CLOSING PRICE OF A KW SHARE OF US$19.15 AND THE EXCHANGE RATE OF US$1.3209:£1, IN EACH CASE AS AT THE LATEST PRACTICABLE DATE.

•	THE CLOSING PRICES OF KW SHARES AND EXCHANGE RATES MAY FLUCTUATE BEFORE AND AFTER THE ELECTION RETURN TIME.

If following a Mix and Match Election a Scheme Shareholder would be due to receive a fraction of a New KW Share, paragraph 8 of this Part Two will apply and such Scheme Shareholder will be entitled to receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the highest and lowest sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group. Fractional entitlements will be determined after allowing for the outcome of Mix and Match Elections and Original Offer Elections.

The table below shows, for illustrative purposes only, the possible outcomes for a Scheme Shareholder who holds one Scheme Share and, pursuant to the Mix and Match Facility, makes: (i) a valid Additional Cash Election; (ii) a valid Additional Share Election; or (iii) does not make (or is deemed not to have made) a valid Mix and Match Election. The table also assumes that the Closing Price of a KW Share is US$19.15 and a US$ / £ exchange rate of US$1.3209:£1 (which equate to those values as at the Latest Practicable Date):

Election	KW Cash Component (pence)(1)	New KW Shares(1)	KWE Special Distribution (pence)
Additional Cash Election	859	—	250
Additional Share Election	—	0.5923	250
No Election	300	0.3854	250

Note:

(1)	Figures shown in this table are rounded for illustration purposes, and do not take into account the effect of the provisions regarding fractional entitlements set out in this Part Two. Actual amounts may vary.

An announcement will be made as soon as reasonably practicable after the Effective Date concerning the extent to which Mix and Match Elections will be satisfied.

A Scheme Shareholder who is entitled to receive the New Offer Consideration and Distribution and who makes a valid Additional Cash Election under the Mix and Match Facility in respect of all that Scheme Shareholder’s Scheme Shares may nonetheless receive some New KW Shares as consideration under the Merger if the Additional Cash Elections exceed valid countervailing Additional Share Elections. A Scheme Shareholder who is entitled to receive the New Offer Consideration and Distribution and who makes a valid Additional Share Election in respect of all of the Scheme Shareholder’s Scheme Shares may still receive some of the KW Cash Component as consideration under the Merger if the Additional Share Elections exceed valid countervailing Additional Cash Elections.

The Mix and Match Facility will not affect the entitlements of those Scheme Shareholders who do not make a valid Mix and Match Election under the New Offer or who elect to receive the Original Offer Consideration in respect of their entire holdings of Scheme Shares.

Further details on how and when a Scheme Shareholder can make a Mix and Match Election are set out in Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

A Mix and Match Election will be of no effect to the extent that it is submitted in respect of a Scheme Share for which a valid Original Offer Election has been received and not validly withdrawn.

The availability of the Mix and Match Facility to certain Overseas Shareholders may be restricted or prohibited by law. Overseas Shareholders should read paragraph 33 of this Part Two and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document in relation to their ability to make a Mix and Match Election.

4.	Terms of the Original Offer

The Original Offer will be made available to Scheme Shareholders (other than certain Overseas Shareholders) on the terms and subject to the Conditions set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document. Each Scheme Shareholder validly electing for the Original Offer will be entitled to receive:

In respect of each Scheme Share:	0.667 New KW Shares.

Scheme Shareholders who elect to receive the Original Offer in respect of their entire holdings of Scheme Shares will not be entitled to receive the New KW Share Component, the KW Cash Component or the KWE Special Distribution available under the New Offer and will not be entitled to make any Election under the Mix and Match Facility. However, the dividend arrangements described in paragraph 5 of this Part Two below, including the Closing Dividend, will still apply.

Based on the Closing Price of a KW Share of US$19.15 and the US$ / £ exchange rate of US$1.3209:£1, in each case at the Latest Practicable Date, the terms of the Original Offer valued each Scheme Share at approximately 967 pence and KWE’s entire issued share capital at approximately £1.22 billion. This represents:

•	a discount of approximately 1.2% to the Closing Price of 979 pence of one KWE Share on 21 April 2017 (the last Business Day before the commencement of the Offer Period);

•	a premium of approximately 0.7% to the volume weighted average price of 960 pence of one KWE Share for the three month period that ended on 21 April 2017 (the last Business Day before the commencement of the Offer Period); and

•	a discount of approximately 22.1% to KWE’s last reported Adjusted NAV of 1,241 pence of one KWE Share as at 30 June 2017.

If all Scheme Shareholders received the Original Offer Consideration and no Scheme Shareholders received the New Offer Consideration and Distribution, former KWE Shareholders (other than KW and other holders of Excluded Shares) would own approximately 36% of the Combined Group and existing KW Shareholders would own approximately 64% of the Combined Group.

The availability of the Original Offer to certain Overseas Shareholders may be restricted or prohibited by law. Further details are set out in paragraph 33 of Part Two (Explanatory Statement) and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

As at the Latest Practicable Date, the Original Offer valued each Scheme Share at 967 pence compared with 1,109 pence under the New Offer on the basis of the values, prices and exchange rates referred to above. As at the Latest Practicable Date, the value of the Original Offer on a pre-tax basis was therefore materially less than the value of the New Offer on a pre-tax basis. The KW Share price would need to rise from US$19.15 as at the Latest Practicable Date to US$25.82 (i.e. an increase of over approximately 34%) in order for the Original Offer to represent greater value than the New Offer on a pre-tax basis (assuming no Mix and Match Election and a US$ / £ exchange rate of US$1.3209:£1).

5.	Dividends

KW and KWE have the same quarterly dividend periods. KW and KWE have agreed arrangements under which each KWE Shareholder (including those who are not Scheme Shareholders) will receive the usual KWE quarterly dividends payable on their KWE Shares, subject to certain adjustments designed to avoid duplicated payments which would otherwise result from the First KW Dividend being paid in respect of a period which includes part of the Final KWE Dividend Period. These arrangements apply in the event that the Scheme becomes effective and the KWE Special Distribution is paid if, when and to the extent required under the Scheme with the result that the remaining arrangements under the Scheme also have effect.

The Final KWE Dividend will accrue in the usual way up to, but excluding, the Effective Date, on the basis that the full amount of the Final KWE Dividend payable to KWE Shareholders will be reduced to be the Pre-Effective Date Proportion of the full amount of the Final KWE Dividend (i.e. the amount of that dividend that accrues from and including the first day of the Final KWE Dividend Period to, but excluding, the Effective Date). As a result of this adjustment, the amount of the Final KWE Dividend of 12 pence per KWE Share will be reduced pro rata based on the number of days between (and including) the first day of the Final KWE Dividend Period up to (but excluding) the Effective Date (as a proportion of the full number of days in the Final KWE Dividend Period).

The amount of the Final KWE Dividend, as so adjusted, will be further reduced, in respect of each KWE Share which is a Scheme Share, by an amount equal to the pound sterling equivalent of the Pre-Effective Date Proportion of the First KW Dividend receivable on New KW Shares issued in exchange for such Scheme Share (i.e. the amount of the First KW Dividend that accrues from and including the first day of the Final KWE Dividend Period up to (but excluding) the Effective Date).

For some beneficial owners of KWE Shares and KWE Shareholders who are not US taxpayers, the First KW Dividend (as well as subsequent KW dividends) may be subject to US federal withholding tax at a rate of up to 30%, as explained below under “Taxation Information”. As a result, for those beneficial owners of KWE Shares and KWE Shareholders, the deduction made in respect of the gross amount of the First KW Dividend will reduce the net sum they receive in respect of the Closing Dividend to less than would have been received if those beneficial owners of KWE Shares and KWE Shareholders had received dividends only from KWE.

KWE dividends are payable in pounds sterling while KW dividends are payable in US Dollars. Accordingly, the extent to which the Pre-Effective Date Proportion of the First KW Dividend will reduce the Pre-Effective Date Proportion of the Final KWE Dividend will be determined by translating the US Dollar amount of the First KW Dividend into pounds sterling using the Applicable Translation Rate. The portion of the Final KWE Dividend payable after these adjustments is referred to as the “Adjusted Final KWE Dividend”. The Adjusted Final KWE Dividend will be rounded to the second decimal place.

Both the Adjusted Final KWE Dividend and the First KW Dividend are expected to be paid on the same day, being the First KW Dividend Payment Date (i.e. not later than 10 days after the end of the First KW Dividend Period).

Illustration for the New Offer

The following illustration assumes that a Scheme Shareholder is entitled to receive the New Offer Consideration and Distribution and makes no Mix and Match Election, and is therefore entitled to receive 0.3854 New KW Shares for each Scheme Share (in addition to the KW Cash Component and the KWE Special Distribution). It also assumes that the First KW Dividend is US$0.19 per KW Share (which KW has stated its intent to pay); that the Effective Date is exactly half way through the Final KWE Dividend Period (and thus exactly half way through the First KW Dividend Period); that the Applicable Translation Rate is US$1.3209:£1 (i.e. the Applicable Translation Rate as at the Latest Practicable Date); and that the Final KWE Dividend for the full Final KWE Dividend Period would be £0.12 if the Effective Date were the final date of that period. These assumptions permit the following illustration of the effects of the New Offer:

(i)	Final KWE Dividend: £0.12.

(ii)	Pre-Effective Date Proportion of the Final KWE Dividend (i.e. 50% of £0.12): £0.06 per KWE Share.

(iii)	First KW Dividend: US$0.19 per New KW Share (before reduction for up to 30% US federal withholding tax, if applicable).

(iv)	Pre-Effective Date Proportion of the First KW Dividend (i.e. 50% of US$0.19): US$0.095 per New KW Share.

(v)	£ equivalent of (iv) above i.e. per New KW Share.

(vi)	Proportion of (v) above which is payable per KWE share on the basis of 0.3854 New KW shares per KWE Share (i.e. £0.0719 x 0.3854): £0.0277 per KWE Share.

(vii)	Adjusted Final KWE Dividend (i.e. (ii) above less (vi) above): £0.0323 per KWE Share, rounded to £0.03 per KWE Share.

(viii)	Closing Dividend (i.e. Adjusted Final KWE Dividend per KWE Share (£0.03) plus Penultimate KWE Dividend per KWE Share (£0.12)): £0.15.

Illustration for the Original Offer

The following illustration assumes that a Scheme Shareholder elects to receive the Original Offer Consideration, and is therefore entitled to receive 0.667 New KW Shares for each Scheme Share (and will not receive the KW Cash Component or the KWE Special Distribution in respect of that Scheme Share). It also assumes that the First KW Dividend is US$0.19 per KW Share (which KW has stated its intent to pay); that the Effective Date is exactly half way through the Final KWE Dividend Period (and thus exactly half way through the First KW Dividend Period); that the Applicable Translation Rate is US$1.3209:£1 (i.e. the Applicable Translation Rate as at the Latest Practicable Date); and that the Final KWE Dividend for the full Final KWE Dividend Period would be £0.12 if the Effective Date were the final date of that period. These assumptions permit the following illustration of the effects of the Original Offer:

(i)	Final KWE Dividend: £0.12.

(ii)	Pre-Effective Date Proportion of the Final KWE Dividend (i.e. 50% of £0.12): £0.06 per KWE Share.

(iii)	First KW Dividend: US$0.19 per New KW Share (before reduction for up to 30% US federal withholding tax, if applicable).

(iv)	Pre-Effective Date Proportion of the First KW Dividend (i.e. 50% of US$0.19): US$0.095 per New KW Share.

(v)	£ equivalent of (iv) above i.e. per New KW Share (i.e. a greater amount than under the New Offer).

(vi)	Proportion of (v) above which is payable on each KWE share on the basis of 0.667 New KW shares per Scheme Share (i.e. £0.0719 x 0.667): £0.0480 per KWE Share.

(vii)	Adjusted Final KWE Dividend (i.e. (ii) above less (vi) above): £0.0120 per KWE Share, rounded to £0.01 per KWE Share (i.e. a smaller amount than under the New Offer).

(viii)	Closing Dividend (i.e. Adjusted Final KWE Dividend per KWE Share (£0.01) plus Penultimate KWE Dividend per KWE Share (£0.12)): £0.13.

Where, pursuant to the Scheme, a Scheme Shareholder reduces the number of New KW Shares to be received in respect of that Scheme Shareholder’s Scheme Shares (e.g. by choosing to receive the New Offer Consideration and Distribution in preference to the Original Offer or by electing for more cash under the Mix and Match Facility), the aggregate amount of the First KW Dividend receivable by that Scheme Shareholder for each Scheme Share will also correspondingly reduce (because the Scheme Shareholder will be receiving fewer New KW Shares). As a result, the amount by which the Adjusted Final KWE Dividend payable in respect of such Scheme Shares is reduced to take account of receipt of the First KW Dividend will also be correspondingly less (i.e. the amount of the Scheme Shareholder’s Adjusted Final KWE Dividend will be correspondingly larger).

Accordingly, if a Scheme Shareholder entitled to the New Offer Consideration and Distribution were to become entitled to receive only cash in respect of one Scheme Share as a result of a Mix and Match Election, neither the Adjusted Final KWE Dividend nor the Penultimate KWE Dividend would be reduced to take account of the payment of the First KW Dividend because that Scheme Shareholder would receive no New KW Shares, and accordingly, no First KW Dividend would be payable to that Scheme Shareholder in consequence of the transfer to KW of the relevant Scheme Share pursuant to the Scheme.

Similarly, any KWE Shareholder holding KWE Shares which are not Scheme Shares will not be entitled to any New KW Shares under the Scheme or under an Election, and will therefore not receive a dividend from KW and such a KWE Shareholder will therefore receive the Penultimate KWE Dividend and the Pre-Effective Date Proportion of the Final KWE Dividend on the First KW Dividend Payment Date without any reduction referable to any dividend paid by KW.

Conversely, where an election for the Original Offer or under the Mix and Match Facility increases the New KW Shares received for a Scheme Share, the amount of the First KW Dividend receivable in respect of that Scheme Share will also correspondingly increase. As a result, the amount by which the Adjusted Final KWE Dividend payable in respect of such Scheme Share is reduced to take account of receipt of the First KW Dividend will also be correspondingly greater (i.e. the amount which that Scheme Shareholder will receive from KWE in respect of the Adjusted Final KWE Dividend will be correspondingly smaller).

The “Closing Dividend” will comprise the Adjusted Final KWE Dividend and the Penultimate KWE Dividend. The Closing Dividend will be payable by KWE on the First KW Dividend Payment Date (i.e. it will be payable on the same date as the First KW Dividend), which shall be not later than 10 days after the end of the First KW Dividend Period (i.e. not later than 10 January 2018 if, as expected, the Effective Date falls in 2017). The Closing Dividend will be paid to all KWE Shareholders who are on the Register at the Closing Dividend Record Time.

If the value of the US Dollar were to strengthen very considerably against the pound sterling and such strengthening, either alone or in combination with an increase in the number of New KW Shares received as a result of a valid Election in respect of the Mix and Match Facility or the Original Offer, were to result in the Pre-Effective Date Proportion of the First KW Dividend receivable by a Scheme Shareholder reducing the Adjusted Final KWE Dividend below zero, the deficit would be applied to reduce the Penultimate KWE Dividend, on the basis that the Pre-Effective Date Proportion of the Final KWE Dividend is added to the full amount of the Penultimate KWE Dividend to establish the full amount of the Closing Dividend. A similar outcome would result if the First KW Dividend were unexpectedly substantially greater than US$0.19 per KW Share. However, assuming dividends paid by KW in respect of the First KW Dividend Period do not exceed US$0.19 per KW Share, for a Scheme Shareholder who becomes entitled to receive the New Offer Consideration and Distribution but makes no Mix and Match Election, the Applicable Translation Rate would have to change from US$1.3209:£1 (the Applicable Translation Rate as at the Latest Practicable Date) to approximately US$0.60:£1 in order for the Adjusted Final KWE Dividend to be reduced to below zero and for the Penultimate KWE Dividend to be reduced in this way.

The amount of the Closing Dividend (i.e. the total of the Adjusted Final KWE Dividend and the Penultimate KWE Dividend) can never be reduced in this way to less than zero.

Illustration for New Offer and Mix and Match Election

The following illustration assumes that a Scheme Shareholder becomes entitled to the New Offer Consideration and Distribution and makes an Additional Share Election which is satisfied in full, entitling it to receive 0.5923 New KW Shares, but no KW Cash Component, for each Scheme Share held (in addition to the KWE Special Distribution). It also assumes that the First KW Dividend is US$0.19 per KW Share (which KW has stated its intent to pay); that the Effective Date is exactly half way through the Final KWE Dividend Period (and thus exactly half way through the First KW Dividend Period); that the Applicable Translation Rate is US$1.3209:£1 (i.e. the Applicable Translation Rate as at the Latest Practicable Date); and that the Final KWE Dividend for the full Final KWE Dividend Period would be £0.12 if the Effective Date were the final date of that period. These assumptions permit the following illustration of the effects of the New Offer and the Mix and Match Election described above:

(i)	Final KWE Dividend: £0.12.

(ii)	Pre-Effective Date Proportion of the Final KWE Dividend (i.e. 50% of £0.12): £0.06 per KWE Share.

(iii)	First KW Dividend: US$0.19 per New KW Share (before reduction for up to 30% US federal withholding tax, if applicable).

(iv)	Pre-Effective Date Proportion of the First KW Dividend (i.e. 50% of US$0.19): US$0.095 per New KW Share.

(v)	£ equivalent of (iv) above i.e. per New KW Share.

(vi)	Proportion of (v) above which is payable per KWE Share on the basis of 0.5923 New KW Shares per KWE Share (i.e. £0.0719 x 0.5923): £0.0426 per KWE Share.

(vii)	Adjusted Final KWE Dividend (i.e. (ii) above less (vi) above): £0.0174 per KWE Share, rounded to £0.02 per KWE Share.

(viii)	Closing Dividend (i.e. Adjusted Final KWE Dividend per KWE Share (£0.02) plus Penultimate KWE Dividend per KWE Share (£0.12)): £0.14.

The above illustration shows that, at a constant US$ / £ translation rate, a full Additional Share Election under the Mix and Match Facility will not, on its own, cause the Pre-Effective Date Proportion of the First KW Dividend receivable by the Scheme Shareholder to reduce the Adjusted Final KWE Dividend below zero (and, in doing so, to reduce the amount of the Penultimate KWE Dividend).

KWE Quarterly Dividends before the Penultimate KWE Dividend

In addition to the Closing Dividend, KW has agreed that KWE Shareholders will be entitled to receive any quarterly dividend declared and paid by KWE in amounts of up to £0.12 per KWE Share in aggregate in respect of any KWE Dividend Period expiring before the start of the Penultimate KWE Dividend Period. Accordingly, as announced on 27 June 2017 by KWE, on 31 August 2017, KWE paid KWE Shareholders who were on the Register on 18 August 2017 its usual quarterly dividend of £0.12 per KWE Share in respect of the KWE Dividend Period ended on 30 June 2017.

Taxation information relevant to dividends

The attention of beneficial owners of KWE Shares and KWE Shareholders is drawn to Part Seven (Taxation) of this document. Beneficial owners of KWE Shares and KWE Shareholders should note that distributions paid on KW Shares to a beneficial owner of KW Shares or a KW Shareholder (including a former beneficial owner of KWE Shares or KWE Shareholder who receives New KW Shares pursuant to the Merger) that is not a “United States person” for US federal income tax purposes generally will be subject to US withholding tax at a rate of 30% of the gross amount of the distribution (or a reduced rate prescribed by an applicable double tax treaty if the beneficial owner of KW Shares or KW Shareholder is entitled to claim and makes a valid claim under such treaty). Accordingly, the net amount received in aggregate by a beneficial owner of KWE Shares or KWE Shareholder as a result of the combination of (i) the Closing Dividend calculated in the manner set out in this document and (ii) the First KW Dividend may not be the same as if such beneficial owner of KWE Shares or KWE Shareholder had only received dividends from KWE in respect of the same aggregate period.

Beneficial owners of KWE Shares and KWE Shareholders who believe that they may prefer alternative tax treatments to those described in Part Seven (Taxation) should consider seeking independent professional advice on alternative courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme) in the event that KWE were to be treated as a partnership for US tax purposes.

6.	Permitted KWE Distributions

6.1	Under the terms of the Scheme, the term “Permitted KWE Distributions” refers to Ordinary Quarterly Dividends, the KWE Special Distribution and the Closing Dividend. Subject to paragraph 6.3 below, if, on or after 24 April 2017, any dividend, other distribution or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Distributions, KW shall have the right to require the reduction of:

(1)	in the case of the New Offer:

(a)	the KW Cash Component and, to the extent necessary, the KWE Special Distribution, by a cash amount equal to the gross amount of such dividend, other distribution or other return of capital; and/or

(b)	the New KW Share Component by a number of New KW Shares having a value equal to not more than the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital);

(2)	in the case of the Original Offer, the Original Offer Consideration by a number of New KW Shares having a value equal to not more than the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital), in which case (i) any reference to the New Offer Consideration and Distribution and the Original Offer Consideration in this document shall be deemed to be a reference to such New Offer Consideration and Distribution or Original Offer Consideration as so reduced and (ii) KWE Shareholders will be entitled to receive and retain the amount by reference to which the consideration or distribution has been reduced.

6.2	Any adjustment to the New Offer Consideration and Distribution and the Original Offer Consideration by KW in accordance with the above paragraph shall be the subject of an announcement made by KW via a Regulatory Information Service.

6.3	To the extent that any dividend, distribution or other return of capital is declared, made or paid or is payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Distributions and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it; or (ii) cancelled prior to payment, KW shall not be entitled to reduce the New Offer Consideration and Distribution or the Original Offer Consideration, notwithstanding paragraph 6.1.

7.	Permitted KW Dividends

7.1	Under the terms of the Scheme, the term “Permitted KW Dividends” refers to quarterly dividends in amounts not exceeding, in aggregate, US$0.17 per KW Share with respect to any KW Dividend Period preceding the First KW Dividend Period and US$0.19 per KW Share in respect of the First KW Dividend Period which, in any such case, are payable by reference to a record date preceding the Effective Date, and any dividend paid by KW on or after the Effective Date to which Scheme Shareholders are entitled pursuant to the Scheme. Other than a Permitted KW Dividend or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price, KW will not, from the date of this document until after the Effective Date, effect or announce any intention to effect any distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets.

7.2	Without prejudice to paragraph 7.1, if, on or after 24 April 2017, any dividend, other distribution or other return of capital (other than a Permitted KW Dividend or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares, KW shall be required to:

(1)	in the case of the New Offer, increase the New KW Share Component; or

(2)	in the case of the Original Offer, increase the Original Offer Consideration,

in each case by a number of New KW Shares to the extent necessary to ensure that the additional value from such increase is equal to the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital, less the gross amount of such dividend, other distribution or other return of capital) and in which case any reference to the New KW Share Component and the Original Offer Consideration in this document shall be deemed to be a reference to such consideration as so increased.

7.3	Any increase in the consideration available under the Original Offer and the New Offer by KW in accordance with the above paragraphs shall be the subject of an announcement made by KW via a Regulatory Information Service. An increase in the consideration available under the New Offer will not alter the terms (in particular the ratio) of the Mix and Match Facility.

8.	Fractional Entitlements

Fractions of New KW Shares will not be issued to Scheme Shareholders. Instead, Scheme Shareholders who would otherwise have received a fraction of a New KW Share will receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the highest and lowest sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group. For the purposes of determining fractional entitlements, each portion of a Scheme Shareholder’s holding recorded in the Register by reference to a separate designation at the Scheme Record Time, whether in certificated or uncertificated form, shall be treated as a separate holding. Fractional entitlements will be determined after allowing for the outcome of Mix and Match Elections and Original Offer Elections.

9.	Background to and reasons for the Merger

The KW Board has stated that it believes that a combination of KW and KWE will create a leading global real estate investment and asset management company with enhanced scale, diversification, liquidity and access to capital, as follows:

The Merger creates a leading real estate investment and asset management platform

•	Based on the terms of the New Offer, the Combined Group would have a market capitalisation of approximately US$3.0 billion and an enterprise value of approximately US$8.0 billion and a portfolio of almost 400 properties.

Enhanced portfolio diversification

•	As at 30 June 2017, the Combined Group would have a global portfolio located across the Western United States (approximately 42%), the United Kingdom (approximately 31%), Ireland (approximately 20%), Spain (approximately 5%), Italy (approximately 3%) and Japan (approximately 0.2%). Additionally, the Combined Group would have broad diversification across real estate sectors including: office (approximately 36%), multifamily (approximately 25%), retail (approximately 21%), hotels (approximately 7%), industrial (approximately 3%) and loans, residential & other (approximately 8%). All percentages in this paragraph are percentages of pro forma carrying equity value of property as at 30 June 2017.

Flexibility to allocate capital across asset classes and markets that offer attractive risk-adjusted returns

•	KW’s approximately 475 employees in the US and approximately 97 employees in Europe provide the knowledge base to continue to make investment decisions that offer attractive risk-adjusted returns on capital. Additionally, the enhanced scale and profile of the Combined Group may result in enhanced access to capital and an expanded set of acquisition and development opportunities. KW’s capital allocation flexibility is further supplemented by its ability to use its balance sheet for attractive long-term investment opportunities and take advantage of shorter-term opportunities via funds and partnerships with third parties.

Strong pro forma capital structure to support growth

•	Based on the New Offer, the Combined Group would have a strong pro forma capital structure, with US$658 million of available cash and liquidity (as at 30 June 2017). After completion of the Merger, the Combined Group will look to generate capital and liquidity to fund growth through a variety of sources, including asset sales (with approximately US$500 million of additional sales targeted by July 2018), development activities (with approximately US$20 million in estimated incremental net operating income to be generated from development projects by the end of 2018) and additional cashflow arising from full ownership of KWE. The Combined Group would also benefit from well-staggered debt maturities, with approximately 30% of debt maturing over the next five years, and access to diverse, global equity and debt capital sources. As a result of predominantly fixed-rate debt, the Combined Group would be well-positioned in the event of a rise in interest rates.

Earnings per share accretion, enhanced cash flows and growing dividend

•	The KW Board believes that the Merger will be accretive to adjusted net income per share immediately following completion of the Merger.[1]

•	The KW Board expects the Merger to generate certain synergies resulting from the elimination of duplicative public company costs in relation to KWE, elimination of KWE’s revolving credit facility, potential cost of capital improvements related to the differential between US and European interest rates, and potential additional income arising from the Combined Group’s ability to manage capital more efficiently as one group, which is expected to result in expanded capacity for investment to drive growth.

•	On a pro forma basis, the weighted average ownership of real estate assets held as at 30 June 2017 would increase from 39% to 62% following completion of the Merger, demonstrating KW’s continued focus on growing recurring cash flows from owned real estate assets. Based on results from the first half of 2017, full ownership of KWE would increase operating cash flows (post incremental debt service) by approximately US$98 million per annum. Additionally, as KW already (indirectly) manages KWE, the majority of the additional cash flow translates directly to bottom line profitability. The Combined Group’s strengthened cash flow profile would enable KW to enhance potential future capital returns to shareholders. Earlier this year, KW announced a 21% increase in its common dividend per share to US$0.17 per quarter or US$0.68 on an annualised basis and, in connection with the Merger, KW has announced that the KW Board intends to increase the first quarterly dividend payable following the Effective Date from US$0.17 per KW Share to US$0.19 per KW Share. Thereafter, the KW Board plans to continue to evaluate the Combined Group’s dividend policy on a quarterly basis, with the overall aim of maintaining strong dividend coverage.

[1]

Unless otherwise specifically stated, no statement in this document is intended as a profit forecast or estimate for any period and no statement in this document should be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

•	Additionally, KW intends to evaluate the most efficient tax structure for the Combined Group over time, which may enhance cash flows to shareholders in the future. This evaluation will take into account near-term expected changes to US tax laws and may result in, among other things, maintaining C-corporation status or a potential conversion into a real estate investment trust.

Continuity of leadership team with a strong track record

•	Since its initial public offering, KWE has been managed by KW’s leadership team, using KW’s platform and systems. There will be no change to systems as a result of the Merger, which should minimise integration risk and disruption to the business and ensure KW’s high performance culture is maintained.

•	KW’s leadership team has a strong track record spanning several decades. Since becoming a public company on the NYSE in November 2009 until 30 June 2017, KW has raised US$14 billion of public and private equity and acquired over US$19 billion of assets globally. During that same period, KW has generated a 27% internal rate of return or a 1.9x equity multiple on its realised real estate investments.

Following completion of the Merger, if all Scheme Shareholders received the New Offer Consideration and Distribution, KW’s Board and management would be expected to own approximately 14.5% of the shares in the Combined Group, which the KW Board believes creates a strong alignment with shareholders.

10.	KW’s intentions regarding the business, employees and pension schemes of KWE and KW

10.1	KW Statement

The KW Directors believe that the Merger will create a leading global real estate investment and asset management company with enhanced scale, diversification, liquidity and access to capital.

The KW Board recognises that, in order to achieve the expected benefits of the Merger, operational and administrative restructuring may be required following completion of the Merger. The detailed steps for such restructuring (if any) are not yet known, but KW will aim to retain the best talent across the Combined Group and has confirmed that the existing contractual and statutory employment rights of all KW and KWE employees will be fully safeguarded. No decisions have yet been made by KW in relation to specific actions that may be taken, though KW does intend to terminate the IMA in due course following completion of the Merger.

KW continues its detailed review of the combined business to identify realisable cost synergies, but that review is on-going and will not be completed until after completion of the Merger. Until such review is complete, KW cannot be certain what impact there will be on the Combined Group’s business, KWE’s management, location of business or any redeployment of KWE’s fixed assets. However, given the close existing relationship between KW and KWE, the KW Board’s expectation is that the effects of any restructuring will not be material. KWE is an externally managed investment company with no pension schemes.

Following completion of the Merger, the Combined Group will continue to invest both in the US and globally and make investment decisions on the basis of risk-adjusted returns on capital. KW has confirmed that the Merger will not have any effect on its management, on the location of its business or (save as disclosed in this paragraph 10.1) on its employees.

10.2	Response from the KWE Independent Directors

The KWE Independent Directors note the statement made by KW that, in order to achieve the expected benefits of the Merger, operational and administrative changes may be required but that the detailed steps for any restructuring, other than the expected termination of the IMA in due course, are not yet known.

The KWE Independent Directors note in particular that KWE is an externally managed investment company and that, having regard to the close relationship between KW and KWE, the KW Board does not currently expect that the effects of any restructuring will be material. KWE does not have employees (other than hotel staff) and, as an externally managed company, has no offices of its own.

The KWE Independent Directors welcome the statements made by KW that the existing contractual and statutory employment rights of all KWE employees in its operating hotel assets will be fully safeguarded.

In view of the on-going review to be completed following the successful completion of the Merger, as described above, the KWE Independent Directors are unable to express a more detailed opinion on the impact of the Merger on KWE’s business.

11.	Information relating to KWE

KWE invests in real estate across the United Kingdom, Ireland, Spain and Italy. KWE aims to generate superior shareholder returns by unlocking value of under-resourced real estate across its target geographies. KWE’s existing portfolio is primarily invested across offices and retail in the United Kingdom and Ireland, weighted towards London, the South East of the United Kingdom and Dublin.

KWE is externally managed by KW through the Manager, KW’s wholly owned Jersey-incorporated subsidiary.

KWE’s registered office is located at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands, and the telephone number for its registered office is +44 (0) 1534 835 722. KWE’s website is www.kennedywilson.eu. The information contained in, or that can be accessed through, its website is not part of or incorporated by reference into this document. KWE Shares trade on the London Stock Exchange under the ticker symbol “KWE”.

12.	Information relating to KW

KW owns, operates and invests in real estate, both on its own and through its investment management platform. KW focuses on multifamily and commercial properties located in the Western United States, the United Kingdom, Ireland and to a lesser extent Spain, Italy and Japan. KW also provides real estate services, primarily to financial services clients. As at 30 June 2017, KW had an average ownership interest across all investments of approximately 39%.

KW’s value is primarily derived from its ownership of income-producing real estate assets and its real estate asset management and related services businesses. As at 30 June 2017, KW had an ownership interest in approximately 39 million square feet of property globally, including 23,956 multifamily rental units and 18.9 million square feet of commercial property, with approximately US$13.2 billion of investment management and real estate assets under management (excluding KWE) and over US$1.5 billion of new initiatives under development (with approximately US$200 million of additional investments expected in the next two-three years). In addition to its core income-producing real estate, KW engages in development, redevelopment and value-add initiatives through which it seeks to enhance cash flows or reposition assets to increase disposal value. As at 30 June 2017, KW had over 570 employees in offices throughout the United States, the United Kingdom, Ireland, Jersey, Spain and Japan, and managed and worked with over 5,000 operating associates.

KW’s principal executive offices are located at 151 S. El Camino Drive, Beverly Hills, CA 90212, United States of America, and the telephone number for its principal executive offices is +1 310 887 6400. KW’s website is www.kennedywilson.com. Except as expressly stated in this document, the information contained in, or that can be accessed through, KW’s website is not part of or incorporated by reference into this document. KW Shares trade on the NYSE under the ticker symbol “KW”.

13.	Current Trading and Prospects and KW 2017 Profit Forecast

13.1	KWE

KWE benefits from a diversified portfolio of approximately 470 tenants, low capital commitments and ample liquidity. With £646.7 million of disposals completed and exchanged since 2015 across 140 assets, delivering attractive returns and a further pipeline of non-core disposals, the quality of the portfolio continues to improve and provide stable underlying cash flows with opportunities for further income growth.

Since 30 June 2017, KWE completed the sales of the following assets:

Description	Portfolio	Disposal Date	Sale Price (£m)
Postigo de San Martín	Postigo	20 July 2017	11.9
Staines Road Retail Park	Gatsby	11 August 2017	10

Since 30 June 2017, KWE also entered into a contract to sell Gardner House, an office building in Dublin. The sale is expected to close in November 2017 for a sale price of €63.25 million.

13.2	KW

On 4 August 2017, KW issued an earnings release including its results for the quarter ended 30 June 2017 and subsequently filed with the SEC its quarterly report on Form 10-Q in respect of the same period.

KW reported GAAP net income to common shareholders of US$0.08 per share for the second quarter of 2017, compared with a loss of US$0.02 per share for the second quarter of 2016. Second quarter adjusted EBITDA and adjusted net income grew by 39% and 18% year-on-year, respectively, to US$102.2 million and US$51.0 million, respectively. KW’s share of recurring property net operating income grew by 5% in the second quarter, while KW’s share of same property net operating income grew by 6%. KW’s share of acquisitions and disposals completed during the second quarter of 2017 was US$193.5 million and US$258.4 million, respectively.

KW is also publishing the KW 2017 Profit Forecast and certain other forward-looking information set out in Part Fourteen (Profit Forecasts) of this document.

14.	The KWE Independent Directors and the effect of the Scheme on their interests

The KWE Independent Directors and details of their interests in the share capital of KWE are set out in paragraph 6 of Part Eight (Additional Information) of this document. Particulars of the letters of appointment and service agreements (including their fees) for each KWE Independent Director are set out in paragraph 12 of Part Eight (Additional Information) of this document.

Simon Radford, the sole KWE Independent Director who holds KWE Shares, has irrevocably undertaken to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting in respect of his own beneficial holding of 12,500 Scheme Shares, representing, in aggregate, approximately 0.01% of the existing issued ordinary share capital of KWE as at the Latest Practicable Date (as well as any further Scheme Shares he may acquire).

Save as referred to in this paragraph 14 of this Part Two, the effect of the Scheme on the interests of each KWE Independent Director does not differ from its effect on the like interests of any other Scheme Shareholder.

15.	Investment Management Agreement, RSUs and RSGs

Pursuant to the IMA, the Manager is entitled to receive a management fee for the services it provides as investment manager to KWE. In the normal course, half of the management fee is settled in cash and the other half by KWE issuing new KWE Shares to the Manager or by making market purchases of KWE Shares for delivery to the Manager. The number of KWE Shares to be issued or delivered to the Manager depends on the latest reported net asset value per KWE Share at the relevant time. The share element of the management fee in respect of a quarter is settled approximately two months after the end of that quarter. The management fee in respect of the first quarter of 2017 was £3.9 million and was paid on 8 May 2017, half of which was settled in KWE Shares purchased on the open market at market prices. The management fee in respect of the second quarter of 2017 was £3.9 million and was paid on 5 August 2017 entirely in cash. The management fee in respect of the third quarter of 2017 will be calculated and paid in accordance with the terms of the IMA, and if the management fee is paid before the Effective Date, the amount and form of payment of the management fee will be publicly announced. For more information about the IMA please see paragraph 13.1(e) of Part Eight (Additional Information) of this document.

The 23.8% of KWE Shares held by KW and/or its subsidiary undertakings as at the Latest Practicable Date included 532,230 KWE Shares held for the purpose of satisfying RSUs which will vest in connection with the Merger. It is intended that these RSUs will vest in consequence of the Merger after the KWE General Meeting but before the Scheme Record Time and that the 532,230 KWE Shares underlying these RSUs (less a certain number of KWE Shares withheld by KW to satisfy tax withholding obligations in accordance with the terms of the underlying award agreements) will be transferred to RSU holders (in accordance with the terms of the underlying award agreements) before the Scheme Record Time, i.e. in time for the relevant KWE Shares to become Scheme Shares and to be acquired by KW pursuant to the Scheme. However, irrespective of whether RSU holders or KW or any of its subsidiaries are holders of record of any KWE Shares to which these arrangements apply at any time when votes may be cast or proxies appointed for the Scheme Court Meeting, KW has undertaken to KWE to take all reasonable steps to procure that no proxies are appointed and no votes are cast at the Scheme Court Meeting in respect of any such underlying KWE Shares. However, votes attached to these underlying KWE Shares may be freely cast at the KWE General Meeting and Elections in respect of the underlying KWE Shares may be made prior to the Election Return Time.

As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

KW also intends to continue to grant RSGs to certain of its own directors and employees in respect of KW Shares and will continue to do so in the ordinary course and consistent with past practice. These will not apply to KWE Shares.

16.	Irrevocable Undertakings and Letters of Intent

Simon Radford, the sole KWE Independent Director who holds KWE Shares, has given an irrevocable undertaking to KW to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting in respect of those Scheme Shares owned and/or controlled by him, as well as any further Scheme Shares he may acquire. Such Scheme Shares amount to, in aggregate, 12,500 Scheme Shares, representing approximately 0.01% of the share capital of KWE in issue as at the Latest Practicable Date. The irrevocable undertaking does not restrict Simon Radford’s ability to receive the New Offer Consideration and Distribution, to make any election under the Mix and Match Facility or to elect for the Original Offer Consideration at his discretion. As at the date of this document, Simon Radford intends to elect to receive the New Offer Consideration and Distribution in respect of the 12,500 Scheme Shares owned and/or controlled by him. For information on the intention of the other KWE Directors holding KWE Shares to elect to receive the New Offer Consideration and Distribution, see paragraph 4.1 of Part Eight (Additional Information) of this document.

KW has also received irrevocable undertakings from Quantum Strategic Partners Ltd. and Franklin Templeton Institutional, LLC (in its capacity as investment manager on behalf of certain funds and accounts managed by it) in respect of a total of 27,516,650 Scheme Shares, representing, in aggregate, approximately 28.6% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 21.8% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date.

These undertakings are for Quantum Strategic Partners Ltd. and Franklin Templeton Institutional, LLC to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting, but allow Quantum Strategic Partners Ltd. and Franklin Templeton Institutional, LLC to make or refrain from making, at their discretion, any election under the Mix and Match Facility or for the Original Offer Consideration.

As at the Latest Practicable Date all of the other KWE Directors who hold KWE Shares (being William J. McMorrow and Mary L. Ricks) intend to elect to receive the New Offer Consideration and Distribution in respect of all Scheme Shares held by them or on their behalf, but for the avoidance of doubt, they are not bound to do so.

KW has also received a letter of intent from the Värde Shareholders to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting in respect of a total of 5,452,722 Scheme Shares, representing, in aggregate, approximately 5.7% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 4.3% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date.

Therefore, KW has received irrevocable undertakings to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, accept the Takeover Offer) in respect of a total of 27,529,150 Scheme Shares representing, in aggregate, approximately 28.6% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 21.8% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date, and a letter of intent to vote in the same way in relation to a further 5,452,722 Scheme Shares representing, approximately, an additional 5.7% of the KWE Shares whose holders are entitled to vote at the Scheme Court Meeting and approximately 4.3% of the KWE Shares whose holders are entitled to vote at the KWE General Meeting, in each case as at the Latest Practicable Date.

The irrevocable undertaking from Quantum Strategic Partners Ltd. described above will cease to apply if the Scheme does not become effective by midday Eastern time on 31 October 2017.

Further details of these irrevocable undertakings and the letter of intent (including details of the circumstances in which the irrevocable undertakings will cease to be binding) are set out in paragraph 4 of Part Eight (Additional Information) of this document.

17.	Conditions to the Merger

17.1	The Merger will be subject to the Conditions set out in Part Three (Conditions and Certain Further Terms of the Scheme) of this document, including, among other things:

(1)	(i) approval of the Scheme at the Scheme Court Meeting (and at any separate class meeting which may be required), or any adjournment thereof, by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the Register at the Scheme Voting Record Time, and present and voting (either in person or by proxy) at the Scheme Court Meeting, representing three-quarters or more of the votes attached to Scheme Shares which are cast at the Scheme Court Meeting (or at the meeting of each class of Scheme Shareholders, as the case may be); and (ii) such Scheme Court Meeting being held on or before the later of (1) the 22nd day after the expected date of the Scheme Court Meeting set out in this document; and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed or, in each case, such later date (if any) as KW and KWE may agree (any such agreement would require the consent of the Court and the Panel);

(2)	(i) all resolutions required to approve and implement the Scheme as set out in the notice of the KWE General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority of KWE Shareholders at the KWE General Meeting or at any

adjournment thereof; and (ii) the KWE General Meeting being held on or before the later of (1) the 22nd day after the expected date of the KWE General Meeting set out in this document; and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed or, in each case, such later date (if any) as KW and KWE may agree (any such agreement would require the consent of the Court and the Panel);

(3)	the sanction of the Scheme by the Court without modification, or with modification on terms acceptable to KW and KWE, and the delivery of the Court Order to the Registrar of Companies for registration;

(4)	the KW Shareholder Resolution being duly passed at the KW Special Meeting;

(5)	the NYSE having authorised the Listing upon official notice of issuance and not having withdrawn such authorisation; and

(6)	to the extent that a mandatory notification to the CCPC pursuant to section 18(1)(a) of the Irish Competition Act is required in respect of the Merger, the Merger having been notified to the CCPC and one of the following having occurred: (a) the CCPC having informed KW of its determination pursuant to either section 21(2)(a) or section 22(3)(a) of the Irish Competition Act that the Merger may be put into effect; (b) the CCPC having informed KW of its determination pursuant to section 22(3)(c) of the Irish Competition Act that the Merger may be put into effect subject to condition(s) specified by the CCPC being complied with; (c) the period specified in section 21(2) of the Irish Competition Act having lapsed without the CCPC having informed KW of its determination (if any) under section 21(2)(a) or (b) of the Irish Competition Act; or (d) where applicable, if 120 working days after the appropriate date (as defined by section 19(6) of the Irish Competition Act) have elapsed without the CCPC having informed KW of its determination (if any) under section 22 of the Irish Competition Act in relation to the Merger.

17.2	The New Offer was, when originally announced, subject to the additional Conditions set out in Section 3 of Part Three (Conditions and Certain Further Terms of the Scheme) of this document and below:

(1)	the KW Prospectus being (a) approved by the UK Listing Authority; and (b) made available to the public in accordance with the prospectus rules made by the Financial Conduct Authority under section 73A of the Financial Services and Markets Act 2000 relating to the offer of securities to the public and admission of securities to trading on a regulated market; and

(2)	to the extent required, the Jersey Financial Services Commission having consented to the circulation in Jersey of the offer of the New KW Shares pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended.

The conditions referred to in paragraphs 17.2(1), 17.2(2) and 17.1(6) have been satisfied in accordance with their terms as at the date of this document.

Under Rule 13.5(a) of the Code, KW may not invoke a Condition to the Merger so as to cause the Merger not to proceed, to lapse or to be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to KW in the context of the Merger. The Conditions contained in paragraphs 1, 2(a) and 2(b) of Part A of Part Three (Conditions and Certain Further Terms of the Scheme) of this document (and any acceptance condition if the Merger is implemented by means of a Takeover Offer) are not subject to this provision of the Code.

For the full wording of all of the Conditions, please see Part Three (Conditions and Certain Further Terms of the Scheme) of this document.

17.3	Payment of the KWE Special Distribution is subject to such payment being permissible under the Jersey Companies Law at the time of its payment. Although this is not a condition of the Scheme becoming effective, the terms of the Scheme provide that if unanticipated circumstances arose which prevented payment of the KWE Special Distribution as, when and to the extent provided for under the Scheme, the transfer of Scheme Shares to KW, the delivery of the Original Offer Consideration and/or the delivery of the KW Share Component and the payment of the KW Cash Component under the New Offer, as well as the arrangements relating to the Closing Dividend, would not be implemented.

18.	KW Shareholder Approval

KW is required to obtain the approval of its shareholders for the issue of the New KW Shares in connection with the Merger at the KW Special Meeting.

The Merger is conditional on, among other matters described in paragraph 17 of this Part Two and in Part Three (Conditions and Certain Further Terms of the Scheme), the KW Shareholder Resolution being passed by a majority of the votes cast at the KW Special Meeting.

Fairfax Financial Holdings Limited and Elkhorn Partners LP have indicated to KW that they intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 14.3% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

The KW Directors, as well as Mary L. Ricks, Matt Windisch and Justin Enbody (being all of the executive officers of KW who hold KW Shares) and In Ku Lee, also intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 17.1% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

Therefore, support from KW Shareholders to vote in favour of the KW Shareholder Resolution at the KW Special Meeting has been received by KW in respect of approximately 31.4% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

The KW Directors have unanimously recommended that KW Shareholders vote in favour of the KW Shareholder Resolution at the KW Special Meeting.

KW will make the KW Proxy Statement available to KW Shareholders on or about the date of this document, which will include a notice convening the KW Special Meeting at 9.00 a.m. (Pacific Daylight Time) on 12 October 2017.

The dissemination and content of the KW Proxy Statement are the responsibility solely of the KW Directors. See also the “Important Notice” on pages 4 to 9 of this document.

For the avoidance of doubt, none of the KWE Independent Directors and neither Rothschild nor J.P. Morgan Cazenove expresses any views as to the advantages or disadvantages of the Merger as far as KW Shareholders are concerned.

19.	New KW Shares

The New KW Shares to be issued in connection with the Merger will be issued credited as fully paid and free from all Encumbrances, will rank pari passu in all respects with the existing issued KW Shares and will carry the right to receive all dividends and other distributions declared, paid or made by KW on or after the Effective Date or by reference to a record date on or after the Effective Date (in each case whether or not wholly or partly in respect of a period which precedes the Effective Date).

Application will be made to the NYSE for the New KW Shares to be admitted to listing and trading on the NYSE. Authorisation of the Listing by the NYSE is a Condition to the Scheme becoming effective and if such authorisation is not provided or is withdrawn, the Scheme shall not become effective. It is anticipated that the listing of the New KW Shares will become effective and that trading in New KW Shares will commence on the Effective Date. The New KW Shares will be denominated in US Dollars and, when admitted to trading on the NYSE, will be registered with the ISIN US 4893981070 and ticker symbol “KW”.

The price at which KW Shares are publicly traded on the NYSE is subject to fluctuations and may be influenced by a large number of factors. These factors could be specific to KW and its operations or may affect the industry generally. The price at which New KW Shares are publicly traded on the NYSE at the Effective Date and the price which KW Shareholders may subsequently realise for their New KW Shares cannot be predicted.

The KW Prospectus summarises certain risk factors relating to the Merger in respect of the receipt of the New KW Shares. Copies of the KW Prospectus and this document will be available to view online, as set out in paragraph 17.2 of Part Eight (Additional Information) of this document.

The publication and content of the KW Prospectus are the responsibility solely of the KW Directors. Further details of the rights attaching to the New KW Shares are set out in Part Ten (Description of KW Shares) of this document. See also the “Important Notice” on pages 4 to 9 of this document.

20.	Financing of the New Offer

The maximum aggregate value of the KW Cash Component of approximately £290 million payable by KW under the New Offer will be funded from cash resources of KW.

Goldman Sachs International, as lead financial adviser to KW, is satisfied that sufficient resources are available to KW to satisfy, in full, the KW Cash Component payable by KW pursuant to the New Offer.

21.	Financial effect of the Merger on KWE Shareholders

The following table shows, for illustrative purposes only, and on the bases and assumptions set out in the notes below, the financial effects of the Merger on the capital and income position of the Scheme Shareholders on a pre-tax basis.

The table below assumes that no Election is made under the Mix and Match Facility. In assessing the financial effects on the capital and income position of the Scheme Shareholders, no account has been taken of any potential liability to taxation of a Scheme Shareholder, or a beneficial owner of Scheme Shares, or of any timing differences in the payment of dividends. All figures in the table are in pence unless otherwise stated. The attention of beneficial owners of KWE Shares and KWE Shareholders is drawn to Part Seven (Taxation) of this document. The tax implications of the financial effects of the Merger will depend on the individual circumstances of each beneficial owner of Scheme Shares and Scheme Shareholders. Beneficial owners of Scheme Shares and Scheme Shareholders should consult their own tax advisers.

		New	Original
		Offer(1)	Offer(2)
Illustrative effect on capital position(3)	Note
Value of the New KW Share Component	(4)	559	967
Value of the KW Cash Component		300	—
Value of the KWE Special Distribution		250	—
Total value of consideration in respect of one KWE Share		1,109	967
Less: market value of one KWE Share on 21 April 2017		979	979
Increase/(decrease) in capital value		130	(12)
Percentage increase/(decrease) in capital value		13.3%	(1.2)%

		New	Original
		Offer(1)	Offer(2)
Illustrative effect on gross income(3)	Note
Gross annual dividend income from New KW Shares	(5)	22.2	38.4
Gross income from re-investment of the KW Cash Component and the KWE Special Distribution	(6)	5.4	—
Total gross income in respect of consideration for one KWE Share		27.6	38.4
Less: gross annual dividend income from one KWE share	(7)	48	48
Increase/(decrease) in gross income		(20.4)	(9.6)
Percentage increase/(decrease) in gross income		(42.5)%	(20.0)%

Notes:

(1)	This column is based on the New Offer Consideration and Distribution, assumes no Mix and Match Election, and is based on the Closing Price of KW Shares and the US$ / £ exchange rate on the Latest Practicable Date.
(2)	This column is based on the consideration available under the Original Offer, the Closing Price of KW Shares and the US$ / £ exchange rate on the Latest Practicable Date.
(3)	In assessing the financial effects on the capital and income position of the Scheme Shareholders, no account has been taken of any potential liability to taxation of a Scheme Shareholder, or a beneficial owner of Scheme Shares, or of any timing differences in the payment of dividends. The attention of beneficial owners of Scheme Shares and Scheme Shareholders is drawn to Part Seven (Taxation) of this document. The tax implications of the financial effects of the Merger will depend on the individual circumstances of each beneficial owner of Scheme Shares and Scheme Shareholder. Beneficial owners of Scheme Shares and Scheme Shareholders should consult their own tax advisers.
(4)	The market value of KW Shares is based on the Closing Price per KW Share of US$19.15 and a US$ / £ exchange rate of US$1.3209:£1 at the Latest Practicable Date.
(5)	The gross annual dividend income is based on an assumed quarterly dividend of US$0.19 per KW Share and a US$ / £ exchange rate of US$1.3209:£1 at the Latest Practicable Date.
(6)	The gross income from re-investment of the KW Cash Component and the KWE Special Distribution has been calculated on the assumption that the KW Cash Component and the KWE Special Distribution are re-invested for a period of 12 months, to yield approximately 0.99% per annum, being the yield shown by UK Gilts of ten year maturities on the Latest Practicable Date.
(7)	The dividend income from one KWE Share is based on the aggregate of the quarterly dividend of 12 pence per quarter.

SCHEME SHAREHOLDERS SHOULD NOTE THAT:

•	THE ILLUSTRATIVE INCREASE OR DECREASE IN CAPITAL VALUE AND GROSS INCOME ABOVE ARE CALCULATED BASED ON THE CLOSING PRICE OF A KW SHARE OF US$19.15 AND THE EXCHANGE RATE OF US$1.3209:£1, IN EACH CASE AS AT THE LATEST PRACTICABLE DATE.

•	THE CLOSING PRICES OF KW SHARES, EXCHANGE RATES AND DIVIDEND PAYMENTS MAY FLUCTUATE. A SCHEME SHAREHOLDER MAY RECEIVE GREATER OR LOWER VALUE THAN THE VALUES REFERRED TO ABOVE.

22.	Structure of the Merger

It is intended that the Merger will be implemented by way of a Court-sanctioned scheme of arrangement among KWE and the Scheme Shareholders under Article 125 of the Jersey Companies Law and KW will undertake to the Court to be bound by and comply with the Scheme.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court and the Panel. The Scheme will be subject to the applicable requirements of the Code, the Listing Rules, the FCA, the London Stock Exchange and the Jersey Financial Services Commission.

This document includes full details of the Scheme (Part Four (The Scheme of Arrangement)), together with notices of the Scheme Court Meeting (Part Twelve (Notice of Scheme Court Meeting)) and the KWE General Meeting (Part Thirteen (Notice of KWE General Meeting)).

23.	Description of the Scheme

The purpose of the Scheme is to cause KW to become the owner of the entire issued and to be issued ordinary share capital of KWE (other than the Excluded Shares).

If the Scheme is approved and sanctioned in the manner required and becomes effective, it will be binding on all holders of Scheme Shares, irrespective of whether or not they attended or voted at the KWE Meetings and, if they attended and voted, whether or not they voted in favour of the Scheme at the Scheme Court Meeting or the Special Resolution at the KWE General Meeting. The Scheme will also be binding in law.

The Scheme will become effective at the time at which the Court Order is filed with the Registrar of Companies. Assuming the Court sanctions the Scheme at the Scheme Court Sanction Hearing, the Effective Date is expected to be the second Business Day immediately after the date of the Scheme Court Sanction Hearing.

KW has reserved the right, subject to the consent of the Panel, to implement the Merger by means of a Takeover Offer.

24.	The KWE Meetings

The Scheme Court Meeting

The Scheme Court Meeting is being convened at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN for 10.00 a.m. on 10 October 2017 to seek the approval of Scheme Shareholders for the Scheme.

Each Scheme Shareholder present, in person or by proxy, will be entitled to one vote for each Scheme Share held at the Voting Record Time. The Scheme will require the approval at the Scheme Court Meeting (and at any separate class meeting which may be required), or any adjournment thereof, by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the Register at the Voting Record Time, and present and voting (either in person or by proxy) at the Scheme Court Meeting, representing three-quarters or more of the votes attached to Scheme Shares which are cast at the Scheme Court Meeting (or at the meeting of each class of Scheme Shareholders, as the case may be).

A Scheme Shareholder may vote for or against the Scheme in respect of all of its Scheme Shares or may vote for the Scheme in respect of some Scheme Shares held and against the Scheme in respect of others (this may be of particular relevance to Scheme Shareholders who are nominees or trustees for more than one person).

You are strongly urged to complete and return your BLUE Form of Proxy for use at the Scheme Court Meeting as soon as possible and in any event so as to be received by no later than 10.00 a.m. on 8 October 2017 (or, in the case of any adjournment, not later than 48 hours before the time fixed for the adjourned meeting). Alternatively, the BLUE Form of Proxy will still be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or, if relevant, any adjournment thereof). Detailed instructions on the action to be taken are set out on pages 14 to 23 of this document.

Alternatively, you can log on to the website www.investorcentre.co.uk/je to submit your proxy or proxies electronically so as to be received by not later than 48 hours before the Scheme Court Meeting (or any adjournment thereof). You will need your unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on your Form of Proxy) in order to submit your proxies in this manner.

If you hold Scheme Shares through CREST and wish to appoint a proxy or proxies, you can do so by using the CREST electronic proxy appointment service. Proxies submitted via CREST must be received by the KWE Registrar (ID is 3RA50) not later than 10.00 a.m. on 8 October 2017 (or, in the case of any adjournment, not later than 48 hours before the time fixed for the holding of the adjourned meeting).

A proxy, however appointed, need not be a KWE Shareholder and may be the Chairman of the relevant meeting.

The KWE General Meeting

The KWE General Meeting is being convened at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN for 10.15 a.m. on 10 October 2017 (or, if later, as soon as the Scheme Court Meeting has concluded or been adjourned).

At the KWE General Meeting, each KWE Shareholder present, in person or by proxy (including holders of Excluded Shares), will be entitled to one vote for each KWE Share held at the Voting Record Time. In order for the Special Resolution to be passed, it must be approved by a majority of not less than two-thirds of votes cast by KWE Shareholders present and voting (and entitled to vote) in accordance with the KWE Articles, either in person or by proxy (including holders of Excluded Shares).

The Special Resolution contains provisions to amend the KWE Articles to ensure that any KWE Shares issued (other than to KW, its nominees or any member of the KW Group) (i) between the date of the KWE General Meeting and on or prior to the Scheme Record Time will be subject to the Scheme; and (ii) after the Scheme Record Time will automatically be acquired by KW on the same terms (other than terms as to timings and formalities and without any ability to make any Elections with respect to the Mix and Match Facility or the Original Offer) as under the Scheme. These provisions will avoid any person (other than a member of the KW Group) holding KWE Shares after dealings in such shares have ceased on the London Stock Exchange. The Special Resolution also contains provisions to authorise the KWE Directors to take all such actions as they may consider necessary or appropriate for carrying the Scheme into full effect. The terms of the Special Resolution are set out in their entirety in Part Thirteen (Notice of KWE General Meeting) of this document.

Entitlement to vote at the KWE Meetings

Each Scheme Shareholder who is on the Register at the Voting Record Time will be entitled to attend and vote, in person or by proxy, at the Scheme Court Meeting. Each KWE Shareholder who is on the Register at the Voting Record Time will be entitled to attend and vote, in person or by proxy, at the KWE General Meeting.

At both of the KWE Meetings, voting on the resolutions set out in the notices at Part Twelve (Notice of Scheme Court Meeting) and Part Thirteen (Notice of KWE General Meeting) of this document will be conducted on a poll rather than on a show of hands.

As at the Latest Practicable Date, KW and its subsidiaries held approximately 23.8% of the issued ordinary shares of KWE. Any KWE Shares held by or on behalf of any member of the KW Group (including, for the avoidance of doubt, any KWE Shares held by or on behalf of the Manager) will be Excluded Shares (i.e. not subject to the Scheme) and no member of the KW Group (including the Manager), or its nominee, is entitled to vote at the Scheme Court Meeting in respect of the Excluded Shares held by it.

The 23.8% of KWE Shares held by KW and/or its subsidiary undertakings as at the Latest Practicable Date included 532,230 KWE Shares held for the purpose of satisfying RSUs which will vest in connection with the Merger. It is intended that these RSUs will vest in consequence of the Merger after the KWE General Meeting but before the Scheme Record Time and that the 532,230 KWE Shares underlying these RSUs (less a certain number of KWE Shares withheld by KW to satisfy tax withholding obligations in accordance with the terms of the underlying award agreements) will be transferred to RSU holders (in accordance with the terms of the underlying award agreements) before the Scheme Record Time, i.e. in time for the relevant KWE Shares to become Scheme Shares and to be acquired by KW pursuant to the Scheme. However, irrespective of whether RSU holders or KW or any of its subsidiaries are holders of record of any KWE Shares to which these arrangements apply at any time when votes may be cast or proxies appointed for the Scheme Court Meeting, KW has undertaken to KWE to take all reasonable steps to procure that no proxies are appointed and no votes are cast at the Scheme Court Meeting in respect of any such underlying KWE Shares. However, votes attached to these underlying KWE Shares may be freely cast at the KWE General Meeting and Elections in respect of the underlying KWE Shares may be made prior to the Election Return Time.

As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

If either KWE Meeting is adjourned, only those Scheme Shareholders (in the case of the Scheme Court Meeting) or KWE Shareholders (in the case of the KWE General Meeting) on the Register not later than 6.00 p.m. on the last date to fall two Jersey Working Days before the date of the relevant adjourned KWE Meeting will be entitled to attend and vote.

If you propose to attend the KWE Meetings, please detach and bring with you the attendance cards to assist with your admission.

The completion and return of a Form of Proxy, the electronic appointment of a proxy or the submission of a proxy via CREST will not prevent an eligible Scheme Shareholder from attending and voting in person at the KWE Meetings, or any adjournment thereof, or an eligible KWE Shareholder from attending and voting in person at the KWE General Meeting, or any adjournment thereof. Attending and voting in person will result in the invalidation of any previously lodged proxy.

Each Scheme Shareholder and KWE Shareholder is entitled to appoint a proxy in respect of some or all of the shares held. Each Scheme Shareholder and KWE Shareholder is also entitled to appoint more than one proxy, as long as each proxy is appointed to exercise rights attached to different Scheme Shares or KWE Shares. A space has been included on each Form of Proxy for specifying the number of shares in respect of which a proxy is appointed. A Scheme Shareholder or KWE Shareholder who returns a Form of Proxy duly executed but leaves this space blank will be deemed to have appointed a proxy in respect of all of its Scheme Shares or KWE Shares, respectively.

A Scheme Shareholder or KWE Shareholder who wishes to appoint more than one proxy in respect of its shareholding should contact the KWE Registrar for further Forms of Proxy or photocopy the Forms of Proxy as required.

The person appointed as a proxy in relation to the Scheme Court Meeting will vote for or against the Scheme as per your instructions in the BLUE Form of Proxy. For any other business arising at the Scheme Court Meeting (including any proper procedural resolution not listed in the notice of the Scheme Court Meeting), the person appointed as a proxy will vote at his or her discretion.

The person appointed as a proxy in relation to the KWE General Meeting will vote for or against, or abstain from voting in relation to, the Special Resolution as per your instructions in the GREEN Form of Proxy. In the absence of instructions and for any business arising at the KWE General Meeting (including any proper procedural resolution not listed in the notice of the KWE General Meeting), the person appointed may vote, or abstain from voting, as he or she thinks fit on any business which may properly come before the KWE General Meeting.

The Chairman of the KWE Meetings shall be at liberty to accept a Form of Proxy (and to accept as having voted the number of Scheme Shares or, where relevant, KWE Shares, in respect of which the relevant holder seeks to vote) notwithstanding that the relevant Form of Proxy has not been completed in accordance with the instructions contained in the Form of Proxy, provided that the Chairman considers that the information contained in the Form of Proxy is sufficient to establish the entitlement of the holder of the relevant Scheme Shares or, where relevant, the KWE Shares, to vote and is satisfied as to the authority of the person signing it to do so.

A proxy, however appointed, need not be a KWE Shareholder and may be the Chairman of the relevant meeting.

Further information on the action to be taken is set out on pages 14 to 23 (“Action to be Taken”) of this document.

Shareholder Helpline

If you require assistance, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

25.	Sanction of the Scheme by the Court

Under Article 125 of the Jersey Companies Law, the Scheme requires the sanction of the Court. A Scheme Court Sanction Hearing is scheduled to be held at 10.00 a.m. on 18 October 2017 at the Royal Court of Jersey, Royal Court Building, St Helier, JE1 1BA, Jersey, Channel Islands. The time and date for the Scheme Court Sanction Hearing is indicative only and will depend on, among other matters, the date on which the Conditions are satisfied or (to the extent capable of waiver) waived. If the expected time and/or date of the Scheme Court Sanction Hearing is changed, KWE will give notice of this change by issuing an announcement via a Regulatory Information Service. Scheme Shareholders may, if they wish, attend and be heard at the Scheme Court Sanction Hearing, in person or through counsel, to support or oppose the Court’s sanctioning of the Scheme.

KW has confirmed that it will be represented by counsel at the Scheme Court Sanction Hearing, so as to consent to the Scheme and to undertake to the Court to be bound by and comply with the Scheme. KW agrees to undertake to the Court to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by each of them respectively for the purpose of giving effect to the Scheme.

If the Scheme is sanctioned by the Court at the Scheme Court Sanction Hearing, it will become effective only on delivery of the Court Order to the Registrar of Companies for registration which, under Jersey law, is required to take place not later than 14 days after the Court sanctions the Scheme. KWE expects to file the Court Order on the second Business Day after the date on which the Court sanctions the Scheme.

If the Scheme becomes effective, it will be binding on all holders of Scheme Shares, irrespective of whether or not they attended or voted in favour of the Scheme at the Scheme Court Meeting or in favour of the Special Resolution at the KWE General Meeting. It will also be binding in law. If the Scheme has not become effective on or before the Longstop Date, the Scheme will not be implemented and the Merger will not proceed (unless (a) KWE and KW otherwise agree to a later date and (b) the Panel and, if required, the Court permit such later date).

The last day of dealings in, and for registration of transfers of, KWE Shares is expected to be 19 October 2017, following which the KWE Shares will be suspended from the premium listing segment of the Official List and from trading on the London Stock Exchange’s main market for listed securities. No transfers of KWE Shares will be registered after that date.

26.	Modifications to the Scheme

Clause 13 of the Scheme provides for KWE and KW jointly to consent on behalf of all persons concerned to any modification of, or addition to, the Scheme or to any condition approved or imposed by the Court. The Court would be unlikely to approve any modification of, or additions to, or impose a condition to the Scheme which might be material and adverse to the interests of KWE Shareholders unless KWE Shareholders were informed of such modification, addition or condition. It would be a matter for the Court to decide, in its discretion, whether or not any further KWE shareholder meetings should be held in these circumstances.

27.	Delisting of KWE Shares

It is intended that, if the Scheme is approved at the Scheme Court Meeting, the Special Resolution is passed at the KWE General Meeting and the Scheme is sanctioned by the Court at the Scheme Court Sanction Hearing, the Court Order will be delivered to the Registrar of Companies for registration on 20 October 2017. It is expected that dealings in KWE Shares will be suspended at 7.30 a.m. (London time) on the Effective Date. It is also intended that an application will be made to the London Stock Exchange for the cancellation of the trading of the KWE Shares on the Main Market and that the UKLA will be requested to cancel the listing of KWE Shares on the Official List, to take effect on or after the first Business Day to fall after the Effective Date.

28.	Takeover Offer

KW reserves the right to elect, subject to the Panel’s consent, to implement the Merger by way of a Takeover Offer as an alternative to the Scheme. In such an event, the Takeover Offer will be implemented on the same terms (subject to appropriate amendments), so far as applicable, as those which would apply to the Scheme.

If the Merger is effected by way of a Takeover Offer and such Takeover Offer becomes or is declared unconditional in all respects and sufficient acceptances are received, KW intends to: (i) make a request to the UKLA to cancel the listing of the KWE Shares from the Official List; (ii) make a request to the London Stock Exchange to cancel trading in KWE Shares on the Main Market; and (iii) exercise its rights to apply the relevant provisions of Part 18 of the Jersey Companies Law, if applicable, to acquire compulsorily the remaining KWE Shares in respect of which the Takeover Offer has not been accepted.

If KW elects, with the Panel’s consent, to implement the Merger by way of a Takeover Offer, such offer will be made in compliance with applicable US tender offer and securities laws and regulations, including any applicable exemptions therefrom.

29.	Return of documents of title

If the Scheme is withdrawn or lapses, or an Election Form is validly withdrawn, documents of title submitted and other documents lodged with either Form of Proxy or the Election Form will be returned to the relevant Scheme Shareholder as soon as practicable and in any event within 14 days of such lapse or withdrawal.

30.	Offer-related arrangements

(a) Confidentiality Agreement

On 23 March 2017, KW, the Manager and KWE entered into the Confidentiality Agreement, pursuant to which the parties have undertaken, among other things, to (a) keep confidential all confidential information relating to the Merger and the other parties and not to disclose it to third parties (other than to certain permitted recipients), unless such disclosure is permitted pursuant to the Confidentiality Agreement (for example, where disclosure is required by law or regulation), and (b) use the confidential information for the sole purpose of considering, facilitating or advising on, or seeking advice in relation to, the Merger. These confidentiality obligations remain in force (i) for 24 months from the date of the Confidentiality Agreement, or (ii) until completion of the Merger, whichever is earlier.

Under the Confidentiality Agreement, KW and the Manager undertook to KWE to instruct the Ring Fenced Employees not to communicate to KW any confidential information regarding certain matters relating to KWE and its preparations for responding to KW’s proposals in respect of the Merger and promptly to supply to the KWE Independent Directors all information belonging to KWE requested by any KWE Independent Director and to instruct the named executives to ensure that such information was, when supplied, complete, accurate and not misleading.

In addition, KW also agreed that, other than KWE Shares acquired pursuant to the IMA, neither it nor any person acting in concert with it may acquire any interest in any KWE Shares without the prior written consent of the Independent Directors of KWE. This restriction will fall away immediately if KW indicates to KWE that it is no longer actively considering the Merger.

(b) Separate Manager’s Powers Agreement

On 10 April 2017, KWE and the Manager entered into the Separate Manager’s Powers Agreement, pursuant to which the Manager agreed that, during the offer period, it will make all arrangements requested by the Independent Directors of KWE to allow the Ring Fenced Employees to make all payments out of the bank accounts of KWE or any member of the KWE Group which are specified by the Independent Directors of KWE. For the purposes of the Separate Manager’s Powers Agreement, “offer period” means the period starting on the date of the Separate Manager’s Powers Agreement and ending on the earlier of (i) completion of the Merger, (ii) the date on which KW publicly announces that its offer for KWE has been withdrawn or has lapsed, and (iii) the date on which KW has confirmed in writing to the Independent Directors of KWE that it is no longer actively considering the Merger.

In addition, the Manager agreed that, during the offer period and notwithstanding anything to the contrary in the IMA, it will not take certain actions without the prior written approval of the Independent Directors of KWE. These actions include, among other things, (i) causing KWE or any member of the KWE Group to issue or acquire any KWE Shares, (ii) causing any payments in excess of (a) £2,000,000 on any single day or (b) £5,000,000 in any period of three consecutive days to be made out of the bank accounts of KWE or any member of the KWE Group, (iii) entering into any agreement to sell or acquire, on behalf of KWE or any member of the KWE Group, any assets having a value in excess of £15,000,000, and (iv) taking any action or engaging in any conduct, or causing KWE or any member of the KWE Group to enter into any arrangement, which would be restricted under Rule 21 of the Code.

(c) Transaction Agreement

On 24 April 2017, KW and KWE entered into the Transaction Agreement, pursuant to which they have agreed to certain mutual commitments to regulate the basis on which they are willing to implement the Merger.

In particular, KW and KWE agreed that KW shall have primary responsibility for obtaining all regulatory consents and approvals (the “Regulatory Consents”), specified in Conditions 2(b) and 2(c) of Part Three (Conditions and Certain Further Terms of the Scheme) of this document (the “Regulatory Conditions”), and that each party will promptly make all filings and supply all information necessary to obtain the Regulatory Consents. Each party also undertook to provide copies of, and incorporate reasonable comments on, all material filings, notifications, submissions and communications in relation to satisfaction of the Regulatory Conditions. The parties further undertook to notify the other parties of, and allow persons nominated by the other to attend, all meetings or material telephone calls in connection with obtaining the satisfaction of the Regulatory Conditions and the implementation of the Merger and to make reasonable oral submissions during such meetings or telephone calls.

The parties also undertook, to the extent not prohibited by law or regulation, to keep the other informed of the progress towards satisfaction of the Regulatory Conditions and of any development that might reasonably be considered to be likely to prevent any of the Regulatory Conditions from being satisfied.

Pursuant to the Transaction Agreement, KW undertook to provide KWE with all such co-operation, information and assistance as it may reasonably request in connection with the preparation and verification of this document and to procure that the KW Directors take responsibility for the information relating to KW, the KW Group, the Manager or any persons acting in concert with KW.

KW agreed, to the extent not prohibited by law or regulation or disclosed generally to the public, to notify the KWE Independent Directors in writing if, on or after the date of the Transaction Agreement, KW or any of its subsidiaries (other than KWE and its subsidiaries) take certain actions, including, but not limited to:

•	issuing, or becoming obliged to issue, any KW Shares (to the extent material in the context of the Merger);

•	declaring or paying any dividend or other distribution, other than its ordinary course quarterly dividends;

•	entering into any material agreement outside the ordinary course of its business (to the extent material in the context of the Merger); and

•	incurring any indebtedness which (if payable in full) would increase the borrowings of the KW Group (excluding KWE and its subsidiaries) by more than 20%.

(d) Indemnity Agreement and KWE Independent Directors’ Additional Remuneration Agreements

On 23 June 2017, KW, KWE, the Manager and the KWE Independent Directors entered into an indemnity agreement pursuant to which KW and the Manager, subject to certain exceptions and limitations, agreed to hold harmless and indemnify KWE and the KWE Independent Directors for liability arising from any inaccuracies, deficiencies and omissions relating to certain KWE information communicated externally or filed with a regulatory body.

The Indemnity Agreement further provides that the Manager will, when requested, promptly furnish the KWE Independent Directors with KWE information relating to KWE’s financial condition and use reasonable efforts to ensure such information is accurate and not misleading.

KW agreed that KWE information communicated by it to other persons or filed by it with any regulatory body will be accurate and not misleading and to accept responsibility for such information to the exclusion of the KWE Independent Directors.

In addition, KW has agreed to supply the KWE Independent Directors with copies of KWE information prior to the repetition, publication, dissemination, communication, filing or submission of such information and to refrain from releasing such information if the KWE Independent Directors provide written notice of their objections.

Pursuant to the terms of separate agreements entered into, with the consent of KW, between KWE and each of Charlotte Valeur, Mark McNicholas and Simon Radford dated 23 April 2017 (the “KWE Independent Directors’ Additional Remuneration Agreements”), KWE agreed to pay each KWE Independent Director extra remuneration for any services rendered in his/her capacity as a KWE Director in relation to the Merger. For more information on the Independent Directors’ Additional Remuneration Agreements, please see paragraph 12 of Part Eight (Additional Information) of this document.

31.	Settlement

Subject to (i) the Scheme becoming effective; and (ii) the payment of the KWE Special Distribution if, when and to the extent required by the Scheme (with the effect that the remaining arrangements provided for under the Scheme are required to be implemented), settlement of the consideration to which any Scheme Shareholder is entitled under the Scheme and of the KWE Special Distribution will be effected as soon as practicable and, in any event, not later than 14 days after the Effective Date in the manner explained in this paragraph 31. The Closing Dividend will be payable not later than 10 January 2018.

31.1	New KW Shares

(a) Scheme Shares in uncertificated form (i.e. in CREST)

Unlike KWE Shares, New KW Shares are not capable of being held, transferred or settled directly through the CREST settlement system. For this reason, a Scheme Shareholder who holds Scheme Shares in uncertificated form through CREST (directly or through a broker or other nominee with a CREST account) immediately prior to the Scheme Record Time will not be issued New KW Shares directly but will be issued KW CDIs through an existing CDI programme administered through CREST in respect of KW Shares. Under the arrangements, one KW CDI will represent one KW Share. The KW CDIs will reflect the economic rights attached to the New KW Shares. However, while the holders of KW CDIs will have an interest in the underlying New KW Shares, they will not be the registered holders of the New KW Shares.

The KW CDIs to which such Scheme Shareholders will be entitled under the Scheme will be delivered, held and settled in CREST and linked to the underlying New KW Shares by means of the CREST International Settlement Links Service and, in particular, CREST’s established link with DTC. This link operates via the services of CREST International Nominees Limited, which is a participant in DTC.

Under the CREST International Settlement Links Services, CREST Depository Limited, a subsidiary of Euroclear, issues dematerialised depository interests representing entitlements to non-UK securities (such as the New KW Shares) called CREST Depository Interests or CDIs, which may be held, transferred and settled exclusively through CREST.

The terms on which CDIs are issued and held in CREST are set out in the CREST Manual (and, in particular, the deed poll set out in the CREST International Manual) and the CREST Terms and Conditions issued by Euroclear.

On settlement, the KW Transfer Agent will cause the credit of the New KW Shares through DTC to the securities deposit account of CREST International Nominees Limited, as nominee for CREST Depository Limited in DTC. CREST Depository Limited will then issue the KW CDIs through CREST to the CREST Receiving Agent, as receiving agent for delivery to the securities deposit account in CREST in which each such uncertificated Scheme Shareholder previously held Scheme Shares. A custody fee, as determined by CREST from time to time, is charged at the user level (i.e. to the holder of KW CDIs) for the CREST International Settlement Links Service.

KW and KWE will enter into arrangements with the CREST Receiving Agent pursuant to which Euroclear will be instructed to credit the appropriate stock account in CREST of the relevant Scheme Shareholder with such relevant Scheme Shareholder’s entitlement to KW CDIs as soon as practicable after the Effective Date and in any event within 14 days thereof.

Notwithstanding the above, KW reserves the right to settle all or part of such consideration in accordance with paragraph 31.1(c) below of this Part Two if, for reasons outside KW’s reasonable control, it is not able to effect settlement in accordance with this paragraph 31.1(a).

With effect from close of trading on the last day of dealings in KWE Shares prior to the Effective Date, each holding of Scheme Shares credited to any stock account in CREST will be disabled and all Scheme Shares will be removed from CREST in due course. Euroclear will be instructed to credit the appropriate stock account in CREST of the CREST shareholder concerned with such CREST shareholder’s entitlement to KW CDIs representing New KW Shares. The stock account concerned will be an account under the same participant ID and member account ID under which the relevant CREST shareholder holds the relevant Scheme Shares.

Holders of KW CDIs will be able to cancel their KW CDIs by settling a cross-border delivery transaction in respect of the underlying New KW Shares through CREST to a DTC participant, in accordance with the rules and practices of CREST and DTC.

(b) Rights attaching to KW CDIs

The registered holder of the New KW Shares represented by KW CDIs will be Cede & Co., a nominee of DTC. The custodian of those New KW Shares will be CREST International Nominees Limited, who will hold them, either directly or indirectly through a sub-custodian, through book entry interests within the DTC system as nominee for CREST Depository Limited. CREST Depository Limited will hold those New KW Shares on trust (as bare trustee under English law) for the holders of Scheme Shares in uncertificated form to whom it will issue KW CDIs through CREST.

Under an agreement with Euroclear, Euroclear will make a copy of the register of names and addresses of holders of KW CDIs available to KW (and/or its voting agent) to enable KW (or its voting agent) to (a) send out notices of shareholder meetings and forms of proxy to KW CDI holders; and (b) produce a definitive list of KW CDI holders as at the record date of the meeting.

In order to allow holders of KW CDIs to exercise rights relating to the underlying New KW Shares, KW will enter into arrangements pursuant to which holders of KW CDIs will be able to (a) receive notices of general shareholder meetings of KW; (b) give directions as to voting at general shareholder meetings of KW; and (c) have made available to them and be sent, at their request, copies of the annual report and accounts of KW and any other documents issued by KW to holders of KW Shares generally.

In addition, Cede & Co. and Euroclear have omnibus proxy arrangements pursuant to which CREST International Nominees Limited (the custodian of the New KW Shares underlying the KW CDIs) will be able to grant each KW CDI holder the right to vote in respect of such holder’s underlying New KW Shares.

Holders of KW CDIs will otherwise be treated in the same manner as if they were registered holders of the New KW Shares underlying the KW CDIs, in each case in accordance with applicable law and, so far as is possible, in accordance with the CREST arrangements.

Scheme Shareholders who wish to have the full ease of dealing and other benefits associated with holding KW Shares in DTC in the same way as existing KW Shareholders should consider transferring the New KW Shares they receive in CDI form under the terms of the Merger from CREST to DTC as soon as conveniently possible in accordance with the procedure described above.

(c) Scheme Shares in certificated form (i.e. not in CREST)

Each Scheme Shareholder who holds Scheme Shares in certificated form will be issued New KW Shares to which he or she is entitled under the Scheme in respect of Scheme Shares held in certificated form directly, so that the name of such Scheme Shareholder will be entered as the registered owner of the relevant number of New KW Shares on the KW Register and the KW Transfer Agent will deliver share certificates to such Scheme Shareholder in respect of the New KW Shares to which the Scheme Shareholder is entitled. Definitive certificates for the New KW Shares will be despatched by first class post (or such other method as may be approved by the Panel) within 14 days of the Effective Date. In the case of joint Scheme Shareholders, certificates will be despatched to the joint Scheme Shareholder whose name appears first in the Register.

The KWE Registrar will forward details of Scheme Shareholders who hold Scheme Shares in certificated form to the KW Transfer Agent. Subject to satisfactory completion of the KW Transfer Agent’s new client procedures, the KW Transfer Agent will make arrangements for such holder to hold its New KW Shares directly in registered form.

The information requested in any form(s) provided to Scheme Shareholders holding their Scheme Shares in certificated form by the KW Transfer Agent, as part of the KW Transfer Agent’s new client procedures, is needed in order to permit the New KW Shares to which the relevant Scheme Shareholder is entitled to be properly recorded in that Scheme Shareholder’s name within the KW register. Failure to return such form(s) provided by the KW Transfer Agent as part of its new client procedures may affect the ability of the KW Transfer Agent to properly: (i) record New KW Shares in the name of the relevant Scheme Shareholder; (ii) send to that Scheme Shareholder any documentation relating to his or her holding; or (iii) pay that Scheme Shareholder any dividends or other revenues he or she may be entitled to, and may result in withholding tax being suffered on such payments to a greater extent than would otherwise be the case.

On the Effective Date, each certificate issued by KWE and representing a holding of Scheme Shares will cease to be valid. Following settlement under the Scheme, all Scheme Share certificates should be destroyed.

The New KW Shares will be listed on the NYSE, and holders of Scheme Shares in certificated form may find that holding and trading the New KW Shares directly involves US market practices and formalities that may be unfamiliar to such holders. Further information about the rights attaching to KW Shares is set out in Part Ten (Description of KW Shares) of this document.

31.2	KW Cash Component, KWE Special Distribution and Closing Dividend

(a) KW Cash Component and Fractional Entitlement Payments

In the case of Scheme Shares which, at the Scheme Record Time, are in uncertificated form, the KW Cash Component and any cash sum due in respect of fractional entitlements to New KW Shares or KW CDIs will be paid through CREST in pounds sterling, in accordance with the CREST payment arrangements. However, KW reserves the right to make payment of the KW Cash Component and any cash sum due in respect of fractional entitlements to New KW Shares or KW CDIs by cheque in each case in the manner described below with respect to Scheme Shares in certificated form if, for reasons outside its reasonable control, it is not able to effect settlement via CREST.

Where KW settles the KW Cash Component or any cash sum due in respect of fractional entitlements to New KW Shares or KW CDIs to a Scheme Shareholder via CREST, KW will procure that an instruction is given to Euroclear to create an assured payment obligation in favour of the appropriate CREST account. The creation of such assured payment obligation will be a complete discharge of the obligations of KW under the Scheme with reference to payments made through CREST. The instruction to Euroclear to create an assured payment obligation in favour of the appropriate CREST account will be given in such time as to enable such payments to be made within 14 days after the Effective Date.

In the case of Scheme Shares which at the Scheme Record Time are in certificated form, settlement of the KW Cash Component and any cash sum due in respect of fractional entitlements to New KW Shares or KW CDIs will be made in pounds sterling by cheque, or if practicable in the opinion of KW and KWE, via BACS.

Cheques shall be despatched within 14 days after the Effective Date. All deliveries of cheques required to be made pursuant to the Scheme will be effected by posting the same day in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register at the Scheme Record Time or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in the Register in respect of such joint holding at the Scheme Record Time or in accordance with any special instructions regarding communications previously given to KWE, and none of KWE, KW nor any person or nominee appointed by KWE or KW in accordance with this Scheme nor their respective agents, will be responsible for any loss or delay in the transmission or delivery of any share certificates or cheques sent in this way and shall be sent at the risk of the person entitled thereto.

KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, all payments required from KW by the Scheme in respect of the KW Cash Component and any payment in respect of a fractional entitlement will be made free and clear of any and all deductions and/or withholdings in respect of any US federal income tax, provided that US federal backup withholding may apply under the circumstances described in Clause 8.11 of the Scheme. Instructions to Scheme Shareholders for completing and providing these forms to the Receiving Agent are described in the section entitled “Action to be Taken” and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

(b) Payment of the KWE Special Distribution

Subject to compliance with the provisions of the Jersey Companies Law, Scheme Shareholders on the Register at the Scheme Record Time who are entitled to receive the New Offer Consideration and Distribution will be entitled to receive the KWE Special Distribution under the terms of the Scheme. Payment of the KWE Special Distribution will be made by KWE in accordance with the KWE Articles and the provisions of the Jersey Companies Law in pounds sterling by cheque, or, where practicable in the opinion of KWE, via CREST or BACS.

Payments made by cheque will be payable to the Scheme Shareholders who are entitled to the payment. Cheques shall be despatched within 14 days after the Effective Date. All deliveries of cheques required to be made pursuant to the Scheme will be effected by posting the same day in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register at the

Scheme Record Time or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in the Register in respect of such joint holding at the Scheme Record Time or in accordance with any special instructions regarding communications previously given to KWE, and none of KWE, KW nor any person or nominee appointed by KWE or KW in accordance with this Scheme nor their respective agents will be responsible for any loss or delay in the transmission or delivery of any share certificates or cheques sent in this way and shall be sent at the risk of the person entitled thereto.

In circumstances where KWE decides to pay the KWE Special Distribution to a Scheme Shareholder via CREST, KWE will procure that an instruction is given to Euroclear to create an assured payment obligation in favour of the appropriate CREST account. The creation of such assured payment obligation will be a complete discharge of the obligations of KWE under the Scheme with reference to payments made through CREST. The instruction to Euroclear to create an assured payment obligation in favour of the appropriate CREST account will be given in such time as to enable such payments to be made within 14 days after the Effective Date.

In circumstances where KWE decides to pay the KWE Special Distribution via BACS, KWE will make appropriate arrangements for such payments having regard, where practicable, to the existing arrangements under which KWE remits dividend payments to KWE Shareholders and such payments will be made within 14 days after the Effective Date.

KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, all payments required from KWE by the Scheme in respect of the KWE Special Distribution will be made free and clear of any and all deductions and/or withholdings in respect of any US federal income tax, provided that US federal backup withholding may apply under the circumstances described in Clause 8.13 of the Scheme. Instructions to Scheme Shareholders for completing and providing these forms to the Receiving Agent are described in the section entitled “Action to be Taken” and Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of this document.

(c) Payment of the Closing Dividend

Subject to compliance with the provisions of the Jersey Companies Law, all KWE Shareholders on the Register at the Closing Dividend Record Time will be entitled to receive the Closing Dividend from KWE under the terms of the Scheme. The Closing Dividend will be paid on the First KW Dividend Payment Date (i.e. by 10 January 2018) and in accordance with the KWE Articles and the provisions of the Jersey Companies Law and in pounds sterling by cheque, or, where practicable in the opinion of KWE, via CREST or BACS.

Payments made by cheque will be payable to the KWE Shareholders who are entitled to the payment. All deliveries of cheques required to be made pursuant to the Scheme will be effected by posting the same day in pre-paid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register at the Closing Dividend Record Time or, in the case of joint holders, to the address of that one of the joint holders whose name stands first in the Register in respect of such joint holding at the Closing Dividend Record Time or in accordance with any special instructions regarding communications previously given to KWE, and none of KWE, KW nor any person or nominee appointed by KWE or KW in accordance with this Scheme nor their respective agents shall be responsible for any loss or delay in the transmission or delivery of any share certificates or cheques sent in this way and shall be sent at the risk of the person entitled thereto.

In circumstances where KWE agrees to pay the Closing Dividend to a KWE Shareholder via CREST, the relevant KWE Shareholder will receive the Closing Dividend from KWE through CREST. KWE will procure that an instruction is given to Euroclear to create an assured payment obligation in favour of the appropriate CREST account. The creation of such assured payment obligation will be a complete discharge of the obligations of KWE under the Scheme with reference to payments made through CREST.

In circumstances where KWE decides to pay the Closing Dividend via BACS, KWE will make appropriate arrangements for such payments having regard, where practicable, to the existing arrangements under which KWE remits dividend payments to KWE Shareholders.

31.3	General

All documents and remittances sent by post will be sent at the risk of the person(s) entitled thereto.

Except with the consent of the Panel, settlement of the consideration to which any Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme, free of any lien, right of set-off, counterclaim or other analogous right to which KW might otherwise be, or claim to be, entitled against such Scheme Shareholder.

32.	Taxation

Your attention is drawn to Part Seven (Taxation) of this document, which contains a summary of certain aspects of the Jersey, UK and US tax treatment of the Merger. That summary relates only to the position of certain categories of beneficial owners of Scheme Shares and Scheme Shareholders (as explained further in Part Seven (Taxation) of this document), does not constitute tax advice and does not purport to be a complete analysis of all potential Jersey, UK or US tax consequences of the Merger.

If KWE were to elect to be treated as a partnership for US tax purposes at or before the time at which KW acquires the Scheme Shares pursuant to the Scheme, beneficial owners of Scheme Shares and Scheme Shareholders who are US Holders and who have made a QEF election with respect to their Scheme Shares may incur additional US tax liabilities in connection with the Scheme. Such beneficial owners of Scheme Shares and Scheme Shareholders may also incur other tax liabilities if this occurs after that time. KW undertakes for the benefit of all beneficial owners of Scheme Shares and Scheme Shareholders that it will not take any step, and will procure that none of its Affiliates will take any step, calculated to cause KWE to be treated as a partnership for US tax purposes effective on or prior to the date on which it acquires the Scheme Shares pursuant to the Scheme, except with the prior written consent of the KWE Independent Directors. The KWE Independent Directors will not give their consent to this unless, seven (7) days prior to the Scheme Court Meeting, they have announced their intention to do so through a Regulatory Information Service and unless KW undertakes not to take, and to prevent its Affiliates from taking, any such step until after the Court agrees to sanction the Scheme on the basis that this will occur.

Any US Holder (as defined in Part Seven (Taxation) of this document) who has made, or is considering making, a QEF election with respect to his or her Scheme Shares or which is a tax-exempt organisation, or a non-US Holder which is an entity controlled by a foreign government under the US federal income tax laws should note, in particular, the matters discussed in paragraphs 2.1(3), 2.1(4) and 2.2(3) of Part Seven (Taxation) of this document.

Beneficial owners of KWE Shares and KWE Shareholders who believe that they may prefer alternative tax treatments to those described in Part Seven (Taxation) should consider seeking independent professional advice on alternative courses of action that may be available to them (including disposing of their shares in the market rather than pursuant to the Scheme) in the event that KWE were to be treated as a partnership for US tax purposes.

The payment of the KW Cash Component, the KWE Special Distribution and/or any other amount (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer to Scheme Shareholders entitled to the New Offer may be subject to US federal backup withholding (currently, at a rate of 28%). An explanation of this backup withholding is given in paragraphs 2.1(6) and 2.2(5) of Part Seven (Taxation) of this document.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-8 or IRS Forms W-9 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-9 or, as applicable, IRS Forms W-8 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed IRS Forms W-9 or applicable IRS Forms W-8, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of IRS Form W-9 and applicable IRS Form W-8 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 OR TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 OR IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 OR IRS FORM W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 OR IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-9 OR, IF APPLICABLE, IRS FORMS W-8 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

The various versions of IRS Forms W-8 and W-9 for use by different categories of taxpayer are generally as follows:

•	W-9 for use by beneficial owners of Scheme Shares which are “United States persons”;

•	W-8BEN for use by individual beneficial owners of Scheme Shares that are not “United States persons”;

•	W-8BEN-E for use by corporate and certain other non-individual beneficial owners of Scheme Shares that are not “United States persons”; and

•	W-8IMY for use by non-US intermediaries and non-US partnerships (or entities treated as partnerships for US federal income tax purposes).

Beneficial owners of Scheme Shares and Scheme Shareholders should also review the discussion of US federal backup withholding in Part Seven (Taxation) of this document and consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. Form W-9 or applicable Form W-8) and any supporting documentation to be provided to avoid potential US federal backup withholding.

In addition to the backup withholding regime, there are special rules regarding US taxation in relation to the KW Cash Component of the New Offer. For a more complete explanation of these, beneficial owners of KWE Shares and KWE Shareholders should carefully review Part Seven (Taxation) of this document and seek advice from their tax advisers.

In overview, these rules could, in certain circumstances, cause non-US Holders of Scheme Shares to be subject to US federal income tax in respect of the KW Cash Component despite the fact that KW pays the KW Cash Component without deduction or withholding of US federal income tax. In general, these rules could only apply if beneficial owners of Scheme Shares that own at least 50% of KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme come to own at least 50% of KW immediately after such time, in each case taking into account constructive ownership rules.

In that case, all or a portion of the cash received by a non-US Holder in respect of the KW Cash Component could be subject to US tax on deemed dividends by KW or treated as a gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme.

•	Any such deemed dividend would be treated as paid by KW to the extent of its 2017 “earnings and profits” for US federal income tax purposes. This tax would not exceed 30% of the lesser of (a) the KW Cash Component received by the relevant non-US Holder and (b) the non-US Holder’s attributable proportion of such earnings and profits (and may, in appropriate cases, be eligible for a reduced rate of US income taxation under an applicable tax treaty). Any earnings and profits of KW would be allocated ratably among actual and deemed dividends paid by KW in 2017. KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profits (for US federal income tax purposes) for the financial year ending 31 December 2017.

•	In addition, even if, contrary to KW’s stated expectation, KW were to have a material amount of earnings and profits for US federal income tax purposes for the financial year ending 31 December 2017, any non-US Holder whose percentage interest (taking into account the constructive ownership rules described below) in all of the outstanding KW Shares immediately after the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme (including, but not limited to, New KW Shares acquired pursuant to the Scheme, as well as any KW Shares otherwise acquired in connection therewith) is less than 80% of such non-US Holder’s relative interest in KWE Shares immediately prior to such time (the “Less Than 80% Test”) will not be treated as receiving a deemed dividend (and will thus not be subject to the 30% deemed dividend tax referred to above on any portion of the KW Cash Component received pursuant to the Scheme).

For example, a non-US Holder that held a 5% interest in KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme could not be subject to the 30% deemed dividend tax unless such non-US Holder holds a 4% or greater interest in KW Shares immediately after such time. Accordingly, the 30% deemed dividend tax would not apply to any non-US Holder who does not actually or constructively hold any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme, but who only acquires KW Shares pursuant to the Scheme. Under constructive ownership rules, a non-US Holder generally will be treated as owning stock owned by certain related persons (such as an individual’s spouse, children, grandchildren and parents), as well as, in certain circumstances, such holder’s allocable share of stock held by any corporation (such as KWE shares owned by KW immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme) or any partnership, estate or trust, in each case, in which the non-US Holder or its relatives hold an interest. In addition, a non-US Holder which actually or constructively holds an option to purchase stock, is treated as owning the underlying stock.

A non-US Holder will not be subject to this form of 30% deemed dividend tax as a result of choosing to receive the consideration available under the New Offer or as a result of making any Additional Share Elections under the Mix and Match Facility if that non-US Holder does not own, actually or constructively, any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme. Accordingly, non-US Holders of Scheme Shares may wish to consider whether to avoid (or limit) any further acquisitions of KW Shares prior to such time. Those non-US Holders who already own KW Shares may also wish to avoid (or limit) any Additional Share Elections under the Mix and Match Facility, which could jeopardise their ability to satisfy the Less Than 80% Test, or to consider disposing of some or all of their KW Shares, or to reduce the KW Shares they will receive under the Scheme by reducing their holdings of KWE Shares in time, in either case insofar as that would remove or mitigate their potential liability to this form of deemed dividend taxation.

Assuming that a substantial number of beneficial owners of Scheme Shares satisfy the Less Than 80% Test and thus are not treated as if they had received deemed dividends, the remaining recipients of the KW Cash Component payable to non-US Holders (i.e. those which do not satisfy the Less Than 80% Test) would be allocated a significantly larger portion of KW’s earnings and profits. However, a non-US holder will never be allocated earnings and profits in excess of the KW Cash Component it receives and would thus never be subject to the 30% deemed dividend tax in respect of an amount greater than the KW Cash Component it receives.

•	To the extent that the KW Cash Component is not treated as a deemed dividend on the basis described above, it may nonetheless be treated as gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme and subjected to US federal income tax if the non-US Holder owned (or was treated as owning) more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the deemed redemption and (ii) the non-US Holder’s holding period in such shares (a “5% Holder”). This tax would be payable on the graduating scale of US federal income tax rates (including, if applicable, reduced tax rates on long-term capital gains derived by certain non-corporate holders, including individuals) on the amounts deemed to be received after allowing for certain reductions in respect of tax basis. The Less than 80% Test will not avoid or mitigate this tax.

Any beneficial owners of Scheme Shares who are also holders of KW Shares and who wish to avoid the potential application of these rules should consult their tax advisers, including as to the desirability and tax consequences of disposing of some or all their Scheme Shares or KW Shares in the market prior to the Merger.

Any person (whether or not a holder of shares in KW or KWE) who is considering acquiring shares in KW or KWE prior to the Effective Date should consider whether to refrain from doing so if, as a result, it may become liable to additional US tax as a result of the requirements described above.

This summary is, of necessity, a simplification of numerous complex tax considerations. Beneficial owners of Scheme Shares and Scheme Shareholders should not rely on it as a comprehensive statement of the potential tax implications of their receipt of the KW Cash Component under the New Offer or the First KW Dividend and should in addition read and consider carefully the explanations in Part Seven (Taxation) of this document in full and seek independent tax advice on them.

33.	Overseas Shareholders

Where legally permissible, Scheme Shareholders, and other KWE Shareholders, in all jurisdictions will receive this document and the accompanying Forms of Proxy to notify them of, and permit them to attend and/or vote for or against the Scheme at, the meetings at which they are entitled to vote. However, there may be restrictions on the extent to which certain shareholders of KWE in jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands and the Cayman Islands can receive either this document or an Election Form, make Elections and/or receive New KW Shares pursuant to the Scheme. The arrangements for such shareholders are summarised below and set out more fully in Clause 9 of the Scheme. Any persons who are resident in, or citizens or nationals of, or otherwise subject to the law of, any jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands should inform themselves about, and observe, any applicable legal or regulatory requirements. Any failure to comply with the applicable requirements may constitute a violation of the securities laws of any such jurisdiction. To the fullest extent permitted by applicable law, the companies and persons involved in the Merger disclaim any responsibility or liability for the violation of such requirements by any person.

The release, publication or distribution of this document and/or the Election Form in or into jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands may be restricted or prohibited by the laws of those jurisdictions and therefore persons into whose possession any Election Form comes should inform themselves about, and observe, any such restrictions or applicable requirements. Any failure to comply with such restrictions or applicable requirements may constitute a violation of the securities laws of any such jurisdiction. Neither this document nor any Election Form should be forwarded or transmitted in, into or from any jurisdiction in which to do so would give rise to a violation of the relevant laws in such jurisdiction.

The availability of the Scheme and the Merger to certain Overseas Shareholders (including the right to make an Election under the Mix and Match Facility or for the Original Offer) may be restricted or prohibited by the laws of the relevant jurisdiction. Overseas Shareholders should inform themselves about, and observe, any applicable legal or regulatory requirements. KWE Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

It is the responsibility of each Overseas Shareholder to satisfy itself as to the full observance of the laws of the relevant jurisdiction in connection therewith, including the obtaining of any governmental, exchange control or other consents which may be required, or the compliance with other necessary formalities which are required to be observed and the payment of any issue, transfer or other taxes due in such jurisdiction. In respect of any Scheme Shareholder who is resident, located or has a registered address in a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, or who KW or KWE reasonably believes to be a citizen, resident or national of, or subject to the law of, a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, if the law of a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands precludes (or precludes except after compliance by KW or KWE with any governmental or other consent or any registration, filing or other formality with which KW or KWE, as applicable, is unable to comply or compliance with which KW or KWE (in each case acting reasonably) regards as unduly onerous), or KW or KWE is advised that such law so precludes (i) the extension or availability of the Merger or the Election in, into or from such jurisdiction; (ii) an Election or the granting of a right to make an Election pursuant to the Merger; or (iii) the issue of New KW Shares or KW CDIs pursuant to the Merger, then KW or KWE may, in its discretion, determine that:

•	one or more such Election shall not be valid or accepted in respect of any relevant Scheme Shareholder, in which case such Scheme Shareholder shall receive the New Offer Consideration and Distribution; or

•	such New KW Shares (or KW CDIs) shall be sold, in which event the relevant New KW Shares (or KW CDIs) shall be issued to (or for the benefit of) such Scheme Shareholder and KW shall appoint a person who shall be authorised to act on behalf of such Scheme Shareholder to procure that any shares (or KW CDIs) in respect of which KW or KWE has made such determination shall, as soon as practicable following the Effective Date, be sold and the net proceeds of such sale shall be remitted to such Scheme Shareholder; or

•	such New KW Shares (or KW CDIs) shall not be issued to such Scheme Shareholder but shall instead be issued to a nominee for such Scheme Shareholder appointed by KW on terms that the nominee shall, as soon as practicable following the Effective Date, sell the relevant New KW Shares (or KW CDIs) so issued and the net proceeds of such sale shall be remitted to such Scheme Shareholder.

Neither KW nor KWE will be liable to any Scheme Shareholder for making any determination or acting in accordance with this paragraph 33.

This document and the accompanying documents have been prepared for the purposes of complying with Jersey law, the Listing Rules and the Code and the information disclosed may not be the same as that which would have been disclosed if this document had been prepared in accordance with the laws of jurisdictions outside England and Wales and Jersey. Overseas Shareholders should consult their own legal and tax advisers with regard to the legal and tax consequences of the Scheme to their particular circumstances.

All KWE Shareholders (including, without limitation, nominees, trustees or custodians) who would, or otherwise intend to, forward this document and its accompanying documents to any jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands should seek appropriate independent professional advice before taking any action.

US Shareholders

The New KW Shares have not been and will not be registered under the US Securities Act or under the securities laws of any state or other jurisdiction of the United States and are expected to be issued in the United States in reliance upon the exemption from the registration requirements of the US Securities Act provided by Section 3(a)(10) thereof. Accordingly, the New KW Shares may not be offered, sold, resold, delivered, distributed or otherwise transferred, directly or indirectly, in or into the United States without an exemption from registration under the US Securities Act.

The New KW Shares generally should not be treated as “restricted securities” within the meaning of Rule 144(a)(3) under the US Securities Act and persons who receive securities under the Scheme (other than “affiliates” as described in the paragraph below) may resell them without restriction under the US Securities Act.

Under US securities laws, persons who are or will be deemed to be affiliates (as defined under the US Securities Act) of KW prior to or after the Effective Date may be subject to timing, manner of sale and volume restrictions on the resale in the United States of New KW Shares received in connection with the Scheme. Whether a person is an “affiliate” of a company for such purposes depends upon the circumstances, but affiliates of a company include individuals who, or entities that, control directly or indirectly, or are controlled by or are under common control with, that company, and may include certain officers and directors and significant shareholders of KW. Scheme Shareholders who believe they may be affiliates for the purposes of the US Securities Act should consult their own legal advisers prior to any resale of New KW Shares received under the Scheme.

For the purposes of qualifying for the exemption from the registration requirements of the US Securities Act afforded by Section 3(a)(10), the Court will be advised through counsel that KW will rely on the Section 3(a)(10) exemption based on the Court’s sanctioning of the Scheme, which will be relied upon by KW as an approval of the Scheme following a hearing on the fairness of the terms and conditions of the Scheme to Scheme Shareholders, at which hearing all KWE Shareholders are entitled to attend in person or through counsel to support or oppose the sanctioning of the Scheme and with respect to which notification has been given to all KWE Shareholders.

The New KW Shares have not been approved or disapproved by the SEC, any state securities commission in the United States or any other US regulatory authority, nor have such authorities passed upon or determined the fairness or merits of the New KW Shares or upon the adequacy or accuracy of the information contained in this document. Any representation to the contrary is a criminal offence in the United States.

The Merger relates to the shares of a Jersey company and is being effected by means of a scheme of arrangement pursuant to the Jersey Companies Law. A transaction effected by means of a scheme of arrangement is not subject to the tender offer rules under the US Exchange Act and is exempt from the registration requirements under the US Securities Act. Accordingly, the Merger will be subject to disclosure requirements and practices applicable under the Code and Jersey law to schemes of arrangement, which are different from the disclosure and other requirements of the US tender offer and securities laws.

The shares of KWE are not registered under the US Exchange Act. The financial information in respect of KWE included in, or incorporated by reference into, the KW Prospectus (the publication and content of which are the responsibility solely of the KW Directors) and this document has been prepared in accordance with accounting standards applicable in the UK and therefore may not be comparable to the financial information of US companies or companies whose financial statements have been prepared in accordance with US generally accepted accounting principles (“US GAAP”). US GAAP differ in certain significant respects from International Financial Reporting Standards as adopted by the European Union. None of the financial information in, or incorporated by reference into, this document with respect to KWE has been audited in accordance with auditing standards generally accepted in the United States or the auditing standards of the Public Accounting Standards Oversights Board (United States).

It may be difficult for US holders of KWE Shares to enforce their rights and any claims they may have arising under US federal securities laws in connection with the Merger, since KWE is organised under the laws of a country other than the United States, and some of its officers and directors may be residents of countries other than the United States and most of the assets of KWE are located outside the United States. US holders of KWE Shares may not be able to sue a non-US company or its officers or directors in a non-US court for violations of US securities laws. Further, it may be difficult to compel a non-US company and its affiliates to subject themselves to a US court’s jurisdiction or judgment.

The Merger may, in certain circumstances and subject to the consent of the Panel, be carried out by way of a Takeover Offer under the Jersey Companies Law rather than using a scheme of arrangement. If KW elects to implement the Merger by way of a Takeover Offer, such Takeover Offer will be subject to applicable US tender offer and securities laws and regulations, including any exemptions therefrom.

In accordance with normal practice under the Code and Jersey law, KW or its nominees, or its brokers (acting as agents), may from time to time make certain purchases of, or arrangements to purchase, KWE Shares outside the United States, other than pursuant to the Scheme of Arrangement, until the date on which the Merger becomes effective, lapses or is withdrawn. These purchases may occur either in the open market at prevailing prices or in private transactions at negotiated prices.

In addition, the Manager is entitled to an annual management fee (payable quarterly in arrear) equal to 1% of KWE’s adjusted net asset value, half of which may be paid in certain circumstances in KWE Shares (for further information please see paragraph 15 of this Part Two). Any information about such purchases and/or fees will be disclosed, as required in the UK, will be reported to a Regulatory Information Service and will be available on the London Stock Exchange website at www.londonstockexchange.com.

34.	Action to be taken

Your attention is drawn to the sections entitled “Important Notice about Voting on the Merger” commencing on page 12 of this document and “Action to be Taken” commencing on page 14 of this document.

35.	Further information

Apart from completing, signing and returning the Forms of Proxy and Election Form, if you wish to make an Election, you do not need to take any further action at this stage.

36.	Shareholder helpline

If you require assistance, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

The terms of the Scheme are set out in full in Part Four (The Scheme of Arrangement) of this document. Your attention is also drawn to the further information contained (or incorporated by reference) in this document which forms part of this Explanatory Statement.

Yours faithfully,

Alex Midgen

Duly authorised

For and on behalf of Rothschild

Dwayne Lysaght

Duly authorised

For and on behalf of J.P. Morgan Limited

PART THREE

CONDITIONS AND CERTAIN FURTHER TERMS OF THE SCHEME

Part A — Conditions to the Scheme

The Scheme will be conditional upon the Scheme becoming unconditional and effective, subject to the provisions of the Code, on or before the Longstop Date.

Scheme approval

1.	The Scheme will be conditional upon:

(a)	(i) approval of the Scheme at the Scheme Court Meeting (and at any separate class meeting which may be required or any adjournment thereof) by a majority in number of the Scheme Shareholders (or, if more than one class, of each class of Scheme Shareholders) on the register of members of KWE at the Scheme Voting Record Time, present and voting, either in person or by proxy, representing three-quarters or more of the votes attached to the Scheme Shares cast by those Scheme Shareholders (or class of Scheme Shareholders, as the case may be); and (ii) such Scheme Court Meeting being held on or before the later of (1) the 22nd day after the expected date of the Scheme Court Meeting set out in this document and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree);

(b)	(i) all resolutions required to approve and implement the Scheme as set out in the notice of the KWE General Meeting (including, without limitation, the Special Resolution) being duly passed by the requisite majority of KWE Shareholders at the KWE General Meeting or at any adjournment thereof; and (ii) the KWE General Meeting being held on or before the later of (1) the 22nd day after the expected date of the KWE General Meeting set out in this document; and (2) the fifth Business Day following the date on which the KW Shareholder Resolution has been duly passed (or, in each case, such later date (if any) as KW and KWE may agree); and

(c)	the sanction of the Scheme by the Court without modification, or with modification on terms acceptable to KW and KWE, at the Scheme Court Sanction Hearing and the delivery of the Court Order to the Registrar of Companies for registration.

Other conditions

2.	In addition, KW and KWE have agreed that the Scheme will be conditional upon the following Conditions and, accordingly, the necessary actions to make the Scheme effective will not be taken unless such Conditions (as amended, if appropriate) have been satisfied or, where relevant, waived:

KW Shareholder approval

(a)	the KW Shareholder Resolution being duly passed at the KW Special Meeting;

Listing of New KW Shares

(b)	the NYSE having authorised the Listing upon official notice of issuance and not having withdrawn such authorisation;

Anti-trust

(c)	to the extent that a mandatory notification to the CCPC pursuant to section 18(1)(a) of the Irish Competition Act is required in respect of the Merger, the Merger having been notified to the CCPC and one of the following having occurred:

(i)	the CCPC having informed KW of its determination pursuant to either section 21(2)(a) or section 22(3)(a) of the Irish Competition Act that the Merger may be put into effect;

(ii)	the CCPC having informed KW of its determination pursuant to section 22(3)(c) of the Irish Competition Act that the Merger may be put into effect subject to condition(s) specified by the CCPC being complied with;

(iii)	the period specified in section 21(2) of the Irish Competition Act having lapsed without the CCPC having informed KW of its determination (if any) under section 21(2)(a) or (b) of the Irish Competition Act; or

(iv)	where applicable, if 120 working days after the appropriate date (as defined by section 19(6) of the Irish Competition Act) have elapsed without the CCPC having informed KW of its determination (if any) under section 22 of the Irish Competition Act in relation to the Merger;

Other Third Party clearances

(d)	(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material notifications to and filings with Third Parties which are necessary having been made, and all necessary waiting and other time periods (including any extensions of such waiting and other time periods), in each case under any applicable legislation or regulation of any relevant jurisdiction having expired, lapsed or been terminated (as appropriate) and all statutory or regulatory obligations in any relevant jurisdiction having been complied with, in each case in connection with the Scheme or the Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group, where the direct consequence of a failure to make such a notification or filing or to wait for the expiry, lapse or termination of any such waiting or time period would be unlawful in any relevant jurisdiction and have a material adverse effect on the Wider KW Group or the Wider KWE Group, in each case, taken as a whole;

(e)	(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) no Third Party having intervened (as defined below) and there not continuing to be outstanding any statute, regulation or order of any Third Party (in each case which is material in the context of the Wider KW Group or the Wider KWE Group, in each case, taken as a whole) which would:

(i)	make the Scheme or the Merger or, in each case, its implementation or the acquisition or proposed acquisition by KW or any other member of the Wider KW Group of any shares or other securities in, or control or management of, any member of the Wider KWE Group void, illegal or unenforceable in any relevant jurisdiction, or otherwise materially restrain, prevent, prohibit, restrict or delay the same or impose material additional conditions or obligations with respect to the Scheme or the Merger or such acquisition, or otherwise materially impede, challenge or interfere with the Scheme or Merger or such acquisition, or require material amendment to the terms of the Scheme or Merger;

(ii)	materially limit or delay, or impose any material limitations on, the ability of any member of the Wider KW Group or any member of the Wider KWE Group to acquire or to hold or to exercise effectively all or any rights of ownership in respect of shares or other securities in, or to exercise voting or management control over, any member of the Wider KWE Group;

(iii)	require, prevent or materially delay the divestiture or materially alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group of any shares or other equity securities in any member of the Wider KWE Group;

(iv)	require, prevent or materially delay the divestiture or alter the terms envisaged for any proposed divestiture by any member of the Wider KW Group or by any member of the Wider KWE Group of all or any material portion of their respective businesses, assets or properties or materially limit the ability of any of them to conduct any material portion of their respective businesses or to own or control any material portion of their respective assets or properties or any part thereof;

(v)	except pursuant to Articles 116 to 118 and Article 121 of the Jersey Companies Law, require any member of the Wider KW Group or of the Wider KWE Group to acquire, or to offer to acquire, any shares or other equity securities in any member of either group owned by any third party;

(vi)	materially limit the ability of any member of the Wider KW Group or of the Wider KWE Group to conduct or integrate or co-ordinate its business, or any material part of it, with the businesses or any material part of the businesses of any other member of the Wider KW Group or of the Wider KWE Group;

(vii)	result in any member of the Wider KWE Group or the Wider KW Group ceasing to be able to carry on business under any name under which it presently does so; or

(viii)	otherwise materially adversely affect any or all of the business, assets or profits of any member of the Wider KWE Group,

and all applicable waiting and other time periods during which any Third Party could intervene under the laws of any relevant jurisdiction in respect of the Merger having expired, lapsed or been terminated;

(f)	(other than in respect of the anti-trust clearance referred to in Condition 2(c) above) all material Authorisations which are necessary in any relevant jurisdiction for or in respect of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group or the carrying on by any member of the Wider KWE Group of its business having been obtained, in terms and in a form reasonably satisfactory to KW, from all appropriate Third Parties or from any persons or bodies with whom any member of the Wider KWE Group has entered into contractual arrangements, in each case where the absence of such material Authorisation would have a material adverse effect on the Wider KWE Group taken as a whole and all such material Authorisations remaining in full force and effect and there being no written notice of any intention to revoke, suspend, restrict, modify or not to renew any of the same;

Certain matters arising as a result of any arrangement, agreement etc.

(g)	except as Disclosed, there being no provision of any arrangement, agreement, licence, permit, franchise or other instrument to which any member of the Wider KWE Group is a party, or by or to which any such member or any of its assets is or are or may be bound, entitled or subject or any circumstance, which, in each case as a consequence of the Scheme or Merger or the acquisition or proposed acquisition of any shares or other securities in, or control or management of, any member of the Wider KWE Group by any member of the Wider KW Group would result in (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)	any monies borrowed by or any other indebtedness or liabilities (actual or contingent) of, or any grant available to, any member of the Wider KWE Group being or becoming repayable or capable of being declared repayable immediately or prior to its stated maturity date or repayment date or the ability of any member of the Wider KWE Group to borrow monies or incur any indebtedness being withdrawn or inhibited or becoming capable of being withdrawn or inhibited;

(ii)	the creation or enforcement of any mortgage, charge or other security interest over the whole or any material part of the business, property, assets or interests of any member of the Wider KWE Group or any such mortgage, charge or other security interest (wherever created, arising or having arisen) becoming enforceable;

(iii)	any such arrangement, agreement, licence, permit, franchise or instrument, or the rights, liabilities, obligations or interests of any member of the Wider KWE Group thereunder, being, or becoming capable of being, terminated or adversely modified or affected or any adverse action being taken or any onerous obligation or liability arising thereunder;

(iv)	any material asset or interest of any member of the Wider KWE Group being or falling to be disposed of or charged or ceasing to be available to any member of the Wider KWE Group or any right arising under which any such material asset or interest could be required to be disposed of or could cease to be available to any member of the Wider KWE Group, otherwise than, in each case, in the ordinary course of business;

(v)	any member of the Wider KWE Group ceasing to be able to carry on business under any name under which it presently does so;

(vi)	the creation of material liabilities (actual or contingent) by any member of the Wider KWE Group, otherwise than in the ordinary course of business;

(vii)	the interests or business of any member of the Wider KWE Group in or with any other person, firm, company or body (or any arrangement or arrangements relating to any such interests or business) being adversely modified or affected; or

(viii)	the financial or trading position or the value of any member of the Wider KWE Group being prejudiced or adversely affected,

and no event having occurred which, under any provision of any such arrangement, agreement, licence, permit, franchise or other instrument, would, as a consequence of the Scheme or the Merger, result in any of the events or circumstances which are referred to in paragraphs (i) to (viii) of this Condition 2(g), in each case to an extent which is material in the context of the Wider KWE Group taken as a whole;

(h)	since 31 December 2016, except as Disclosed, no member of the Wider KWE Group having (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole):

(i)	issued or agreed to issue, or authorised the issue of, additional shares of any class, or securities convertible into or exchangeable for, or rights, warrants or options to subscribe for or acquire, any such shares or convertible securities or transferred or sold any shares out of treasury, other than as between KWE and wholly-owned subsidiaries of KWE or between such wholly-owned subsidiaries;

(ii)	purchased or redeemed or repaid any of its own shares or other securities or reduced or made any other change to any part of its share capital;

(iii)	recommended, declared, paid or made, or proposed to recommend, declare, pay or make, any bonus, dividend or other distribution (whether payable in cash or otherwise) or any bonus issue (other than (i) a Permitted KWE Distribution or (ii) to KWE or a wholly-owned subsidiary of KWE);

(iv)	(other than any transaction in the ordinary course of business or a transaction as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) made or authorised any change in its loan capital;

(v)	(other than any transaction or disposal in the ordinary course of business or a transaction as between KWE and a wholly-owned subsidiary of KWE or between such wholly-owned subsidiaries) merged with, demerged or acquired any body corporate, partnership or business or acquired or disposed of or, other than in the ordinary course of business, transferred, mortgaged, charged or created any security interest over any assets or any right, title or interest in any assets (including shares in any undertaking and trade investments) or authorised the same;

(vi)	issued or authorised the issue of, or made any change in or to, any debentures or (except in the ordinary course of business or except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) incurred or increased any indebtedness or liability (actual or contingent);

(vii)	(other than any transaction in the ordinary course of business) entered into or varied, or authorised, proposed or announced its intention to enter into or vary, any material agreement, contract, transaction or commitment (whether in respect of capital expenditure or otherwise) which:

a.	is of a long term, onerous or unusual nature or magnitude or which could reasonably be expected to involve an obligation of such nature or magnitude; or

b.	would materially restrict the business of any member of the Wider KWE Group;

(viii)	(other than in connection with the Merger and except as between KWE and its wholly-owned subsidiaries or between such wholly-owned subsidiaries) entered into, implemented, effected or authorised any merger, demerger, reconstruction, amalgamation, scheme, commitment or other transaction or arrangement in respect of itself or another member of the Wider KWE Group otherwise than in the ordinary course of business;

(ix)	entered into or varied to a material extent the terms of any contract, agreement or arrangement with any of the directors or senior executives of any member of the Wider KWE Group, save for salary increases, bonuses or variations of terms in the ordinary course of business or in connection with the Merger;

(x)	(other than in respect of a member of the Wider KWE Group which was solvent at the relevant time) taken any corporate action or had any legal proceedings instituted or threatened against it or petition presented or order made for its winding up (voluntarily or otherwise), dissolution or reorganisation or for the appointment of a receiver, administrator, administrative receiver, trustee or similar officer of all or a substantial part of its assets and revenues or any analogous proceedings in any jurisdiction or appointed any analogous person in any jurisdiction;

(xi)	been unable, or admitted in writing that it is unable, to pay its debts or having stopped or suspended (or threatened to stop or suspend) payment of its debts generally or ceased or threatened to cease carrying on all or a substantial part of its business;

(xii)	waived or compromised any claim, otherwise than in the ordinary course of business;

(xiii)	other than in connection with the Merger, made any material alteration to its memorandum or articles of association;

(xiv)	made or agreed or consented to:

a.	any material change:

1.	to the terms of the trust deeds constituting the pension scheme(s) established for its directors, employees or their dependants;

2.	the contributions payable to any such scheme(s) or to the benefits which accrue or to the pensions which are payable thereunder;

3.	the basis on which qualification for, or accrual or entitlement to such benefits or pensions are calculated or determined;

4.	the basis upon which the liabilities (including pensions) or such pension schemes are funded, valued or made; or

b.	any change to the trustees of such scheme(s), including the appointment of a trust corporation;

(xv)	proposed, agreed to provide or modified to a material extent the terms of any share option scheme, incentive scheme or other benefit relating to the employment or termination of employment of any person employed by the Wider KWE Group;

(xvi)	entered into any agreement, commitment or arrangement or passed any resolution or made any offer (which remains open for acceptance) or proposed or announced any intention with respect to any of the transactions, matters or events referred to in this Condition 2(h); or

(xvii)	entered into any contract, transaction or arrangement which would be materially restrictive on the business of any member of the Wider KWE Group or the Wider KW Group, other than to a nature and extent which is normal in the context of the business concerned;

No adverse change, litigation or regulatory enquiry

(i)	since 31 December 2016 and except as Disclosed:

(i)	there having been no adverse change in the business, assets or profits of any member of the Wider KWE Group which, in any case, is material in the context of the Wider KWE Group taken as a whole;

(ii)	no contingent or other liability of any member of the Wider KWE Group having arisen or increased (other than in the ordinary course of its business) which would materially adversely affect the business, assets or profits of any member of the Wider KWE Group to an extent which is material in the context of the Wider KWE Group taken as a whole;

(iii)	no litigation, arbitration proceedings, prosecution or other legal proceedings to which any member of the Wider KWE Group is or may become a party (whether as claimant, defendant or otherwise) having been threatened in writing, announced, implemented or instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group, in each case to an extent which is material in the context of the Wider KWE Group taken as a whole; and

(iv)	(other than as a result of the Merger) no enquiry or investigation by, or complaint or reference to, any Third Party having been threatened in writing, announced, implemented, instituted by or against or remaining outstanding against or in respect of any member of the Wider KWE Group (in each case to an extent which is material in the context of the Wider KWE Group taken as a whole);

No discovery of certain matters

(j)	KW not having discovered, except as Disclosed, that:

(i)	any financial or business or other information concerning the Wider KWE Group disclosed prior to the Original Announcement Date by or on behalf of any member of the Wider KWE Group publicly, or to any member of the Wider KW Group, is materially misleading or contains any material misrepresentation of fact or omits to state a fact necessary to make any information contained therein not materially misleading and which was not subsequently corrected by disclosure either publicly or otherwise to KW or its advisers, which in any case is material in the context of the Wider KWE Group taken as a whole;

(ii)	any member of the Wider KWE Group is subject to any material liability (actual or contingent) which has not been Disclosed and which is material in the context of the Wider KWE Group taken as a whole;

(iii)	any information which has not been Disclosed affects the import of any information which has been disclosed prior to the Original Announcement Date by or on behalf of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole;

(iv)	any past or present member of the Wider KWE Group has failed to comply with any and/or all applicable legislation or regulation of any jurisdiction with regard to the disposal, spillage, release, discharge, leak or emission of any waste or hazardous substance or any substance likely to impair the environment or harm human health or animal health or otherwise relating to environmental matters, or that there has otherwise been any such disposal, spillage, release, discharge, leak or emission (whether or not the same constituted a non-compliance by any person with any such legislation or regulations, and wherever the same may have taken place) any of which disposal, spillage, release, discharge, leak or emission would be likely to give rise to any material liability (actual or contingent) on the part of any member of the Wider KWE Group and which is material in the context of the Wider KWE Group taken as a whole; or

(v)	there is, or is reasonably likely to be, any material liability (actual or contingent) of any past or present member of the Wider KWE Group to make good, repair, reinstate or clean up any property or any controlled waters now or previously owned, occupied, operated or made use of or controlled by any such past or present member of the Wider KWE Group, under any environmental legislation, regulation, notice, circular or order of any government, governmental, quasi-governmental, state or local government, supranational, statutory or other regulatory body, agency, court, association or any other person or body in any jurisdiction and which is material in the context of the Wider KWE Group taken as a whole; and

Anti-corruption, sanctions and criminal property

(k)	KW not having discovered (except as Disclosed) that:

(i)	any past or present member, director, officer or employee of the Wider KWE Group is or has at any time during the course of such person’s employment with any member of the Wider KWE Group engaged in any activity, practice or conduct which would constitute an offence under the Bribery Act 2010, the US Foreign Corrupt Practices Act of 1977 or any other anti-corruption legislation applicable to the Wider KWE Group;

(ii)	any asset of any member of the Wider KWE Group constitutes criminal property as defined by section 340(3) of the Proceeds of Crime Act 2002 (but disregarding paragraph (b) of that definition);

(iii)	any past or present member, director, officer or employee of the KWE Group is or has, at any time during the course of such person’s employment with, or performance of services for, any member of the KWE Group, engaged in any business with, made any investments in, made any funds or assets available to or received any funds or assets from: (a) any government, entity or individual in respect of which US or European Union persons, or persons operating in those territories, are prohibited from engaging in activities or doing business, or from receiving or making available funds or economic resources, by US or European Union laws or regulations, including the economic sanctions administered by the United States Office of Foreign Assets Control or HM Treasury & Customs or (b) any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states; or

(iv)	a member of the Wider KWE Group has engaged in any transaction which would cause any member of the Wider KW Group to be in breach of any law or regulation upon completion of the Merger, including the economic sanctions of the United States Office of Foreign Assets Control, or HM Treasury & Customs, or any government, entity or individual targeted by any of the economic sanctions of the United Nations, the United States, the European Union or any of its member states.

For the purpose of these Conditions:

(a)	“Third Party”: means any central bank, government, government department or governmental, quasi-governmental, supranational, statutory, regulatory, environmental or investigative body, authority (including any national or supranational anti-trust or merger control authority), court, trade agency, association, institution or professional or environmental body or any other person or body whatsoever in any relevant jurisdiction, including, for the avoidance of doubt, the Panel;

(b)	a Third Party shall be regarded as having “intervened” if it has taken, instituted, implemented or threatened in writing any action, proceeding, suit, investigation, enquiry or reference or made, proposed or enacted any statute, regulation, decision or order or taken any measures or other steps (and, in each case, not having withdrawn the same) and “intervene” shall be construed accordingly; and

(c)	“Authorisations”: means authorisations, orders, grants, recognitions, determinations, certificates, confirmations, consents, licences, clearances, provisions and approvals, in each case, of a Third Party.

3.	In addition, the New Offer was, when originally announced, also conditional upon:

(a)	the KW Prospectus being:

(i)	approved by the UK Listing Authority; and

(ii)	made available to the public in accordance with the prospectus rules made by the Financial Conduct Authority under section 73A of the Financial Services and Markets Act 2000 relating to the offer of securities to the public and admission of securities to trading on a regulated market; and

(b)	to the extent required, the Jersey Financial Services Commission having consented to the circulation in Jersey of the offer of the New KW Shares pursuant to Article 8(2) of the Control of Borrowing (Jersey) Order 1958, as amended.

The Conditions in paragraphs 3(a) and (b) and the Condition in paragraph 2(c) of this Part Three have been satisfied in accordance with their terms as at the date of this document.

Part B: Certain further terms and conditions of the Merger

The Scheme will not become effective unless the Conditions have been satisfied or (to the extent capable of waiver) waived by KW or, where appropriate, have been determined by KW to be or remain satisfied by no later than the Longstop Date.

Subject to the requirements of the Panel, and to the extent permitted by law, KW reserves the right in its discretion to waive, in whole or in part, any of the Conditions in Part A of this Part Three above, except for Conditions 1(a)(i), 1(c), 2(a) and 2(b), which cannot be waived.

KW shall be under no obligation to waive (to the extent capable of waiver), to determine to be or remain satisfied or to treat as satisfied any of the Conditions in Part A of this Part Three above by a date earlier than the latest date specified above for the satisfaction of that Condition, notwithstanding that the other Conditions may at such earlier date have been waived or fulfilled and that there are, at such earlier date, no circumstances indicating that any Condition may not be capable of fulfilment.

Each of the Conditions shall be regarded as a separate condition and shall not be limited by reference to any other Condition.

KW reserves the right to elect to implement the Merger by way of a Takeover Offer, subject to the Panel’s consent. In such event, the Takeover Offer will be implemented on the same terms and conditions, so far as applicable and subject to Part 18 of the Jersey Companies Law, as those which would apply to the Scheme subject to appropriate amendments to reflect the change in method of effecting the Merger, including (without limitation) an acceptance condition set at 90% (or such other percentage as KW may decide (subject to the Panel’s consent)) (i) in nominal value of the shares to which such Offer relates; and (ii) of the voting rights attaching to those shares, provided that the acceptance condition will not be satisfied unless any member of the Wider KW Group shall have acquired or agreed to acquire (whether pursuant to the Offer or otherwise), directly or indirectly, KWE Shares carrying in aggregate more than 50% of the voting rights normally exercisable at a general meeting of KWE (including for this purpose, except to the extent otherwise agreed by the Panel, any such voting rights attaching to the KWE Shares that are unconditionally allotted or issued before the Offer becomes or is declared unconditional as to acceptances whether pursuant to exercise of any outstanding subscription rights or conversion rights or otherwise).

If the Panel requires KW to make an offer or offers for any KWE Shares under the provisions of Rule 9 of the Code, KW may make such alterations to the Conditions as are necessary to comply with the provisions of that Rule.

The Scheme will be governed by Jersey law and will be subject to the jurisdiction of the Court and the Panel. The Scheme will be subject to the applicable requirements of the Code, the Listing Rules, the FCA, the London Stock Exchange and the Jersey Financial Services Commission.

Under Rule 13.5(a) of the Code, KW may not invoke a Condition to the Merger so as to cause the Merger not to proceed, to lapse or to be withdrawn, unless the circumstances which give rise to the right to invoke the Condition are of material significance to KW in the context of the Merger. The Conditions contained in paragraphs 1(a), 1(c), 2(a) and 2(b) of Part A of this Part Three (and any acceptance condition if the Merger is implemented by means of a Takeover Offer) are not subject to this provision of the Code.

The KWE Shares will be acquired pursuant to the Merger fully paid and free from all liens, equitable interests, charges, encumbrances, rights of pre-emption and other third party rights of any nature whatsoever and together with all rights attaching to them as at the Original Announcement Date or subsequently attaching or accruing to them, save for any Permitted KWE Distributions and any dividend and/or distribution and/or other return of capital in respect of which a reduction has been made to the Consideration as specified below.

If, on or after the Original Announcement Date, any dividend, other distribution or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Distributions, KW shall have the right (without prejudice to any right of KW to invoke, with the consent of the Panel in accordance with Rule 13.5 of the Code, Condition 2(h)(iii) of this Part Three) to require the reduction of:

(a)	in the case of the New Offer:

(i)	the KW Cash Component and, to the extent necessary, the KWE Special Distribution, by a cash amount equal to the gross amount of such dividend, other distribution or other return of capital; and/or

(ii)	the New KW Share Component by a number of New KW Shares having a value equal to not more than the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital); or

(b)	in the case of the Original Offer, the Original Offer Consideration by a number of New KW Shares having a value equal to not more than the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital), in which case (i) any reference to the New Offer Consideration and Distribution and the Original Offer Consideration in this document shall be deemed to be a reference to such New Offer Consideration and Distribution or Original Offer Consideration as so reduced and (ii) KWE Shareholders will be entitled to receive and retain the amount by reference to which the consideration or distribution has been reduced.

To the extent that any such dividend and/or distribution and/or other return of capital is declared, made or paid or is payable in excess of the Permitted KWE Distributions and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, the Consideration payable under the terms of the Merger will not be subject to change in accordance with this paragraph. Any exercise by KW of its rights referred to in this paragraph shall be the subject of an announcement and, for the avoidance of doubt, shall not be regarded as constituting any revision or variation of the terms of the Merger.

If, on or after the Original Announcement Date, any dividend, other distribution or other return of capital (other than a Permitted KW Dividend or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares, KW shall be required to:

(a)	in the case of the New Offer, increase the New KW Share Component; or

(b)	in the case of the Original Offer, increase the Original Offer Consideration,

in each case by a number of New KW Shares to the extent necessary to ensure that the additional value from such increase is equal to the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital, less the gross amount of such dividend, other distribution or other return of capital).

Fractions of New KW Shares will not be issued to Scheme Shareholders. Instead, Scheme Shareholders who otherwise would have received a fraction of a New KW Share will instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the highest and lowest sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, except that individual entitlements of less than US$5.00 will not be paid but will be retained for the benefit of the Combined Group.

The New KW Shares will be issued credited as fully paid and free from all Encumbrances and will rank pari passu in all respects with KW Shares in issue at the time the New KW Shares are issued pursuant to the Merger, including the right to receive and retain dividends and other distributions declared, made or paid on or after the Effective Date or by reference to a record date falling on or after the Effective Date by reference to a record date on or after the Effective Date (in each case whether or not wholly or partly in respect of a period which precedes the Effective Date). Application will be made to the NYSE for the New KW Shares to be listed on the NYSE.

The Merger is subject to, among other things, the satisfaction or waiver of the Conditions set out in this Part Three and such further terms as may be required to comply with provisions of the Code and any requirements of the Jersey Financial Services Commission.

The availability of the New KW Shares pursuant to the Merger to Scheme Shareholders who are persons resident in, or citizens or nationals of, or otherwise subject to the law of, jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands and the Cayman Islands or the ability of those persons to hold such shares may be restricted or prohibited by the laws of the relevant jurisdictions. Such persons should inform themselves about, and observe, any applicable legal or regulatory requirements. KWE Shareholders who are in any doubt regarding such matters should consult an appropriate independent professional adviser in the relevant jurisdiction without delay.

PART FOUR

THE SCHEME OF ARRANGEMENT

ROYAL COURT OF JERSEY SAMEDI DIVISION	File No 2017/252

IN THE MATTER OF

KENNEDY WILSON EUROPE REAL ESTATE PLC

(COMPANY NUMBER 114680)

AND IN THE MATTER OF

THE COMPANIES (JERSEY) LAW 1991

SCHEME OF ARRANGEMENT

(under Article 125 of the Companies (Jersey) Law 1991)

between

KENNEDY WILSON EUROPE REAL ESTATE PLC

and

THE SCHEME SHAREHOLDERS

(as hereinafter defined)

PRELIMINARY

In this Scheme, unless inconsistent with the subject or context, the following expressions bear the following meanings:

“£”, “pounds sterling” or “pence”	the lawful currency of the UK;

“$”, “US$”, “US Dollars”or “cent”	the lawful currency of the United States;

“Additional Cash Election”	an election under the Mix and Match Facility to receive a greater proportion of the KW Cash Component for each Scheme Share than would otherwise have been payable under the terms of the New Offer;

“Additional Share Election”	an election under the Mix and Match Facility to receive a greater proportion of the New KW Share Component for each Scheme Share than would otherwise have been required to be issued under the terms of the New Offer;

“Applicable Exchange Ratio”	the number of New KW Shares to be received pursuant to this Scheme by a Scheme Shareholder in respect of one Scheme Share, calculated in accordance with such Scheme Shareholder’s entitlements under the Original Offer or, as applicable, the New Offer and, if applicable, after satisfying elections under the Mix and Match Facility to the extent permissible in accordance with its terms;

“Applicable Translation Rate”	the number of US Dollars for each pound sterling under the US$ / £ spot exchange rate derived from Bloomberg as at 5.00 p.m. on the Business Day immediately prior to the First KW Dividend Payment Date;

“Business Day”	a calendar day, other than a Saturday, Sunday or public or bank holiday, when banks are open for business in London, Jersey and New York;

“CDI”	a CREST depository interest representing an entitlement to a share;

“certificated” or “in certificated form”	in relation to a share or other security, means a share or other security which is not in uncertificated form (i.e. not in CREST);

“Closing Dividend”	the dividend referred to as the “Closing Dividend” payable by KWE on the basis specified in Clause 4.1;

“Closing Dividend Record Time”	the Scheme Record Time;

“Closing Price”	the closing middle market quotation of a share derived from the Daily Official List (in the case of KWE Shares) or the NYSE (in the case of KW Shares);

“Code”	the UK City Code on Takeovers and Mergers, as issued from time to time by the Panel;

“Combined Group”	KW and its subsidiary undertakings following the completion of the Merger, comprising the KW Group and the KWE Group;

“Court”	the Royal Court of Jersey;

“Court Order”	the Act of the Court sanctioning this Scheme under Article 125 of the Jersey Companies Law;

“CREST”	the computer system (as defined in the Uncertificated Securities Order) in respect of which Euroclear UK & Ireland Limited is the authorised operator (as defined in such order) in accordance with which securities may be held and transferred in uncertificated form;

“CREST Receiving Agent”	Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom, in its capacity as CREST receiving agent;

“DTC”	the Depository Trust Company;

“Effective Date”	the date upon which this Scheme becomes effective in accordance with its terms;

“Election”	a Mix and Match Election or an Original Offer Election;

“Election Form”	the form of Election which accompanies the Scheme Document;

“Election Return Time”	the latest time for lodging an Election Form or making an Electronic Election either under the Mix and Match Facility or for the Original Offer, being 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service);

“Electronic Election”	an Election validly made by a Scheme Shareholder who holds Scheme Shares in uncertificated form immediately prior to the Election Return Time;

“Electronic Mix and Match Election”	a Mix and Match Election validly made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form when the Mix and Match Election is submitted;

“Electronic Original Offer Election”	an Original Offer Election validly made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form when the Original Offer Election is submitted;

“Encumbrance”	any lien, equity, charge, hypothec, encumbrance, option, right of pre-emption and any other third party right and/or interest of any nature;

“Euroclear”	Euroclear UK & Ireland Limited, a company incorporated under the laws of England and Wales with registered number 02878738;

“Excluded Share”	at any relevant time, a KWE Share beneficially owned at that time by, or on behalf of, KW, the Manager or any other member of the KW Group (excluding, for the avoidance of doubt, any KWE Shares so held at the Latest Practicable Date after they have been transferred by any member of the KW Group to any director, officer or employee of any member of the KW Group prior to the Scheme Record Time pursuant to the vesting of RSUs in connection with the Merger) and any KWE Shares held by KWE in treasury;

“Final KWE Dividend”	an amount of 12 pence per KWE Share;

“Final KWE Dividend Period”	the KWE Dividend Period in which the Effective Date falls;

“First KW Dividend”	the amount of the dividend per KW Share first paid by KW after the Effective Date in respect of the First KW Dividend Period or any part thereof;

“First KW Dividend Payment Date”	the date on which the First KW Dividend is paid, which shall be not later than 10 days after the expiration of the First KW Dividend Period;

“First KW Dividend Period”	the KW Dividend Period in which the Effective Date falls;

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended from time to time;

“Jersey Working Day”	a calendar day (other than a Saturday, Sunday or public or bank holiday) when banks are open for business in Jersey;

“KW”	Kennedy-Wilson Holdings, Inc., a Delaware corporation;

“KW Cash Component”	300 pence per Scheme Share payable in cash by KW pursuant to the New Offer;

“KW CDI”	a CREST depository interest representing an entitlement to a New KW Share;

“KW Dividend Period”	each period of three calendar months in the financial year of KW ending on (and including) 31 March, 30 June, 30 September and 31 December;

“KW Group”	KW, the Manager and any of their respective subsidiaries and subsidiary undertakings from time to time (excluding, for the avoidance of doubt, any member of the KWE Group);

“KW Payment”	the amount established as the KW Payment in accordance with Clause 4.1;

“KW Shares”	KW shares of common stock of US$0.0001 each;

“KW Transfer Agent”	Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561, United States of America;

“KWE”	Kennedy Wilson Europe Real Estate plc, incorporated in Jersey with registered number 114680;

“KWE Dividend Period”	each period of three calendar months in the financial year of KWE ending on (and including) 31 March, 30 June, 30 September and 31 December;

“KWE Group”	KWE, its subsidiaries and its subsidiary undertakings from time to time;

“KWE Meeting”	each of the Scheme Court Meeting and the KWE General Meeting;

“KWE Payment”	the amount established as the KWE Payment in accordance with Clause 4.1;

“KWE Shareholder”	a registered holder of KWE Shares from time to time;

“KWE Share”	an ordinary share of no par value in the capital of KWE;

“KWE Special Distribution”	the special distribution of 250 pence per Scheme Share payable in cash by KWE pursuant to the New Offer in respect of each Scheme Share but not, for the avoidance of doubt, any other KWE Shares;

“Latest Practicable Date”	the close of business on 8 September 2017, being the latest practicable Business Day before the date of this Scheme Document;

“Manager”	KW Investment Management Ltd, a company incorporated in Jersey with registered number 114679, a wholly owned subsidiary of KW, which is the manager to KWE;

“Merger”	the proposed acquisition of the entire issued and to be issued share capital of KWE by KW (other than the Excluded Shares), to be implemented by way of this Scheme;

“Mix and Match Election”	an election validly made by a Scheme Shareholder who is entitled to receive the consideration to be delivered by KW under the New Offer to vary such consideration to the extent permitted by the Mix and Match Facility;

“Mix and Match Facility”	the arrangement under which a Scheme Shareholder entitled to receive the consideration to be delivered by KW under the New Offer may elect to vary the proportion in which it receives, pursuant to this Scheme, the New KW Share Component and the KW Cash Component (but, for the avoidance of doubt, not the KWE Special Distribution or the Closing Dividend) to the extent permitted by the Mix and Match Facility and except to the extent otherwise provided pursuant to Clause 9 of this Scheme;

“New KW Share Component”	0.3854 New KW Shares in respect of each Scheme Share;

“New KW Share”	a KW Share which is to be issued pursuant to this Scheme;

“New Offer”	the offer pursuant to which a Scheme Shareholder is entitled to receive the New Offer Consideration and Distribution;

“New Offer Consideration and Distribution”	the consideration and special distribution available pursuant to the New Offer, consisting of the New KW Share Component, the KW Cash Component and the KWE Special Distribution in respect of each Scheme Share held at the Scheme Record Time, subject to any variation to the extent permitted by the terms of the Mix and Match Facility;

“NYSE”	the New York Stock Exchange;

“Ordinary Quarterly Dividend”	each dividend for any KWE Dividend Period, declared, paid or effected by KWE in an amount not exceeding 12 pence per KWE Share in aggregate in respect of a single KWE Dividend Period;

“Original Offer”	the offer pursuant to which a Scheme Shareholder is entitled to receive the Original Offer Consideration in respect of each Scheme Share held at the Scheme Record Time except to the extent otherwise provided pursuant to Clause 9 of this Scheme;

“Original Offer Consideration”	the consideration available under the Original Offer, consisting of 0.667 New KW Shares in respect of each Scheme Share held at the Scheme Record Time;

“Original Offer Election”	an election validly made by a Scheme Shareholder to receive the Original Offer Consideration except to the extent otherwise provided pursuant to Clause 9 of this Scheme;

“Overseas Shareholders”	KWE Shareholders who are resident in, ordinarily resident in, or citizens or nationals of, or otherwise subject to the law of, jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands;

“Panel”	the UK Panel on Takeovers and Mergers;

“Penultimate KWE Dividend”	a dividend of £0.12 per KWE Share to be paid by KWE in respect of the Penultimate KWE Dividend Period;

“Penultimate KWE Dividend Period”	the KWE Dividend Period immediately preceding the Final KWE Dividend Period;

“Permitted KW Dividends”	quarterly dividends in amounts not exceeding, in aggregate, US$0.17 per KW Share with respect to any KW Dividend Period preceding the First KW Dividend Period and US$0.19 per KW Share in respect of the First KW Dividend Period which, in any such case, are payable by reference to a record date preceding the Effective Date, and any dividend paid by KW on or after the Effective Date to which Scheme Shareholders are entitled pursuant to this Scheme;

“Permitted KWE Distributions”	the KWE Special Distribution, the Closing Dividend and all Ordinary Quarterly Dividends;

“Pre-Effective Date Proportion”	the proportion which (a) the number of days from (and including) the first day of the Final KWE Dividend Period to (but excluding) the Effective Date bears to (b) the number of days from (and including) the first day of the Final KWE Dividend Period to (and including) the last day of the Final KWE Dividend Period;

“Receiving Agent”	Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom, in its capacity as receiving agent;

“Register”	the register of members of KWE;

“Registrar of Companies”	the registrar of companies for Jersey;

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

“Ring Fenced Employees”	certain employees of members of the KW Group who have been instructed by KW to assist KWE and the KWE Independent Directors in connection with the Merger;

“RSUs”	restricted share units issued by KW to directors, officers and employees of members of the KW Group entitling them to receive KWE Shares;

“Scheme” or “Scheme of Arrangement”	this scheme of arrangement under Article 125 of the Jersey Companies Law among KWE and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by KWE and KW and sanctioned by the Court at the Scheme Court Sanction Hearing;

“Scheme Court Meeting”	the meeting or meetings of the Scheme Shareholders or any class or classes thereof to be convened by order of the Court pursuant to Article 125 of the Jersey Companies Law for the purpose of considering and, if thought fit, approving this Scheme and any adjournment, postponement or reconvention thereof;

“Scheme Court Sanction Hearing”	the hearing of the Court (and any adjournment thereof) to sanction this Scheme pursuant to Article 125 of the Jersey Companies Law, at which the Court Order is expected to be granted;

“Scheme Document”	the document in respect of this Scheme sent to (among others) KWE Shareholders, containing and setting out (among other matters) the full terms and conditions of this Scheme and containing the notices convening the KWE Meetings;

“Scheme Record Time”	6.00 p.m. on the most recent Business Day before the Effective Date;

“Scheme Share”

a KWE Share, which is not an Excluded Share and which is:

a)   in issue as at the date of the Scheme Document;

b)   transferred by any member of the KW Group to any director, officer or employee of any member of the KW Group after the KWE General Meeting and prior to the Scheme Record Time pursuant to the vesting of RSUs in connection with the Merger;

c)   (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; or

d)   (if any) issued on or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by this Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by this Scheme;

“Scheme Shareholders”	holders of Scheme Shares;

“subsidiary” and “subsidiary undertaking”	shall be construed in accordance with the UK Companies Act 2006;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“uncertificated” or “in uncertificated form”	in relation to a share or other security, a share or other security which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the Uncertificated Securities Order may be transferred by means of CREST;

“Uncertificated Securities Order”	the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended;

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia; and

“Voting Record Time”	6.00 p.m. on 6 October 2017 or, if the Scheme Court Meeting and/or the KWE General Meeting are or is adjourned, 6.00 p.m. on the last date to fall two Jersey Working Days before the date of the adjourned meeting.

(A)	KWE was incorporated in Jersey with registered number 114680. As at the Latest Practicable Date, the issued share capital of KWE consisted of 126,133,407 ordinary shares each with no par value.

(B)	As at the Latest Practicable Date, the KW Group held 30,015,924 KWE Shares (or 29,483,694 KWE Shares, net of 532,230 KWE Shares underlying unvested RSUs that KW has granted to certain directors, officers and employees of members of the KW Group and which are unvested as at the Latest Practicable Date).

(C)	As at the Latest Practicable Date, KW and its subsidiaries held approximately 23.8% of the issued ordinary shares of KWE. Any KWE Shares held by or on behalf of any member of the KW Group (including, for the avoidance of doubt, any KWE Shares held by or on behalf of the Manager) will be Excluded Shares (i.e. not subject to the Scheme) and no member of the KW Group (including the Manager), or its nominee, is entitled to vote at the Scheme Court Meeting in respect of the Excluded Shares held by it.

(D)	The 23.8% of KWE Shares held by KW and/or its subsidiary undertakings as at the Latest Practicable Date included 532,230 KWE Shares held for the purpose of satisfying RSUs which will vest in connection with the Merger. It is intended that these RSUs will vest in consequence of the Merger after the KWE General Meeting but before the Scheme Record Time and that the 532,230 KWE Shares underlying these RSUs (less a certain number of KWE Shares withheld by KW to satisfy tax withholding obligations in accordance with the terms of the underlying award agreements) will be transferred to RSU holders (in accordance with the terms of the underlying award agreements) before the Scheme Record Time, i.e. in time for the relevant KWE Shares to become Scheme Shares and to be acquired by KW pursuant to the Scheme. However, irrespective of whether RSU holders or KW or any of its subsidiaries are holders of record of any KWE Shares to which these arrangements apply at any time when votes may be cast or proxies appointed for the Scheme Court Meeting, KW has undertaken to KWE to take all reasonable steps to procure that no proxies are appointed and no votes are cast at the Scheme Court Meeting in respect of any such underlying KWE Shares. However, votes attached to these underlying KWE Shares may be freely cast at the KWE General Meeting and Elections in respect of the underlying KWE Shares may be made prior to the Election Return Time.

(E)	As at the Latest Practicable Date, certain directors, officers and employees of members of the KW Group involved in KW’s preparations for the Merger and the Ring Fenced Employees already held, in aggregate, 427,129 KWE Shares, representing approximately 0.34% of the issued KWE Shares as at the Latest Practicable Date. KWE Shares held by these KWE Shareholders will be Scheme Shares (i.e. subject to the Scheme), but KW has undertaken to KWE to take all reasonable steps to procure that these KWE Shareholders will not vote at the Scheme Court Meeting, with a view to preserving neutrality of voting at the Scheme Court Meeting. Each such KWE Shareholder can, however, choose to vote at the KWE General Meeting and to make any of the available Elections with respect to his or her Scheme Shares.

(F)	KW has agreed to appear by counsel at the Scheme Court Sanction Hearing and has agreed to consent to the Scheme, to be bound by, and to undertake to the Court to be bound by and comply with this Scheme and to execute and do and procure to be executed and done all such documents, acts and things as may be necessary or desirable to be executed or done by each of them respectively for the purpose of giving effect to this Scheme.

(G)	The provisions of this Scheme are subject to the Court sanctioning the Scheme at the Scheme Court Sanction Hearing and, accordingly, will not be effective until the Court Order has been delivered to the Registrar of Companies. The Court Order must be delivered to the Registrar of Companies within 14 days after the Scheme Court Sanction Hearing.

(H)	The Scheme Court Sanction Hearing has been convened for 10.00 a.m. on 18 October 2017 at the Royal Court of Jersey, Royal Court Building, St Helier, JE1 1BA, Jersey, Channel Islands. Scheme Shareholders may, if they wish, attend and be heard at the Scheme Court Sanction Hearing, in person or through counsel, to support or oppose the Court’s sanctioning of the Scheme.

SCHEME OF ARRANGEMENT

1.	Interpretation

1.1	In this Scheme, except where the context otherwise requires or otherwise as expressly provided:

(1)	references to Recitals, Parts, Clauses and Sub-clauses are references to the Recitals, Parts, Clauses and Sub-clauses respectively of this Scheme;

(2)	references to a “person” include references to an individual, firm, partnership, company, corporation, unincorporated body of persons or any state or state agency;

(3)	references to a statute, statutory provision, enactment or subordinate legislation include the same as subsequently modified, amended or re-enacted from time to time;

(4)	references to an agreement, deed or document shall be deemed also to refer to such agreement, deed or document as amended, supplemented, restated, verified, replaced and/or novated (in whole or in part) from time to time and to any agreement, deed or document executed pursuant thereto;

(5)	any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative only and does not limit the sense of the words preceding those terms;

(6)	the singular includes the plural and vice-versa and words importing one gender shall include all genders;

(7)	headings of Recitals, Parts, Clauses and Sub-clauses are for ease of reference only and shall not affect the interpretation of this Scheme; and

(8)	all references to time are references to London time.

2.	Transfer of the Scheme Shares

2.1	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme, KW shall acquire all the Scheme Shares fully paid up, free from all Encumbrances and together with all rights attaching to the Scheme Shares at the Effective Date or thereafter, including voting rights and the entitlement to all dividends and other distributions declared, paid or effected by KWE on or after the Effective Date, other than (i) the KWE Special Distribution, (ii) any Ordinary Quarterly Dividend in respect of a KWE Dividend Period up to and including the Final KWE Dividend Period payable on any Scheme Share and (iii) the Closing Dividend payable on any Scheme Share.

2.2	For the purposes of such acquisition, the Scheme Shares shall be transferred from the Scheme Shareholders to KW by means of a form of transfer or other instrument or instruction of transfer and, to give effect to such transfers, any person may be appointed by KW as attorney, agent or otherwise of each Scheme Shareholder and shall be authorised as such attorney, agent or otherwise on behalf of the relevant Scheme Shareholder to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer of, or to procure the transfer by means of CREST or otherwise give any instructions to transfer (by deed or otherwise), the Scheme Shares and every form of transfer, other instrument or instruction of transfer executed or so given shall be effective as if it had been executed by the holder or holders of the Scheme Shares thereby transferred.

3.	Consideration for the transfer of the Scheme Shares

3.1	Subject to the remaining provisions of this Clause 3 and subject to Clauses 5 to 7, where a Scheme Share of a Scheme Shareholder is transferred to KW as provided for in Clause 2.1:

(1)	if no valid Original Offer Election has been made in respect of that Scheme Share, KW shall deliver the New KW Share Component and the KW Cash Component, and KWE shall (subject to compliance with the provisions of the Jersey Companies Law) pay the KWE Special Distribution to the Scheme Shareholder holding such Scheme Share; and

(2)	if a valid Original Offer Election has been made in respect of that Scheme Share, KW shall deliver the Original Offer Consideration to the Scheme Shareholder holding such Scheme Share.

3.2	In addition, subject to the Scheme becoming effective and to compliance with the provisions of the Jersey Companies Law, KWE shall pay, and KW shall procure the payment by KWE of, the Closing Dividend to each KWE Shareholder at the Closing Dividend Record Time in accordance with Clause 4 and the other terms of this Scheme.

3.3	All payments and deliveries to a holder of a Scheme Share or a KWE Share (as applicable) will be to the holder whose name appears in the Register at the Scheme Record Time (or, in the case of the Closing Dividend, at the Closing Dividend Record Time), except that, in the case of joint holders, payments and deliveries shall be made to that one of the joint holders whose name stands first in the Register in respect of the relevant Scheme Shares at the Scheme Record Time (or, in the case of the Closing Dividend, at the Closing Dividend Record Time).

3.4	Notwithstanding anything to the contrary herein, if a Scheme Shareholder makes no valid Election in respect of any Scheme Shares held by such Scheme Shareholder in accordance with the terms of the Scheme, subject to the Scheme becoming effective and subject to the provisions regarding fractional entitlements set out in Clause 3.5, such Scheme Shareholder shall receive, in respect of such Scheme Shares, the New Offer Consideration and Distribution. Subject to the Scheme becoming effective, KWE Shareholders shall, in all cases, be entitled to receive the Closing Dividend.

3.5	No fraction of a New KW Share shall be issued to any Scheme Shareholder pursuant to this Scheme. A Scheme Shareholder who otherwise would have received a fraction of a New KW Share under Clause 3.1 shall instead receive an amount in cash rounded to the nearest cent, based on the amount obtained by multiplying such fraction by the average of the highest and lowest sales prices of KW Shares on the NYSE on each of the five consecutive trading days ending on the trading day that is two trading days prior to the Effective Date, provided that individual entitlements of less than US$5.00 will not be paid to any Scheme Shareholder but will be retained by the Combined Group for its own benefit. For the purposes of determining fractional entitlements, each portion of a Scheme Shareholder’s holding which is recorded in the Register by reference to a separate designation at the Scheme Record Time, whether in certificated or uncertificated form, shall be treated as a separate holding. Fractional entitlements will be determined after allowing for the outcome of Mix and Match Elections and Original Offer Elections.

3.6	The New KW Shares to be issued pursuant to Clause 3.1 shall be issued credited as fully paid and free from all Encumbrances, shall rank pari passu in all respects with all other fully paid KW Shares in issue on the Effective Date and shall carry the right to receive all dividends and other distributions declared, paid or made by KW on or after the Effective Date or by reference to any record date on or after the Effective Date (in each case whether or not wholly or partly in respect of a period which precedes the Effective Date).

4.	Closing Dividend; Ordinary Quarterly Dividends and First KW Dividend

4.1	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme, each KWE Shareholder shall be entitled to receive, in respect of each KWE Share held by such KWE Shareholder at the Closing Dividend Record Time, a closing dividend (the “Closing Dividend”) payable on the First KW Dividend Payment Date of an amount (rounded to the second decimal place) determined by the following formula:

KWE Payment less KW Payment

Where the amount of the KWE Payment is determined by the following formula:

Where the amount of the KW Payment is determined by the following formula:

And where:

A =     the amount of the Penultimate KWE Dividend per KWE Share;

B =     the amount of the Final KWE Dividend per KWE Share;

C =     the amount of the First KW Dividend per New KW Share (before any reduction for any US federal withholding tax);

D =     the Pre-Effective Date Proportion;

E =    the Applicable Exchange Ratio; and

F =     the Applicable Translation Rate.

4.2	Subject to Clause 4.3, if, on or after 24 April 2017, any dividend, other distribution or other return of capital is declared, made or paid or becomes payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Distributions, KW shall have the right to require the reduction of:

(1)	in the case of the New Offer:

(a)	the KW Cash Component and, to the extent necessary, the KWE Special Distribution, by a cash amount equal to the gross amount of such dividend, other distribution or other return of capital; and/or

(b)	the New KW Share Component by a number of New KW Shares having a value equal to not more than the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital); and

(2)	in the case of the Original Offer, the Original Offer Consideration by a number of New KW Shares having a value equal to not more than the gross amount of such dividend, distribution or return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital), in which case (i) any reference to the New Offer Consideration and Distribution and the Original Offer Consideration in this Scheme shall be deemed to be a reference to such New Offer Consideration and Distribution and Original Offer Consideration as so reduced, and (ii) KWE Shareholders will be entitled to receive and retain the amount by reference to which the New Offer Consideration and Distribution or the Original Offer Consideration (as applicable) has been reduced. KW shall make an announcement of any exercise of its rights under this Clause 4.2 via a Regulatory Information Service. For the avoidance of doubt, any exercise by KW of its rights under this Clause 4.2 shall not be regarded as constituting any revision or variation of the terms of the Merger.

4.3	To the extent that any dividend, distribution or other return of capital is declared, made or paid or is payable in respect of KWE Shares by reference to a record date falling prior to the Effective Date in excess of the Permitted KWE Distributions and it is: (i) transferred pursuant to the Merger on a basis which entitles KW to receive the dividend or distribution and to retain it or (ii) cancelled prior to payment, KW shall not be entitled to reduce the New Offer Consideration and Distribution or the Original Offer Consideration, notwithstanding Clause 4.2.

4.4	Other than a Permitted KW Dividend or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price, KW shall not, from the date of the Scheme Document until after the Effective Date, effect or announce any intention to effect any distribution, share redemption or capital reduction, whether in or in exchange for cash or other assets.

4.5	Without prejudice to Clause 4.4, if, on or after 24 April 2017, any dividend, other distribution or other return of capital (other than a Permitted KW Dividend or an on-market share buyback of KW Shares at a price no greater than the then prevailing market price) is declared, made or paid or becomes payable in respect of KW Shares, KW shall be required to:

(1)	in the case of the New Offer, increase the New KW Share Component; or

(2)	in the case of the Original Offer, increase the Original Offer Consideration,

in each case by a number of New KW Shares to the extent necessary to ensure that the additional value from such increase is equal to the gross amount of any such dividend, other distribution or other return of capital (for this purpose, the KW Shares shall be valued at their Closing Price on the Business Day immediately prior to the announcement of such dividend, other distribution or other return of capital, less the gross amount of such dividend, other distribution or other return of capital) and in which case any reference to the KW Share Component and the Original Offer Consideration in this Scheme shall be deemed to be a reference to such consideration as so increased. KW shall make an announcement of any event which requires any adjustment to the New Offer Consideration and Distribution and the Original Offer Consideration pursuant to this Clause 4.5, and of the adjustment so required, via a Regulatory Information Service.

4.6	If the KWE Special Distribution is not paid if, when and to the extent required by this Scheme, the arrangements under this Clause 4 will not have effect.

5.	Original Offer Elections

5.1	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme, and subject to the provisions regarding fractional entitlements in Clause 3.5, a Scheme Shareholder that makes no Election in respect of a Scheme Share shall be entitled to receive the New Offer Consideration and Distribution for each such Scheme Share held at the Scheme Record Time.

5.2	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme, and except to the extent otherwise provided pursuant to Clause 9, by making a valid Original Offer Election, a Scheme Shareholder will become entitled to receive the Original Offer Consideration, and not the New Offer Consideration and Distribution, for each Scheme Share held at the Scheme Record Time in respect of which the valid Original Offer Election is made.

5.3	An Original Offer Election made by a Scheme Shareholder shall not affect the entitlements of any other Scheme Shareholder under the Scheme.

5.4	For the avoidance of doubt, any Scheme Shareholder who makes an Original Offer Election in respect of all or part of its holding of Scheme Shares shall not be entitled to make any Mix and Match Election in respect of the Scheme Shares to which the Original Offer Election relates. Any purported Mix and Match Election by a Scheme Shareholder who has elected to make an Original Offer Election shall be void in respect of the Scheme Shares to which such Original Offer Election relates.

5.5	Each Original Offer Election made by a Scheme Shareholder in respect of Scheme Shares held in certificated form shall be made by completing the section of the Election Form relating to the Original Offer Election, which Election Form shall be executed by the Scheme Shareholder or its duly authorised agent (or, in the case of a body corporate, executed by an authorised representative). To be effective, the relevant sections of the Election Form which relate to the Original Offer Election must be completed and such Election Form must be returned in accordance with the instructions printed thereon so as to arrive at the offices of the KWE Registrar by no later than the Election Return Time.

5.6	Each Original Offer Election made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form shall be made by submitting an Electronic Original Offer Election. To be effective, the Electronic Original Offer Election must be submitted by such a holder of Scheme Shares and received by the KWE Registrar by no later than the Election Return Time.

5.7	If an Election Form in relation to an Original Offer or an Electronic Original Offer Election is received by the KWE Registrar after the Election Return Time, or if such Election Form or Electronic Original Offer Election is received by the KWE Registrar before such time but is not, or is deemed not to be, valid and complete in all respects at such time, then such Original Offer Election shall, for all purposes, be void unless and to the extent that KWE and KW, in their absolute discretion, elect to treat as valid in whole or in part any such Original Offer Election.

5.8	Upon execution and delivery by a Scheme Shareholder of a valid Election Form in relation to the Original Offer or the making of a valid Electronic Original Offer Election, such Scheme Shareholder shall be bound by the terms and provisions contained in such Election Form or Electronic Original Offer Election (as the case may be) and by the terms and provisions contained in Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of the Scheme Document.

5.9	An Election Form in relation to the Original Offer duly completed and delivered or an Electronic Original Offer Election made in accordance with this Clause 5 may be withdrawn by notice to the KWE Registrar in writing to be received by the Election Return Time.

5.10	If a Scheme Shareholder delivers more than one Election Form in relation to the Original Offer Election or Electronic Original Offer Election in respect of its holding of Scheme Shares, in the case of an inconsistency between such Election Forms or Electronic Original Offer Elections, the last valid Election Form in relation to the Original Offer or Electronic Original Offer Election which is delivered by the Election Return Time shall prevail over any earlier Election Form in relation to the Original Offer or Electronic Original Offer Election. The delivery time for an Election Form in relation to the Original Offer or Electronic Original Offer Election shall be determined on the basis of which such Election Form or Electronic Original Offer Election is last sent or, if the KWE Registrar is unable to determine which is last sent, is last received. Election Forms in relation to the Original Offer which are sent in the same envelope shall be treated for these purposes as having been sent and received at the same time, and, in the case of an inconsistency between such Election Forms, none of them shall be treated as valid (unless KWE and KW otherwise determine in their absolute discretion).

5.11	Minor adjustments to the entitlements of a Scheme Shareholder pursuant to an Original Offer Election made under this Scheme may be made by the KWE Registrar with the prior consent of KWE and KW on a basis that KWE and KW consider to be fair and reasonable to the extent necessary to satisfy all entitlements pursuant to Original Offer Elections as nearly as may be practicable. Such adjustments shall be final and binding on such Scheme Shareholder.

5.12	No Original Offer Election may be made by a KWE Shareholder who is resident, located or has a registered address in, or is a citizen or national of, or otherwise subject to the law of, a jurisdiction where the extension or availability of the Merger, or any Original Offer Election or the granting of a right to make an Original Offer Election pursuant to Clause 3 and Clauses 5 to 7, would breach any applicable law. Any purported Offer Election by such a KWE Shareholder shall be void.

5.13	By submitting an Original Offer Election, the KWE Shareholder making such Original Offer Election undertakes not to sell or encumber any KWE Shares to which such Election relates unless and until that Election has been validly withdrawn.

6.	Mix and Match Facility

6.1	A Mix and Match Election may be made only by a Scheme Shareholder who is entitled to receive the New Offer Consideration and Distribution except to the extent otherwise provided pursuant to Clause 9. Any Scheme Shareholder who makes an Original Offer Election in respect of all or part of its holding of Scheme Shares is not entitled to make any Mix and Match Election in respect of the Scheme Shares to which the Original Offer Election relates. Any purported Mix and Match Election by a Scheme Shareholder who has elected to make an Original Offer Election will be void in respect of the Scheme Shares to which such Original Offer Election relates.

6.2	The New KW Share Component and the KW Cash Component available under the New Offer, to the extent due to a Scheme Shareholder with respect to a Scheme Share, shall be subject to any valid Mix and Match Election made by such Scheme Shareholder. However, the Mix and Match Facility will not enable any Scheme Shareholder to vary the amount of the KWE Special Distribution receivable in connection with the New Offer. It will also not enable any Scheme Shareholder to vary the amount of cash receivable in respect of the Closing Dividend.

6.3	A Mix and Match Election made by a Scheme Shareholder hereunder shall not affect the entitlement to the New Offer Consideration and Distribution of a Scheme Shareholder who is entitled to receive the New Offer Consideration and Distribution but has not made any such Mix and Match Election or of a Scheme Shareholder who has not made any valid Election hereunder in respect of certain Scheme Shares (and is therefore entitled to the New Offer Consideration and Distribution in respect of those Scheme Shares), nor shall it affect the entitlement of any Scheme Shareholder to receive the Original Offer Consideration.

6.4	A Mix and Match Election shall only be accepted in respect of a whole number of Scheme Shares. Any Mix and Match Election which is made in respect of a number of Scheme Shares which is not a whole number shall be deemed to be made in respect of the nearest whole number of Scheme Shares when rounded down.

6.5	A Scheme Shareholder may make a Mix and Match Election in respect of all or part of the holding of Scheme Shares in respect of which the shareholder is entitled to receive the New Offer Consideration and Distribution.

6.6	The following provisions shall apply:

(1)	the aggregate number of New KW Shares to be issued to Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution shall not be increased or decreased as a result of Mix and Match Elections, save to the extent required to accommodate rounding of individual entitlements to the nearest whole New KW Share;

(2)	the aggregate amount of the KW Cash Component to be paid to Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution shall not be increased or decreased as a result of Mix and Match Elections made pursuant to this Clause 6, save to the extent required to accommodate rounding of individual entitlements to the nearest whole pence;

(3)	Additional Share Elections validly made by Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution shall be satisfied:

(a)	on the basis that for every 300 pence of cash which such Scheme Shareholders would be entitled to receive for one Scheme Share pursuant to the KW Cash Component absent such Mix and Match Election, they will be entitled to receive 0.2069 additional New KW Shares per Scheme Share (subject to Clause 6.6(3)(b)); but

(b)	only to the extent that other Scheme Shareholders make valid countervailing Additional Cash Elections; and

(4)	Additional Cash Elections validly made by Scheme Shareholders who are entitled to receive the New Offer Consideration and Distribution shall be satisfied:

(a)	on the basis that for every 0.3854 New KW Shares which such Scheme Shareholders would be entitled to receive for one Scheme Share absent such Mix and Match Election, they will be entitled to receive 559 pence in cash per Scheme Share (subject to Clause 6.6(4)(b)); but

(b)	only to the extent that other Scheme Shareholders make valid countervailing Additional Share Elections.

6.7	If there are Additional Share Elections which cannot be satisfied in full due to an insufficiency of countervailing Additional Cash Elections, the number of Scheme Shares to which each Additional Share Election relates will be reduced by the same proportion to the extent required to permit the unreduced Additional Share Elections to be satisfied in full (but not further); and Scheme Shares to which, as a result of such reduction, unsatisfied Additional Share Elections relate will be deemed to be Scheme Shares in respect of which no Mix and Match Election has been made.

6.8	If there are Additional Cash Elections which cannot be satisfied in full due to an insufficiency of countervailing Additional Share Elections, the number of Scheme Shares to which each Additional Cash Election relates will be reduced by the same proportion to the extent required to permit the unreduced Additional Cash Elections to be satisfied in full (but not further); and Scheme Shares to which, as a result of such reduction, unsatisfied Additional Cash Elections relate will be deemed to be Scheme Shares in respect of which no Mix and Match Election has been made.

6.9

Each Mix and Match Election made by a Scheme Shareholder in respect of Scheme Shares held in certificated form shall be made by completing the relevant sections of the Election Form relating to the Mix and Match Election, which Election Form shall be executed by the Scheme Shareholder or its duly authorised agent (or, in the case of a body corporate, executed by an authorised representative). To be effective, the relevant sections of the Election Form which relate to the Mix and Match Election must be completed and such Election From must be returned in accordance with the instructions printed thereon so as to arrive at the offices of the KWE Registrar by no later than the Election Return Time.

6.10	Each Mix and Match Election made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form shall be made by submitting an Electronic Mix and Match Election. To be effective, an Electronic Mix and Match Election must be submitted by such a holder of Scheme Shares and received by the KWE Registrar by no later than the Election Return Time.

6.11	If an Election Form in relation to the Mix and Match Election or an Electronic Mix and Match Election is received by the KWE Registrar after the Election Return Time, or if an Election Form in relation to the Mix and Match Election or an Electronic Mix and Match Election is received by the KWE Registrar before such time but is not, or is deemed not to be, valid and complete in all respects at such time, then such Mix and Match Election shall, for all purposes, be void unless and to the extent that KWE and KW, in their absolute discretion, elect to treat as valid in whole or in part any such Mix and Match Election.

6.12	Upon execution and delivery by a Scheme Shareholder of a valid Election Form in relation to the Mix and Match Election or the making of a valid Electronic Mix and Match Election, such Scheme Shareholder shall be bound by the terms and provisions contained in the Election Form or the Electronic Mix and Match Election (as the case may be) and by the terms and provisions contained in Part Five (Notes for Making Elections and Submitting IRS Forms W-8 or W-9) of the Scheme Document.

6.13	An Election Form in relation to the Mix and Match Election duly completed and delivered or an Electronic Mix and Match Election made in accordance with this Clause 6 may be withdrawn by notice to the KWE Registrar in writing to be received by the Election Return Time.

6.14	If a Scheme Shareholder delivers more than one Election Form in relation to the Mix and Match Election or Electronic Mix and Match Election in respect of any of its Scheme Shares, in the case of an inconsistency between such Election Forms or Electronic Mix and Match Elections, the last valid Election Form in relation to the Mix and Match Election or Electronic Mix and Match Election which is delivered by the Election Return Time shall prevail over any earlier Election Form in relation to the Mix and Match Election or Electronic Mix and Match Election. The delivery time for an Election Form in relation to the Mix and Match Election or Electronic Mix and Match Election shall be determined on the basis of which such Election Form or Electronic Mix and Match Election is last sent or, if the KWE Registrar is unable to determine which is last sent, is last received. Election Forms in relation to the Mix and Match Election which are sent in the same envelope shall be treated for these purposes as having been sent and received at the same time, and, in the case of an inconsistency between such Election Forms, none of them shall be treated as valid (unless KWE and KW otherwise determine in their absolute discretion).

6.15	Minor adjustments to the entitlements of Scheme Shareholders pursuant to Mix and Match Elections made under this Scheme may be made by the KWE Registrar with the prior consent of KWE and KW on a basis that KWE and KW consider to be fair and reasonable to the extent necessary to satisfy all entitlements pursuant to Mix and Match Elections under this Scheme as nearly as may be practicable. Such adjustments shall be final and binding on Scheme Shareholders.

6.16	No Mix and Match Election may be made by a KWE Shareholder who is resident, located or has a registered address in, or is a citizen or national of, or otherwise subject to the law of, a jurisdiction where the extension or availability of the Merger, or any Mix and Match Election or the granting of a right to make a Mix and Match Election pursuant to Clause 3 and Clauses 5 to 7, would breach any applicable law. Any purported Mix and Match Election by such a KWE Shareholder shall be void.

6.17	By submitting a Mix and Match Election, the KWE Shareholder making such Mix and Match Election undertakes not to sell or encumber any KWE Shares to which such Election relates unless and until that Election has been validly withdrawn.

7.	Conflicting Elections and changes in shareholdings

7.1	Where a Scheme Shareholder has made (i) a valid Original Offer Election; or (ii) having made no valid Original Offer Election, has made a valid Mix and Match Election in respect of all Scheme Shares held by that Scheme Shareholder, the Scheme Shareholder must not transfer or encumber any Scheme Shares to which the Original Offer Election or Mix and Match Election relates other than Scheme Shares in respect of which it has first validly withdrawn the relevant Election.

7.2	The provisions of this Clause 7 are subject, and without prejudice, to any valid withdrawals of Original Offer Elections and/or Mix and Match Elections and to any replacement or supplemental Original Offer Elections or Mix and Match Elections validly made in respect of Scheme Shares held or acquired by a Scheme Shareholder prior to the Scheme Record Time.

7.3	Except in circumstances where Clause 7.4 and/or Clause 7.5 applies (when they will take precedence), where any Election or Elections is or are received from a Scheme Shareholder in respect of the Mix and Match Facility, it or they will be void to the extent (but not further) that it or they relate to a number of Scheme Shares which, in aggregate, exceed the number of Scheme Shares in respect of which that Scheme Shareholder is entitled to the New Offer Consideration and Distribution.

7.4	Where a Scheme Shareholder has made a valid Original Offer Election in respect of all that Scheme Shareholder’s Scheme Shares and it has not been validly withdrawn, in whole or part, as at the Scheme Record Time:

(1)	any increase, as at the Scheme Record Time, in the number of Scheme Shares held by that Scheme Shareholder will be deemed to be comprised of Scheme Shares in respect of which the Scheme Shareholder is entitled to receive the New Offer Consideration and Distribution with no adjustment under the Mix and Match Facility, except to the extent of any of the additional Scheme Shares in respect of which the Scheme Shareholder has by then made a valid supplemental Original Offer Election or Mix and Match Election; and

(2)	any decrease, as at the Scheme Record Time, in the number of Scheme Shares held by that Scheme Shareholder, will not invalidate the Original Offer Election and the Original Offer Election will continue to apply to all Scheme Shares then held by that Scheme Shareholder.

7.5	Where a Scheme Shareholder makes a valid Original Offer Election in respect of a specified number of Scheme Shares which comprise less than all the Scheme Shares it holds or, due to a valid withdrawal of an Original Offer Election to which Clause 7.2 applies, its subsisting Original Offer Election relates to less than all the Scheme Shares it holds:

(1)	if the number of Scheme Shares it holds at the Scheme Record Time exceeds the number of Scheme Shares to which its subsisting Original Offer Election relates, the excess will be deemed to be Scheme Shares in respect of which it is entitled to the New Offer Consideration and Distribution with no adjustment under the Mix and Match Facility, except to the extent of any of the additional Scheme Shares in respect of which the Scheme Shareholder has by then made a valid supplemental Mix and Match Election; and

(2)	if the number of Scheme Shares it holds at the Scheme Record Time is less than the number of Scheme Shares to which its subsisting Original Offer Election relates, the shortfall will not invalidate the Original Offer Election and the Original Offer Election will apply to all Scheme Shares then held by that Scheme Shareholder.

7.6	Except in circumstances where Clause 7.7 and/or Clause 7.8 apply (when they will take precedence), if a Scheme Shareholder delivers an Additional Share Election and an Additional Cash Election in respect of numbers of Scheme Shares which, in aggregate, exceed the number of Scheme Shares in respect of which the Scheme Shareholder is entitled to the New Offer Consideration and Distribution, the Additional Share Election and Additional Cash Election will be scaled down pro rata to the number of Scheme Shares to which each of them applies until they relate, in aggregate, only to a number of Scheme Shares equal to the number of Scheme Shares in respect of which that Scheme Shareholder is entitled to the New Offer Consideration and Distribution.

7.7	Where a Scheme Shareholder has made one or more valid Mix and Match Elections in respect of all Scheme Shares it holds, and such Mix and Match Election(s) has/have not been validly withdrawn in whole or in part, as at the Scheme Record Time:

(1)	any increase, as at the Scheme Record Time, in the number of Scheme Shares held by that Scheme Shareholder (other than any such Scheme Shares to which a valid and subsisting supplemental Original Offer Election applies), will be deemed to comprise Scheme Shares in respect of which the Scheme Shareholder is entitled to receive the New Offer Consideration and Distribution, with no adjustment under the Mix and Match Facility except to the extent of any of the additional Scheme Shares in respect of which the Scheme Shareholder has by then made a valid supplemental Mix and Match Election; and

(2)	any decrease, as at the Scheme Record Time, in the number of Scheme Shares held by that Scheme Shareholder below the number of Scheme Shares in respect of which the Scheme Shareholder’s subsisting valid Mix and Match Elections apply will not invalidate the Mix and Match Elections, and the Mix and Match Election(s) will continue to apply to all Scheme Shares then held by that Scheme Shareholder; and if the relevant Mix and Match Election(s) comprise one or more Additional Share Election(s) and one or more Additional Cash Election(s), the reduction shall apply pro rata to the aggregate numbers of Scheme Shares which are subject to, respectively, all subsisting valid Additional Share Election(s) and Additional Cash Election(s) of that Scheme Shareholder.

7.8	Where a Scheme Shareholder has made one or more valid Mix and Match Elections in respect of a specified number of Scheme Shares which comprise less than all the Scheme Shares it holds or, due to a valid withdrawal of a Mix and Match Election to which Clause 7.2 applies, its subsisting Mix and Match Election relates to less than all the Scheme Shares it holds:

(1)	if the number of Scheme Shares it holds at the Scheme Record Time (other than any such Scheme Shares to which a valid and subsisting initial or supplemental Original Offer Election applies in accordance with Clause 7.4 or Clause 7.5) exceeds the aggregate number of Scheme Shares to which its subsisting Mix and Match Elections relate, the excess will be deemed to be Scheme Shares in respect of which it is entitled to the New Offer Consideration and Distribution, with no adjustment under the Mix and Match Facility except to the extent of any of the additional Scheme Shares in respect of which the Scheme Shareholder has by then made a valid supplemental Mix and Match Election; and

(2)	if the number of Scheme Shares it holds at the Scheme Record Time (other than any such Scheme Shares to which a valid and subsisting initial or supplemental Original Offer Election applies in accordance with Clause 7.4 or Clause 7.5) is less than the number of Scheme Shares to which its subsisting Mix and Match Elections relate, the shortfall will not invalidate the Mix and Match Election(s) which will continue to apply to all Scheme Shares then held by that Scheme Shareholder; and if the relevant Mix and Match Election(s) comprise one or more Additional Share Elections and one or more Additional Cash Elections, the reduction shall apply pro rata to the aggregate numbers of Scheme Shares to which, respectively, all subsisting valid Additional Cash Elections and Additional Share Elections of that Scheme Shareholder apply.

7.9	KWE and KW reserve the right by mutual agreement to vary the operation of this Clause 7 and/or to give effect to initial Elections in priority to subsequent Elections and to treat them as unchanged by subsequent Elections or by acquisitions or disposals of Scheme Shares to which initial or subsequent Elections relate, in each case to the extent that, acting reasonably, they consider this necessary to permit the provisions of this Clause 7 to be applied equitably.

8.	Settlement of consideration

8.1	As soon as practicable, and in any event not later than 14 days, after the Effective Date, KWE shall (subject to compliance with the provisions of the Jersey Companies Law) pay the KWE Special Distribution to each Scheme Shareholder pursuant to

Clause 3.

8.2	Not later than 14 days after the Effective Date and subject to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme:

(1)	KW shall issue the New KW Shares which it is required to issue to each Scheme Shareholder pursuant to Clause 3 and Clauses 5 to 7 and pay any cash sum due in respect of fractional entitlements pursuant to Clause 3.5; and

(2)	KW shall pay the KW Cash Component which it is required to pay to each Scheme Shareholder pursuant to Clauses 3, 6 and 7.

8.3	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme, KWE shall pay, and KW shall procure the payment by KWE (subject in each case to compliance with the provisions of the Jersey Companies Law) of, the Closing Dividend to each KWE Shareholder on the First KW Dividend Payment Date pursuant to Clause 4.

8.4	KW shall not cause or permit any action to be taken by KWE or any of its subsidiaries which could impede or delay payment of all or part of the Closing Dividend.

8.5	Settlement of the KW Cash Component and any cash sum due in respect of fractional entitlements pursuant to Clause 3.5 to which a Scheme Shareholder is entitled shall be effected as follows:

(1)	in the case of Scheme Shares which at the Scheme Record Time are in certificated form, by procuring the despatch to persons entitled thereto in accordance with the provisions of Clause 8.9 of cheques in pounds sterling for the sums payable to them in accordance with the terms of the Scheme, or if practicable in the opinion of KW and KWE, via BACS; and

(2)	in the case of Scheme Shares which at the Scheme Record Time are in uncertificated form, by procuring that Euroclear is instructed to create an assured payment obligation in pounds sterling in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements for the sums payable in accordance with the terms of the Scheme, provided that the payor reserves the right to make payment of such sums by cheque as set out in Clause 8.5(1) if, for reasons outside its reasonable control, it is not able to effect settlement in accordance with this Clause 8.5(2).

8.6	Settlement of the KWE Special Distribution to which a Scheme Shareholder is entitled, whether the Scheme Shares are in certificated or uncertificated form at the Closing Dividend Record Time, shall be effected by procuring the despatch to persons entitled thereto in accordance with the provisions of Clause 8.9 of cheques in pounds sterling for the sums payable to them in accordance with the terms of the Scheme, or if practicable in the opinion of KWE, via CREST by procuring that Euroclear is instructed to create an assured payment obligation in pounds sterling in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements for the sums payable in accordance with the terms of the Scheme or BACS in accordance with any applicable mandate pursuant to Clause 11.

8.7	Settlement of the Closing Dividend to which a KWE Shareholder is entitled, whether the KWE Shares are in certificated or uncertificated form at the Closing Dividend Record Time, shall be effected by procuring the despatch to persons entitled thereto in accordance with the provisions of Clause 8.9 of cheques in pounds sterling for the sums payable to them in accordance with the terms of the Scheme, or if practicable in the opinion of KWE, via CREST by procuring that Euroclear is instructed to create an assured payment obligation in pounds sterling in favour of the payment bank of the persons entitled thereto in accordance with the CREST assured payment arrangements for the sums payable in accordance with the terms of the Scheme or BACS in accordance with any applicable mandate pursuant to Clause 11.

8.8	Settlement of the New KW Shares to which a Scheme Shareholder is entitled shall be effected as follows:

(1)	in the case of Scheme Shares which at the Scheme Record Time are in uncertificated form, the New KW Shares to which the uncertificated Scheme Shareholder is entitled shall be issued to Cede & Co., which will be the registered holder of such New KW Shares. KW shall procure that Cede & Co. will hold the New KW Shares via an account with DTC. KW shall procure that the interest in such shares shall be credited by its transfer agent through DTC to the securities deposit account of CREST Depository Limited’s nominee, CREST International Nominees Limited. Following the Effective Date, CREST Depository Limited shall issue KW CDIs, in CREST, to the CREST Receiving Agent and KW shall procure that the CREST Receiving Agent shall thereupon deliver, through CREST to the stock account in CREST in which each such uncertificated Scheme Shareholder held the relevant Scheme Shares, such uncertificated Scheme Shareholder’s entitlement to KW CDIs; and

(2)	in the case of Scheme Shares which at the Scheme Record Time are in certificated form, the KW Transfer Agent shall deliver to the relevant Scheme Shareholder (or as such Scheme Shareholder may direct) share certificates in respect of the New KW Shares to which such certificated Scheme Shareholder is entitled.

8.9	General

(1)	All deliveries of share certificates or cheques pursuant to this Scheme shall be effected by sending the same by first class post in prepaid envelopes addressed to the persons entitled thereto at their respective addresses as appearing in the Register at the Scheme Record Time or Closing Dividend Record Time (as applicable) or, in the case of joint holders, at the address of that one of the joint holders whose name stands first in the Register in respect of the relevant Scheme Shares at the Scheme Record Time or relevant KWE Shares at the Closing Dividend Record Time, and none of KWE, KW nor any person or nominee appointed by KWE or KW in accordance with this Scheme nor their respective agents shall be responsible for any loss or delay in the transmission or delivery of any share certificates or cheques sent in accordance with this Clause 8.9(1), which shall be sent at the risk of the persons entitled thereto.

(2)	All cheques shall be made payable to the persons respectively entitled to the moneys represented thereby (except that, in the case of joint holders, KW reserves the right to make such cheques payable to that one of the joint holders whose name stands first in the Register in respect of the relevant Scheme Shares at the Scheme Record Time or the relevant KWE Shares at the Closing Dividend Record Time).

(3)	The delivery of any cheque, the payment by BACS and/or the creation of an assured payment obligation in CREST each as is referred to in Clause 8.5, Clause 8.6 and Clause 8.7 shall be a complete discharge of the payment obligations of KW and KWE (as applicable) for the moneys represented thereby.

(4)	Notwithstanding the provisions of Clause 8.9(1) and Clause 8.9(2), any sums payable by KW in respect of fractional entitlements in accordance with Clause 3.5 (whether by cheque, BACS or CREST assured payment arrangements) shall be paid to the persons respectively entitled to the moneys represented thereby in accordance with any dividend mandates or other instructions to KWE in force at the Scheme Record Time relating to the Scheme Shares held by such persons.

(5)	The provisions of this Clause 8 shall be subject to any condition or prohibition imposed by law.

8.10

Subject to Clause 8.11, KW will instruct its paying agents to report all payments from KW required by this Scheme in respect of the KW Cash Component and any payment in respect of a fractional entitlement as paid as consideration for the Scheme Shares and KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, all payments required from KW by this Scheme in respect of the KW Cash

Component and any payment in respect of a fractional entitlement will be made free and clear of any and all deductions and/or withholdings in respect of any US federal income tax, provided that US federal backup withholding may apply under the circumstances described in Clause 8.11.

8.11	Clause 8.10 will not prevent a deduction or withholding which is required by US federal income tax law to be made in respect of US federal backup withholding from a payment to a Scheme Shareholder in respect of the KW Cash Component or other payment from KW (including, without limitation, a payment in respect of a fractional entitlement) to the extent that Scheme Shareholder fails to either (i) provide a properly completed applicable IRS Form W-8 or, as applicable, IRS Form W-9 to the Receiving Agent at or before the Election Return Time showing that no US federal backup withholding is required, or (ii) otherwise establish that the payment can lawfully be made without such withholding, in each case (i) and (ii), in respect of itself (to the extent such Scheme Shareholder is a beneficial owner of Scheme Shares) or in respect of beneficial owners of Scheme Shares directly or indirectly holding through such Scheme Shareholder. This Clause 8.11 does not apply in relation to any deduction or withholding other than in respect of US federal backup withholding.

8.12	Subject to Clause 8.13, KWE will instruct the Receiving Agent to report all payments from KWE required by this Scheme in respect of the KWE Special Distribution as dividend paid by KWE and KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, all payments required from KWE by this Scheme in respect of the KWE Special Distribution will be made free and clear of any and all deductions and/or withholdings in respect of any US federal income tax, provided that US federal backup withholding may apply under the circumstances described in Clause 8.13.

8.13	Clause 8.12 will not prevent a deduction or withholding which is required by US federal income tax law to be made in respect of US federal backup withholding from a payment to a Scheme Shareholder in respect of the KWE Special Distribution or other payment from KWE to the extent that Scheme Shareholder fails to either (i) provide a properly completed applicable IRS Form W-8 or, as applicable, IRS Form W-9 to the Receiving Agent at or before the Election Return Time showing that no US federal backup withholding is required, or (ii) otherwise establish that the payment can lawfully be made without such withholding, in each case (i) and (ii), in respect of itself (to the extent such Scheme Shareholder is a beneficial owner of Scheme Shares) or in respect of beneficial owners of Scheme Shares directly or indirectly holding through such Scheme Shareholder. This Clause 8.13 does not apply in relation to any deduction or withholding other than in respect of US federal backup withholding.

9.	Overseas Shareholders

9.1	The provisions of Clauses 2 to 8 (inclusive) shall be subject to any prohibition or condition imposed by law. Without prejudice to the generality of the foregoing, in respect of any Scheme Shareholder who is resident, located or has a registered address in a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, or who KW or KWE reasonably believes to be a citizen, resident or national of, or subject to the law of, a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, if the law of a jurisdiction other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands precludes (or precludes except after compliance by KW or KWE with any governmental or other consent or any registration, filing or other formality with which KW or KWE, as applicable, is unable to comply or compliance with which KW or KWE (in each case acting reasonably) regards as unduly onerous), or KW or KWE is advised that such law so precludes (i) the extension or availability of the Merger or the Election in, into or from such jurisdiction; (ii) any Election(s) or the granting of a right to make any Election(s) pursuant to Clause 3 and Clauses 5 to 7 (inclusive); or (iii) the issue of New KW Shares or KW CDIs pursuant to Clauses 2 and 3 and Clauses 5 to 8 (inclusive), then KW or KWE may, in its discretion, determine that:

(1)	one or more such Election(s) shall not be valid or accepted in respect of any relevant Scheme Shareholder, in which case such Scheme Shareholder shall receive the New Offer Consideration and Distribution; or

(2)	such New KW Shares (or KW CDIs) shall be sold, in which event the relevant New KW Shares (or KW CDIs) shall be issued to (or for the benefit of) such Scheme Shareholder and KW shall appoint a person who shall be authorised to act on behalf of such Scheme Shareholder to procure that any shares (or KW CDIs) in respect of which KW or KWE has made such determination shall, as soon as practicable following the Effective Date, be sold and the net proceeds of such sale shall be remitted to such Scheme Shareholder in accordance with Clause 9.2; or

(3)	such New KW Shares (or KW CDIs) shall not be issued to such Scheme Shareholder but shall instead be issued to a nominee for such Scheme Shareholder appointed by KW on terms that the nominee shall, as soon as practicable following the Effective Date, sell the relevant New KW Shares so issued and the net proceeds of such sale shall be remitted to such Scheme Shareholder in accordance with Clause 9.2.

9.2	Any sale under Clause 9.1 shall be carried out at the best price which can reasonably be obtained at the time of sale and the net proceeds of such sale (after the deduction of all expenses and commissions incurred in connection with such sale) shall be paid to the relevant Scheme Shareholder, together with the KW Cash Component and the KWE Special Distribution by sending a cheque or creating an assured payment obligation in accordance with the provisions of Clause 8.

9.3	To give effect to any sale under Clause 9.1, the person appointed by KW in accordance with Clause 9.1(2) shall be authorised as agent on behalf of the holder concerned, and the nominee appointed by KW in accordance with Clause 9.1(3) shall be authorised, to execute and deliver as transferor a form of transfer or other instrument or instruction of transfer and to give such instructions and to do all other things which he or she may consider necessary or expedient in connection with such sale. In the absence of bad faith or wilful default, none of KWE, KW or the person or nominee so appointed shall have any liability for any loss or damage arising as a result of the timing or terms of such sale, or for any determination pursuant to Clause 9.1(1).

9.4	In the case of a Scheme Shareholder who is resident, located or has a registered address in, or is a citizen or national of, or otherwise subject to the law of, a jurisdiction where the extension or availability of the Merger, or any Election(s) or the granting of a right to make any Election(s) pursuant to Clause 3 and Clauses 5 to 8 (inclusive), would breach any applicable law, then no such Election(s) made by that Scheme Shareholder shall have effect and the omission to recognise any such Election(s) made by that Scheme Shareholder shall not constitute a breach by KW or KWE of any of their obligations under the Scheme.

9.5	Neither KW nor KWE will be liable to any Scheme Shareholder for making any determination or acting in accordance with this Clause 9.

10.	Share certificates and transfer of entitlements

10.1	Subject to the Scheme becoming effective and to the payment of the KWE Special Distribution if, when and to the extent required by this Scheme:

(1)	all certificates representing Scheme Shares shall cease to have effect and every Scheme Shareholder holding such certificated Scheme Shares shall be bound to destroy the share certificate(s) relating to the Scheme Shares it is required to transfer pursuant to the Scheme to KWE (or to any person appointed by KWE to receive the same);

(2)	Euroclear shall be instructed by the individual authorised by KW pursuant to Clause 2.2 to transfer all entitlements to Scheme Shares held in uncertificated form to KW; and

(3)	appropriate entries shall be made in the Register to reflect their transfer pursuant to Clause 2.

11.	Mandates and other instructions

Save in respect of the payment of (i) the KWE Special Distribution; and (ii) the Closing Dividend (for which any relevant mandates and instructions shall, in each case, remain in place for such payments if, and to the extent that, KW and KWE are of the opinion that it is practicable for such payments to be made by CREST or BACS in accordance with Clause 8.5, Clause 8.6 and Clause 8.7 of this Scheme by means of such mandates and instructions), all mandates and other instructions relating to the payment of dividends or any other sums payable on any Scheme Shares and other instructions (including communication preferences) given to KWE by Scheme Shareholders in force at the Scheme Record Time relating to Scheme Shares shall, as from the Effective Date, cease to be valid.

12.	The Effective Date

12.1	This Scheme shall become effective in accordance with its terms as soon as the Court Order shall have been delivered to the Registrar of Companies for registration, which must be a date no later than 14 days after the Scheme Court Sanction Hearing.

12.2	Unless this Scheme shall become effective on or before 30 November 2017 or such later date, if any, as KW and KWE may, with the consent of the Panel, agree and the Court may allow, this Scheme shall never become effective.

12.3	If this Scheme is not implemented in accordance with its terms, any Election made shall cease to be valid.

13.	Modification

KW and KWE may jointly consent on behalf of all concerned to any modification of, or addition to, this Scheme or to any condition which the Court may approve or impose. Any such modification or addition may require the consent of the Panel.

14.	Governing law

14.1	This Scheme is governed by Jersey law and is subject to the exclusive jurisdiction of the Jersey courts. The rules of the Code will apply to this Scheme on the basis provided in the Code.

14.2	The Election Form, Electronic Elections and all Elections thereunder, and all action taken or made, or deemed to be taken or made, pursuant to any of the terms of this Scheme, shall be governed by and interpreted in accordance with Jersey law and shall be subject to the jurisdiction of the Court.

14.3	Execution of an Election Form or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute such Scheme Shareholder’s agreement that the courts of Jersey are (subject to Clause 14.4 below) to have exclusive jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of the Election Form or the submission of an Electronic Election, and for such purposes that he or she irrevocably submits to the jurisdiction of the Court.

14.4	Execution of an Election Form or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute such Scheme Shareholder’s agreement that Clause 14.3 is included for the benefit of KWE, KW and their respective agents and, accordingly, notwithstanding Clause 14.3, each of KWE, KW and their respective agents shall retain the right to, and may in its absolute discretion, bring proceedings in the courts of any other country which may have jurisdiction, and that the electing Scheme Shareholder irrevocably submits to the jurisdiction of the courts of any such country.

Dated: 13 September 2017

PART FIVE

NOTES FOR MAKING ELECTIONS AND SUBMITTING IRS FORMS W-8 OR W-9

Whether or not you attend or vote in favour of the Scheme at the Scheme Court Meeting or in favour of the Special Resolution at the KWE General Meeting, you may submit the elections set out below. The attention of Overseas Shareholders is drawn to paragraph 3 of this Part Five below.

If you wish to receive the New Offer Consideration and Distribution, consisting of (i) the New KW Share Component of 0.3854 New KW Shares; (ii) the KW Cash Component of 300 pence in cash payable by KW; and (iii) the KWE Special Distribution of 250 pence in cash payable by KWE in the form of a special distribution in respect of each Scheme Share held, without variation pursuant to the Mix and Match Facility, DO NOT return the Election Form or send an Electronic Election via CREST.

If you wish to change the composition of the consideration available under the New Offer pursuant to the Mix and Match Facility or to elect for the Original Offer Consideration, please follow the instructions set out below in this Part Five.

Please note that if you hold Scheme Shares in certificated form and you need further copies of an Election Form, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

1.	If you hold Scheme Shares in certificated form (i.e. not in CREST) and you wish to make one or more Elections:

•	You (and all co-holders, if Scheme Shares are held jointly) must complete and sign, in the presence of an independent witness who must also sign, an Election Form in accordance with the instructions printed thereon and return it (as well as your original share certificate(s) and/or other document(s) of title) by post to: Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom. A pre-paid envelope is provided for use only in the UK.

•	If your share certificate(s) and/or other document(s) of title are with your bank, stockbroker or other agent, you should complete and sign the Election Form and arrange for it to be lodged by such agent with the relevant document(s). If your certificate(s) and/or other document(s) of title are not readily available, please send the duly completed Election Form to the KWE Registrar at the address set out above with a note saying “Share certificate(s) to follow” and arrange for the share certificate(s) and/or other document(s) of title to be sent to the KWE Registrar as soon as practicable and in any event, prior to the Election Return Time.

•	The Election Return Time (being the last time for lodging your Election Form) is 1.00 p.m. on 19 October 2017, as set out in the expected timetable of principal events on pages 10 to 11 of this document (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service).

•	Any changes to the Election Return Time will be announced by KWE via a Regulatory Information Service in due course, with such announcement being made available on KWE’s and KW’s websites at www.kennedywilson.eu and ir.kennedywilson.com, respectively.

•	If you wish to sell part of your holding of KWE Shares held in certificated form and also wish to make an Election but are unable to obtain a certificate reflecting your remaining holding by the Election Return Time, you should ensure that the stockbroker, bank or other agent through whom you make the sale obtains the appropriate endorsement or indication signed on behalf of the KWE Registrar in respect of the balance of your holding of Scheme Shares held in certificated form.

2.	If you hold Scheme Shares in uncertificated form (i.e. in CREST) and you wish to make one or more Elections:

•	You must submit your election electronically by taking (or procuring to be taken) the actions set out below to transfer the Scheme Shares in respect of which you wish to make an Election to an escrow balance, using an Electronic Election specifying the CREST Receiving Agent (in its capacity as a CREST participant under the ID 8RA25) as the escrow agent.

•	The Election Return Time (being the last time for lodging an Election Form or making your Electronic Election) is 1.00 p.m. on 19 October 2017, as set out in the expected timetable of principal events on pages 10 to 11 of this document (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service).

•	Any changes to the Election Return Time will be announced by KWE via a Regulatory Information Service in due course, with such announcement being made available on KWE’s and KW’s websites at www.kennedywilson.eu and ir.kennedywilson.com, respectively.

•	If you wish to make an Election by completing an Election Form rather than making an Electronic Election, you must first materialise your Scheme Shares (i.e. withdraw them from CREST) by completing a CREST stock withdrawal form, and you may request an Election Form by contacting the Shareholder Helpline on the telephone number set out on page 23 of this document. Completing and returning an Election Form in relation to Scheme Shares held in uncertificated form will not constitute a valid Election and will be disregarded.

•	If you hold Scheme Shares in both certificated and uncertificated form and/or if you hold Scheme Shares in two or more designated accounts and you wish to make an Election in respect of all such holdings, you must make a separate Election in respect of each holding.

•	If you are a CREST personal member, you should refer to your CREST sponsor before taking any action. Your CREST sponsor will be able to confirm details of your participant ID and the member account ID under which your Scheme Shares are held. In addition, only your CREST sponsor will be able to send the Electronic Election to Euroclear in relation to your Scheme Shares.

•	You should send (or, if you are a CREST personal member, procure that your CREST sponsor sends) an Electronic Election to Euroclear which must be properly authenticated in accordance with Euroclear’s specifications and which must contain, in addition to the other information that is required for an Electronic Election to settle in CREST, the following details:

(a)	the number of Scheme Shares in respect of which you are making an Election (such Scheme Shares to be transferred to an escrow balance);

(b)	your member account ID;

(c)	your participant ID;

(d)	the participant ID of the escrow agent, Computershare Investor Services PLC, in its capacity as a CREST Receiving Agent; this is 8RA25;

(e)	the relevant member account ID(s) of the escrow agent, Computershare Investor Services PLC, in its capacity as a CREST Receiving Agent:

(i)	to make an Additional Share Election, this is “KENSHR02”;

(ii)	to make an Additional Cash Election, this is “KENCSH03”; and

(iii)	to make an Original Offer Election, this is “KENORG01”;

(f)	the ISIN of the relevant Scheme Shares; this is JE00BJT32513;

(g)	the intended settlement date (this should be as soon as possible and in any event by the Election Return Time);

(h)	the corporate action number for the transaction: this is allocated by Euroclear and can be found by viewing the relevant corporate action details onscreen in CREST;

(i)	CREST standard delivery instructions priority of 80; and

(j)	a contact name and telephone number (inserted in the shared note field of the Electronic Election).

•	After making the Electronic Election, you will not be able to access the Scheme Shares concerned in CREST for any transaction or for charging purposes. You are recommended to refer to the CREST Manual published by Euroclear for further information on the CREST procedure outlined above. An Electronic Election is revocable. Please refer to the CREST Manual for information about how to withdraw an Electronic Election.

3.	The availability of the Original Offer Election and the Mix and Match Facility to certain Overseas Shareholders may be restricted or prohibited by law:

•	Overseas Shareholders who are resident, located or have a registered address in, or who are a citizen or national of, or otherwise subject to the law of, a jurisdiction where the extension or availability of the Merger, or an Election or the granting of a right to make an Election, would breach any applicable laws may not be entitled to make an Election.

•	Overseas Shareholders should inform themselves of and observe any applicable legal or regulatory requirements in the jurisdiction in which they or the KWE Shareholder(s) on whose behalf they hold KWE Shares are located. If you are in any doubt about your position, you should consult an independent professional adviser in the relevant jurisdiction. The Mix and Match Facility and the ability to make an Original Offer Election may not be available to certain Overseas Shareholders.

•	By signing and returning the Election Form or submitting your Electronic Original Offer Election or your Electronic Mix and Match Election, you are deemed to represent that you are not an Overseas Shareholder who is resident, located or has a registered address in, or is a citizen or national of, or otherwise subject to the law of, a jurisdiction where the extension or availability of the Merger, or an Election or the granting of a right to make an Election, would breach any applicable law.

4.	Withdrawals

If you have returned an Election Form and subsequently wish to withdraw or amend that Election, please contact the KWE Registrar in writing by the Election Return Time, which is currently expected to be 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service). Please specify clearly whether you would like to withdraw or amend the Election that you have made, and ensure that your request contains an original signature. Any written requests of this nature should be sent by post to: Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or delivered by hand (during normal business hours) to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom. It is at the KWE Registrar’s absolute discretion to require the submission of a new Election Form if an amendment is requested.

If your Election was made through an Electronic Election, you may withdraw your Election through CREST by sending (or, if you are a CREST sponsored member, procuring that your CREST sponsor sends) an ESA instruction to settle in CREST by no later than Election Return Time, which is currently expected to be 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service), in relation to each Election to be withdrawn. Each ESA instruction must, in order for it to be valid and to settle, include the following details:

(a)	the number of Scheme Shares to be withdrawn;

(b)	the ISIN number of the Scheme Shares; this is JE00BJT32513;

(c)	your member account ID;

(d)	your participant ID;

(e)	the participant ID of the escrow agent, Computershare Investor Services PLC, in its capacity as a CREST Receiving Agent; this is 8RA25;

(f)	the relevant member account ID(s) of the escrow agent, Computershare Investor Services PLC, in its capacity as a CREST Receiving Agent included in the relevant Mix and Match Election this is:

(i)	“KENSHR02” if an Additional Share Election was made,;

(ii)	“KENCSH03” if an Additional Cash Election was made; or

(iii)	“KENORG01” if an Original Offer Election was made);

(g)	the CREST transaction ID of the Election to be withdrawn;

(h)	the intended settlement date for the withdrawal;

(i)	the corporate action number for the transaction: this is allocated by Euroclear and can be found by viewing the relevant corporate action details on screen in CREST; and

(j)	CREST standard delivery instructions priority of 80.

Any such withdrawal will be conditional upon the CREST Receiving Agent verifying that the withdrawal request is validly made. Accordingly, the CREST Receiving Agent will, on behalf of KWE and KW, reject or accept the withdrawal or amendment by transmitting in CREST a receiving agent reject (“AEAD”) or receiving agent accept (“AEAN”) message.

5.	Late, incomplete or inconsistent Elections

If any Election Form or Electronic Election is either received after the Election Return Time, which is currently expected to be 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service), or is received before such time and date but is not valid or complete in all respects at such time and date, such Election Form or Electronic Election shall, for all purposes, be void (unless and to the extent that KWE and KW, in their absolute discretion, elect to treat as valid, in whole or in part, any such Election Form or Electronic Election).

If a Scheme Shareholder delivers more than one Election Form or Electronic Election in respect of its Scheme Shares, in the case of an inconsistency between such Election Forms or Electronic Elections, the last Election Form or Electronic Election which is delivered by the Election Return Time shall prevail over any earlier Election Form or Electronic Election. The delivery time for an Election Form or Electronic Election shall be determined on the basis of which Election Form or Electronic Election is last sent or, if the KWE Registrar is unable to determine which is last sent, is last received. Election Forms which are sent in the same envelope shall be treated for these purposes as having been sent and received at the same time, and, in the case of an inconsistency between such Election Forms, none of them shall be treated as valid (unless KWE and KW otherwise determine in their absolute discretion).

6.	Effect of Elections

By submitting an Election, the person doing so undertakes not to sell or encumber any KWE Shares to which such Election relates unless and until that Election has been validly withdrawn.

7.	General

Without prejudice to any other provisions of this Part Five, KWE and KW reserve the right (subject to the terms of the Merger and the provisions of the Code) to treat as valid in whole or in part any Election which is not entirely in order.

No acknowledgements of receipt of any Election Form, Electronic Election or other documents will be given. All communications, notices, other documents and remittances to be delivered by, or sent to or from, holders of KWE Shares (or their designated agent(s)) or as otherwise directed will be delivered by or to, or sent to or from, such holders of KWE Shares (or their designated agent(s)) at their own risk.

KWE, KW and their respective agents reserve the right to notify any matter to all or any KWE Shareholders with registered addresses outside Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, or to the nominees, trustees or custodians for such KWE Shareholders, by announcement in Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, or paid advertisement in any daily newspaper published and circulated in Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands, or any part thereof, in which case such notice shall be deemed to have been sufficiently given, notwithstanding any failure by any such KWE Shareholders to receive or see such notice. All references in this document to notice in writing, or the provision of information in writing, by or on behalf of KWE, KW and their respective agents shall be construed accordingly. No such document shall be sent to an address outside Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands where it would or might infringe the laws of that jurisdiction or would or might require KWE or KW to comply with any governmental or other consent or any registration, filing or other formality with which KW or KWE, as applicable, is unable to comply or compliance with which KW or KWE (in each case acting reasonably) regards as unduly onerous.

The Election Form, Electronic Elections and all Elections thereunder, and all action taken or made, or deemed to be taken or made, pursuant to any of these terms, shall be governed by and interpreted in accordance with Jersey law and shall be subject to the jurisdiction of the Court.

Execution of an Election Form or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute his or her agreement that the courts of Jersey are (subject to the paragraph below) to have exclusive jurisdiction to settle any dispute which may arise in connection with the creation, validity, effect, interpretation or performance of the Election Form or the submission of an Electronic Election, and for such purposes that he or she irrevocably submits to the jurisdiction of the Jersey courts.

Execution of an Election Form or the submission of an Electronic Election by or on behalf of a Scheme Shareholder will constitute his or her agreement that the agreement in the paragraph above is included for the benefit of KWE, KW and their respective agents and, accordingly, notwithstanding the agreement in the paragraph above, each of KWE, KW and their respective agents shall retain the right to, and may in its absolute discretion, bring proceedings in the courts of any other country which may have jurisdiction, and that the electing Scheme Shareholder irrevocably submits to the jurisdiction of the courts of any such country.

If the Scheme is not implemented in accordance with its terms, any Election made shall cease to be valid.

None of KWE, KW, the KWE Registrar, the CREST Receiving Agent nor any of their respective advisers or any person acting on behalf of any one of them shall have any liability to any person for any loss or alleged loss arising from any decision as to the treatment of Elections on any of the bases set out in this Part Five or otherwise in connection therewith.

8.	Unsettled trades

As at the close of trading on the last day of dealings in KWE Shares prior to the Effective Date, there may be unsettled, open trades for the sale and purchase of KWE Shares within CREST. The KWE Shares that are the subject of such unsettled trades will be treated under the Scheme in the same way as any other KWE Shares registered in the name of the relevant seller under that trade. Consequently, the

KWE Shares will be transferred to KW under the Scheme and the seller will receive the appropriate consideration and other payments in accordance with the terms of the Scheme. The seller should consult the broker or other person through whom the trade was effected to inquire as to its obligations to account to the purchaser for the consideration and other payments it receives in connection with the Scheme. It is expected that CREST will automatically require the seller to settle the unsettled trade in KW CDIs and cash payments received in accordance with the terms of the Scheme. Consequently, the seller will need to ensure that it holds the appropriate number of KW CDIs and funds necessary to satisfy that trade at the relevant time. This position will be confirmed in due course by CREST to CREST participants.

9.	US Tax Deductions

The payment of the KW Cash Component, the KWE Special Distribution and/or any other amount (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer to Scheme Shareholders entitled to the New Offer may be subject to US federal backup withholding (currently, at a rate of 28%). An explanation of this backup withholding is given in paragraphs 2.1(6) and 2.2(5) of Part Seven (Taxation) of this document.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 or applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct IRS Form W-9 or applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-8 or IRS Forms W-9 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-9 or, as applicable, IRS Forms W-8 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed IRS Forms W-9 or applicable IRS Forms W-8, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of IRS Form W-9 and applicable IRS Form W-8 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 OR IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 OR TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 OR IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 OR IRS FORM W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 OR IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-9 OR, IF APPLICABLE, IRS FORMS W-8 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

The various versions of IRS Forms W-8 and W-9 for use by different categories of taxpayer are generally as follows:

•	W-9 for use by beneficial owners of Scheme Shares which are “United States persons”;

•	W-8BEN for use by individual beneficial owners of Scheme Shares that are not “United States persons”;

•	W-8BEN-E for use by corporate and certain other non-individual beneficial owners of Scheme Shares that are not “United States persons”; and

•	W-8IMY for use by non-US intermediaries and non-US partnerships (or entities treated as partnerships for US federal income tax purposes).

Beneficial owners of Scheme Shares and Scheme Shareholders should also review the discussion of US federal backup withholding in Part Seven (Taxation) of this document and consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. Form W-9 or applicable Form W-8) and any supporting documentation to be provided to avoid potential US federal backup withholding.

In addition to the backup withholding regime, there are special rules regarding US taxation in relation to the KW Cash Component of the New Offer. For a more complete explanation of these, beneficial owners of KWE Shares and KWE Shareholders should carefully review Part Seven (Taxation) of this document and seek advice from their tax advisers.

In overview, these rules could, in certain circumstances, cause non-US Holders of Scheme Shares to be subject to US federal income tax in respect of the KW Cash Component despite the fact that KW pays the KW Cash Component without deduction or withholding of US federal income tax. In general, these rules could only apply if beneficial owners of Scheme Shares that own at least 50% of KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme come to own at least 50% of KW immediately after such time, in each case taking into account constructive ownership rules.

In that case, all or a portion of the cash received by a non-US Holder in respect of the KW Cash Component could be subject to US tax on deemed dividends by KW or treated as a gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme.

•	Any such deemed dividend would be treated as paid by KW to the extent of its 2017 “earnings and profits” for US federal income tax purposes. This tax would not exceed 30% of the lesser of (a) the KW Cash Component received by the relevant non-US Holder and (b) the non-US Holder’s attributable proportion of such earnings and profits (and may, in appropriate cases, be eligible for a reduced rate of US income taxation under an applicable tax treaty). Any earnings and profits of KW would be allocated ratably among actual and deemed dividends paid by KW in 2017. KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profits (for US federal income tax purposes) for the financial year ending 31 December 2017.

•	In addition, even if, contrary to KW’s stated expectation, KW were to have a material amount of earnings and profits for US federal income tax purposes for the financial year ending 31 December 2017, any non-US Holder whose percentage interest (taking into account the constructive ownership rules described below) in all of the outstanding KW Shares immediately after the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme (including, but not limited to, New KW Shares acquired pursuant to the Scheme, as well as any KW Shares otherwise acquired in connection therewith) is less than 80% of such non-US Holder’s relative interest in KWE Shares immediately prior to such time (the “Less Than 80% Test”) will not be treated as receiving a deemed dividend (and will thus not be subject to the 30% deemed dividend tax referred to above on any portion of the KW Cash Component received pursuant to the Scheme).

For example, a non-US Holder that held a 5% interest in KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme could not be subject to the 30% deemed dividend tax unless such non-US Holder holds a 4% or greater interest in KW Shares immediately after such time. Accordingly, the 30% deemed dividend tax would not apply to any non-US Holder who does not actually or constructively hold any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme, but who only acquires KW Shares pursuant to the Scheme. Under constructive ownership rules, a non-US Holder generally will be treated as owning stock owned by certain related persons (such as an individual’s spouse, children, grandchildren and parents), as well as, in certain circumstances, such holder’s allocable share of stock held by any corporation (such as KWE shares owned by KW immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme) or any partnership, estate or trust, in each case, in which the non-US Holder or its relatives hold an interest. In addition, a non-US Holder which actually or constructively holds an option to purchase stock, is treated as owning the underlying stock.

A non-US Holder will not be subject to this form of 30% deemed dividend tax as a result of choosing to receive the consideration available under the New Offer or as a result of making any Additional Share Elections under the Mix and Match Facility if that non-US Holder does not own, actually or constructively, any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme. Accordingly, non-US Holders of Scheme Shares may wish to consider whether to avoid (or limit) any further acquisitions of KW Shares prior to such time. Those non-US Holders who already own KW Shares may also wish to avoid (or limit) any Additional Share Elections under the Mix and Match Facility, which could jeopardise their ability to satisfy the Less Than 80% Test, or to consider disposing of some or all of their KW Shares, or to reduce the KW Shares they will receive under the Scheme by reducing their holdings of KWE Shares in time, in either case insofar as that would remove or mitigate their potential liability to this form of deemed dividend taxation.

Assuming that a substantial number of beneficial owners of Scheme Shares satisfy the Less Than 80% Test and thus are not treated as if they had received deemed dividends, the remaining recipients of the KW Cash Component payable to non-US Holders (i.e. those which do not satisfy the Less Than 80% Test) would be allocated a significantly larger portion of KW’s earnings and profits. However, a non-US holder will never be allocated earnings and profits in excess of the KW Cash Component it receives and would thus never be subject to the 30% deemed dividend tax in respect of an amount greater than the KW Cash Component it receives.

•	To the extent that the KW Cash Component is not treated as a deemed dividend on the basis described above, it may nonetheless be treated as gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme and subjected to US federal income tax if the non-US Holder owned (or was treated as owning) more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the deemed redemption and (ii) the non-US Holder’s holding period in such shares (a “5% Holder”). This tax would be payable on the graduating scale of US federal income tax rates (including, if applicable, reduced tax rates on long-term capital gains derived by certain non-corporate holders, including individuals) on the amounts deemed to be received after allowing for certain reductions in respect of tax basis. The Less than 80% Test will not avoid or mitigate this tax.

Any beneficial owners of Scheme Shares who are also holders of KW Shares and who wish to avoid the potential application of these rules should consult their tax advisers, including as to the desirability and tax consequences of disposing of some or all their Scheme Shares or KW Shares in the market prior to the Merger.

Any person (whether or not a holder of shares in KW or KWE) who is considering acquiring shares in KW or KWE prior to the Effective Date should consider whether to refrain from doing so if, as a result, it may become liable to additional US tax as a result of the requirements described above.

This summary is, of necessity, a simplification of numerous complex tax considerations. Beneficial owners of Scheme Shares and Scheme Shareholders should not rely on it as a comprehensive statement of the potential tax implications of their receipt of the KW Cash Component under the New Offer or the First KW Dividend and should in addition read and consider carefully the explanations in Part Seven (Taxation) of this document in full and seek independent tax advice on them.

10.	Shareholder Helpline

If you require assistance, including in connection with IRS Forms W-8 or W-9, please telephone the Shareholder Helpline on 0370 707 4040 (from within the UK) or +44 370 707 4040 (from outside the UK) between 8.30 a.m. and 5.30 p.m. from Monday to Friday (except UK public holidays).

All calls may be recorded and monitored for security and training purposes. Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice.

PART SIX

FINANCIAL AND OTHER INFORMATION ON KWE AND KW

1.	KWE

The following information is incorporated by reference into this document pursuant to Rule 24.15 of the Code and is available free of charge on KWE’s website at www.kennedywilson.eu:

Information incorporated by reference	Document reference	Page number(s) in document
Unaudited condensed consolidated interim financial statements of KWE for the six months ended 30 June 2017	Independent Auditor’s Report on Review of Condensed Consolidated Interim Financial Statements	18
	Condensed Consolidated Interim Income Statement	19
	Condensed Consolidated Interim Statement of Comprehensive Income	20
	Condensed Consolidated Interim Balance Sheet	21
	Condensed Consolidated Interim Statement of Changes in Equity	22-24
	Condensed Consolidated Interim Cash Flow Statement	25-26
	Notes to the Condensed Consolidated Interim Financial Statements	27-71
Audited consolidated financial statements of KWE for the year ended 31 December 2016	Independent Audit Report	82-84
	Consolidated Income Statement	85
	Consolidated Statement of Comprehensive Income	86
	Consolidated Balance Sheet	87
	Consolidated Statement of Changes in Equity	88-89
	Consolidated Cash Flow Statement	90-91
	Notes to the Consolidated Financial Statements	92-143
Audited consolidated financial statements of KWE for the year ended 31 December 2015	Independent Audit Report	82-84
	Consolidated Income Statement	85
	Consolidated Statement of Comprehensive Income	86
	Consolidated Balance Sheet	87
	Consolidated Statement of Changes in Equity	88-89
	Consolidated Cash Flow Statement	90-91
	Notes to the Consolidated Financial Statements	92-144

A KWE Shareholder may request a copy of such information in hard copy form (hard copies will not be provided unless requested). Hard copies may be requested by writing to the KWE company secretary at its registered office address: Corporate Services Team, Crestbridge, 47 Esplanade, St Helier, Jersey JE1 0BD or by contacting the Corporate Services Team during normal business hours on +44 (0) 1534 835600.

2.	KW

The following information is incorporated by reference into this document pursuant to Rule 24.15 of the Code and is available free of charge on KW’s website at ir.kennedywilson.com.

Information incorporated by reference	Document reference	Page number(s) in document
Unaudited condensed consolidated financial statements of KW for the six months ended 30 June 2017	Consolidated Balance Sheets	1
	Consolidated Statements of Operations	2

	Consolidated Statements of Comprehensive Income	3

	Consolidated Statement of Equity	4

	Consolidated Statements of Cash Flows	5-6

	Notes to Consolidated Financial Statements	7-40

Audited consolidated financial statements of KW for the year ended 31 December 2016	Report of Independent Registered Public Accounting Firm	69-70
	Consolidated Balance Sheets	71

	Consolidated Statements of Operations	72

	Consolidated Statements of Comprehensive Income	73

	Consolidated Statement of Equity	74-75

	Consolidated Statements of Cash Flows	76-77

	Notes to Consolidated Financial Statements	78-119

Audited consolidated financial statements of KW for the year ended 31 December 2015	Report of Independent Registered Public Accounting Firm	71-72
	Consolidated Balance Sheets	73

	Consolidated Statements of Operations	74

	Consolidated Statements of Comprehensive Income	75

	Consolidated Statement of Equity	76-77

	Consolidated Statements of Cash Flows	78

	Notes to Consolidated Financial Statements	80-124

A KWE Shareholder may request a copy of such information in hard copy form (hard copies will not be provided unless requested). Hard copies may be requested by writing to Chris Emmerson, Goldman Sachs International, Peterborough Court, 133 Fleet Street, London EC4A 2BB, United Kingdom or by contacting +44 (0)20 7774 1000 during normal business hours.

PART SEVEN

TAXATION

THE CONTENTS OF THIS PART SEVEN ARE NOT TO BE CONSTRUED AS TAX ADVICE IN RESPECT OF THE IMPACT OF THE MERGER, THE OWNERSHIP AND DISPOSITION OF NEW KW SHARES OR OTHERWISE. SCHEME SHAREHOLDERS SHOULD CONSULT THEIR OWN TAX ADVISERS REGARDING THE TAX CONSEQUENCES OF THE MERGER AND OWNERSHIP AND DISPOSITION OF NEW KW SHARES IN LIGHT OF THEIR PARTICULAR CIRCUMSTANCES.

Under certain circumstances, non-US Holders that, actually or constructively, hold or during specified periods have held more than 5% of the outstanding KW Shares could be subject to tax with respect to the KW Cash Component, and are strongly urged to read paragraphs 2.1(1) and 2.2(1) of this Part Seven.

1.	United Kingdom Taxation

The following statements are only a general guide to the principal UK tax consequences of the Merger, and the holding and disposing of New KW Shares, and do not constitute legal or tax advice.

They are based on UK tax legislation as applied in England and Wales and published practice of Her Majesty’s Revenue & Customs (“HMRC”) in force and effect at the date of this document, both of which are subject to change, possibly with retrospective effect, unless expressly provided otherwise.

These statements relate solely to Scheme Shareholders who:

(a)	are resident for tax purposes in (and only in) the UK at all relevant times, and, in the case of individuals, to whom “split year” treatment does not apply and who are domiciled for tax purposes only in the United Kingdom (except insofar as express reference is made to the treatment of non-United Kingdom residents);

(b)	hold their shares in KWE (and subsequently any shares in KW) as an investment (other than in an individual savings account or self investment pension plan) and not as trading stock;

(c)	who have not (and are not deemed to have) acquired their Scheme Shares (or New KW Shares) by reason of an office or employment; and

(d)	are the absolute beneficial owners thereof, who are beneficially entitled to the dividends thereon in circumstances where the dividends paid are regarded for UK tax purposes as that person’s own income (and not the income of some other person) (“UK Holders”).

The statements below may not apply to certain classes of Scheme Shareholders such as (but not limited to) dealers in securities, broker dealers, insurance companies, collective investment schemes, tax exempt organisations, financial institutions, persons who hold Scheme Shares or New KW Shares as part of hedging or conversion transactions, persons subject to the remittance basis, persons connected with KWE or KW, persons who hold investments in any HMRC-approved arrangements or schemes, or persons who control or hold (either alone or together with one or more associated or connected persons) directly or indirectly, 10% or more of the shares and/or voting power of KWE or KW.

The statements below in respect of UK stamp duty reserve tax (“SDRT”) also assume that the SDRT requirements are met. The SDRT requirements are that KW is a body corporate not incorporated in the UK, that KW is not and will not be centrally managed and controlled in the UK, that there is no register, and that there will continue to be no register, in the UK in respect of the New KW Shares, that the New KW Shares are not and will not be paired with shares issued by a body corporate incorporated in the UK and that the New KW Shares are and will continue to be listed on a recognised stock exchange (within the meaning given by Section 1137(1) of the U.K. Corporation Tax Act 2010). KW expects that the SDRT requirements are and will continue to be met, though no assurances can be made.

IF SCHEME SHAREHOLDERS ARE IN ANY DOUBT AS TO THEIR TAX POSITION OR IF SCHEME SHAREHOLDERS ARE OR MAY BE SUBJECT TO TAX IN A JURISDICTION OTHER THAN THE UK, SUCH SCHEME SHAREHOLDERS SHOULD CONSULT THEIR OWN PROFESSIONAL ADVISERS.

1.1	Acquisition by KW of Scheme Shares under the Merger

(1)	Taxation of Chargeable Gains

A UK Holder’s liability to UK tax on capital gains will depend on the individual circumstances of that UK Holder and on the form of consideration received.

(a)	UK Holders receiving the KW Cash Component under the Merger

To the extent a UK Holder receives the KW Cash Component from KW in respect of his or her (or its) Scheme Shares, that UK Holder will be treated as making a disposal (or where the UK Holder receives both the KW Cash Component and New KW Shares under the Merger, a part disposal) of Scheme Shares which may, depending on the UK Holder’s individual circumstances (including the UK Holder’s base cost in his or her (or its) holding of Scheme Shares, and the availability of exemptions, reliefs or allowable losses), give rise to a liability to UK capital gains tax (in the case of UK Holders who are individuals) or UK corporation tax on chargeable gains (in the case of UK Holders within the charge to UK corporation tax).

A UK Holder who is an individual and who disposes of Scheme Shares at a gain will be subject to United Kingdom capital gains tax to the extent that the gain (when aggregated with any other gains made by the individual in the current tax year) exceeds the annual exemption (£11,300, for the 2017-18 tax year) after taking account of any capital losses available to the individual and subject to any available reliefs.

In these circumstances, capital gains tax is charged at 10% to the extent that gains accruing to an individual in any tax year (calculated after deducting the annual exemption and capital losses) when aggregated with the individual’s taxable income for that year (calculated after deduction of the personal allowance and other reliefs) are less than the upper limit of the income tax basic rate band (£33,500 for the 2017-18 tax year).

Capital gains tax is charged at 20% to the extent that gains accruing to an individual in any tax year (calculated after deducting the annual exemption and capital losses) when aggregated with the individual’s taxable income for that year (calculated after deduction of the personal allowance and other reliefs) exceed the upper limit of the income tax basic rate band.

A UK Holder within the charge to UK corporation tax which disposes of Scheme Shares at a gain will be subject to UK corporation tax on chargeable gains after taking account of any losses available and subject to any available exemptions or reliefs. For such UK Holders, indexation allowance may be available to reduce any chargeable gain arising (but not create or increase any allowable loss) on the disposal of their Scheme Shares.

(b)	UK Holders receiving New KW Shares under the Merger

To the extent that a UK Holder receives New KW Shares in exchange for his or her (or its) Scheme Shares, and provided that that UK Holder does not hold (either alone or together with persons connected with him or her (or it)) more than 5% of, or of any class of, shares in or debentures of KWE, that UK Holder will not be treated as having made a disposal of Scheme Shares. Instead, the New KW Shares should be treated as the same asset as those Scheme Shares, and as acquired at the same time and for the same consideration as those shares (except to the extent of any apportionment of base cost to the KW Cash Component as described in (c) below).

UK Holders who, alone or together with connected persons, hold more than 5% of, or of any class of shares in or debentures of KWE may be eligible for the treatment described in the preceding paragraph only if the transaction is effected for bona fide commercial reasons and does not form part of a scheme or arrangements of which the main purpose, or one of the main purposes, is the avoidance of liability to capital gains tax or corporation tax, by virtue of section 137 of the Taxation of Chargeable Gains Act 1992. Such UK Holders are advised that no clearance has been sought from HMRC under section 138 of that Act that section 137 will not apply to prevent the treatment described in the preceding paragraph.

(c)	Apportionment of base cost

A UK Holder who receives the KW Cash Component as well as New KW Shares will be treated as making a part disposal of Scheme Shares to the extent of the KW Cash Component received under the Merger. Any chargeable gain on the part disposal of a holding of Scheme Shares should be computed on the basis of an apportionment of the allowable cost of the total holding of Scheme Shares between the KW Cash Component and New KW Shares due by reference to the respective value of the KW Cash Component and the market value of the New KW Shares on the date on which the conditions for the disposal are satisfied (being that the Scheme becomes effective and the KWE Special Distribution is paid if, when and to the extent required by the Scheme) together with, in the case of shareholders within the charge to UK corporation tax, any indexation allowance available.

(2)	Taxation of the KWE Special Distribution and Closing Dividend

UK Holders who accept the New Offer should be aware that the KWE Special Distribution is expected to be made under Article 115 of the Jersey Companies Law and is expected to be treated in consequence (although the analysis is not free from doubt) as a dividend for UK tax purposes. The Closing Dividend will be treated as a dividend for UK tax purposes.

(a)	Individuals

UK Holders who are within the charge to UK income tax will pay no tax on their dividend income up to the annual dividend allowance of £5,000. The rates of income tax on dividends received above the dividend allowance are currently (i) 7.5% for basic rate taxpayers; (ii) 32.5% for higher rate taxpayers; and (iii) 38.1% for additional rate taxpayers. Dividend income that is within the dividend allowance counts towards an individual’s basic or higher rate limits and will therefore affect the rate of tax that is due on any dividend income in excess of the annual dividend allowance. In calculating into which tax band any dividend income over the £5,000 allowance falls, savings and dividend income are treated as the highest part of an individual’s income. Where an individual has both savings and dividend income, the dividend income is treated as the top slice. There is no longer any UK dividend tax credit.

Special rules may apply to individuals who are resident but not domiciled in the UK for UK tax purposes.

(b)	Other shareholders

UK Holders which are subject to UK corporation tax and are not categorised as small companies will prima facie be subject to UK corporation tax on any dividends on their Scheme Shares unless certain conditions for exemption are satisfied. The exemption for such UK Holders is of wide application and such UK Holders will therefore generally not be subject to UK corporation tax on the dividend. UK Holders which are subject to UK corporation tax and are categorised as small companies will be subject to UK corporation tax on any dividends on their Scheme Shares.

Such shareholders should consult their own professional advisers.

(3)	UK Stamp Duty and Stamp Duty Reserve Tax (“SDRT”)

No UK stamp duty or SDRT will be payable by the UK Holders in respect of the transfer of the Scheme Shares or on the issue of the New KW Shares, in each case, pursuant to the Merger.

No UK stamp duty or SDRT will be payable by UK Holders on the issue of KW CDIs by CREST Depository Limited.

1.2	Holdings of New KW Shares

(1)	Taxation of Dividends on New KW Shares

KW is not required to withhold UK tax from dividends paid on the New KW Shares.

A UK Holder who receives New KW Shares and then receives a dividend on the New KW Shares may be subject to UK corporation or UK income tax (as the case may be) on that dividend.

As described in paragraph 2.2(4)(a) of this Part Seven below, US tax will generally be required to be withheld from dividends paid on New KW Shares. The normal rate of tax to be withheld is 30% of the gross amount of the dividend. This rate may, however, be reduced under an applicable double tax treaty. The rate of withholding on dividends for UK Holders who are entitled to claim (and who make a valid claim for) the benefit of the US-UK Double Tax Treaty is generally 15%.

If a UK Holder receives a dividend on his or her (or its) New KW Shares (including where represented by KW CDIs) and US tax is withheld from the payment of the dividend, credit for such US tax may be available for set-off against a liability to UK corporation tax or UK income tax on the dividend. The amount of the credit will normally be equal to the lesser of the amount withheld and the liability to UK tax on the dividend. The credit will not normally be available for set-off against a UK Holder’s liability to UK tax other than on the dividend and, to the extent that the credit is not set off against UK tax on the dividend, the credit will be lost.

(a)	Individuals

UK Holders who receive New KW Shares and who are within the charge to UK income tax will pay no tax on their dividend income up to the annual dividend allowance of £5,000. The UK government has proposed legislation to reduce the amount of the dividend allowance to £2,000 for dividends received in the 2018-19 tax year and subsequent years. The rates of income tax on dividends received above the dividend allowance are currently (i) 7.5% for basic rate taxpayers; (ii) 32.5% for higher rate taxpayers; and (iii) 38.1% for additional rate taxpayers. Dividend income that is within the dividend allowance counts towards an individual’s basic or higher rate limits and will therefore affect the rate of tax that is due on any dividend income in excess of the annual dividend allowance. In calculating into which tax band any dividend income over the £5,000 (or £2,000, as the case may be) allowance falls, savings and dividend income are treated as the highest part of an individual’s income. Where an individual has both savings and dividend income, the dividend income is treated as the top slice. There is no longer any UK dividend tax credit.

Special rules may apply to individuals who are resident but not domiciled in the UK for UK tax purposes.

(b)	Other shareholders

UK Holders who receive New KW Shares and who are within the charge to UK corporation tax will prima facie be subject to UK corporation tax on any dividends on the New KW Shares unless certain conditions for exemption are satisfied. The exemption is of wide application and such UK Holders will therefore generally not be subject to UK corporation tax on the dividend.

(2)	Taxation of Chargeable Gains

A disposal or deemed disposal of New KW Shares by a UK Holder for UK tax purposes may, depending on the UK Holder’s particular circumstances and subject to any available exemption or relief, give rise to a chargeable gain or allowable loss for the purposes of capital gains tax or corporation tax on chargeable gains.

Individuals who are temporarily non-resident in the UK may, in certain circumstances, be subject to capital gains tax in respect of gains realised on a disposal of New KW Shares during their period of non-residence.

Special rules may apply to individuals who are resident but not domiciled in the UK for UK tax purposes.

(3)	UK Stamp Duty and SDRT

No UK stamp duty will be payable in respect of a paperless transfer of New KW Shares in dematerialised form.

No UK stamp duty will be payable on a written transfer of New KW Shares if such transfer is executed and retained outside the UK and does not relate to any property situated in the UK or to any other matter or thing done or to be done in the UK (which may include, without limitation, the involvement of UK bank accounts in payment mechanics).

No UK SDRT will arise in respect of an agreement to transfer New KW Shares.

No UK stamp duty will arise on transfers of KW CDIs within the CREST system.

No UK SDRT will arise on transfers of KW CDIs within the CREST system.

2.	US Federal Income Taxation

The following is a summary of the material US federal income tax consequences of (i) the Merger to US Holders and non-US Holders (each as defined below) who exchange Scheme Shares in the Merger and (ii) the ownership and disposition of New KW Shares received in the Merger to non-US Holders. This summary does not purport to consider all aspects of US federal income taxation that might be relevant to Scheme Shareholders. This discussion applies only to Scheme Shareholders that hold their Scheme Shares, and non-US Holders that will hold their New KW Shares received in the Merger, as capital assets for US federal income tax purposes (generally, property held for investment). This discussion does not purport to consider all aspects of US federal income taxation that may be relevant to Scheme Shareholders in light of their particular circumstances or that are subject to special rules under the US federal income tax laws, including but not limited to:

•	Dealers in securities;

•	Traders in securities that elect to use a mark-to-market method of accounting for securities holdings;

•	Tax-exempt organizations;

•	Life insurance companies;

•	Financial institutions;

•	Regulated investment companies;

•	Real estate investment trusts;

•	“Controlled foreign corporations”;

•	“Passive foreign investment companies”;

•	Partnerships (or entities or arrangements treated as partnerships for US federal income tax purposes);

•	Scheme Shareholders that hold their Scheme Shares as part of a straddle, hedge or conversion transaction;

•	Certain US expatriates;

•	US Holders that own or have owned, actually or constructively, 10% or more of the voting shares of KWE;

•	US Holders that have a functional currency other than the US dollar; or

•	Scheme Shareholders that acquired their Scheme Shares upon the exercise of stock options or otherwise as compensation.

This discussion is based on the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”), its legislative history, final, temporary and proposed US Treasury Regulations, published rulings and administrative guidance from the Internal Revenue Service (the “IRS”) and court decisions, all as of the date of this document. These laws and other authorities are subject to change, possibly on a retroactive basis.

This discussion addresses only US federal income taxation and does not address any aspect of foreign, state, local, alternative minimum, estate, gift or other tax law that may be applicable to a Scheme Shareholder.

This discussion is intended to provide only a general summary of the material US federal income tax consequences of the Merger and of the ownership and disposition of New KW Shares received pursuant to the Merger. KWE does not intend for this discussion to be a complete analysis or description of all potential US federal income tax consequences of the Merger or of the ownership and disposition of New KW Shares. The US federal income tax laws are complex and subject to varying interpretations. Accordingly, the IRS may not agree with the tax consequences described below.

If a partnership (including an entity or arrangement treated as a partnership for US federal income tax purposes) holds Scheme Shares or, following the Merger, New KW Shares received in the Merger, the tax treatment of a partner in such partnership generally will depend on the status of the partner and the activities of the partner and the partnership. A partner of a partnership holding Scheme Shares or, following the Merger, New KW Shares received in the Merger, should consult the partner’s tax adviser regarding the US federal income tax consequences of the Merger and of the ownership and disposition of the New KW Shares to the partner.

Each Scheme Shareholder is urged to consult with its own tax adviser as to the tax consequences of the Merger and of the ownership and disposition of the New KW Shares in light of its own particular circumstances, including the applicability and effect of US federal (including the alternative minimum tax), state, local and foreign tax laws and of changes in those laws.

2.1	US Holders

For purposes of this discussion, “US Holder” means a beneficial owner of Scheme Shares that is, for US federal income tax purposes:

•	An individual who is a citizen or resident of the United States;

•	A corporation (or other entity taxable as a corporation for US federal income tax purposes) created or organised under the laws of the United States, any state thereof, or the District of Columbia;

•	A trust that (i) is subject to the supervision of a court within the United States and the control of one or more US persons or (ii) has a valid election in effect under applicable US Treasury Regulations to be treated as a US person; or

•	An estate, the income of which is subject to US federal income tax regardless of its source.

US Holders residing outside the United States may be subject to special tax rules and should consult with their own tax advisers as to the consequences of these rules.

(1)	Exchange of Scheme Shares pursuant to the Merger

The exchange of Scheme Shares for New KW Shares (and, if applicable, the KW Cash Component) pursuant to the Merger will be a taxable transaction for US federal income tax purposes. Because KWE believes that it is and has been a PFIC, special tax rules that generally have a penalizing effect may apply to US Holders who exchange their Scheme Shares pursuant to the Merger. US Holders should review the discussion of these special tax rules under paragraph 2.1(3) (PFIC Considerations) of this Part Seven below.

In general, subject to the PFIC Considerations below, a US Holder who receives New KW Shares (and, if applicable, the KW Cash Component) in exchange for Scheme Shares pursuant to the Merger will recognise gain or loss for US federal income tax purposes equal to the difference, if any, between (i) the sum of the fair market value of the New KW Shares and the US dollar value of any cash (including cash in lieu of a fractional New KW Share) received in exchange for Scheme Shares pursuant to the Merger and (ii) the US Holder’s adjusted tax basis in the Scheme Shares surrendered. A US Holder’s adjusted tax basis in its Scheme Shares generally equals the price the US Holder paid for such shares. The US dollar value of any cash received in pounds sterling in exchange for Scheme Shares pursuant to the Merger will be equal to the US dollar value of such pounds sterling translated at the spot rate of exchange as of the date of receipt.

Gain or loss must be determined separately for each block of Scheme Shares (i.e., Scheme Shares acquired at the same cost in a single transaction). Such gain or loss will be long-term capital gain or loss if the US Holder’s holding period in a particular block of Scheme Shares exceeds one year as of the date on which the U.S. Holder exchanges its Scheme Shares, except to the extent treated as ordinary income pursuant to the PFIC rules discussed below. Because KWE believes it is a PFIC, as discussed below, a US Holder that has not made an effective QEF election in respect of its Scheme Shares that receives New KW Shares and/or the KW Cash Component in exchange for Scheme Shares pursuant to the Merger will generally be required (i) to pay tax on any gain described in this paragraph at ordinary income (rather than capital gains) tax rates and (ii) unless the US Holder has made an effective mark-to-market election, to pay a punitive interest charge. See paragraph 2.1(3) (PFIC Considerations) of this Part Seven below.

A US Holder’s tax basis in the New KW Shares received pursuant to the Merger generally will equal the fair market value of such shares as of the date on which the U.S. Holder receives them, and the holding period of such shares will begin on the following day.

If a US Holder that receives pounds sterling in exchange for Scheme Shares pursuant to the Merger converts the pounds sterling so received into US dollars on the date of receipt, such US Holder generally will not recognise foreign currency gain or loss in respect of such pounds sterling. If the pounds sterling received are not converted into US dollars by the US Holder on the date of receipt, such US Holder may recognise foreign currency gain or loss on a subsequent conversion of such pounds sterling to US dollars. The amount of any such gain or loss recognised in connection with a subsequent conversion or disposal generally will be US-source ordinary income or loss. US Holders should consult their own tax advisers regarding the US federal income tax consequences of receiving, owning and disposing of foreign currency.

Under certain circumstances, the receipt of the KW Cash Component in exchange for Scheme Shares pursuant to the Merger by a US Holder that also actually or constructively owns KW common stock (including KW stock deemed received in the Merger) may be treated as having been distributed in redemption of KW shares deemed issued to such holder in connection with the transaction, which could give rise to deemed dividend income up to the amount of such KW Cash Component. If the receipt of the KW Cash Component in exchange for Scheme Shares pursuant to the Merger were treated as a distribution in this way, such distribution would be treated first as a dividend paid by KW to the extent of its current and accumulated earnings and profits and then as a dividend paid by KWE to the extent of its current and accumulated earnings and profits (in each case, as determined for US federal income tax purposes). KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profit (for US federal income tax purposes) for the financial year ending 31 December 2017. Any deemed dividend paid by KWE may be treated as an “excess distribution” from KWE for purposes of the PFIC rules described below. The possibility of distribution treatment depends upon each holder’s particular circumstances, including the application of constructive ownership rules.

(2)	Tax Consequences of the KWE Special Distribution

As with ordinary course dividends previously paid by KWE, KWE will report the KWE Special Distribution as a distribution with respect to Scheme Shares for US federal income tax purposes. KWE’s reporting of the KWE Special Distribution in such manner will be based on the representation by KW to KWE and the KWE Independent Directors, in connection with the arrangements relating to the KWE Special Distribution, that KW currently has and at the Effective Date will have no intention, expectation or plan to contribute capital to, or otherwise fund, KWE in order to replenish, to any extent, the cash distributed pursuant to the KWE Special Distribution.

Consistent with KWE’s reporting, the KWE Special Distribution should be treated as a distribution by KWE with respect to Scheme Shares and, subject to the discussion under “PFIC Considerations” below, the amount of the KWE Special Distribution paid to Scheme Shareholders electing to receive the New Offer Consideration and Distribution generally will be treated first as a taxable dividend to the extent of KWE’s current and accumulated earnings and profits (as determined for US federal income tax purposes), then as a non-taxable return of capital by KWE to the extent of the Scheme Shareholder’s basis in its Scheme Shares, and finally as capital gain from the sale or exchange of Scheme Shares.

Certain US Holders could recognise dividend income with respect to the KWE Special Distribution even though they recognise a loss upon the exchange of their Scheme Shares for New KW Shares and the KW Cash Component. Any dividend income recognised by a US Holder in respect of the KWE Special Distribution will not be eligible for the lower capital gains rate applicable to “qualified dividend income” (as defined in the Internal Revenue Code). Any dividend income recognised in respect of the KWE Special Distribution generally will be treated as foreign source income for US foreign tax credit purposes.

For US federal tax purposes, the amount of the KWE Special Distribution paid in pounds sterling will be equal to the US dollar value of such pounds sterling, calculated by reference to the spot rate in effect on the date such distribution is received by the US Holder, regardless of whether and when such currency is in fact converted into US dollars. If the pounds sterling received in the KWE Special Distribution are converted into US dollars on the date received, the US Holder generally should not recognise foreign currency gain or loss on such conversion. If the pounds sterling are not converted into US dollars by the US Holder on the date of receipt, such US Holder may recognise foreign currency gain or loss on a subsequent conversion or other disposal of such pounds sterling. Such foreign currency gain or loss generally will be treated as US-source ordinary income or loss. US Holders should consult their own tax advisers regarding the US federal income tax consequences of receiving, owning and disposing of foreign currency.

(3)	PFIC Considerations

If KWE were characterized as a PFIC, such characterization could result in adverse tax consequences to US Holders, and US federal income tax consequences different from those described above may apply. KWE believes that it is and has been a PFIC for each year during a US Holder’s holding period in its Scheme Shares. A non-US corporation, such as KWE, will be a PFIC for any taxable year in which, after taking into account the income and assets of any subsidiaries which are at least 25% owned, either (i) at least 75% of its gross income consists of passive income (such as dividends, interest, rents, royalties and the excess of gains over losses from the disposition of assets which produce passive income) or (ii) at least 50% of the average quarterly value of its assets as determined on the basis of fair market value consists of assets that produce, or are held to produce, passive income. For each taxable year that a corporation is treated as a PFIC with respect to a US Holder, such US Holder is subject to special tax rules with respect to any “excess distribution” that it receives and any gain realised from a sale or other disposition of its PFIC shares, unless such US Holder makes a QEF election or mark-to-market election as discussed below.

Distributions received with respect to Scheme Shares, including the KWE Special Distribution and any portion of the KW Cash Component treated as a deemed dividend from KWE (as described above), in a taxable year that are greater than 125% of the average annual distributions received in respect of such Scheme Shares during the shorter of the three preceding taxable years or a US Holder’s holding period for the Scheme Shares will be treated as an “excess distribution” and are subject to special tax rules. Gains from the disposition of Scheme Shares are also subject to these rules. Under these special tax rules:

(i) the excess distribution and/or gain will be allocated ratably over a US Holder’s holding period for the Scheme Shares;

(ii) the amount allocated to the current taxable year, and any taxable years in a US Holder’s holding period prior to the first taxable year in which KWE was a PFIC, will be treated as ordinary income; and

(iii) the amount allocated to each of the other taxable years will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and an interest charge calculated based on the rates and methods applicable to underpayments of tax for each such year will be imposed on the resulting increase in tax attributable to each such year.

The tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses for such years, and gains (but not losses) realised on the sale of the Scheme Shares cannot be treated as capital gains, even if the Scheme Shares are held as capital assets.

A US Holder that has made an effective QEF election with respect to its Scheme Shares applicable to each taxable year during the US Holder’s holding period and during which KWE was a PFIC generally will recognise (subject to the discussion above regarding the possibility of deemed dividend treatment), upon the exchange of Scheme Shares for New KW Shares

(and, if applicable, the KW Cash Component) pursuant to the Merger, capital gain or loss equal to the difference, if any, between the amount realised upon such exchange and its adjusted tax basis in such Scheme Shares. A US Holder’s tax basis in its Scheme Shares is increased by amounts included in the US Holder’s income pursuant to a QEF election and is decreased by the amount of distributions that the US Holder receives which are nontaxable as a result of the QEF election (including the KWE Special Distribution, subject to the discussion under paragraph 2.1(2) (Tax Consequences of the KWE Special Distribution) of this Part Seven above). The gain or loss recognised by such a US Holder generally will be long-term capital gain or loss if the US Holder held such Scheme Shares for more than one year as of the date on which the U.S. Holder exchanges such Scheme Shares. In certain circumstances, US Holders that are individuals may be entitled to preferential tax treatment for net long-term capital gains. The ability of US Holders to offset capital losses against ordinary income is limited.

A US Holder that has made an effective mark-to-market election with respect to its Scheme Shares generally will include (subject to the discussion above regarding the possibility of deemed dividend treatment) in income any gain realised on the exchange of the Scheme Shares for New KW Shares (and, if applicable, the KW Cash Component) pursuant to the Merger and will treat such gain as ordinary income. Ordinary loss treatment will also apply to any loss realised on the exchange, to the extent that the amount of such loss does not exceed the net mark-to-market gains previously included in income for such Scheme Shares. If a US Holder has made a mark-to-market election with respect to its Scheme Shares, the tax rules that apply to distributions by corporations which are not PFICs would apply to distributions by KWE (including the KWE Special Distribution, subject to paragraph 2.1(2) (Tax Consequences of the KWE Special Distribution) of this Part Seven, above), except that the lower capital gains rate applicable to “qualified dividend income” (as defined in the Internal Revenue Code) would not apply.

US Holders are urged to consult their tax advisers concerning the impact of the PFIC rules on the Merger, including, without limitation, the effect of making or having made a QEF election or mark-to-market election, if any.

(4)	Potential Deemed Liquidating Distribution

KW and KWE are evaluating the possibility of causing KWE to be treated as a partnership for US federal income tax purposes effective on or immediately prior to the date on which KW acquires ownership of all Scheme Shares pursuant to the Merger. However, KW has undertaken for the benefit of all Scheme Shareholders that it will not take any step, and will procure that none of its Affiliates will take any step, calculated to cause KWE to be treated as a partnership for US tax purposes effective on or prior to the date on which it acquires the Scheme Shares pursuant to the Scheme, except with the prior written consent of the KWE Independent Directors. The KWE Independent Directors will not give their consent to this unless, seven (7) days prior to the Scheme Court Meeting, they have announced their intention to do so through a Regulatory Information Service and unless KW undertakes not to take, and to prevent its Affiliates from taking, any such step until after the Court agrees to sanction the Scheme on the basis that this will occur.

If KWE were treated as a partnership for US federal income tax purposes on the date on which KW acquires ownership of all Scheme Shares pursuant to the Merger, it is expected that a US Holder would be treated for US federal income tax purposes as (i) having received the KWE Special Distribution and its pro rata share of KWE’s assets (subject to KWE’s liabilities) in a liquidating distribution from KWE (the “Deemed Liquidating Distribution”), (ii) as having contributed such assets (subject to KWE’s liabilities) to a newly formed foreign partnership (the “Deemed Contribution”), and (iii) as having sold its interest in such partnership to KW for New KW Shares (and, if applicable, the KW Cash Component) in a taxable transaction (the “Deemed Sale”). Subject to the discussion below regarding US Holders that have made a QEF election with respect to their KWE Shares, gain or loss on the Deemed Liquidating Distribution generally would be determined in the same manner as described in paragraph 2.1(1) (Exchange of Scheme Shares pursuant to the Merger) above (except that (i) the amount deemed realised would be equal to the sum of the fair market value of the KWE assets

(subject to KWE’s liabilities) deemed received, including the KWE Special Distribution, and (ii) if KWE were characterized as a PFIC, such liquidating distribution would be treated as an “excess distribution” for purposes of the PFIC rules). In this alternative, a US Holder would be allocated its pro rata share of KWE’s income, gain, loss, credit and deduction for US federal income tax purposes for the period from the Deemed Contribution to the Deemed Sale. Such allocations generally would increase or decrease, as the case may be, a US Holder’s adjusted tax basis in its partnership interests and, accordingly, no additional gain or loss is expected to be recognised by a US Holder with respect to the KWE Special Distribution, the Deemed Contribution or the Deemed Sale. Because KWE may have income that would be treated, for US federal income tax purposes, as “unrelated business taxable income” or “unrelated debt-financed income,” US Holders that are tax-exempt organisations under US federal income tax law should consider selling their Scheme Shares prior to the effective date of the Deemed Liquidating Distribution (which would be expected to occur on or immediately prior to the date on which KW acquires ownership of all Scheme Shares pursuant to the Merger).

Because US Holders that have made a QEF election with respect to their Scheme Shares generally are required to include in gross income their pro rata share of the ordinary earnings and net capital gain of KWE for each taxable year of KWE, such holders could be adversely affected by a deemed liquidation of KWE (which would cause KWE to recognise gain or loss for US federal income tax purposes as if it had sold its assets for fair market value), even if such US Holders sell their Scheme Shares prior to the Deemed Liquidating Distribution (which would be expected to occur on or immediately prior to the date on which KW acquires ownership of all Scheme Shares pursuant to the Merger). If KWE were treated as a partnership for US federal income tax purposes, US Holders that have made a QEF election could, for example, recognise ordinary income in respect of their pro rata share of gain with respect to KWE’s deemed sale of its assets, even though they recognise a capital loss (which generally cannot be used to offset ordinary income) in respect of the Deemed Liquidating Distribution or a sale of their Scheme Shares.

If KWE were to be treated as a partnership for US federal income tax purposes on any date during KWE’s current taxable year subsequent to the date on which KW acquires ownership of all Scheme Shares pursuant to the Merger, in a manner that caused KWE to recognize gain under Section 336 of the Internal Revenue Code, then US Holders that have made a QEF election could still be subject to the treatment described in this paragraph. KW does not currently intend or expect to bring about the outcome described in the preceding sentence but expressly reserves the right to do so if it believes this to be appropriate in the circumstances at the relevant time.

US Holders who have made a QEF election with respect to their Scheme Shares or who are considering making such an election should consult their tax advisers concerning the impact of this possible change in the transaction treatment to them including, without limitation, the consequences of a deemed liquidation of KWE if KWE announces that consent has been given to allow KW to elect to treat KWE as a partnership for US federal income tax purposes.

(5)	Medicare Tax

A US Holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, is subject to a 3.8% tax on the lesser of (1) the US Holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the US Holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals is between US$125,000 and US$250,000, depending on the individual’s circumstances). A US Holder’s net investment income generally includes its dividend income and its net gains from the disposition of Scheme Shares (including pursuant to the Deemed Liquidating Distribution), unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). A US Holder that is an individual, estate or trust is urged to consult its own tax advisers regarding the applicability of the Medicare tax to its income and gains in respect of the Merger.

(6)	US Federal Backup Withholding and Information Reporting

A US Holder may be subject to information reporting and US federal backup withholding (currently, at a rate of 28%) with respect to the KW Cash Component, the KWE Special Distribution, any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer, the KW First Dividend, subsequent KW Dividends and/or the proceeds from the sale of New KW Shares, unless the US Holder properly establishes an exemption from backup withholding or provides its correct taxpayer identification number (generally, on an IRS Form W-9 provided to the solicitation agent or the US Holder’s broker) and otherwise complies with the applicable requirements of the backup withholding rules.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct IRS Form W-9 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed IRS Form W-9 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct IRS Form W-9 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-9 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-9 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed IRS Forms W-9, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of IRS Form W-9 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-9 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-9 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-9 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-9 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-9 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-9, OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER

(INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-9 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

Scheme Shareholders should consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. Form W-9) and any supporting documentation to be provided to avoid potential US federal backup withholding.

2.2	Non-US Holders

For purposes of this discussion, “non-US Holder” means a beneficial owner of Scheme Shares and, following the Merger, New KW Shares, that is neither a “US Holder” (as defined above) nor a partnership (including any entity or arrangement treated as a partnership for US federal income tax purposes).

(1)	Exchange of Scheme Shares pursuant to the Merger

A non-US Holder generally will not be subject to US federal income tax on any gain recognised on the receipt of the Original Offer Consideration or the New KW Share Component (and, if applicable, the KW Cash Component) pursuant to the Merger unless:

•	the gain is “effectively connected” with the non-US Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-US Holder in the United States); or

•	the non-US Holder is an individual and is present in the United States for 183 or more days in the taxable year of the sale, and certain other conditions exist.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to US federal income tax on a net income basis, at regular US federal income tax rates. If the Non-US Holder is a foreign corporation, such gain may also, under certain circumstances, be subject to an additional “branch profits tax” at a 30% rate or at a lower rate if such non-US Holder is eligible for the benefits of an income tax treaty that provides for a lower rate. An individual non-US Holder who is subject to US federal income tax because the non-US Holder was present in the United States for 183 days or more during the year of sale will be subject to a flat 30% tax on the gain derived from such sale, which may be offset by US-source capital losses.

As described in paragraph 2.1(1) (Exchange of Scheme Share pursuant to the Merger) above, under certain circumstances, the receipt of the KW Cash Component pursuant to the Merger may be treated as having been distributed to Scheme Shareholders in redemption of KW shares deemed issued to them in connection with the transaction. Under such treatment, a portion of the cash received by a non-US Holder could be treated as a dividend or as gain or loss from the sale or exchange of KW common stock as described in paragraph 2.2(4)(b). KW does not believe that such treatment is likely to apply and intends to treat the receipt of the KW Cash Component as sale proceeds as described above in this paragraph 2.2(1) that are not subject to US federal income tax withholding. KW has agreed, on the terms set out in Clause 8.10 and Clause 8.11 of the Scheme to procure that all payments of the KW Cash Component are made without withholding or deduction of US federal income tax, provided that US backup withholding may apply to a holder fails to establish that it is not subject to US federal backup withholding.

Notwithstanding that KW will not withhold US federal income tax from payments of the KW Cash Component, if such payments were in fact treated as having been distributed to Scheme Shareholders in redemption of KW Shares, a Non-US holder of Scheme Shares could potentially be subject to US federal income tax as a result of such treatment. The KW Cash Component would, however, only be treated in such manner if Scheme Shareholders that own at least 50% of KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme come to own at least 50% of KW immediately after such time, in each case taking into account constructive ownership rules.

In that case, all or a portion of the cash received by a non-US Holder in respect of the KW Cash Component could be subject to US tax on deemed dividends by KW or treated as a gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme.

•	Any such deemed dividend would be treated as paid by KW to the extent of its 2017 “earnings and profits” for US federal income tax purposes. This tax would not exceed 30% of the lesser of (a) the KW Cash Component received by the relevant non-US Holder and (b) the non-US Holder’s attributable proportion of such earnings and profits (and may, in appropriate cases, be eligible for a reduced rate of US income taxation under an applicable tax treaty). Any earnings and profits of KW would be allocated ratably among actual and deemed dividends paid by KW in 2017. KW has determined and has advised the KWE Independent Directors in writing that it does not have accumulated earnings and profits for 2017 to date and expects not to have current earnings and profits for the whole of 2017. On the basis that this is correct, no portion of the KW Cash Component would be treated as a deemed dividend from KW. KW has also undertaken to notify the KWE Independent Directors in writing immediately of any change prior to the Effective Date calculated to alter the expectation that it will have no earnings and profits (for US federal income tax purposes) for the financial year ending 31 December 2017.

•	In addition, even if, contrary to KW’s stated expectation, KW were to have a material amount of earnings and profits for US federal income tax purposes for the financial year ending 31 December 2017, any non-US Holder whose percentage interest (taking into account the constructive ownership rules described below) in all of the outstanding KW Shares immediately after the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme (including, but not limited to, New KW Shares acquired pursuant to the Scheme, as well as any KW Shares otherwise acquired in connection therewith) is less than 80% of such non-US Holder’s relative interest in KWE Shares immediately prior to such time (the “Less Than 80% Test”) will not be treated as receiving a deemed dividend (and will thus not be subject to the 30% deemed dividend tax referred to above on any portion of the KW Cash Component received pursuant to the Scheme).

For example, a non-US Holder that held a 5% interest in KWE immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme could not be subject to the 30% deemed dividend tax unless such non-US Holder holds a 4% or greater interest in KW Shares immediately after such time. Accordingly, the

30% deemed dividend tax would not apply to any non-US Holder who does not actually or constructively hold any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme, but who only acquires KW Shares pursuant to the Scheme. Under constructive ownership rules, a non-US Holder generally will be treated as owning stock owned by certain related persons (such as an individual’s spouse, children, grandchildren and parents), as well as, in certain circumstances, such holder’s allocable share of stock held by any corporation (such as KWE shares owned by KW immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme) or any partnership, estate or trust, in each case, in which the non-US Holder or its relatives hold an interest. In addition, a non-US Holder which actually or constructively holds an option to purchase stock, is treated as owning the underlying stock.

A non-US Holder will not be subject to this form of 30% deemed dividend tax as a result of choosing to receive the consideration available under the New Offer or as a result of making any Additional Share Elections under the Mix and Match Facility if that non-US Holder does not own, actually or constructively, any KW Shares immediately prior to the time at which beneficial ownership of the Scheme Shares is acquired by KW pursuant to the Scheme. Accordingly, non-US Holders of Scheme Shares may wish to consider whether to avoid (or limit) any further acquisitions of KW Shares prior to such time. Those non-US Holders who already own KW Shares may also wish to avoid (or limit) any Additional Share Elections under the Mix and Match Facility, which could jeopardise their ability to satisfy the Less Than 80% Test, or to consider disposing of some or all of their KW Shares, or to reduce the KW Shares they will receive under the Scheme by reducing their holdings of KWE Shares in time, in either case insofar as that would remove or mitigate their potential liability to this form of deemed dividend taxation.

Assuming that a substantial number of beneficial owners of Scheme Shares satisfy the Less Than 80% Test and thus are not treated as if they had received deemed dividends, the remaining recipients of the KW Cash Component payable to non-US Holders (i.e. those which do not satisfy the Less Than 80% Test) would be allocated a significantly larger portion of KW’s earnings and profits. However, a non-US holder will never be allocated earnings and profits in excess of the KW Cash Component it receives and would thus never be subject to the 30% deemed dividend tax in respect of an amount greater than the KW Cash Component it receives.

•	To the extent that the KW Cash Component is not treated as a deemed dividend on the basis described above, it may nonetheless be treated as gain or loss from a notional redemption of KW Shares deemed to be issued in connection with the Scheme and subjected to US federal income tax if the non-US Holder owned (or was treated as owning) more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the deemed redemption and (ii) the non-US Holder’s holding period in such shares (a “5% Holder”). This tax would be payable on the graduating scale of US federal income tax rates (including, if applicable, reduced tax rates on long-term capital gains derived by certain non-corporate holders, including individuals) on the amounts deemed to be received after allowing for certain reductions in respect of tax basis. The Less than 80% Test will not avoid or mitigate this tax.

Any beneficial owners of Scheme Shares who are also holders of KW Shares and who wish to avoid the potential application of these rules should consult their tax advisers, including as to the desirability and tax consequences of disposing of some or all their Scheme Shares or KW Shares in the market prior to the Merger.

Any person (whether or not a holder of shares in KW or KWE) who is considering acquiring shares in KW or KWE prior to the Effective Date should consider whether to refrain from doing so if, as a result, it may become liable to additional US tax as a result of the requirements described above.

(2)	Tax Consequences of the KWE Special Distribution

As with ordinary course dividends previously paid by KWE, KWE will report the KWE Special Distribution as a distribution by KWE with respect to Scheme Shares for US federal income tax purposes. Accordingly, the KWE Special Distribution will be paid without deduction for any US federal income tax withholding (other than US federal backup withholding, if applicable). KWE’s reporting of the KWE Special Distribution in such manner will be based on the representation by KW to KWE and the KWE Independent Directors, in connection with the arrangements relating to the KWE Special Distribution, that KW currently has and at the Effective Date will have no intention, expectation or plan to contribute capital to, or otherwise fund, KWE in order to replenish, to any extent, the cash distributed pursuant to the KWE Special Distribution.

Consistent with KWE’s reporting, the KWE Special Distribution should be treated as a distribution with respect to Scheme Shares, and the amount of the KWE Special Distribution paid to Scheme Shareholders electing to receive the New Offer Consideration should not be treated first as a dividend to the extent of KWE’s current and accumulated earnings and profits (as determined for US federal income tax purposes), then as a non-taxable return of capital by KWE to the extent of the Scheme Shareholder’s basis in its Scheme Shares, and finally as capital gain from the sale or exchange of Scheme Shares.

In such a case, Non-US Holders generally will not be subject to US federal income tax on the KWE Special Distribution except with respect to any portion treated as a dividend that is effectively connected with the non-US Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment maintained by such non-US Holder in the United States) or any portion treated as gain from the sale or exchange of Scheme Shares taxable in the manner described in paragraph 2.2(1) (Exchange of Scheme Shares pursuant to the Merger) of this Part Seven above.

(3)	Potential Deemed Liquidating Distribution

The potential change to the transaction treatment described in paragraph 2.1(4) (Potential Deemed Liquidating Distribution) of this Part Seven above, if implemented, generally would not affect the US federal income tax treatment of non-US Holders, and the US federal income tax consequences to such holders generally would be the same as described under paragraph 2.2(1) (Exchange of Scheme Shares pursuant to the Merger) of this Part Seven above, except that any non-US Holders that would be subject to US federal income tax on any gain recognised on the receipt of the Original Offer Consideration or the New KW Share Component (and, if applicable, the KW Cash Component) by reason of a taxable presence in the United States would be subject to US federal income tax on any gain recognised on the Deemed Liquidating Distribution (determined in the manner described in paragraph 2.1(4) (Potential Deemed Liquidating Distribution) of this Part Seven above). In addition, because the receipt of a share of KWE’s income could cause an entity controlled by a foreign government to be treated as a “controlled commercial entity” for US federal income tax purposes, any such entity should consider selling its Scheme Shares prior to the effective date of the Deemed Liquidating Distribution.

(4)	Ownership of New KW Shares received by non-US Holders pursuant to the Merger

(a)	Distributions

In general, the gross amount of any distribution KW makes to a non-US Holder with respect to the New KW Shares will be subject to US withholding tax at a rate of 30% to the extent the distribution constitutes a dividend for US federal income tax purposes, unless the non-US Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and the non-US Holder provides proper certification of its eligibility for such reduced rate. A distribution will constitute a dividend for US federal income tax purposes to the extent of KW’s current or accumulated earnings and profits as determined for US federal income tax purposes. To the extent any distribution does not constitute a dividend, it will be treated first as reducing the adjusted basis in the non-US Holder’s New KW Shares and then, to the extent it exceeds the adjusted basis, as gain from the sale or exchange of such stock. Any such gain will be subject to the treatment described in paragraph 2.2(4)(b) of this Part Seven below.

Dividends paid by KW to a non-US Holder that are effectively connected with the conduct of a trade or business by such non-US Holder within the United States (and, if required by an applicable income tax treaty, are attributable to a US permanent establishment of such non-US Holder) will not be subject to US withholding tax, as described above, if the non-US Holder complies with applicable certification and disclosure requirements. Instead, such dividends generally will be subject to US federal income tax on a net income basis, at regular US federal income tax rates. Dividends received by a foreign corporation that are effectively connected with its conduct of a trade or business within the United States may be subject to an additional branch profits tax at a rate of 30% (or such lower rate as may be specified by an applicable income tax treaty).

(b)	Gain on Sale or other Disposition of New KW Shares

In general, a non-US Holder will not be subject to US federal income or, subject to paragraphs 2.2(5) (US Federal Backup Withholding and Information Reporting) and 2.3 (FATCA Withholding) of this Part Seven below, US federal withholding tax on any gain realised upon the sale or other disposition of New KW Shares unless:

•	the gain is “effectively connected” with a trade or business carried on by the non-US Holder within the United States (and, if required by an applicable income tax treaty, is attributable to a US permanent establishment of such non-US Holder);

•	the non-US Holder is an individual and is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

•	KW is or has been a “US real property holding corporation” (a “USRPHC”) and certain other requirements are met.

Gain that is effectively connected with the conduct of a trade or business in the United States generally will be subject to US federal income tax on a net income tax basis, at regular US federal income tax rates. If the non-US Holder is a foreign corporation, the branch profits tax described above may also apply. An individual non-US Holder who is subject to US federal income tax because the non-US Holder was present in the United States for 183 days or more during the year of sale or other disposition of the New KW Shares will be subject to a flat 30% tax on the gain derived from such sale or other disposition, which may be offset by US-source capital losses.

With respect to the third bullet point above, KW disclosed in the KW Prospectus that it believes that it currently is a USRPHC for US federal income tax purposes and has not made a determination as to whether, following the Merger, it will continue to so qualify. In the event that KW continues to be a USRPHC for US federal income tax purposes, as long as the KW Shares are regularly traded on an established securities market (within the meaning of applicable US Treasury Regulations), a non-US Holder will not be subject to US federal income tax on gain realised from a sale of New KW Shares unless the non-US Holder actually or constructively held more than 5% of the outstanding KW Shares at any time during the shorter of (i) the five-year period ending on the date of the non-US Holder’s sale or disposition of such shares and (ii) the non-US Holder’s holding period for such shares. KW disclosed in the KW Prospectus that it believes that the KW Shares are and will continue to be regularly traded on an established securities market, though no assurances can be made. The gain described in the third bullet point above generally will be taxed in the same manner as gain described in the first bullet point above, except that the branch profits tax will not apply. In addition, if KW Shares were not regularly traded on an established securities market, a purchaser of the KW Shares would generally be required to withhold and remit to the IRS 15% of the purchase price, which withholding would be creditable against any income tax liability described in the previous sentence and generally refundable to the extent in excess thereof.

(5)	US Federal Backup Withholding and Information Reporting

The payment to Non-US Holders of the KW Cash Component, the KWE Special Distribution and/or any other amount (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer and/or the KW First Dividend (and subsequent KW dividends) may be subject to US information reporting and US federal backup withholding. US federal backup withholding (currently, at a rate of 28%) is imposed on certain payments to persons that fail to furnish the information required under the US information reporting rules. Payments to a non-US Holder generally will be exempt from backup withholding if the non-US Holder provides to the applicable withholding agent the required certification as to its non-US status (such as by providing a valid IRS Form W-8BEN or IRS Form W-8BEN-E), or otherwise establishes an exemption.

In accordance with Clause 8.10 of the Scheme, KW will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KW Cash Component and any other amount payable by KW under the New Offer (including, without limitation, a payment in respect of a fractional entitlement) will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment, and this Form is accompanied, where required by US law, by the correct applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

In accordance with Clause 8.12 of the Scheme, KWE will procure that, except where the deduction or withholding is compulsory by virtue of a change in applicable law which comes into force after 13 September 2017, the KWE Special Distribution and any other amount payable by KWE in connection with the New Offer will be paid free and clear and without deduction for any US federal income tax withholding. This commitment will not however preclude US federal backup withholding by the Receiving Agent, or by a CREST nominee or other intermediary, unless the Receiving Agent and, where required by US federal tax law, the CREST nominee or other intermediary receives (or already holds) a properly executed applicable IRS Form W-8 in respect of the relevant Scheme Shareholder, intermediary or beneficial owner to whom it is making the payment and this Form is accompanied, where required by US law, by the correct applicable IRS Form W-8 in respect of the beneficial owner and, where relevant, its CREST nominee and/or other intermediaries. Accordingly, in the absence of submission of the correct IRS forms, Scheme Shareholders, intermediaries and beneficial owners of Scheme Shares should assume that these payments will be made after deduction for US federal backup withholding unless it is otherwise established that they can be made without deduction in accordance with US federal law.

Important information on how to submit your IRS forms. Each beneficial owner who holds Scheme Shares through a CREST nominee, bank, broker or other financial institution (an “intermediary”) should contact its CREST nominee or other intermediary to determine the action the beneficial owner needs to take, including submitting duly competed IRS Forms W-8 to the CREST nominee or other intermediary, to avoid potential US federal backup withholding on the KW Cash Component, the KWE Special Distribution and/or any other payment (including, without limitation, a payment in respect of a fractional entitlement) under the New Offer. To avoid the potential for US federal backup withholding in circumstances where it may apply, a beneficial owner should provide properly executed IRS Forms W-8 to its CREST nominee or other intermediary in order to enable the intermediary to submit relevant information to the Receiving Agent prior to the Election Return Time. Scheme Shareholders, including those who are CREST nominees or other intermediaries, should return all relevant information, including properly executed applicable IRS Forms W-8, by post to Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case by the Election Return Time. Copies of applicable IRS Form W-8 and accompanying instructions may be obtained from the Receiving Agent or from the IRS website at www.irs.gov.

IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KW CASH COMPONENT AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) BY KW UNDER THE NEW OFFER, YOU SHOULD SUBMIT AN APPROPRIATELY COMPLETED IRS FORM W-8 IN THE MANNER SET OUT ABOVE.

IN ADDITION, IN ORDER TO AVOID POTENTIAL US FEDERAL BACKUP WITHHOLDING ON THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT FROM KWE UNDER THE NEW OFFER, YOU SHOULD SUBMIT A SEPARATE APPROPRIATELY COMPLETED IRS FORM W-8 IN THE MANNER SET OUT ABOVE.

PLEASE NOTE THAT YOU MAY THEREFORE NEED TO RETURN TWO IRS FORMS W-8 IN ORDER TO AVOID A REDUCTION IN RESPECT OF US FEDERAL BACKUP WITHHOLDING OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER.

IF YOU BELIEVE THAT KWE IS ALREADY PERMITTED TO PAY DIVIDENDS AND OTHER DISTRIBUTIONS TO YOU WITHOUT DEDUCTION FOR US FEDERAL BACKUP WITHHOLDING (FOR EXAMPLE, IF YOU HAVE PREVIOUSLY SUBMITTED THE RELEVANT FORM AND RECEIVED THE MOST RECENT ORDINARY DIVIDEND FROM KWE WITHOUT ANY US FEDERAL BACKUP WITHHOLDING), PLEASE NONETHELESS SUBMIT THE APPROPRIATE IRS FORM W-8 AND, IF YOU HAVE A CREST NOMINEE OR OTHER INTERMEDIARY, ASK IT ABOUT HOW TO DO THIS.

EVEN IF YOU ELECT TO RECEIVE ONLY THE ORIGINAL OFFER, YOU SHOULD CONTACT YOUR INTERMEDIARY THROUGH WHICH YOU WILL HOLD NEW KW SHARES TO DETERMINE WHETHER YOU NEED TO SUBMIT THE RELEVANT IRS FORMS W-8 TO SUCH INTERMEDIARY WITH RESPECT TO PAYMENTS MADE BY KW TO AVOID US FEDERAL BACKUP WITHHOLDING AND, IF APPLICABLE, ESTABLISH YOUR ENTITLEMENT TO A REDUCED RATE OF US FEDERAL INCOME TAX WITHHOLDING ON DIVIDENDS PAYABLE ON KW SHARES AFTER THE SCHEME BECOMES EFFECTIVE INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND.

ALTHOUGH IRS FORMS W-8 AND/OR RELEVANT INFORMATION FROM INTERMEDIARIES MUST BE RECEIVED IN THE MANNER SET OUT ABOVE BY THE RECEIVING AGENT BY THE ELECTION RETURN TIME, IF IN DOUBT AS TO HOW TO FILL IN YOUR IRS FORMS, YOU SHOULD CONSULT YOUR INTERMEDIARY, OR THE RECEIVING AGENT, AND YOU ARE RECOMMENDED TO SUBMIT THEM AS EARLY AS POSSIBLE IN ORDER TO REDUCE THE RISKS OF THE CONSEQUENCES OF COMPLETING THEM INCORRECTLY.

IF YOU ARE IN ANY DOUBT ABOUT WHERE TO OBTAIN IRS FORMS W-8 OR HOW TO COMPLETE THEM, PLEASE TELEPHONE YOUR CREST NOMINEE OR OTHER INTERMEDIARY OR, IF YOU ARE A SCHEME SHAREHOLDER (INCLUDING A CREST NOMINEE OR OTHER INTERMEDIARY) THE SHAREHOLDER HELPLINE ON 0370 707 4040 (FROM WITHIN THE UK) OR +44 370 707 4040 (FROM OUTSIDE THE UK) BETWEEN 8.30 A.M. AND 5.30 P.M. FROM MONDAY TO FRIDAY (EXCEPT UK PUBLIC HOLIDAYS).

Please note that, for legal reasons, the Shareholder Helpline cannot provide advice on the advantages or disadvantages of any aspect of the Merger or give any legal, tax or financial advice. All calls may be recorded and monitored for security and training purposes.

The relevant withholding agent (including, if applicable, KW) must report annually to the IRS and to each non-US Holder the amount of dividends paid to, and the tax withheld with respect to, each non-US Holder in respect of its New KW Shares. These reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable tax treaty. Copies of this information also may be made available under the provisions of a specific treaty or agreement with the tax authorities in the country in which the non-US Holder resides or is established.

Information reporting and backup withholding generally are not required with respect to payments of proceeds from the sale or other disposition of New KW Shares by a non-US holder effected outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-US Holder sells or otherwise disposes of New KW Shares through a US broker or the US offices of a foreign broker, the broker will generally be required to report to the IRS the amount of proceeds paid to the non-US Holder and also backup withhold on that amount unless such non-US holder provides appropriate certification to the broker of its status as a non-US person (generally, in the manner described in the immediately preceding paragraph) or otherwise establishes an exemption. Information reporting will also apply if a non-US Holder sells or otherwise disposes of New KW Shares through a foreign broker deriving more than a specified percentage of its income from US sources or having certain other connections to the United States, unless such broker has documentary evidence in its records that such non-US Holder is a non-US person and certain other conditions are met, or such non-US Holder otherwise establishes an exemption.

US federal backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules can be refunded (for taxpayers which do not have any US federal tax liability and which do not use the amounts withheld to reduce their US federal tax liability) or credited against a taxpayer’s US federal income tax liability, if any, provided that the taxpayer furnishes the required information to the IRS in a timely manner.

FAILURE TO COMPLETE AND RETURN IRS FORMS W-8 ON THE BASIS DESCRIBED ABOVE MAY RESULT IN A REDUCTION BEING MADE FOR US FEDERAL BACKUP WITHHOLDING ON THE PAYMENT OF THE KW CASH COMPONENT, THE KWE SPECIAL DISTRIBUTION AND/OR ANY OTHER PAYMENT (INCLUDING, WITHOUT LIMITATION, A PAYMENT IN RESPECT OF A FRACTIONAL ENTITLEMENT) UNDER THE NEW OFFER AND MAY ALSO IN THE FUTURE RESULT IN UNFAVOURABLE US TAX TREATMENT IN RESPECT OF KW DIVIDENDS (INCLUDING, WITHOUT LIMITATION, THE FIRST KW DIVIDEND) AFTER THE SCHEME BECOMES EFFECTIVE.

The various versions of IRS Forms W-8 for use by different categories of taxpayer are generally as follows:

•	W-8BEN for use by individual beneficial owners of Scheme Shares that are not “United States persons”;

•	W-8BEN-E for use by corporate and certain other non-individual beneficial owners of Scheme Shares that are not “United States persons”; and

•	W-8IMY for use by non-US intermediaries and non-US partnerships (or entities treated as partnerships for US federal income tax purposes).

Scheme Shareholders should consult their tax advisers, financial advisers and/or intermediaries regarding the appropriate IRS Forms (i.e. applicable Form W-8) and any supporting documentation to be provided to avoid potential US federal backup withholding.

2.3	FATCA Withholding

Pursuant to sections 1471 through 1474 of the Internal Revenue Code, commonly known as the Foreign Account Tax Compliance Act (“FATCA”), a 30% withholding tax (“FATCA Withholding”) may be imposed on certain payments to non-US Holders or certain non-US financial institutions, investment funds and other non-US persons receiving payments on behalf of a non-US Holder if the non-US Holder or such institutions fail to comply with certain information reporting requirements. Such payments include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends. Dividend payments received by a non-US Holder could be subject to FATCA Withholding if the non-US Holder is subject to these information reporting requirements and fails to comply with them or if the non-US Holder holds New KW Shares through another person, such as a non-US bank or broker, that is subject to withholding because it fails to comply with these requirements. FATCA withholding will not apply to payments of gross proceeds from a sale or other disposition of New KW Shares before January 1, 2019. Non-US Holders should consult with their own tax advisers regarding the relevant US law and other official guidance on FATCA withholding.

The US federal income tax consequences described above are not intended to constitute a complete description of all tax consequences relating to the Merger or of the ownership and disposition of New KW Shares. Because individual circumstances may differ, each Scheme Shareholder should consult its own tax adviser regarding the applicability of the rules discussed above to it and the particular tax consequences of the Merger and of the ownership and disposition of the New KW Shares received in the Merger in light of the holder’s particular circumstances and the application of state, local and foreign tax laws.

3.	Jersey Taxation

The following summary of the anticipated tax treatment in Jersey of the holders of Scheme Shares is based on Jersey taxation law as it is understood to apply at the date of this document. It does not constitute legal or tax advice. Holders of Scheme Shares should consult their professional advisers on the implications of the Scheme under the laws of the jurisdictions(s) in which they may be liable to taxation. Holders of Scheme Shares should also be aware that tax laws, rules and practice and their interpretation may change.

No taxation or stamp duty will be payable in Jersey by holders of Scheme Shares (other than holders of Scheme Shares resident in Jersey who may be subject to tax depending on their circumstances) as a result of the transfer of Scheme Shares to KW or the implementation of the Scheme and no withholding is required under current law.

PART EIGHT

ADDITIONAL INFORMATION

1.	Responsibility statements

1.1	Each KWE Independent Director accepts responsibility for the KWE Information (including any expressions of opinion) contained or incorporated by reference in this document, and none of the KWE Independent Directors accepts responsibility for any other information contained or incorporated by reference in this document, including, without limitation: paragraph 10.1 of Part One (Letter from the Independent Directors of Kennedy Wilson Europe Real Estate Plc), paragraphs 9, 10.1, 12, 13.2 and 20 of Part Two (Explanatory Statement), Part Seven (Taxation) (except any information, estimate, opinion or undertaking relating to KW or its tax position), paragraphs 7, 8.2, 10.2, 13.2 and 16.2 of this Part Eight, all the information contained in Part Fourteen (Profit Forecasts) and all other Covered Information. To the best of the knowledge and belief of the KWE Independent Directors (who have taken all reasonable care to ensure that such is the case), the information contained or incorporated by reference in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

1.2	Each KW Director accepts responsibility for the information contained or incorporated by reference in this document (including any expressions of opinion therein), including, without limitation, paragraph 10.1 of Part One (Letter from the Independent Directors of Kennedy Wilson Europe Real Estate Plc), paragraphs 9, 10.1, 12, 13.2 and 20 of Part Two (Explanatory Statement), Part Seven (Taxation) (to the extent of any information, estimate, opinion or undertaking relating to KW or its tax position), paragraphs 7, 8.2, 10.2, 13.2 and 16.2 of this Part Eight, all the information contained in Part Fourteen (Profit Forecasts) and all other Covered Information but excluding all KWE Information, for which each KWE Independent Director accepts responsibility as set out in paragraph 1.1 of this Part Eight. To the best of the knowledge and belief of the KW Directors (who have taken all reasonable care to ensure that such is the case), the information contained or incorporated by reference in this document for which they accept responsibility is in accordance with the facts and does not omit anything likely to affect the import of such information.

2.	Directors

2.1	The KWE Directors and their positions are as follows:

Directors	Position
Charlotte Valeur	Non-Executive Chair
Mark McNicholas	Non-Executive Director and Senior Independent Director
Simon Radford	Non-Executive Director
William J. McMorrow	Non-Executive Director
Mary L. Ricks	Non-Executive Director

As at the Latest Practicable Date, Charlotte Valeur, Mark McNicholas and Simon Radford are the KWE Independent Directors.

William J. McMorrow and Mary L. Ricks are representatives of the Manager, which is wholly owned and controlled by KW. For this reason, William J. McMorrow and Mary L. Ricks are not considered independent by the KWE Board.

The registered office of KWE, whose registered number is 114680, is 47 Esplanade, St Helier, Jersey JE1 0BD.

2.2	The KW Directors and their positions are as follows:

Directors	Position
William J. McMorrow	Chairman and Chief Executive Officer
Norman Creighton	Director
Cathy Hendrickson	Director
David A. Minella	Director
Kent Y. Mouton	Director and Executive Vice President, General Counsel
Jerry R. Solomon	Director
Stanley R. Zax	Director

The registered office of KW, whose Delaware file number is 4385645, is 151 South El Camino Drive, Beverly Hills, CA 90212, United States of America.

3.	Persons acting in concert

3.1	In addition to KWE Group companies and their respective directors, and the close relatives and related trusts (as those terms are used in the Code) of those directors, for the purposes of the Code, the following persons and persons affiliated with them are deemed to be acting in concert with KWE in respect of the Merger:

Name	Type of company	Registered Office	Relationship with KWE
Rothschild	Financial services	N.M. Rothschild and Sons Limited, New Court, St Swithin’s Lane, London, EC4N 8AL	Lead financial adviser

J.P. Morgan Cazenove	Financial services	J.P. Morgan Limited, 25 Bank Street, Canary Wharf, London, E14 5JP	Financial adviser

3.2	In addition to KW Group companies and their respective directors, and the close relatives and related trusts (as those terms are used in the Code) of those directors, for the purposes of the Code, the following persons and persons affiliated with them are deemed to be acting in concert with KW in respect of the Merger:

Name	Type of company	Registered Office	Relationship with KW
Goldman Sachs International	Financial services	Peterborough Court, 133 Fleet Street, London, EC4A 2BB	Lead financial adviser

Goldman Sachs & Co LLC	Financial services	200 West Street, New York, NY 10282, United States of America	Lead financial adviser

Merrill Lynch International	Financial services	2 King Edward Street, London, E14 5HP	Financial adviser

Name	Type of company	Registered Office	Relationship with KW
Merrill Lynch, Pierce, Fenner & Smith Incorporated	Financial services	One Bryant Park, New York, NY 10036, United States of America	Financial adviser

Deutsche Bank AG	Financial services	Winchester House, Great Winchester Street, London, EC2N 2DB	Financial adviser

Deutsche Bank Securities, Inc.	Financial services	60 Wall Street, New York, NY 10005, United States of America	Financial adviser

4.	KWE Shareholder Approval

4.1	KWE Director irrevocable undertaking

The following irrevocable undertaking has been given to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer) in relation to the following Scheme Shares:

Name of KWE Independent Director giving undertaking	Number of Scheme Shares held	Percentage of share capital of KWE in issue as at the Latest Practicable Date
Simon Radford	12,500	0.01%

Total	12,500	0.01%

KW has received an irrevocable undertaking from Simon Radford, who is the only KWE Independent Director who holds Scheme Shares to vote (or use reasonable endeavours to procure the voting) in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of the Takeover Offer) in respect of those Scheme Shares owned and/or controlled by him, as well as any further Scheme Shares he may acquire. As indicated above, such Scheme Shares amount to, in aggregate, 12,500 Scheme Shares, representing approximately 0.01% of the share capital of KWE in issue as at the Latest Practicable Date. As at the date of this document, Simon Radford intends to elect to receive the New Offer Consideration and Distribution in respect of the 12,500 Scheme Shares owned and/or controlled by him.

To the extent that any of the Scheme Shares held by Simon Radford are not registered in his name, he shall provide the registered holder(s) with a written irrevocable direction to vote, and shall otherwise use reasonable endeavours to ensure that such registered holder(s) vote, in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept or procure acceptance of such Takeover Offer).

The obligations of Simon Radford under his irrevocable undertaking will lapse and cease to have effect if:

(a)	KW announces, with the consent of the Panel, that it does not intend to proceed with the Merger;

(b)	in the event that the Merger is implemented by way of a Scheme, the Scheme terminates or lapses in accordance with its terms or otherwise becomes incapable of ever becoming effective, provided that KW has not announced that it intends to implement the Merger by way of a Takeover Offer;

(c)	in the event that the Merger is implemented by way of a Takeover Offer, the Takeover Offer lapses or is withdrawn; or

(d)	any competing offer for KWE is made which is declared wholly unconditional or otherwise becomes effective.

As at the date of this document, all of the other KWE Directors who hold KWE Shares (being William J. McMorrow and Mary L. Ricks) intend to elect to receive the New Offer Consideration and Distribution in respect of all Scheme Shares owned and/or controlled by them, but for the avoidance of doubt, they are not bound to do so.

4.2	KWE Shareholder irrevocable undertakings

The following Scheme Shareholders have given irrevocable undertakings to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept the Takeover Offer) in relation to the following Scheme Shares currently held by them, as well as any further Scheme Shares they may acquire:

Name	Number of Scheme Shares	Percentage of share capital of KWE in issue as at the Latest Practicable Date (%)
Quantum Strategic Partners Ltd.	15,981,750	12.7
Franklin Templeton Institutional, LLC	11,534,900	9.1

Total	27,516,650	21.8

The obligations of Quantum Strategic Partners Ltd. under its irrevocable undertaking will lapse and cease to have effect if:

•	at any time before the date of the Scheme Court Meeting, a third party announces its intention to make an offer for KWE or substantially all of its business and assets which, in Quantum Strategic Partners Ltd.’s reasonable opinion, represents an improvement on the New Offer;

•	KW’s offer to implement the Merger by means of a Scheme lapses or is withdrawn (provided that KW has not announced, within 10 business days of the Scheme having so lapsed or been withdrawn, that it intends to implement the Merger by way of a Takeover Offer); or

•	the Scheme has not become effective by the earlier of (i) midday Eastern Standard Time on 31 October 2017 and (ii) any date specified in this document as being the latest date by which the Scheme must have become effective.

Pursuant to the irrevocable undertaking, Quantum Strategic Partners Ltd. has also agreed to refrain from certain actions, including (a) disposing of any KWE Shares currently held by it or any further KWE Shares it may acquire (subject to certain exceptions), (b) acquiring any KWE Shares, (c) selling any KWE Shares short or entering into any short derivative position referenced to them, or (d) soliciting, directly or indirectly, or initiating discussions with a third party in connection with a competing offer for KWE.

The obligations of Franklin Templeton Institutional, LLC under its irrevocable undertaking will lapse and cease to have effect if:

•	at any time before the date of the Scheme Court Meeting, a third party announces its intention to make an offer for KWE which is governed by the Code which, in Franklin Templeton Institutional, LLC’s reasonable opinion, represents an improvement on the New Offer; or

•	KW’s offer to implement the Merger by means of a Scheme lapses or is withdrawn (provided that KW has not announced that it intends to implement the Merger by way of a Takeover Offer).

Pursuant to the irrevocable undertaking, Franklin Templeton Institutional, LLC has also agreed to refrain from certain actions, including (a) disposing of any KWE Shares currently held by it or any further KWE Shares it may acquire, (b) acquiring any KWE Shares, (c) selling any KWE Shares short or entering into any short derivative position referenced to them or (d) soliciting, directly or indirectly, or initiating discussions with a third party in connection with a competing offer for KWE. However, Franklin Templeton Institutional, LLC will be permitted to sell KWE Shares if it is instructed to do so by clients on whose account it holds those KWE Shares.

4.3	KWE Shareholder letter of intent

The Värde Shareholders have confirmed their intention to vote in favour of the Scheme at the Scheme Court Meeting and in favour of the Special Resolution at the KWE General Meeting (or, in the event that the Merger is implemented by way of a Takeover Offer, to accept the Takeover Offer) in respect of their entire holdings of 5,452,722 KWE Shares, representing, in aggregate, approximately 4.3% of the share capital of KWE in issue as at the Latest Practicable Date. The letter of intent is non-binding and does not prevent the Värde Shareholders from modifying or withdrawing their support for the Merger in the event that a higher offer to acquire KWE is made or from transferring or disposing of their interests in the KWE Shares to which the letter of intent relates.

5.	KW Shareholder Approval

Fairfax Financial Holdings Limited and Elkhorn Partners LP have indicated to KW that they intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 14.3% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

The KW Directors, as well as Mary L. Ricks, Matt Windisch and Justin Enbody (being all of the executive officers of KW who hold KW Shares) and In Ku Lee, also intend to vote in favour of the KW Shareholder Resolution at the KW Special Meeting in respect of their entire holdings, representing, in aggregate, approximately 17.1% of KW’s outstanding shares of common stock as at the Latest Practicable Date.

6.	Interests and dealings

6.1	Definitions

For the purposes of this paragraph 6 of this Part Eight:

“acting in concert” has the meaning given to it in the Code;

“arrangement” includes indemnity or option arrangements, and any agreement or understanding, formal or informal, of whatever nature, relating to relevant securities which may be an inducement to deal or refrain from dealing;

“dealings” has the meaning given to it in the Code (and “dealt” shall be construed accordingly);

“derivative” has the meaning given to it in the Code;

“disclosure date” means 7 September 2017;

“disclosure period” means the period commencing on 24 April 2016 (being the date 12 months prior to the commencement of the offer period) and ending on the disclosure date;

“interest” or “interests” has the meaning given to it in the Code;

“offer period” means the period commencing on 24 April 2017 and ending on the Disclosure Date;

“relevant securities” means:

(A)	KWE Shares and any other securities of KWE conferring voting rights;

(B)	equity share capital of KWE or, as the context requires, KW; and

(C)	securities of KWE or, as the context requires, KW carrying conversion or subscription rights into any of the foregoing; and

“short position” means any short position (whether conditional or absolute and whether in the money or otherwise) including any short position under a derivative any agreement to sell or any delivery obligation or right to require another person to purchase or take delivery.

6.2	Interests in relevant securities of KWE

(1)	As at the close of business on the disclosure date, the KWE Directors held the following interests in, or rights to subscribe in respect of, relevant securities of KWE:

Name	Number of KWE Shares	Percentage of share capital of KWE in issue as at the Latest Practicable Date
Simon Radford	12,500	0.01%
Charlotte Valeur	Nil	0.00%
Mark McNicholas	Nil	0.00%
Mary L. Ricks(1)	259,411	0.20%
William J. McMorrow(2)	179,411	0.14%

(1)	This holding consists of 179,922 KWE Shares held by Mary L. Ricks and 79,489 RSUs which will vest after the KWE General Meeting (but before the Scheme Record Time) in connection with the Merger.
(2)	This holding consists of 99,922 KWE Shares held by William J. McMorrow and 79,489 RSUs which will vest after the KWE General Meeting (but before the Scheme Record Time) in connection with the Merger.

(2)	As at the close of business on the disclosure date, the KW Directors held the following interests in, or rights to subscribe in respect of, relevant securities of KWE:

Name	Number of KWE Shares	Percentage of share capital of KWE in issue as at the Latest Practicable Date
William J. McMorrow(1)	179,411	0.14
Kent Y. Mouton(2)	11,086	0.01

(1)	This holding consists of 99,922 KWE Shares held by William J. McMorrow and 79,489 RSUs which will vest after the KWE General Meeting (but before the Scheme Record Time) in connection with the Merger.

(2)	This holding consists of 2,139 KWE Shares held by Kent Y. Mouton and 8,947 RSUs which will vest after the KWE General Meeting (but before the Scheme Record Time) in connection with the Merger.

(3)	As at the close of business on the disclosure date, members of the KW Group held the following interests in, or rights to subscribe in respect of, relevant securities of KWE:

Name	Number of KWE Shares	Percentage of share capital of KWE in issue as at the Latest Practicable Date
KW	576,954	0.46
KW Europe Investors Limited	25,350,895	20.10
Manager	1,439,660	1.14
Kennedy Wilson UK Limited	2,289,536	1.82
Kennedy Wilson Europe Limited	305,911	0.24
Kennedy Wilson España SLU	52,968	0.04

6.3	Dealings in relevant securities of KWE

(1)	The following dealings in relevant securities of KWE by KWE have taken place during the offer period:

Name	Date	Transaction	Number of KWE Shares	Price (£) per KWE Share
KWE	5 May 2017	Acquisition pursuant to IMA(1)	186,194	10.35
(1)	The KWE Shares were bought on the market by KWE as agent for the Manager and delivered to the Manager as part payment of the management fee due to the Manager from KWE for the provision of investment management services under the IMA.

(2)	No dealings in relevant securities of KWE by the KWE Directors have taken place during the offer period.

(3)	The following dealings in relevant securities of KWE by the KW Directors have taken place during the disclosure period:

Name	Date	Transaction	Number of KWE Shares	Price (£) per KWE Share
William J. McMorrow	1 March 2017	Vesting of RSUs	19,006	Nil
Kent Y. Mouton	1 March 2017	Vesting of RSUs	2,139	Nil

(4)	The following dealings in relevant securities of KWE by members of the KW Group have taken place during the disclosure period:

Name	Date	Transaction	Number of KWE Shares	Price (£) per KWE Share
Kennedy Wilson UK Limited	8 May 2017	Acquisition pursuant to investment advisory agreement	130,336	Nil(1)
Kennedy Wilson Europe Limited	8 May 2017	Acquisition pursuant to investment advisory agreement	42,825	Nil(1)

Name	Date	Transaction	Number of KWE Shares	Price (£) per KWE Share
Kennedy Wilson España SLU	8 May 2017	Acquisition pursuant to investment advisory agreement	5,586	Nil(1)
Manager	8 May 2017	Disposal pursuant to investment advisory agreement	178,747	Nil(2)
Manager	5 May 2017	Acquisition pursuant to IMA	186,194	Nil(3)
KW	1 March 2017	Transfer on vesting of RSUs	50,975	Nil
Kennedy Wilson UK Limited	1 March 2017	Transfer on vesting of RSUs	52,497	Nil
Kennedy Wilson Europe Limited	1 March 2017	Transfer on vesting of RSUs	26,040	Nil
Kennedy Wilson España SLU	1 March 2017	Transfer on vesting of RSUs	5,130	Nil
Kennedy Wilson UK Limited	28 February 2017	Acquisition pursuant to investment advisory agreement	136,612	Nil(1)
Kennedy Wilson Europe Limited	28 February 2017	Acquisition pursuant to investment advisory agreement	44,914	Nil(1)
Kennedy Wilson España SLU	28 February 2017	Acquisition pursuant to investment advisory agreement	5,614	Nil(1)
Manager	28 February 2017	Disposal pursuant to investment advisory agreement	187,140	Nil(2)
Manager	24 February 2017	Acquisition pursuant to IMA	194,937	Nil(3)
KW	4 November 2016	Acquisition pursuant to settlement of intra-group liabilities	627,929	Nil

Name	Date	Transaction	Number of KWE Shares	Price (£) per KWE Share
Kennedy Wilson UK Limited	4 November 2016	Disposal pursuant to settlement of intra-group liabilities	627,929	Nil
Kennedy Wilson UK Limited	4 November 2016	Acquisition pursuant to investment advisory agreement	2,703,014	Nil(1)
Kennedy Wilson Europe Limited	4 November 2016	Acquisition pursuant to investment advisory agreement	244,212	Nil(1)
Kennedy Wilson España SLU	4 November 2016	Acquisition pursuant to investment advisory agreement	46,898	Nil(1)
Manager	4 November 2016	Disposal pursuant to investment advisory agreement	2,994,124	Nil(2)
Manager	4 November 2016	Acquisition pursuant to IMA	206,460	Nil(3)
Manager	5 August 2016	Acquisition pursuant to IMA	212,244	Nil(3)
KW	28 June 2016	Open market purchase	500,000	9.20
KW	1 June 2016	Open market purchase	300,000	10.72
KW	19 May 2016	Open market purchase	250,000	10.82
KW	18 May 2016	Open market purchase	250,000	10.77
KW	5 May 2016	Open market purchase	314,373	10.92
Manager	5 May 2016	Acquisition pursuant to IMA	185,627	Nil(3)

(1)	The KWE Shares were acquired from the Manager as part payment of the investment advisory fee due to this entity from the Manager for the provision of investment advisory services under an investment advisory agreement.
(2)	The KWE Shares were transferred for nil consideration to members of the KW Group as payment of the investment advisory fees due to those members of the KW Group from the Manager for the provision of investment advisory services by those members of the KW Group to the Manager.

(3)	The KWE Shares were bought on the market by KWE as agent for the Manager and delivered to the Manager as part payment of the management fee due to the Manager from KWE for the provision of investment management services under the IMA.

(5)	The following dealings in relevant securities of KWE by persons acting in concert with KW (excluding the KW Directors and members of the KW Group) have taken place during the disclosure period:

Name	Date range	Transaction	Number of KWE Shares	Price (£) per KWE Share (Low)	Price (£) per KWE Share (High)
Deutsche Bank AG	25 January 2017 – 23 February 2017	Purchase	2,000	9.84	9.84
Deutsche Bank AG	25 January 2017 –23 February 2017	Sale	2,000	9.84	9.84
Deutsche Bank AG	25 April 2016 – 24 July 2016	Purchase	13,992	10.61	10.80
Deutsche Bank AG	25 April 2016 – 24 July 2016	Sale	13,992	10.61	10.80
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Purchase	286,017	9.39	9.85
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Sale	282,303	9.39	9.84
BofA Merrill Lynch	24 February 2017 – 23 March 2017	Purchase	161,501	9.37	9.83
BofA Merrill Lynch	24 February 2017 – 23 March 2017	Sale	184,135	9.37	9.83
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Purchase	1,619,241	9.40	9.86
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Sale	1,621,106	9.37	9.79
BofA Merrill Lynch	24 December 2016 – 23 January 2017	Purchase	155,909	9.19	9.66

Name	Date range	Transaction	Number of KWE Shares	Price (£) per KWE Share (Low)	Price (£) per KWE Share (High)
BofA Merrill Lynch	24 December 2016 – 23 January 2017	Sale	154,388	9.19	9.66
BofA Merrill Lynch	24 November 2016 – 23 December 2016	Purchase	445,261	9.51	10.14
BofA Merrill Lynch	24 November 2016 – 23 December 2016	Sale	373,297	9.51	10.08
BofA Merrill Lynch	24 October 2016 – 23 November 2016	Purchase	480,874	9.99	10.52
BofA Merrill Lynch	24 October 2016 – 23 November 2016	Sale	459,754	9.99	10.43
BofA Merrill Lynch	24 September 2016 – 23 October 2016	Purchase	2,894,144	9.36	10.49
BofA Merrill Lynch	24 September 2016 – 23 October 2016	Sale	2,917,322	9.36	10.49
BofA Merrill Lynch	24 August 2016 –23 September 2016	Purchase	3,990,408	9.19	9.67
BofA Merrill Lynch	24 August 2016 –23 September 2016	Sale	3,948,755	9.20	9.67
BofA Merrill Lynch	24 July 2016 – 23 August 2016	Purchase	235,354	9.52	10.20
BofA Merrill Lynch	24 July 2016 – 23 August 2016	Sale	249,887	9.48	10.20
BofA Merrill Lynch	24 June 2016 – 23 July 2016	Purchase	275,457	8.86	10.26

Name	Date range	Transaction	Number of KWE Shares	Price (£) per KWE Share (Low)	Price (£) per KWE Share (High)
BofA Merrill Lynch	24 June 2016 – 23 July 2016	Sale	275,727	8.81	10.06
BofA Merrill Lynch	24 May 2016 – 23 June 2016	Purchase	347,177	10.08	11.24
BofA Merrill Lynch	24 May 2016 – 23 June 2016	Sale	369,128	10.05	11.18
BofA Merrill Lynch	24 April 2016 – 23 May 2016	Purchase	208,116	10.53	11.10
BofA Merrill Lynch	24 April 2016 – 23 May 2016	Sale	175,467	10.54	11.07
Goldman, Sachs & Co. LLC	24 April 2017 to 30 August 2017	Purchase	7,206	11.49	11.49
Goldman, Sachs & Co. LLC	24 April 2017 to 30 August 2017	Sale	7,206	11.49	11.49

6.4	Interests in relevant securities of KW

(1)	As at the close of business on the disclosure date, KWE held no interests in, or rights to subscribe in respect of, relevant securities of KW.

(2)	As at the close of business on the disclosure date, the KWE Directors held the following interests in, or rights to subscribe in respect of, relevant securities of KW:

Name	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
William J. McMorrow(1)	1,761,451	1.54
Leslie McMorrow (William J. McMorrow’s wife)	90,851	0.08
Tyler McMorrow (William J. McMorrow’s son)	387,821	0.34
William J. McMorrow and his close relatives (held by William J. McMorrow as trustee of the William J. McMorrow Revocable Trust)	11,270,894	9.87

Name	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
William J. McMorrow and his close relatives (held by William J. McMorrow as trustee of the John & Sons Retirement Trust)	8,443	0.01
Mary L. Ricks(2)	1,547,692	1.35

(1)	Includes 583,334 RSGs. Whilst these RSGs have not yet vested, William J. McMorrow has the right to exercise the voting rights in respect of the underlying KW Shares.
(2)	Includes 346,667 RSGs. Whilst these RSGs have not yet vested, Mary L. Ricks has the right to exercise the voting rights in respect of the underlying KW Shares.

(3)	As at the close of business on the disclosure date, the KW Directors held the following interests in, or rights to subscribe in respect of, in relevant securities of KW:

Name	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
William J. McMorrow(1)	1,761,451	1.54
Leslie McMorrow (William J. McMorrow’s wife)	90,851	0.08
Tyler McMorrow (William J. McMorrow’s son)	387,821	0.34
William J. McMorrow and his close relatives (held by William J. McMorrow as trustee of the William J. McMorrow Revocable Trust)	11,270,894	9.87
William J. McMorrow and his close relatives (held by William J. McMorrow as trustee of the John & Sons Retirement Trust)	8,443	0.01
Norman Creighton(2)	303,074	0.27
Cathy Hendrickson(3)	57,718	0.05
Cathy Hendrickson and James Hendrickson (as trustees of Hendrickson Family Trust)	12,476	0.01
David A. Minella(4)	2,362,032	2.07
Kent Y. Mouton(5)	441,440	0.39
Jerry R. Solomon(6)	39,500	0.03

Name	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
Jerry R. Solomon and Anna Solomon (as trustees of the Solomon Family Trust)	75,500	0.07
Stanley R. Zax(7)	242,300	0.21

(1)	Includes 583,334 RSGs. Whilst these RSGs have not yet vested, William J. McMorrow has the right to exercise the voting rights in respect of the underlying KW Shares.
(2)	Includes 24,000 RSGs. Whilst these RSGs have not yet vested, Norman Creighton has the right to exercise the voting rights in respect of the underlying KW Shares.
(3)	Includes 24,000 RSGs. Whilst these RSGs have not yet vested, Cathy Hendrickson has the right to exercise the voting rights in respect of the underlying KW Shares.
(4)	Includes 24,000 RSGs. Whilst these RSGs have not yet vested, David A. Minella has the right to exercise the voting rights in respect of the underlying KW Shares.
(5)	Includes 166,668 RSGs. Whilst these RSGs have not yet vested, Kent Y. Mouton has the right to exercise the voting rights in respect of the underlying KW Shares.
(6)	Includes 24,000 RSGs. Whilst these RSGs have not yet vested, Jerry R. Solomon has the right to exercise the voting rights in respect of the underlying KW Shares.
(7)	Includes 24,000 RSGs. Whilst these RSGs have not yet vested, Stanley R. Zax has the right to exercise the voting rights in respect of the underlying KW Shares.

(4)	As at the close of business on the disclosure date, the following persons acting in concert with KW (excluding the KW Directors) held the following interests in, or rights to subscribe in respect of, relevant securities of KW:

Name	Nature of interest	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
Goldman, Sachs & Co. LLC	Holding	209,223	0.18
Goldman, Sachs & Co. LLC	Contract for Difference	48,892	0.04

(5)	As at the close of business on the disclosure date, the following persons acting in concert with KW (excluding the KW Directors) held the following short positions (whether conditional or absolute and whether in the money or otherwise) relation to relevant securities of KW under derivatives, agreements to sell, or any delivery obligation or right to require another person to purchase or take delivery:

Name	Nature of interest	Number of KW Shares	Percentage of share capital of KW in issue as at the Latest Practicable Date
Goldman, Sachs & Co. LLC	Physically settled short position	404,204	0.35

(6)	Set out below are details of any relevant securities of KW which KW, or any person acting in concert with KW, has as at the close of business on the disclosure date, borrowed or lent (including for these purposes any financial collateral arrangements of the kind referred to in Note 4 on Rule 4.6 of the Code), save for any borrowed shares which have either been on-lent or sold:

Name	Number of KW Shares
William J. McMorrow(1)	1,500,000
David A. Minella(1)	1,750,000

(1)	Pledged under a line of credit. Title and voting rights have not been transferred.

6.5	Dealings in relevant securities of KW

(1)	No dealings in relevant securities of KW by KWE have taken place during the offer period.

(2)	No dealings in relevant securities of KW by the KWE Directors have taken place during the offer period.

(3)	The following dealings in relevant securities of KW by members of the KW Group have taken place during the disclosure period:

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
KW	24 January 2017	On-market buyback	2,900	20.00
KW	23 January 2017	On-market buyback	5,224	20.00
KW	20 January 2017	On-market buyback	5,202	19.98
KW	19 January 2017	On-market buyback	63,829	20.00
KW	22 December 2016	On-market buyback	86,975	21.18
KW	21 December 2016	On-market buyback	82,861	21.45
KW	20 December 2016	On-market buyback	36,764	21.35
KW	19 December 2016	On-market buyback	60,274	21.21
KW	15 December 2016	On-market buyback	6,324	21.00
KW	14 December 2016	On-market buyback	15,838	21.00
KW	13 December 2016	On-market buyback	1,915	21.00

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
KW	7 December 2016	On-market buyback	50,000	20.70
KW	2 December 2016	On-market buyback	50,000	20.62
KW	1 December 2016	On-market buyback	50,000	20.65
KW	30 November 2016	On-market buyback	100,000	21.47
KW	14 November 2016	On-market buyback	35,000	22.49
KW	14 November 2016	On-market buyback	98,349	22.55
KW	11 November 2016	On-market buyback	91,500	22.52
KW	10 November 2016	On-market buyback	91,500	22.58
KW	9 November 2016	On-market buyback	37,919	21.96
KW	8 November 2016	On-market buyback	91,500	22.13
KW	6 July 2016	On-market buyback	2,431	17.99
KW	5 July 2016	On-market buyback	30,154	18.00
KW	29 June 2016	On-market buyback	24,970	17.97
KW	28 June 2016	On-market buyback	160,519	17.67
KW	27 June 2016	On-market buyback	159,690	17.60
KW	13 June 2016	On-market buyback	25,000	19.28
KW	10 June 2016	On-market buyback	50,000	20.16
KW	9 June 2016	On-market buyback	85,000	20.87
KW	23 May 2016	On-market buyback	16,922	20.57

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
KW	20 May 2016	On-market buyback	25,000	20.46
KW	19 May 2016	On-market buyback	50,000	20.04
KW	18 May 2016	On-market buyback	67,500	20.12
KW	17 May 2016	On-market buyback	75,000	20.04
KW	16 May 2016	On-market buyback	50,000	20.15
KW	13 May 2016	On-market buyback	90,000	20.07
KW	12 May 2016	On-market buyback	90,200	20.22
KW	11 May 2016	On-market buyback	80,000	20.60
KW	10 May 2016	On-market buyback	19,242	20.44
KW	9 May 2016	On-market buyback	68,035	20.39
KW	6 May 2016	On-market buyback	43,741	20.00
KW	5 May 2016	On-market buyback	433	20.00

(4)	The following dealings in relevant securities of KW by KW Directors have taken place during the disclosure period:

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
William J. McMorrow	15 April 2017	Vesting of RSGs	71,730	21.70
William J. McMorrow	15 March 2017	Vesting of RSGs	101,617	21.50
William J. McMorrow	26 January 2017	Vesting of RSGs	229,536	20.65
William J. McMorrow	31 August 2016	Grant of RSGs	212,500	N/A(1)
William J. McMorrow	14 June 2016	Acquisition under a 10b5-1 programme	10,000	18.78 – 18.87

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
William J. McMorrow (as trustee of the William J. McMorrow Revocable Trust)	12 December 2016	Gift	100,000	Nil
William J. McMorrow (as trustee of the William J. McMorrow Revocable Trust)	29 November 2016	Gift	450,000	Nil
William J. McMorrow (as trustee of the William J. McMorrow Revocable Trust)	14 June 2016	Acquisition under a 10b5-1 programme	10,000	18.78 – 18.87
William J. McMorrow (as trustee of the William J. McMorrow Revocable Trust)	18 May 2016	Acquisition under a 10b5-1 programme	25,000	19.87 – 20.27
Norman Creighton	15 April 2017	Vesting of RSGs	5,000	21.70
Norman Creighton	15 March 2017	Vesting of RSGs	5,500	21.50
Norman Creighton	26 January 2017	Vesting of RSGs	5,000	20.65
Norman Creighton	2 November 2016	Grant of RSGs	7,500	N/A(1)
Cathy Hendrickson	15 April 2017	Vesting of RSGs	5,000	21.70
Cathy Hendrickson	15 March 2017	Vesting of RSGs	5,500	21.50
Cathy Hendrickson	26 January 2017	Vesting of RSGs	5,000	20.65
Cathy Hendrickson	2 November 2016	Grant of RSGs	7,500	N/A(1)
David A. Minella	15 April 2017	Vesting of RSGs	5,000	21.70
David A. Minella	15 March 2017	Vesting of RSGs	5,500	21.50
David A. Minella	26 January 2017	Vesting of RSGs	5,000	20.65

Name	Date	Transaction	Number of KW Shares	Price (US$) per KW Share
David A. Minella	2 November 2016	Grant of RSGs	7,500	N/A(1)
Kent Y. Mouton	15 April 2017	Vesting of RSGs	19,128	21.70
Kent Y. Mouton	15 March 2017	Vesting of RSGs	31,083	21.50
Kent Y. Mouton	26 January 2017	Vesting of RSGs	57,384	20.65
Kent Y. Mouton	31 August 2016	Grant of RSGs	65,000	N/A(1)
Jerry R. Solomon	15 April 2017	Vesting of RSGs	5,000	21.70
Jerry R. Solomon	15 March 2017	Vesting of RSGs	5,500	21.50
Jerry R. Solomon	26 January 2017	Vesting of RSGs	5,000	20.65
Jerry R. Solomon	13 December 2016	Gift	2,500	Nil
Jerry R. Solomon	2 November 2016	Grant of RSGs	7,500	N/A(2)
Stanley R. Zax	15 April 2017	Vesting of RSGs	5,000	21.70
Stanley R. Zax	15 March 2017	Vesting of RSGs	5,500	21.50
Stanley R. Zax	26 January 2017	Vesting of RSGs	5,000	20.65
Stanley R. Zax	2 November 2016	Grant of RSGs	7,500	N/A(1)
Stanley R. Zax	14 June 2016	Acquisition	50,000	18.62 – 18.85

(1)	These RSGs vest over a three year period, but entitle their holder to exercise the voting rights attached to the underlying KW Shares prior to vesting. The price per KW Share is calculated by reference to the closing price of KW Shares on the relevant vesting date.

(5)	The following dealings in relevant securities of KW by persons acting in concert with KW (excluding the KW Directors and members of the KW Group) have taken place during the disclosure period:

KW Shares

Name	Date range	Transaction	Number of KW Shares	Price (US$) per KW Share (Low)	Price (US$) per KW Share (High)
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Purchase	161,802	20.96	22.65
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Sale	134.175	20.90	22.63

Name	Date range	Transaction	Number of KW Shares	Price (US$) per KW Share (Low)	Price (US$) per KW Share (High)
BofA Merrill Lynch	24 February 2017 – 23 March 2017	Purchase	361,658	20.75	22.55
BofA Merrill Lynch	24 February 2017 –23 March 2017	Sale	432,094	20.75	22.60
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Purchase	811,350	20.07	21.45
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Sale	805,167	20.03	21.45
BofA Merrill Lynch	24 December 2016 – 23 January 2017	Purchase	183,043	20.00	21.15
BofA Merrill Lynch	24 December 2016 – 23 January 2017	Sale	249,335	20.00	21.08
BofA Merrill Lynch	24 November 2016 – 23 December 2016	Purchase	424,387	20.42	22.85
BofA Merrill Lynch	24 November 2016 – 23 December 2016	Sale	466,925	20.40	22.85
BofA Merrill Lynch	24 October 2016 – 23 November 2016	Purchase	209,863	20.44	22.95
BofA Merrill Lynch	24 October 2016 – 23 November 2016	Sale	172,353	20.49	22.90

Name	Date range	Transaction	Number of KW Shares	Price (US$) per KW Share (Low)	Price (US$) per KW Share (High)
BofA Merrill Lynch	24 September 2016 – 23 October 2016	Purchase	286,178	20.37	23.05
BofA Merrill Lynch	24 September 2016 – 23 October 2016	Sale	409,548	20.31	23.05
BofA Merrill Lynch	24 August 2016 – 23 September 2016	Purchase	450,471	21.27	23.50
BofA Merrill Lynch	24 August 2016 – 23 September 2016	Sale	1,018,188	21.27	23.71
BofA Merrill Lynch	24 July 2016 – 23 August 2016	Purchase	148,572	20.51	21.76
BofA Merrill Lynch	24 July 2016 – 23 August 2016	Sale	124,295	20.47	21.76
BofA Merrill Lynch	24 June 2016 – 23 July 2016	Purchase	517,028	17.39	20.83
BofA Merrill Lynch	24 June 2016 – 23 July 2016	Sale	440,470	17.38	20.85
BofA Merrill Lynch	24 May 2016 – 23 June 2016	Purchase	306,165	18.50	21.39
BofA Merrill Lynch	24 May 2016 – 23 June 2016	Sale	294,538	18.50	21.39
BofA Merrill Lynch	24 April 2016 – 23 May 2016	Purchase	201,001	19.86	22.33
BofA Merrill Lynch	24 April 2016 – 23 May 2016	Sale	83,397	19.83	22.33

Name	Date range	Transaction	Number of KW Shares	Price (US$) per KW Share (Low)	Price (US$) per KW Share (High)
Goldman, Sachs & Co. LLC	24 April 2017 – 7 September 2017	Purchase	2,159,319	18.00	22.15
Goldman, Sachs & Co. LLC	24 April 2017 – 7 September 2017	Sale	2,259,883	18.00	21.73
Goldman, Sachs & Co. LLC	24 March 2017 – 23 April 2017	Purchase	651,869	20.90	22.625
Goldman, Sachs & Co. LLC	24 March 2017 – 23 April 2017	Sale	599,424	20.90	22.5373
Goldman, Sachs & Co. LLC	24 February 2017 – 23 March 2017	Purchase	361,506	20.75	22.50
Goldman, Sachs & Co. LLC	24 February 2017 – 23 March 2017	Sale	385,178	20.825	22.50
Goldman, Sachs & Co. LLC	24 January 2017 – 23 February 2017	Purchase	340,553	20.25	22.352
Goldman, Sachs & Co. LLC	24 January 2017 – 23 February 2017	Sale	344,556	20.25	22.15
Goldman, Sachs & Co. LLC	24 October 2016 – 23 January 2017	Purchase	2,125,781	19.95	22.90
Goldman, Sachs & Co. LLC	24 October 2016 – 23 January 2017	Sale	1,853,771	19.95	22.825
Goldman, Sachs & Co. LLC	24 July 2016 – 23 October 2016	Purchase	1,763,994	20.38	23.63
Goldman, Sachs & Co. LLC	24 July 2016 – 23 October 2016	Sale	1,612,767	20.38	23.73

Contracts for difference

Name	Date range	Transaction	Number of KW Shares	Price (US$) per KW Share (Low)	Price (US$) per KW Share (High)
Goldman, Sachs & Co. LLC	24 April 2017 – 7 September 2017	Purchase	85,934	18.05	21.725
Goldman, Sachs & Co. LLC	24 April 2017 – 7 September 2017	Sale	41,285	18.05	20.9216
Goldman, Sachs & Co. LLC	24 March 2017 – 23 April 2017	Purchase	1,300	22.0524	22.0593
Goldman, Sachs & Co. LLC	24 March 2017 – 23 April 2017	Sale	4,700	21.9245	21.9245
Goldman, Sachs & Co. LLC	24 July 2016 – 23 October 2016	Purchase	20,000	20.0334	22.82
Goldman, Sachs & Co. LLC	24 July 2016 – 23 October 2016	Sale	22,500	20.5811	20.6339
Goldman, Sachs & Co. LLC	24 April 2016 – 23 July 2016	Purchase	43,800	17.6181	21.977
Goldman, Sachs & Co. LLC	24 April 2016 – 23 July 2016	Sale	52,116	19.4120	21.4084

Call Options

Name	Date range	Transaction	Number of KW Shares	Exercise price (US$) per Call Option (Low)	Exercise price (US$) per Call Option (High)	Option price (US$) per Call Option (Low)	Option price (US$) per Call Option (High)	Expiry date (Low)	Expiry date (High)
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Sale	1,500	22.50	22.50	0.30	0.30	19 May 2017	19 May 2017
BofA Merrill Lynch	24 February 2017 – 23 March 2017	Sale	800	22.50	22.50	0.65	0.65	16 June 2017	16 June 2017

Name	Date range	Transaction	Number of KW Shares	Exercise price (US$) per Call Option (Low)	Exercise price (US$) per Call Option (High)	Option price (US$) per Call Option (Low)	Option price (US$) per Call Option (High)	Expiry date (Low)	Expiry date (High)
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Sale	100	22.50	22.50	0.50	0.50	16 June 2017	16 June 2017
BofA Merrill Lynch	24 October 2016 – 23 January 2017	Purchase	2,600	22.50	22.50	0.45	1.35	17 March 2017	17 March 2017
BofA Merrill Lynch	24 October 2016 – 23 January 2017	Sale	4,000	20.00	22.50	0.45	2.80	20 January 2017	17 March 2017
BofA Merrill Lynch	24 July 2016 – 23 October 2016	Sale	4,100	20.00	22.50	1.50	3.00	16 December 2016	17 March 2017
BofA Merrill Lynch	24 April 2016 – 23 July 2016	Purchase	2,400	22.50	22.50	0.20	0.77	16 September 2016	16 December 2016
BofA Merrill Lynch	24 April 2016 – 23 July 2016	Sale	2,500	20.00	22.50	0.74	0.85	16 December 2016	16 December 2016

Put Options

Name	Date range	Transaction	Number of KW Shares	Exercise price (US$) per Call Option (Low)	Exercise price (US$) per Call Option (High)	Option price (US$) per Call Option (Low)	Option price (US$) per Call Option (High)	Expiry date (Low)	Expiry date (High)
BofA Merrill Lynch	24 March 2017 – 23 April 2017	Purchase	5,900	20.00	20.00	0.20	0.20	16 June 2017	16 June 2017
BofA Merrill Lynch	24 February 2017 – 23 March 2017	Purchase	600	20.00	20.00	0.35	1.00	16 June 2017	15 September 2017

Name	Date range	Transaction	Number of KW Shares	Exercise price (US$) per Call Option (Low)	Exercise price (US$) per Call Option (High)	Option price (US$) per Call Option (Low)	Option price (US$) per Call Option (High)	Expiry date (Low)	Expiry date (High)
BofA Merrill Lynch	24 January 2017 – 23 February 2017	Sale	1,000	20.00	20.00	0.40	0.40	17 February 2017	17 February 2017
BofA Merrill Lynch	24 October 2016 – 23 January 2017	Sale	10,400	17.50	20.00	0.40	1.55	20 January 2017	20 January 2017
BofA Merrill Lynch	24 July 2016 – 23 October 2016	Purchase	1,800	17.50	20.00	0.40	0.70	16 December 2016	17 March 2017
BofA Merrill Lynch	24 July 2016 – 23 October 2016	Sale	500	17.50	17.50	0.40	0.40	17 March 2017	17 March 2017
BofA Merrill Lynch	24 April 2016 – 23 July 2016	Sale	1,200	20.00	20.00	0.45	0.50	19 August 2016	19 August 2016

6.6	General

(1)	Save as disclosed in this document, as at the close of business on the disclosure date:

(a)	no (i) member of the KWE Group, (ii) KWE Director, or (iii) person deemed to be acting in concert with KWE had any interest in, right to subscribe in respect of, short position in relation to, agreement to sell, delivery obligation or right to require another person to purchase or take delivery of, relevant securities of KW or relevant securities of KWE, nor has any such person dealt in any relevant securities of KWE or relevant securities of KW during the offer period;

(b)	no person who has an arrangement of the kind referred to in Note 11 on the definition of “acting in concert” set out in the Code with KWE, or any person acting in concert with KWE, had any interest in, right to subscribe in respect of, short position in relation to, agreement to sell, delivery obligation or right to require another person to purchase or take delivery of, relevant securities of KW or relevant securities of KWE, nor has any such person dealt in any relevant securities of KWE or relevant securities of KW during the offer period; and

(c)	neither KWE, nor any person acting in concert with KWE, has borrowed or lent any relevant securities of KWE or relevant securities of KW, save for any borrowed shares which have been either on-lent or sold.

(2)	Save as disclosed in this document, as at the disclosure date:

(a)	no (i) member of the KW Group, (ii) KW Director, or (iii) person deemed to be acting in concert with KW had any interest in, right to subscribe in respect of, short position in relation to, agreement to sell, delivery obligation or right to require another person to purchase or take delivery of, relevant securities of KW or relevant securities of KWE, nor has any such person dealt in any relevant securities of KWE or relevant securities of KW during the disclosure period;

(b)	no person who has an arrangement of the kind referred to in Note 11 on the definition of “acting in concert” set out in the Code with KW, or any person acting in concert with KW, had any interest in, right to subscribe in respect of, short position in relation to, agreement to sell, delivery obligation or right to require another person to purchase or take delivery of, relevant securities of KW or relevant securities of KWE, nor has any such person dealt in any relevant securities of KWE or relevant securities of KW during the disclosure period; and

(c)	neither KW, nor any person acting in concert with KW, has borrowed or lent any relevant securities of KWE or relevant securities of KW, save for any borrowed shares which have been either on-lent or sold.

(3)	Save as disclosed in this document (including in paragraphs 4 and 5 of this Part Eight), no persons have given any irrevocable or other commitment to KW or KWE to vote in favour of the Scheme or the Special Resolution to be proposed at the KWE General Meeting.

(4)	Save as disclosed in this document, none of (i) KW or any person acting in concert with KW, or (ii) KWE or any person acting in concert with KWE has any arrangement of the kind referred to in Note 11 on the definition of “acting in concert” in the Code in relation to relevant securities of KWE or relevant securities of KW.

7.	Major interests in KW

In so far as is known to KW, the following persons have (directly or indirectly) an interest of in excess of 5% in the share capital of KW on the basis set out in the table below as at the Latest Practicable Date. Accordingly, each of the persons named in the table below has (directly or indirectly) a potential interest in excess of 5% in the share capital of KWE (following the Effective Date):

Name	Number of KW Shares	Percentage of existing KW share capital	Estimated percentage of KW share capital following the Effective Date if all Scheme Shareholders were to receive the New Offer Consideration and Distribution[1]	Estimated percentage of KW share capital following the Effective Date if all Scheme Shareholders were to receive the Original Offer Consideration
Wellington Management Group LLP[2]	12,717,888	11.13%	8.40%	7.12%
William J. McMorrow[3]	13,519,460	11.84%	8.93%	7.57%
Fairfax Financial Holdings Limited and affiliates[4]	12,321,921	10.79%	8.14%	6.90%
The Vanguard Group[5]	7,750,075	6.79%	5.12%	4.34%

[1]	Assumes no Mix and Match Election is made.

[2]	Wellington Management Group LLP serves as an investment adviser and strategic partner to investors worldwide. It is engaged in investment management and offers capabilities that span nearly all segments of the global capital markets.
[3]	Includes 90,851 KW Shares beneficially owned by Leslie McMorrow, Mr McMorrow’s wife, and 387,821 KW Shares beneficially owned by Tyler McMorrow, Mr McMorrow’s son. Mr McMorrow disclaims beneficial ownership of the shares owned by his wife and son. It also includes 1,500,000 pledged KW Shares.
[4]	Fairfax Financial Holdings Limited is a holding company which, through its subsidiaries, is engaged in property and casualty insurance and reinsurance and investment management. Fairfax’s corporate objective is to achieve a high rate of return on invested capital and build long-term shareholder value.
[5]	The Vanguard Group is an American investment management company with over US$4 trillion in assets under management. It is one of the largest provider of mutual funds and exchange-traded funds in the world.

8.	Significant change

8.1	KWE

The KWE Independent Directors are not aware of any significant change in the financial or trading position of KWE which has occurred since 30 June 2017, being the date to which the latest unaudited condensed consolidated financial statements of KWE were prepared.

Without prejudice to the preceding paragraph, in accordance with Rule 29.3 of the Code, the KWE Independent Directors are not aware of any significant change which has occurred in the deferred tax liability of KWE relating to investment properties, which amounted to £5.5 million as at 30 June 2017, as reported in KWE’s unaudited condensed consolidated balance sheet as at 30 June 2017 incorporated by reference into this document.

8.2	KW

The KW Directors are not aware of any significant change in the financial or trading position of KW which has occurred since 30 June 2017, being the date to which the latest unaudited condensed consolidated financial statements of KW were prepared.

9.	Effect of completion of the Merger

The KW Board believes that the Merger will create a leading real estate investment and asset management platform with increased scale and liquidity and provide flexibility to allocate capital globally across asset classes and geographic markets.

The KW Board further believes that the Merger will be accretive to adjusted net income per share immediately following the completion of the Merger and provide the potential to enhance cash flows available to distribute to shareholders.2

As at 30 June 2017, KW had total assets of US$8,284 million, net debt of US$3,166 million and total KW Shareholders’ equity of US$1,028 million.

Under the Original Offer, assuming completion of the Merger occurred on 30 June 2017, the Combined Group would have total assets of US$7,884 million (consolidated), net debt of US$4,440 million (at share) and total KW Shareholders’ equity of US$2,110 million as at that date.

Under the New Offer, assuming completion of the Merger and payment of the KWE Special Distribution by KWE occurred on 30 June 2017, the Combined Group would have total assets of US$7,551 million (consolidated), net debt of US$5,123 million (at share) and total KW Shareholders’ equity of US$1,421 million as at that date.

[2]	This statement is not intended as a profit forecast or estimate for any period and should not be interpreted to mean that adjusted earnings per share for KW, KWE or the Combined Group, as appropriate, for the current or future financial years would necessarily match or exceed the historical published adjusted net income per share for KW, KWE or the Combined Group, as appropriate.

10.	Ratings

10.1	KWE

Prior to the commencement of the Offer Period, KWE’s long-term debt was assigned a credit rating of “BBB (Stable)” by S&P. It is possible that the credit rating assigned by S&P may be downgraded as a result of the implementation of the Scheme due to the limited reduction of KWE’s net assets from approximately £1,567.9 million (as at 30 June 2017) to approximately £1,326.3 million (as at 30 June 2017) resulting from the KWE Special Distribution and/or to the manner in which S&P assumes KW may cause KWE to deal with its assets after the Scheme is put into effect. On 27 April 2017, S&P placed KWE on negative outlook due to its view that a takeover by KW might result in a downgrading of KWE’s credit risk profile from “BBB (Stable)” to “BB-” i.e. to S&P’s significantly lower existing rating for KW. The negative outlook given on 27 April 2017 has not changed since then.

10.2	KW

Prior to the commencement of the Offer Period, KW’s long-term credit ratings were as follows: S&P had a long-term credit rating of “BB- (Positive)” and Moody’s had a credit rating of “B2 (Stable)”. On 25 April 2017, S&P upgraded KW’s outlook from Positive to CreditWatch Positive due to S&P’s view that the addition of KWE’s stable portfolio of commercial real estate should increase KW’s diversification, boost recurring revenue, and reduce the volatility of earnings. The rating given by S&P on 25 April 2017 has not changed since. On 16 June 2017, Moody’s upgraded KW’s outlook from Stable to Positive due to Moody’s view that the Merger will provide KW with a meaningfully larger asset base, reduced geographical concentration and enhanced product mix. The rating given by Moody’s on 16 June 2017 has not changed since.

11.	Middle market quotations

The following table shows the Closing Price of KWE Shares on:

(A)	the first Business Day of each of the six months immediately prior to the date of this document;

(B)	21 April 2017 (the last Business Day before the commencement of the Offer Period);

(C)	12 June 2017 (the last Business Day before the New Offer Announcement); and

(D)	the Latest Practicable Date:

Date	KWE Share Closing Price (pence)
1 March 2017	962
3 April 2017	947
21 April 2017	979
2 May 2017	1,045
1 June 2017	1,040
12 June 2017	1,030
3 July 2017	1,105
1 August 2017	1,140
1 September 2017	1,114
8 September 2017	1,114

The following table shows the Closing Price of KW Shares on:

(A)	the first Business Day of each of the six months immediately prior to the date of this document;

(B)	21 April 2017 (the last Business Day before the commencement of the Offer Period);

(C)	12 June 2017 (the last Business Day before the New Offer Announcement); and

(D)	the Latest Practicable Date:

Date	KW Share Closing Price (US$)
1 March 2017	22.40
3 April 2017	21.95
21 April 2017	22.50
1 May 2017	20.20
1 June 2017	19.40
12 June 2017	19.55
3 July 2017	18.80
1 August 2017	20.00
1 September 2017	19.20
8 September 2017	19.15

12.	Letters of Appointment of the KWE Directors

The particulars of the letters of appointment that have been entered into between KWE and the KWE Directors are as follows. Save as disclosed, no such letter has been entered into or amended during the six months preceding publication of this document:

Director	Effective Date of Appointment	Expiration of Appointment	Employment Notice Period (from KWE)	Employment Notice Period (from individual)	Fee (£)
Charlotte Valeur	10 February 2014	10 February 2020	3 months	3 months	145,000
Mark McNicholas	10 February 2014	10 February 2020	3 months	3 months	100,000
Simon Radford	10 February 2014	10 February 2020	3 months	3 months	100,000
Mary L. Ricks[1]	10 February 2014	10 February 2020	3 months	3 months	—
William J. McMorrow[1]	10 February 2014	10 February 2020	3 months	3 months	—

[1]	Mary L. Ricks and William J. McMorrow have waived their right to receive any fees in their capacity as directors on the KWE Board.

Pursuant to the terms of separate agreements entered into with the consent of KW, between KWE and each of Charlotte Valeur, Mark McNicholas and Simon Radford dated 23 April 2017, KWE has agreed to pay each KWE Independent Director extra remuneration for any services rendered in his/her capacity as a KWE Director in relation to the Merger. Each KWE Independent Director will be paid a daily fee of £3,750.00 plus reasonable out of pocket expenses incurred for each day where he/she spends two hours or more performing work in his/her capacity as a KWE Director in relation to the Merger. Each KWE Independent Director will be entitled to the additional fee for the period from and including 1 March 2017 up to and including the first to occur of (1) the date of completion of the Merger or (2) the date on which the Merger lapses or is withdrawn. Each of William J. McMorrow and Mary L. Ricks has waived his/her right to receive any fees in his/her capacity as a KWE Director including, without limitation, in relation to the Merger.

As at the Latest Practicable Date, the following amounts have been paid or accrued under the terms of these letters:

Director	Fee (£)
Charlotte Valeur	406,325
Mark McNicholas	180,311
Simon Radford	150,000
Mary L. Ricks	—
William J. McMorrow	—

13.	Material contracts

13.1	KWE

The following contracts have been entered into by members of the KWE Group otherwise than in the ordinary course of business in the two years prior to the commencement of the Offer Period and are or may be material:

(a)	Confidentiality Agreement

The Confidentiality Agreement is described in paragraph 30(a) of Part Two (Explanatory Statement) of this document.

(b)	Separate Manager’s Powers Agreement

The Separate Manager’s Powers Agreement is described in paragraph 30(b) of Part Two (Explanatory Statement) of this document.

(c)	Transaction Agreement

The Transaction Agreement is described in paragraph 30(c) of Part Two (Explanatory Statement) of this document.

(d)	Indemnity Agreement and KWE Independent Directors’ Additional Remuneration Agreement

The Indemnity Agreement and the KWE Independent Directors’ Additional Remuneration Agreements are described in paragraph 30(d) of Part Two (Explanatory Statement) of this document.

(e)	Investment Management Agreement

The Manager, which is a wholly owned subsidiary of KW, serves as KWE’s investment manager pursuant to the Investment Management Agreement. Pursuant to the Investment Management Agreement, the Manager is responsible for acquiring and disposing of investments and managing all of the assets and investments of KWE and its intermediate holding or investing entities. The Manager is paid a management fee, equal to 1% of KWE’s Adjusted NAV and payable quarterly in arrear. In the normal course, half of the management fee is settled in cash and the other half in KWE Shares (either by KWE issuing new KWE Shares to the Manager or by making market purchases of existing KWE Shares for delivery to the Manager). The management fee in respect of the first quarter of 2017 was £3.9 million and was paid on 8 May 2017, half of which was settled in KWE Shares purchased on the open market at market prices. The management fee in respect of the second quarter of 2017 was £3.9 million and was paid on 5 August 2017 entirely in cash. The management fee in respect of the third quarter of 2017 will be calculated and paid in accordance with the terms of the IMA, and if the management fee is paid before the Effective Date, the amount and form of payment of the management fee will be publicly announced.

The Investment Management Agreement also provides for the payment of a performance fee to the Manager, subject to certain thresholds being met. The performance fee is equal to 20% of the lesser of (i) the excess of the “shareholder return” for the relevant year (generally, the sum of the change in KWE’s Adjusted NAV per ordinary share) over a 10% annual return hurdle and (ii) the excess of year-end Adjusted NAV per ordinary share over the relevant high water mark. The performance fee (if triggered) is payable annually in KWE Shares and such shares are subject to sale or transfer restrictions over a three-year period (with one-third of such KWE Shares being released each year from such sale restrictions).

(f)	The 2022 Bonds

On 30 June 2015, KWE issued £300 million in principal amount of its 3.95% seven year unsecured bonds (the “2022 Bonds”). On 19 September 2016, KWE completed an additional issuance of the 2022 Bonds on the same terms and conditions for an aggregate principal amount of £200 million. This additional issuance was aggregated with the £300 million bonds issued by KWE on 30 June 2015, which together form the 2022 Bonds.

Following the issuance of the 2022 Bonds in June 2015, the KWE Group entered into a cross currency swap to convert a portion of the proceeds of that issuance into Euro. This transaction swapped £150 million of the 2022 Bonds into €210.8 million Euro-equivalent debt.

The 2022 Bonds will mature on 30 June 2022. The 2022 Bonds were rated “BBB” (outlook stable) by Standard & Poor’s. Interest on the 2022 Bonds is payable annually on the anniversary of drawdown.

The 2022 Bonds are subject to the following covenants:

•	Consolidated net indebtedness does not exceed 60% of the total asset value;

•	Consolidated secured indebtedness (less cash and cash equivalents) does not exceed 50% of the total asset value;

•	Interest coverage ratio is at least 1.5 to 1.0; and

•	Unencumbered assets are not less than 125% of the unsecured indebtedness (less cash and cash equivalents).

(g)	The 2025 Notes

On 5 November 2015, the KWE Group established a £2 billion multi-currency Euro Medium Term Note Programme (the “EMTN Programme”). Under the EMTN Programme, the KWE Group may issue, from time to time, up to £2 billion of various types of debt securities in certain markets and currencies. The EMTN Programme was rated “BBB” by Standard & Poor’s.

In November 2015, KWE issued €400 million in principal amount of its 3.25% ten year unsecured notes under the EMTN Programme (the “2025 Notes”). On 19 April 2016, KWE completed an additional issuance of the 2025 Notes on the same terms and conditions for an aggregate principal amount of €150 million. This additional issuance was aggregated with the €400 million bonds issued on 12 November 2015, which together form the 2025 Notes. Therefore KWE currently has outstanding €550 million of 2025 Notes under the EMTN Programme that will mature on 12 November 2025. The 2025 Notes were rated “BBB” (outlook stable) by Standard & Poor’s. Interest on the 2025 Notes is payable annually on the anniversary of drawdown.

The financial covenants applicable to the 2025 Notes are the same as the financial covenants applicable to the 2022 Bonds.

(h)	The RCF

On 29 August 2014 KWE entered into a revolving credit facility agreement (as amended on 31 October 2014, 23 June 2015 and 6 July 2017) (the “RCF”) with Bank of America Merrill Lynch International Limited as agent pursuant to which the lenders, which include Deutsche Bank AG, London Branch and JP Morgan Chase Bank, N.A. (London Branch), under the agreement have made available to KWE a revolving credit facility of up to £225 million (with an option for KWE to request that the lenders agree to increase the total commitments up to a maximum of £400 million) for general corporate purposes, including refinancing of existing indebtedness, working capital, payment of capital expenses and acquisitions of certain property and loan assets.

The original maturity date of the KWE Facility was 29 August 2017. However, on 6 July 2017, the RCF was extended to the earlier of 28 February 2018 and the Effective Date. In the event that the Scheme has not become effective by 28 February 2018, KWE will have the right, subject to certain customary conditions, to extend the maturity of the RCF for up to a further six months.

Drawdowns under the RCF are available in Sterling, Euro and, subject to certain conditions, other currencies. The RCF provides for an interest rate comprising LIBOR, or in relation to any loan in Euro, EURIBOR plus an applicable margin. Interest periods are, at the election of KWE, one, three or six months (or any other period as KWE and the agent, on instructions from the lenders, under the RCF may agree) and interest is payable on the last day of each interest period. If the interest period is longer than three months, the interest rate is payable at three month intervals.

Under the RCF, KWE has certain cancellation and prepayment rights. The RCF also contains certain mandatory prepayment and cancellation events, including a change of control provision. A change of control includes (i) the Manager or its affiliates, or any approved replacement investment manager, ceasing to act as sole investment manager of KWE, (ii) any persons other than the Manager (or its affiliates, or any approved replacement investment manager) gaining control of KWE, (iii) KW or its affiliates ceasing to control the Manager or (iv) the sale of the whole or substantially the whole of the business and assets of the KWE Group. The definition of the term “control” is broadly similar to the relevant Loan Market Association definition and it relates to control of either KWE or the Manager. The RCF contains various customary representations, warranties, undertakings and covenants given by KWE. The RCF is also subject to the following financial covenants:

•	Consolidated net indebtedness does not exceed 60% of the total asset value;

•	Consolidated earnings before interest, tax, depreciation and amortisation to consolidated fixed charges is not less than 1.9 to 1.0 for the last four quarters;

•	Consolidated secured recourse debt does not exceed 2.5% of total asset value at any time; and

•	Unencumbered assets are not less than 125% of unsecured indebtedness (less cash and cash equivalents).

At 31 December 2016 and the Latest Practicable Date the RCF was undrawn. The KWE Group incurs non-utilisation fees on the undrawn portion of the RCF. At 31 December 2016, the commitment fee on the undrawn facility was 55 basis points.

The RCF is governed by English law.

13.2	KW

The following contracts have been entered into by members of the KW Group otherwise than in the ordinary course of business in the two years prior to the commencement of the Offer Period and are or may be material:

(a)	Confidentiality Agreement

The Confidentiality Agreement is described in paragraph 30(a) of Part Two (Explanatory Statement) of this document.

(b)	Transaction Agreement

The Transaction Agreement is described in paragraph 30(c) of Part Two (Explanatory Statement) of this document.

(c)	Indemnity Agreement

The Indemnity Agreement is described in paragraph 30(d) of Part Two (Explanatory Statement) of this document.

(d)	The KW Revolving Facility

On 10 December 2015, Kennedy-Wilson, Inc., a wholly owned subsidiary of KW, entered into a US$475 million revolving credit facility with a syndicate of lenders including JPMorgan Chase Bank, N.A., Deutsche Bank AG New York Branch, US Bank N.A., East West Bank, Fifth Third Bank, The Governor and Company of the Bank of Ireland, Compass Bank, City National Bank, Bank of America, N.A. and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “KW Revolving Facility”).

Loans under the KW Revolving Facility bear interest at a rate equal to LIBOR plus 2.50% or 3.00%, depending on the consolidated leverage ratio as at the applicable measurement date, and have a maturity date of 10 December 2018. Subject to certain conditions precedent and at Kennedy-Wilson, Inc.’s option, the maturity date of the KW Revolving Facility may be extended by one year.

The KW Revolving Facility contains certain covenants that, among other things, limit KW’s and certain of its subsidiaries’ ability to incur additional indebtedness, repurchase capital stock or debt, sell assets or subsidiary stock, create or permit liens on assets, engage in transactions with affiliates, enter into sale/leaseback transactions, issue subsidiary equity and enter into consolidations or mergers. The credit agreement that governs the KW Revolving Facility requires KW to maintain (i) a maximum consolidated leverage ratio (as defined in the credit agreement) of not greater than 65%, measured as at the last day of each financial quarter, (ii) a minimum fixed charge coverage ratio (as defined in the credit agreement) of not less than 1.60 to 1.00, measured as at the last day of each financial quarter for the period of four full financial quarters then ended, (iii) a minimum consolidated tangible net worth equal to or greater than the sum of US$920,660,504.65 plus an amount equal to 50% of net equity proceeds received by KW after the date of the 30 September 2015 financial statements, measured as at the last day of each financial quarter, (iv) a maximum recourse leverage ratio (as defined in the credit agreement) of not greater than an amount equal to consolidated tangible net worth as at the measurement date multiplied by 1.5, measured as at the last day of each financial quarter, (v) a maximum secured recourse leverage ratio (as defined in the credit agreement) of not greater than an amount equal to 3.5% of consolidated total asset value (as defined in the credit agreement) and US$138,187,197, (vi) a maximum adjusted secured leverage ratio (as defined in the credit agreement) of not greater than 55%, measured as at the last day of each financial quarter and (vii) liquidity (as defined in the credit agreement) of at least US$250 million.

The obligations of Kennedy-Wilson, Inc. pursuant to the KW Revolving Facility are guaranteed by KW and certain wholly owned subsidiaries of KW.

As at 30 June 2017, US$125 million was undrawn under the KW Revolving Facility.

(e)	The KW Senior Notes

In March 2014, Kennedy-Wilson, Inc. (the “Issuer”) completed a public offering of US$300.0 million aggregate principal amount of 5.875% senior notes due 2024 (the “2024 Notes”), for approximately US$290.7 million, net of discount and estimated offering expenses. The 2024 Notes were issued pursuant to an indenture dated 25 March 2014 and entered into between the Issuer and Wilmington Trust National Association (as trustee), as supplemented by a supplemental indenture dated 25 March 2014 between the Issuer, KW (as parent guarantor), certain subsidiaries of the Issuer (as subsidiary guarantors) and Wilmington Trust National Association (as trustee) (the “2024 Indenture”). The Issuer’s obligations under the 2024 Notes are fully and unconditionally guaranteed by KW and the subsidiary guarantors. At any time prior to 1 April 2019, the Issuer may redeem the 2024 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after 1 April 2019, the Issuer may redeem the 2024 Notes, in whole or in part, at the redemption price specified in the 2024 Indenture, plus accrued and unpaid interest, if any, to the redemption date. Prior to 1 April 2017, the Issuer may also redeem up to 35% of the 2024 Notes from the proceeds of certain equity offerings. Interest on the 2024 Notes accrues at a rate of 5.875% per annum and is payable semi-annually in arrear on 1 April and 1 October of each year, commencing on 1 October 2014. The 2024 Notes will mature on 1 April 2024.

In August 2016, the Issuer completed an additional public offering of US$250 million 2024 Notes (the “Additional Notes”). The Additional Notes have substantially identical terms as the 2024 Notes described above and are treated as a single series with the 2024 Notes under the 2024 Indenture. The Additional Notes were issued and sold at a public offering price of 100.0% of their principal amount, plus accrued interest. The amount of the 2024 Notes included in KW’s consolidated balance sheets was US$897.9 million as at 30 June 2017.

(f)	The 2042 Notes

In November and December 2012, the Issuer completed a public offering of US$55.0 million aggregate principal amount of senior notes due 2042 (the “2042 Notes”). The 2042 Notes were issued pursuant to an indenture dated 28 November 2012, by and among the Issuer, KW (as parent guarantor), certain subsidiaries of the Issuer (as subsidiary guarantors) and Wilmington Trust National Association (as trustee), as amended by various subsequent supplemental indentures. The Issuer’s obligations under the 2042 Notes are fully and unconditionally guaranteed by KW and the subsidiary guarantors. At any time prior to 1 December 2017, the Issuer may redeem the 2042 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus an applicable “make-whole” premium and accrued and unpaid interest, if any, to the redemption date. At any time and from time to time on or after 1 December 2017, the Issuer may redeem the 2042 Notes, in whole or in part, at a redemption price equal to 100% of their principal amount, plus accrued and unpaid interest, if any, to the redemption date. Interest on the 2042 Notes accrues at a rate of 7.750% per annum and is payable quarterly in arrear on 1 March, 1 June, 1 September and 1 December of each year, commencing on 1 March 2013. The 2042 Notes will mature on 1 December 2042. The amount of the 2042 Notes included in KW’s consolidated balance sheets was US$55.0 million at 30 June 2017.

14.	Other information

(a)	Each of Rothschild, J.P. Morgan Cazenove, Goldman Sachs, BofA Merrill Lynch and Deutsche Bank has given and not withdrawn its written consent to the issue of this document with the references to its name in the form and context in which such references appear. In addition, each of KPMG and Goldman Sachs International has given and not withdrawn its written consent to the inclusion of its report on the KW 2017 Profit Forecast and the KWE 2017 Profit Forecast in the form and context in which it is included.

(b)	Each of CBRE and Colliers has given and not withdrawn its written consent to the issue of this document with the inclusion of: (i) the references to its name in the form and context in which such references appear; and (ii) its valuation report relating to the property portfolio in the form and context in which it is included.

(c)	There is no agreement, arrangement or understanding whereby the beneficial ownership of any of the Scheme Shares to be acquired by KW in pursuance of the Merger will be transferred to any other person, save that KW reserves the right to transfer any such shares to any member of the KW Group.

(d)	Save as disclosed in this document, there is no agreement, arrangement or understanding (including any indemnity or compensation arrangements) between KW or any person acting in concert with it and any of the directors, recent directors or shareholders or recent shareholders of KWE or any person interested or recently interested in KWE Shares having any connection with or dependence on, or which is conditional upon, the outcome of the Merger.

(e)	Save as disclosed in this document, the emoluments of the KW Directors will not be affected by the acquisition of KWE or by any other associated transaction.

(f)	No proposal exists in connection with the Merger that any payment or other benefit be made or given to any KWE Director as compensation for loss of office or as consideration for or in connection with his or her retirement from office.

(g)	Save as disclosed in this document, no management incentivisation arrangements, as envisaged by Rule 16.2 of the Code, are proposed in connection with the Merger.

15.	No set-off of consideration

Except with the consent of the Panel, settlement of the consideration to which any Scheme Shareholder is entitled under the Scheme will be implemented in full in accordance with the terms of the Scheme, free of any lien, right of set-off, counterclaim or other analogous right to which KW might otherwise be, or claim to be, entitled against such Scheme Shareholder.

16.	Fees and expenses

16.1	KWE

The aggregate fees and expenses expected to be incurred by KWE in connection with the Merger (excluding any applicable VAT) are expected to be approximately:

Category	Amount – £
Financing arrangements	Nil
Financial and corporate broking advice	11,000,000
Legal advice[1]	3,515,000
Accounting advice	210,000
Public relations advice	20,000
Other professional services	375,000
Other costs and expenses	760,000
Total	15,880,000

1	Legal advice is charged based on hourly rates of legal advisers and this estimate is based on the time charged by legal advisers up to the Latest Practicable Date and an estimate of time required up to the Effective Date (such estimate is uncertain and depends on a number of factors).

16.2	KW

The aggregate fees and expenses expected to be incurred by KW in connection with the Merger (excluding any applicable VAT) are expected to be approximately:

Category	Amount – £
Financing arrangements	Nil
Financial and corporate broking advice	15,200,000
Legal advice[1]	5,850,000
Accounting advice	500,000
Public relations advice	80,000
Other professional services	675,000
Other costs and expenses	975,000
Total	23,280,000

1	Legal advice is charged based on hourly rates of legal advisers and this estimate is based on the time charged by legal advisers up to the Latest Practicable Date and an estimate of time required up to the Effective Date (such estimate is uncertain and depends on a number of factors).

17.	Documents on display

Copies of the documents in paragraph 17.1 below can be reviewed on KWE’s website at www.kennedywilson.eu and copies of the documents in paragraph 17.2 below can be reviewed on KW’s website at ir.kennedywilson.com up to and including the Effective Date or the date on which the Scheme lapses or is withdrawn, whichever is earlier.

17.1	KWE

(A)	the KWE Articles;

(B)	KWE’s articles of association as proposed to be amended by the Special Resolution at the KWE General Meeting;

(C)	the material agreements referred to at paragraph 13.1 (a)–(b) of this Part Eight above;

(D)	the irrevocable undertakings and letter of intent referred to at paragraph 4 of this Part Eight above;

(E)	each of Rothschild’s and J.P. Morgan Cazenove’s written consent referred to at paragraph 14 of this Part Eight above;

(F)	the Original Announcement;

(G)	the New Offer Announcement;

(H)	this document, the accompanying letter from the chair of the KWE board, the Forms of Proxy and the Election Form;

(I)	CBRE’s Valuation Report set out in Annex I (Valuation Reports) to this document;

(J)	Colliers’ Valuation Report set out in Annex I (Valuation Reports) to this document; and

(K)	each of CBRE’s and Collier’s written consents referred to at paragraph 14 of this Part Eight above.

17.2	KW

(A)	the KW Amended and Restated Articles;

(B)	the KW Bylaws;

(C)	the material agreements referred to at paragraph 13.2 of this Part Eight above;

(D)	the irrevocable undertakings and letter of intent referred to at paragraph 4 of this Part Eight above;

(E)	each of KPMG’s, Goldman Sachs’, BofA Merrill Lynch’s and Deutsche Bank’s written consents referred to at paragraph 14 of this Part Eight above;

(F)	each of KPMG’s and Goldman Sachs International’s reports on the KW 2017 profit forecast and the KWE 2017 Profit Forecast;

(G)	the Original Announcement;

(H)	the New Offer Announcement;

(I)	this document, the accompanying letter from the chair of the KWE board, the Forms of Proxy and the Election Form;

(J)	the KW Prospectus;

(K)	the KW Proxy Statement; and

(L)	a full list of the dealings by the persons acting in concert with KW referred to at paragraphs 6.3(5) and 6.5(5) of this Part Eight.

PART NINE

BASES AND SOURCES

1.	In this document, unless otherwise stated, or the context otherwise requires, the following sources and bases of calculation have been used:

1.1	Historical financial information relating to KW and KWE have been extracted or derived (without material adjustment) from their respective audited financial statements as at and for the financial years ended 31 December 2016 and 31 December 2015.

1.2	Historical financial information relating to KW and KWE have been extracted or derived (without material adjustment) from their respective unaudited financial statements (and accompanying explanatory announcement via Regulatory Information Service) as at and for the six months ended 30 June 2017.

2.	The implied value of the New Offer is calculated:

2.1	by reference to the Closing Price of a KW Share of US$19.15 at the Latest Practicable Date;

2.2	on the basis of an exchange rate of US$1.3209 / £1, taken from Bloomberg as at 5:00 p.m. on the Latest Practicable Date;

2.3	on the basis of the exchange ratio of 0.3854 New KW Shares in exchange for each Scheme Share held; and

2.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

3.	The implied value of the Original Offer is calculated:

3.1	by reference to the Closing Price of 19.15 per KW Share on the Latest Practicable Date;

3.2	on the basis of an exchange rate of US$1.3209 / £1, taken from Bloomberg as at 5:00 p.m. on the Latest Practicable Date;

3.3	on the basis of the exchange ratio of 0.667 New KW Shares in exchange for each Scheme Share held; and

3.4	on the basis of the existing number of KWE Shares in issue referred to in paragraph 4 below.

4.	As at the Latest Practicable Date, KWE had 126,133,407 KWE Shares in issue and KW had 114,218,250 KW Shares in issue.

5.	As at the Latest Practicable Date, KW and its subsidiaries held 30,015,924 KWE Shares.

6.	As at the Latest Practicable Date, KWE had no dilutive options or awards outstanding over KWE Shares. KW has granted RSUs to certain KW Directors and certain of its employees, which convert into KWE Shares on a one-for-one basis on vesting. As at the Latest Practicable Date, there were 532,230 unvested RSUs.

7.	Assuming that all Scheme Shareholders receive the consideration available under the New Offer, the share capital of the Combined Group (being 151,467,049 KW Shares) has been calculated as the sum of:

7.1	a total number of 114,218,250 KW Shares in issue as referred to in paragraph 4 above; and

7.2	37,248,799 KW Shares which would be issued pursuant to the terms of the New Offer (being the number of KWE Shares as referred to in paragraph 4 above, less the number of KWE Shares held by KW and its subsidiaries as referred to in paragraph 5 above plus the number of KWE Shares underlying the unvested RSUs that will vest after the KWE General Meeting but prior to the Scheme Record Time (assuming, for this purpose, that no such underlying KWE Shares are withheld to satisfy tax withholding obligations), multiplied by the exchange ratio of 0.3854 as referred to in paragraph 2.3 above).

8.	Assuming that all Scheme Shareholders receive the consideration available under the Original Offer, the share capital of the Combined Group (being 178,683,609 KW Shares) has been calculated as the sum of:

8.1	a total number of 114,218,250 KW Shares in issue as referred to in paragraph 4 above; and

8.2	64,465,359 KW Shares which would be issued pursuant to the terms of the Original Offer (being the number of KWE Shares as referred to in paragraph 4 above, less the number of KWE Shares held by KW and its subsidiaries as referred to in paragraph 5 above plus the number of KWE Shares underlying the unvested RSUs that will vest after the KWE General Meeting but prior to the Scheme Record Time (assuming, for this purpose, that no such underlying KWE Shares are withheld to satisfy tax withholding obligations), multiplied by the exchange ratio of 0.667 as referred to in paragraph 3.3 above).

9.	Assuming all KWE Shareholders receive the New Offer Consideration and Distribution, the percentage of the share capital of the Combined Group that will be owned by KWE Shareholders following the Merger (being approximately 25%) is calculated by dividing the number of KW Shares to be issued pursuant to the New Offer referred to in paragraph 7.2 above by the issued share capital of the Combined Group (as set out in paragraph 7 above) and multiplying the resulting sum by 100 to produce a percentage.

10.	Assuming all KWE Shareholders elected to receive the Original Offer Consideration, the percentage of the share capital of the Combined Group that will be owned by KWE Shareholders following the Merger (being approximately 36%) is calculated by dividing the number of KW Shares to be issued pursuant to the Original Offer referred to in paragraph 8.2 above by the issued share capital of the Combined Group (as set out in paragraph 8 above) and multiplying the resulting sum by 100 to produce a percentage.

11.	The market capitalisation of the Combined Group, assuming that all Scheme Shareholders elect to receive the consideration available under the New Offer, is calculated:

11.1	by reference to the Closing Price of a KW Share of US$19.15 at the Latest Practicable Date; and

11.2	on the basis of the share capital of the Combined Group (being 151,467,049 KW Shares) following the Merger, referred to in paragraph 7 of this Part Nine above.

12.	The market capitalisation of the Combined Group, assuming that all Scheme Shareholders elect to receive the consideration available under the Original Offer, is calculated:

12.1	by reference to the Closing Price of a KW Share of US$19.15 at the Latest Practicable Date; and

12.2	on the basis of the share capital of the Combined Group (being 178,683,609 KW Shares) following the Merger, referred to in paragraph 8 of this Part Nine above.

13.	The Combined Group’s enterprise value, assuming that all Scheme Shareholders elect to receive the consideration available under the New Offer, is calculated:

13.1	on the basis of the market capitalisation of the Combined Group as referred to in paragraph 11 of this Part Nine above;

13.2	plus KW’s net indebtedness (at share) of US$3,166 million as at 30 June 2017;

13.3	plus 76.2% of KWE’s net indebtedness of US$1,224 million as at 30 June 2017, converted from pounds sterling into US Dollars on the basis of an exchange rate of US$1.3025 / £1 as at 30 June 2017, that KW did not own as at 30 June 2017; and

13.4	plus expected incremental net indebtedness of US$733 million related to the payment of the KW Cash Component and the KWE Special Distribution, as well as transaction costs expected to be incurred as a result of the Merger.

14.	The Combined Group’s enterprise value, assuming that all Scheme Shareholders elect to receive the consideration available under the Original Offer, is calculated:

14.1	on the basis of the market capitalisation of the Combined Group as referred to in paragraph 12 of this Part Nine above;

14.2	plus KW’s net indebtedness (at share) of US3,166 million as at 30 June 2017;

14.3	plus 76.2% of KWE’s net indebtedness of US$1,224 million as at 30 June 2017, converted from pounds sterling into US Dollars on the basis of an exchange rate of US$1.3025 / £1 as at 30 June 2017, that KW did not own as at 30 June 2017; and

14.4	plus expected incremental net indebtedness of US$50 million related to transaction costs expected to be incurred as a result of the Merger.

15.	The premium calculations to the price of a KW Share have been calculated by reference to:

15.1	the closing price of 979 pence of one KWE Share on 21 April 2017 (the last Business Day before the commencement of the Offer Period);

15.2	the volume weighted average price of 960 pence of one KWE Share for the three month period that ended on 21 April 2017 (the last Business Day before the commencement of the Offer Period); and

15.3	KWE’s last reported Adjusted NAV of 1,241 pence of one KWE Share as at 30 June 2017.

16.	The volume weighted average prices of a KWE Share are derived from data provided by Bloomberg.

17.	Unless otherwise stated, all amounts converted from pounds sterling to US Dollars and vice versa are converted based on the exchange rate of US$1.3209:£1 as at 5.00 p.m. on the Latest Practicable Date derived from Bloomberg.

18.	Unless otherwise stated, all prices quoted for KWE Shares have been derived from the Daily Official List and represent closing middle market prices on the relevant date.

19.	Unless otherwise stated, all prices quoted for UK Gilts have been derived from Bloomberg and represent the price at 5.00 p.m. on the relevant date.

20.	Unless otherwise stated, all prices quoted for KW Shares have been derived from the NYSE and represent the Closing Price on the relevant date.

21.	Unless otherwise stated, all figures and percentages in this document have been calculated on the assumption that all Scheme Shareholders made no Elections.

22.	For the purposes of the financial comparisons contained in this document, no account has been taken of any liability to taxation or the treatment of fractions under the Merger.

23.	Certain figures included in this document have been subject to rounding adjustments.

PART TEN

DESCRIPTION OF KW SHARES

1.	Risk factors

The attention of KWE Shareholders is drawn to the risk factors set out in KW’s filings with the SEC, including Item 1A of Part II of KW’s quarterly report on Form 10-Q for its fiscal quarter ended 30 June 2017 and any subsequent reports on Forms 10-K, 10-Q and 8-K, and the risk factors set out in Part 2 “Risk Factors” of the KW Prospectus. KWE Shareholders should consider the balance of New KW Shares and cash consideration that they are entitled to receive under the Scheme in light of their own personal circumstances and are, therefore, strongly advised to seek their own independent financial, tax and legal advice in light of their own particular circumstances before deciding whether to make an Original Offer Election or a Mix and Match Election.

2.	Rights attaching to KW Shares

The New KW Shares to be issued in connection with the Merger will be issued credited as fully paid and free from all Encumbrances and will rank pari passu in all respects with the existing issued KW Shares and will carry the right to receive all dividends and other distributions declared, paid or made by KW on or after the Effective Date or by reference to a record date on or after the Effective Date (in each case whether or not wholly or partly in respect of a period which precedes the Effective Date).

The following is a summary of the rights, preferences and restrictions attaching to KW Shares:

2.1	Voting rights

Holders of KW Shares have exclusive voting rights for the election of KW Directors and all other matters requiring shareholder action, except with respect to amendments to the KW Amended and Restated Articles that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of KW Shares are entitled to one vote per share on matters to be voted on by shareholders.

For further information on the voting rights of KW CDI holders, please see paragraph 31.1(b) of Part Two (Explanatory Statement).

2.2	Conversion, pre-emptive, subscription rights; redemption provisions

KW Shares have no conversion, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to KW Shares.

2.3	Dividends

Dividends may be declared by the KW Board and may be paid in cash, property or in KW Shares. The payment of dividends, if ever, on KW Shares will be subject to (i) the prior payment of dividends on any outstanding shares of preferred stock and (ii) compliance with any applicable limitation in KW’s debt agreements, including debt securities. Before the payment of any dividend, there may be set aside out of KW funds available for dividends such sum or sums as the KW Board from time to time, in their absolute discretion, think proper for equalising dividends. In order that KW may determine the shareholders entitled to receive payment of any dividend, the KW Board may fix a record date which shall not precede the date upon which the resolution fixing the record date is adopted or be more than 60 days prior to such action. If no record date is fixed, the record date shall be at the close of business on the day on which the KW Board adopts the resolutions relating thereto.

3.	Comparison of shareholders’ rights

As at the date of this document, your rights as a KWE Shareholder are governed by, among other things, applicable Jersey law, including the Jersey Companies Law, and by the KWE Articles and the memorandum of association of KWE. KWE has been established pursuant to the Collective Investment Funds (Jersey) Law 1988 (as amended) and the Jersey Listed Fund Guide published by the Jersey

Financial Services Commission and is regulated by, and subject to the applicable requirements of, the Jersey Financial Services Commission. KWE is also required to comply with the requirements of the Listing Rules, the Code, the Disclosure and Transparency Rules, the FCA and the London Stock Exchange. After the Merger, holders of New KW Shares will have the rights of a shareholder of KW, and such rights will be governed by, among other things, the requirements of Delaware law, US federal securities laws (including the US Exchange Act) and rules and regulations promulgated thereunder, NYSE rules and the KW Amended and Restated Articles and the KW Bylaws.

The table below provides a summary of material differences in your current rights as a KWE Shareholder and the rights you will have as a KW Shareholder as a result of the Merger, on the basis that following the Merger you will hold one or more New KW Shares.

This summary is indicative only and does not purport to cover all of the differences between the KWE Articles and the memorandum of association of KWE, and the KW Amended and Restated Articles and the KW Bylaws, or between laws and requirements applicable to the KWE Shares and the KW Shares. We encourage you to read the KW Amended and Restated Articles and the KW Bylaws which are available on KW’s website at ir.kennedywilson.com for a more complete understanding of the rights conferred by the New KW Shares.

The following descriptions are qualified in their entirety by reference to, and are subject to, the detailed provisions of the KWE Articles and the memorandum of association of KWE, and the KW Amended and Restated Articles and the KW Bylaws, and the complete text of the relevant provisions of the Jersey Companies Law, the Listing Rules, the Code, the Disclosure and Transparency Rules, the regulations of the Jersey Financial Services Commission (including the Jersey Listed Fund Guide published by the Jersey Financial Services Commission), the Collective Investment Funds (Jersey) Law 1988 (as amended), the FCA and the London Stock Exchange, as well as the relevant provisions of Delaware law, US federal securities laws and the rules and regulations promulgated thereunder and the NYSE rules. We encourage you to read those laws and documents.

Copies of the KWE Articles and the memorandum of association of KWE, and the amendments to the KWE Articles as proposed by the Special Resolution, can be reviewed on KWE’s website at www.kennedywilson.eu, and a copy of the KW Amended and Restated Articles and the KW Bylaws can be reviewed on KW’s website at ir.kennedywilson.com, in each case up to and including the Effective Date or the date on which the Scheme lapses or is withdrawn, whichever is earlier.

Please note that holders of KW CDIs will have an interest in the underlying New KW Shares, but will not be the registered holder of the New KW Shares.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

Voting Rights

Voting, Generally

•       Each KW Shareholder is entitled to one vote for each KW Share held, except as otherwise provided by applicable law or the KW Amended and Restated Articles.

•       The KW Bylaws provide that, unless otherwise required by applicable law, the rules or regulations of any stock exchange applicable to KW, the KW Amended and Restated Articles or the KW Bylaws, a majority of votes cast on any question or matter (other than the election of directors) brought before a duly called meeting of KW Shareholders at which a quorum is present shall be sufficient to approve such question or matter.

•       Each KWE Shareholder is entitled to one vote for each KWE Share held by such shareholder.

•       Any additional shares may be issued with such preferred, deferred or other special voting rights or restrictions as the KWE Shareholders may determine in accordance with the KWE Articles.

•       Under the Jersey Companies Law and the KWE Articles, certain matters require “ordinary resolutions”, which must be approved by at least a simple majority of the votes cast by shareholders, and certain other matters require “special resolutions”, which require the affirmative vote of at least two thirds of the votes cast at the meeting.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

•       Except to the extent that the vote of a greater number or voting by classes is required by Delaware law or pursuant to certificate of incorporation, and except in the event of a “contested election” of directors (as explained below), each director shall be elected by a majority of the votes cast at any meeting of the KW Shareholders for the election of directors at which a quorum is present.

•       A “contested election” is defined as an election of directors in which the number of candidates for election exceeds the number of directors to be elected. In the case of a contested election, directors shall be elected by a plurality of the votes cast at any meeting at which a quorum is present, i.e. the director(s) with the most votes will be elected, even if they do not receive a majority of the votes cast.

•       KW will enter into arrangements pursuant to which holders of KW CDIs will be able to give directions as to voting at meetings of KW Shareholders.

•       An ordinary resolution is needed to (among other matters): determine any preferred, deferred or other special rights or restrictions applicable to any new shares, determine the minimum and maximum number of directors and appoint or remove directors from office.

•       A special resolution is needed to (among other matters): amend the KWE Articles or KWE’s memorandum of association, change the name of KWE, alter KWE’s stated capital, change the company’s status from a public to a private company, convert KWE from a no par value to a par value company, repurchase or redeem KWE Shares, reduce KWE’s capital, ratify a transaction in which an interested KWE Director has failed to disclose his interest, commence or terminate a winding up of KWE and appoint or remove a liquidator.

•       Certain other matters under the Jersey Companies Law require approval by a different majority of shareholders. For example, a scheme of arrangement requires the approval of a majority in number of shareholders representing three-fourths of the voting rights of the members or class of members present and voting at the relevant meeting.

Record Date

•       The KW Bylaws provide that the record date for determining the KW Shareholders entitled to attend and vote at any meeting of KW Shareholders shall be fixed by the KW Board. Unless otherwise required by law, notice of the meeting of KW Shareholders may not be given to KW Shareholders more than 60 days or less than 10 days prior to the meeting date.

•       The record date for determining the holders of KW CDIs entitled to vote at any meeting of KW Shareholders will be the same as that of KW Shareholders.

•       There is no comparable provision in the KWE Articles.

•       The KWE Directors may exercise all powers of KWE not required by the Jersey Companies Law or the KWE Articles to be exercised by KWE Shareholders in general meeting.

•       Under the Uncertificated Securities Order in relation to uncertificated KWE Shares, for the purposes of determining which KWE Shareholders are entitled to attend or vote at a meeting of KWE Shareholders, KWE may specify in the notice of the meeting a time (being not before the beginning of the period commencing 48 hours before the time fixed for the meeting) by which a KWE Shareholder must be entered on the Register in order to have the right to attend or vote at the meeting. For the purposes of serving notices of meetings, whether under the Jersey Companies Law, a provision in the KWE Articles, or any other instrument, KWE may determine that those KWE Shareholders entered on the Register at the close of business on a day determined by KWE shall be entitled to receive such notices (provided that such day is not more than 21 days before the day on which the notices of the meeting are sent).

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Quorum

•       Holders of at least a majority in voting power of all KW Shares, or where a separate vote is required by a class or classes, the holders of a majority of voting power of the KW Shares of such class or classes, issued and outstanding and entitled to vote, present in person at a meeting of KW Shareholders or represented by proxy, shall constitute a quorum, except as otherwise provided by statute or by the KW Amended and Restated Articles.

•       If a quorum is not present or represented at any meeting of KW Shareholders, the holders of a majority of the votes entitled to be cast by KW Shareholders present in person or represented by proxy shall have the power to adjourn the meeting.

•       The quorum for a general meeting of KWE Shareholders (whether this be an “Annual General Meeting” or an “Extraordinary General Meeting” (the latter being the Jersey equivalent of a “special meeting” of KW Shareholders)) is not less than two KWE Shareholders present and entitled to vote but so that not less than two individuals will constitute the quorum.

•       The KWE Articles provide that two persons holding or representing at least one third in number of the issued shares of that class constitute a quorum at class meetings.

Action by Written Consent

•       The KW Bylaws allow KW Shareholders to consent to corporate actions in writing without a meeting. If written consent is to be used, the KW Board may fix a record date which shall be not more than 10 days after the date upon which the resolution fixing the record date is adopted by the KW Board. Any KW Shareholder seeking to have KW Shareholders authorise or take corporate action by written consent shall, by written notice to the secretary of KW, request that the KW Board fix a record date.

•       Each written consent must bear the date of signature of the KWE Shareholder who signs the consent.

•       To be effective, written consents must be received from a sufficient number of KW Shareholders to take such action within 60 days of the earliest dated written consent received in the manner prescribed in the KW Bylaws and applicable law, and not revoked.

•       KWE Shareholders can pass an ordinary or special resolution in writing without holding a meeting, except in the case of removing an auditor.

•       All KWE Shareholders (or their duly appointed attorneys) who would be entitled to vote on the resolution if it was proposed at a general meeting must sign such a written resolution.

Shareholder Proposals and Shareholder Nominations of Directors

Shareholders’ Ability to Call a Special Meeting

•       The KW Bylaws do not permit KW Shareholders to call a special meeting of KW Shareholders.

•       Under Delaware law, any stockholder may petition the Court of Chancery to order a meeting to elect directors if such meeting, or action to elect directors by written consent in lieu of a meeting, has not been held within thirteen months after the latest to occur of the last annual meeting or action by written consent to elect directors in lieu of an annual meeting.

•       The KWE Directors must, if they receive a written requisition from KWE Shareholders representing at least 10% of the total voting rights of KWE Shareholders who have the right to vote at the meeting requisitioned, forthwith proceed to call a meeting of KWE Shareholders, to be held as soon as practicable and in any event not later than two months after the date of deposit of the requisition.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

•       Any such requisition must state the objects of the meeting, be signed by or on behalf of the requisitioners, and must be submitted to KWE’s registered office in Jersey.

•       If the KWE Directors do not, within 21 days of the date of deposit of a requisition from requisitioners, call a meeting of KWE Shareholders to be held within two months of the date of deposit of the requisition, the requisitioners (or those representing more than a majority of the total voting rights of the requisitioners) may call a meeting of KWE Shareholders to be held within three months of the date of deposit of the requisition. A meeting called by the requisitioners in this manner must be called in the same manner, as nearly as possible, as meetings are called by the KWE Directors. KWE must pay the requisitioners their reasonable expenses incurred in calling the meeting if the KWE Directors have failed to properly call a requisitioned meeting. Only the business stated in the requisition as the objects of the meeting can be transacted at a requisitioned meeting.

•       The KWE Articles provide that an “Extraordinary General Meeting” of KWE may be called by any KWE Shareholder or KWE Director if there are not sufficient KWE Directors to convene such a meeting.

Shareholder Proposals: Director Nominations, Generally

•       Under the KW Bylaws, KW Shareholders have an express right to nominate candidates for election to the KW Board and bring other business before an annual meeting, provided that the KW Shareholder was a KW Shareholder of record at the time notice was given of the meeting and is a KW Shareholder at the time of the meeting, is entitled to vote at the meeting and complies with the notice procedures set forth below as to such business or nomination. The KW Shareholder must give timely written notice and the notice must:

(1)    set forth, as to the KW Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such KW Shareholder and beneficial owner, (ii) the class or series and number of shares of capital stock of KW owned beneficially and of record by such KW Shareholder and such beneficial owner, (iii) a description of any

•       As noted above, KWE Shareholders representing at least 10% of the total voting rights of KWE Shareholders who have the right to vote at the meeting requisitioned have the right to requisition a meeting.

•       Subject to the Jersey Companies Law and mandatory provisions of applicable law, a KWE Shareholder does not have the right to make nominations or other business proposals or to add proposals to the agenda before a general meeting of KWE Shareholders called at the instance of the KWE Directors.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

agreement, arrangement or understanding between or among such KW Shareholder and/or beneficial owner, any of their affiliates or associates and any others acting in concert with any of the foregoing; (iv) a description of any arrangement, agreement or understanding that has been entered into by or on behalf of such KW Shareholder and beneficial owner, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such KW Shareholder or beneficial owner, with respect to the KW Shares; (v) a representation that the KW Shareholder is a holder of record KW Shares entitled to vote at such meeting and intends to appear in person or by proxy at the meeting; (vi) a representation whether the KW Shareholder or beneficial owner, intends or is part of a group which intends to deliver a proxy statement to the KW Shareholders or otherwise solicit votes from KW Shareholders; and (vii) any other information relating to such KW Shareholder and beneficial owner that would be required to be disclosed in a proxy statement or other filings required under Section 14(a) of the US Exchange Act and the rules and regulations promulgated thereunder;

(2)    if the notice relates to any business other than a nomination of director(s), set forth (i) a brief description of the proposal or business desired to be brought before the meeting; (ii) the text of the proposal or business; (iii) the reasons for conducting such business at the meeting; and (iv) any material interest of such KW Shareholder and the beneficial owner, if any, on whose behalf the business is made; and

(3)    if the notice relates to the nomination of a director, set forth, for each nominee (i) information relating to such person that would be required to be disclosed in a proxy statement, or otherwise required under Section 14(a) of the US Exchange Act and the rules and regulations promulgated thereunder and (ii) such nominee’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected.

References to a “beneficial owner” in the preceding paragraphs would, for the avoidance of doubt, include a holder of KW CDIs.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

•       To be timely, a KW Shareholder’s notice must be delivered to the secretary of KW not later than the close of business on the 90th day and not earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting, subject to any other requirements of law; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the KW Shareholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the corporation.

•       Under the KW Bylaws the chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was properly made and if not, to declare that such defective proposal or nomination shall be disregarded.

Sources and Payment of Dividends

Sources of Dividends

•       Under Delaware law, subject to any restriction in the corporation’s certificate of incorporation, the board of directors may declare and pay dividends out of:

(1) surplus of the corporation, which is defined as net assets less statutory capital; or

(2) if no surplus exists, out of the net profits of the corporation for the year in which the dividend is declared and/or the preceding year;

provided, however, that if the capital of the corporation has been diminished to an amount less than the aggregate amount of capital represented by the outstanding stock of all classes having preference upon the distribution of assets, the board of directors may not declare and pay dividends out of the corporation’s net profits until the deficiency in the capital has been repaired.

•       Under the Jersey Companies Law, KWE (being a no par value company) may pay a dividend out of any source other than its capital redemption reserve. However, KWE may only pay a dividend if the KWE Directors who are to authorise the dividend make a solvency statement.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Declaration of Dividends

•       The KW Bylaws provide that dividends (payable in cash, stock or property) may be declared by the Board pursuant to applicable law.

•       Under Delaware law, if a dividend is to be paid in shares of unissued stock, the Board must designate a capital reserve of an amount no less than the aggregate par value of shares being declared as a dividend.

The KWE Articles provide that:

•       subject to the provisions of the Jersey Companies Law, KWE may by ordinary resolution declare dividends in accordance with the respective rights of the KWE Shareholders, but no dividend shall exceed the amount recommended by the KWE Directors;

•       the KWE Directors may pay interim dividends as they may determine from time to time;

•       except as otherwise provided by the rights attached to the KWE Shares, all shares carry a pro rata entitlement to the receipt of dividends based on the amounts paid up on the shares;

•       a general meeting declaring a dividend may, on the recommendation of the KWE Directors, direct that a dividend by satisfied wholly in in part by the distribution of specific assets. If any difficulty arises in relation to the distribution, the KWE Directors may resolve that difficulty in any way they consider expedient;

•       no dividend bears interest; and

•       if a dividend remains unclaimed for 10 years after it is declared, the KWE Directors may resolve that it be forfeited to, and no longer be owed by, KWE.

Record Date

•       The KW Bylaws provide that, in order for KW to determine the KW Shareholders entitled to receive the payment of any dividend and other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action of the KW Board, the KW Board may fix a record date which shall not be more than 60 days prior to such action.

•       The record date for determining the holders of KW CDIs entitled to receive the payment of any dividend and other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action of the KW Board shall be the same as that of other KW Shareholders.

•       Under the NYSE listing rules, listed companies must notify the NYSE at least 10 calendar days in advance of all record dates set for any purpose.

•       The KWE Articles provide that any resolution declaring a dividend on the shares of any class, whether a resolution of KWE in general meeting or a resolution of the KWE Directors, or any resolution of the KWE Directors for the payment of a fixed divided on a date prescribed for the payment thereof may specify that the same shall be payable to KWE Shareholders registered as holders of KWE Shares of the class concerned on the Register at the close of business on a particular date notwithstanding that it may be a date prior to that on which the resolution is passed (or, as the case may be, that prescribed for payment of a fixed dividend).

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Purchase and Redemption of Stock

Purchase and Redemption of Stock, Generally

•       Under Delaware law, a corporation may purchase, redeem, receive, take or otherwise acquire, own and hold, sell, lend, exchange, transfer or otherwise dispose of, pledge, use and otherwise deal in and with its own shares; provided, however, that no corporation shall:

(1) purchase or redeem its own shares of capital stock for cash or other property when the capital of the corporation is impaired or when such purchase or redemption would cause any impairment of the capital of the corporation, except that a corporation may purchase or redeem out of capital any of its own shares which are entitled upon any distribution of its assets, whether by dividend or in liquidation, to a preference over another class or series of its stock, or, if no shares entitled to such a preference are outstanding, any of its own shares, if such shares will be retired upon their acquisition and the capital of the corporation reduced;

(2) purchase, for more than the price at which they may then be redeemed, any of its shares which are redeemable at the option of the corporation; or

(3) redeem any of its shares unless their redemption is authorised by subsection 151(b) of the DGCL and then only in accordance with such section and the certificate of incorporation.

•       Under Delaware law, a corporation has a right to resell any of its shares theretofore purchased or redeemed out of surplus and which have not been retired, for such consideration as shall be fixed by the board of directors.

•       Under the Jersey Companies Law, KWE may purchase its own fully paid shares, including any redeemable shares, from any source. However, the repurchase of shares cannot result in only redeemable or treasury shares being in issue. If KWE were to repurchase any of its shares on a stock exchange this would require:

(1) the approval of a special resolution by a majority of not less than two-thirds of the voting rights represented in person or by proxy at a meeting of KWE Shareholders at which the resolution is proposed. The resolution must specify the maximum number of shares to be purchased, the maximum and minimum prices which may be paid, and a date, not being later than five years after the passing of the resolution, on which the repurchase authority is to expire; and

(2) a cash-flow solvency statement from the directors who authorise the repurchase by reference to the repurchase monies and the repurchase payment date and forward-looking for 12 months.

•       Similar but slightly different rules apply if KWE repurchases its shares off-market.

•       KWE may, subject to the Jersey Companies Law, issue or convert existing non-redeemable shares (whether or not issued) into shares that are to be redeemed or are liable to be redeemed at the option of KWE or of the KWE Shareholder on such terms and in such manner as may be determined by special resolution of the KWE Shareholders.

•       The Jersey Companies Law allows fully paid shares to be redeemed from any source provided that the directors who authorise the redemption shall make a solvency statement (referencing the date of redemption and the redemption monies).

•       If KWE redeems or repurchases any of its shares, the Jersey Companies Law allows it to hold such shares as treasury shares, provided KWE is authorised to do so by ordinary resolution (passed by a simple majority of the votes cast).

•       The Listing Rules impose certain restrictions on a company with a premium listing (such as KWE) in the event it purchases its own shares, purchases its own securities other than shares, sales or transfers of treasury shares and any purchases by KWE of its own securities from a related party (see “Related Party Transactions”) below. In particular:

(1) Unless a tender offer is made to all holders of the class, purchases by KWE of less than 15% of any class of its equity shares (excluding treasury shares) pursuant to a general authority granted by shareholders, may only be

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

made if the price to be paid is not more than the higher of: (i) 5% above the average market value of KWE’s equity shares for the 5 business days prior to the day the purchase is made; and (ii) that stipulated by article 5(6) of the Market Abuse Regulation.

(2) Purchases by KWE of 15% or more of any class of its equity shares (excluding treasury shares) pursuant to a general authority by the shareholders must be by way of a tender offer to all shareholders of that class.

(3) Purchases of 15% or more of any class of its own equity shares may be made, other than by way of a tender offer, provided that the full terms of the share buyback have been specifically approved by shareholders.

(4) Where a series of purchases are made pursuant to a general authority granted by shareholders, which in aggregate amount to 15% or more of the number of equity shares of the relevant class in issue immediately following the shareholders meeting at which the general authority to purchase was granted, a tender offer need only be made in respect of any purchase that takes the aggregate to or above that level.

(5) Any decision by the board to submit to shareholders a proposal for KWE to be authorised to purchase its own equity shares is required to be notified to a regulated information service, such as RNS, as soon as possible.

(6) A meeting of the shareholders of the class of shares proposed to be purchased must (prior to entering into any agreement to purchase such shares): (i) be convened; and (ii) their approval must be obtained for the proposed purchase of equity shares by a special resolution. A circular convening a meeting must also be circulated to the relevant shareholders.

Voting Treasury Stock

•       Under Delaware law, shares of its own capital stock belonging to the corporation or to another corporation, if a majority of the shares entitled to vote in the election of directors of such other corporation is held, directly or indirectly, by the corporation, are neither entitled to vote nor counted for quorum purposes. However, a corporation has a right to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

• Under the Jersey Companies Law, if and for so long as KWE holds any of its shares as treasury shares, KWE is not entitled to exercise any voting attaching to those shares.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Meetings of Shareholders

•       The KW Bylaws provide that all meetings of KW Shareholders are to be held at any place designated by the Board. The KW Bylaws also state that the Board of Directors may, in its sole discretion, determine that a meeting shall not be held at any place, but may instead by held solely by means of remote communication in accordance with Delaware law.

•       Written notice of the annual meeting stating the place, if any, date and hour of the meeting and the means of remote communication, if any, by which KW Shareholders and proxy holders may be deemed to be present in person and vote at such meeting, shall be given to each KW Shareholder entitled to vote at such meeting not less than 10 nor more than 60 days before the date of the meeting.

•       KW will enter into arrangements pursuant to which holders of KW CDIs will be able to give directions as to voting at meetings of KW Shareholders.

The  KWE Articles provide that:

•       KWE will hold an “Annual General Meeting” every calendar year at such time and place determined by the KWE Directors, unless all KWE Shareholders agree in writing to dispense with the requirement to hold an “Annual General Meeting”;

•       written notice of every “Annual General Meeting” and of every “Extraordinary General Meeting”, including every general meeting called for the passing of a special resolution, must be given at least 14 clear days’ before the meeting;

•       however, a meeting may be called at shorter written notice if it is so agreed: (i) in the case of an “Annual General Meeting”, by all the KWE Shareholders entitled to attend and vote at that meeting; and (ii) in the case of any other meeting, by a majority in number of the KWE Shareholders having a right to attend and vote at the meeting, being a majority together holding not less than ninety-five per cent of the total voting rights of the KWE Shareholders who have that right;

•       the notice of the meeting shall specify, among other things, the place, day and time of the meeting and the general nature of the business to be transacted; and

•       “clear days” means calendar days and excludes (1) the date on which the notice is served or deemed served; and (2) the date of the meeting itself.

The Listing Rules impose certain obligations on companies with a premium listing (such as KWE) that require KWE Shareholders to receive circulars for notices of meetings. A circular for the purpose of Listing Rule 13 must contain, among others:

•       a clear and adequate explanation of its subject matter giving due prominence to its essential characteristics, benefits and risks;

•       the reason why the shareholder is being asked to vote or, if no vote is required, why the circular is being sent;

•       if voting or other action is required, the circular will contain all information necessary to allow the shareholders to make a properly informed decision;

•       if voting or other action is required, the circular will contain a heading drawing attention to the document’s importance and advising shareholders who are in any doubt as to what action to take to consult appropriate independent advisers;

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

•       if voting is required, the circular will contain a recommendation from the board as to the voting action shareholders should take for all resolutions proposed, indicating whether or not the proposal described in the circular is, in the board’s opinion, in the best interests of shareholders as a whole;

•       if new shares are being issued in substitution for existing ones, explain what will happen to existing documents of title;

         if it relates to a transaction in connection with which shares are proposed to be listed, include a statement that application has been or will be made for the shares to be admitted and, if known, a statement of the following matters: the dates on which the shares are expected to be admitted and on which dealings are expected to commence; how the new shares rank for dividend or interest; whether the new shares rank equally with any existing listed shares; the nature of the document of title; the proposed date of issue; the treatment of any fractions; whether or not the security may be held in uncertificated form; and the names of the regulated information exchanges on which securities are to be traded.

Special Meetings of Shareholders

Calling a Special Meeting

• The KW Bylaws provide that special meetings of KW Shareholders may be called only on the order of a majority of the entire KW Board.

•       The KWE Directors may call a general meeting of KWE whenever they think fit.

•       As noted above, KWE Shareholders representing at least 10% of the total voting rights of KWE Shareholders who have the right to vote at the meeting requisitioned have the right to requisition a meeting.

•       The KWE Articles provide that an “Extraordinary General Meeting” of KWE may be called by any KWE Shareholder or KWE Director if there are not sufficient KWE Directors to convene such a meeting.

Notice

•       The KW Bylaws provide that KW Shareholders entitled to vote at such special meeting must receive notice of the meeting not less than 10 days and not more than 60 days prior to the meeting.

•       This notice must state the place, if any, date and hour of the meeting, the means of remote communication, if any, by which KW Shareholders and proxy holders may be deemed to be present in person and vote at such meeting,

The KWE Articles provide that:

•       written notice of every special meeting shall be given at least 14 clear days’ before such meeting;

•       an “Annual General Meeting” may be called at shorter written notice if it is so agreed by all the KWE Shareholders entitled to attend and vote thereat;

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

and the purpose or purposes for which the meeting is called. Business transacted at any special meeting of KW Shareholders shall be limited to the purposes stated in the notice.

•       KW will enter into arrangements pursuant to which holders of KW CDIs will be able to receive notice of meeting of KW Shareholders.

•       an “Extraordinary General Meeting” may be called at shorter written notice if it is so agreed by a majority in number of the KWE Shareholders having a right to attend and vote at the meeting being a majority together holding not less than ninety-five per cent of the total voting rights of the KWE Shareholders who have that right; and

•       the notice shall specify, among other things, the place, day and time of the meeting and the general nature of the business to be transacted.

Appraisal Rights

To Whom are Appraisal Rights Available

•       Under Delaware law, stockholders of a corporation involved in a merger who hold shares of stock on the date a demand is made with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, and who has neither voted in favor of the merger or consolidation nor consented thereto in writing generally have the right to demand and receive payment in cash of the fair value of their stock as determined by the Delaware Court of Chancery, in lieu of receiving the merger consideration.

•       There are no directly analogous appraisal rights under Jersey law in connection with mergers and acquisitions.

•       Where an acquisition is taking place by means of a Jersey “scheme of arrangement”, the Court is required to consider, among other things, whether the arrangement is such that an intelligent and honest person, a shareholder of the class concerned and acting in respect of his or her interest might reasonably approve.

•       Similarly, in a takeover situation, a shareholder who objects to his or her shares being acquired compulsorily may apply to the Court for an order that the offeror shall not be entitled to acquire the shares or specifying terms of the acquisition different from those of the offer.

Exceptions to Appraisal Rights

•       Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation if the holders are required by the terms of an agreement of merger or consolidation to accept for such stock anything except:

(1) shares of stock of the corporation surviving or resulting from such merger or consolidation, or depositary receipts in respect thereof;

(2) shares of stock or depositary receipts of another corporation that, at the effective date of the merger, will be either (a) listed on a national securities exchange; or (b) held of record by more than 2,000 holders;

(3) cash in lieu of fractional shares of the stock or depositary receipts received; or

(4) any combination of the shares of stock, depositary receipts and cash in lieu of fractional shares or fractional depositary receipts described in the foregoing (1) – (3).

In addition, appraisal rights are not available to the holders of shares of the surviving corporation in the merger, if the merger does not require the approval of the stockholders of that corporation.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Preemptive Rights

•       Under Delaware law, a stockholder is not entitled to preemptive rights to subscribe for additional issuances of stock or any security convertible into stock unless they are specifically granted in the certificate of incorporation. No such rights are granted in the KW Amended and Restated Articles.

•       The KWE Articles provide that KWE shall not allot and issue equity securities for cash to any person on any terms unless (i) it has first made an offer to allot and issue a pro-rata proportion of those equity securities on the same terms or more favourable terms to KWE Shareholders who hold ordinary shares in KWE; and (ii) the period during which any such offer may be accepted has expired or KWE has received written notice of the acceptance or refusal of every offer so made.

•       However, these pre-emptive rights do not apply in certain limited circumstances set out in KWE’s Articles, including where shares are allotted and issued (i) in connection with a performance or management fee under KWE’s investment management agreement, (ii) as bonus shares, (iii) as a dividend in specie, (iv) in connection with a rights issue.

•       KWE Shareholders have also suspended these pre-emptive provisions until the end of the 2018 Annual General Meeting of KWE or 30 June 2018 (whichever is earlier) in respect of 12,613,340 new KWE Shares (being approximately 10% of the ordinary KWE Shares in issue when the 2017 Annual General Meeting was called).

•       In the absence of any protection under Jersey Companies Law, the Listing Rules protect KWE Shareholders in the sense that if KWE proposed to issue equity shares for cash or to sell treasury shares that are equity shares for cash, KWE must first offer those equity shares in proportion to their existing holdings to: existing shareholders of that class; and holders of other equity shares of KWE who are entitled to be offered them. However, this is subject to certain exceptions, including in the event KWE Shareholders approve the disapplication of their own pre-emption rights under Jersey Companies Law.

Amendment of Governing Instruments

•       Under Delaware law, unless the certificate of incorporation requires a greater vote, an amendment to the certificate of incorporation requires:

(1) recommendation of the board of directors;

(2) the affirmative vote of a majority of the outstanding stock entitled to vote; and

(3) the affirmative vote of a majority of the outstanding stock of each class entitled to vote.

• The KWE board of directors does not have the power to amend the KWE Articles without shareholder approval; a special resolution is required to do so.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

•       Under Delaware law, any merger agreement approved by the board must state the amendments or changes to be made to the certificate of incorporation pursuant to the merger.

•       The KW Bylaws provide that the KW Bylaws may be adopted, amended or repealed by the KW Shareholders entitled to vote thereon at any regular or special meeting or, if the KW Amended and Restated Articles so provide, by the KW Board. However, the fact that such power has been conferred on the KW Board shall not divest the KW Shareholders of the power nor limit their power to adopt, amend or repeal the KW Bylaws.

•       The KW Amended and Restated Articles states that the KW Board shall have the power to make, alter, amend, change, add to or repeal the KW Bylaws, subject to the power of KW Shareholders to alter or repeal any bylaw whether adopted by them or otherwise.

Preferred Stock/Additional Shares

•       The KW Amended and Restated Articles authorise the KW Board:

(1) to provide for the issuance of one or more series of preferred stock;

(2) to fix for each such series such voting powers and designations, preferences, and relative participating, optional, or other special rights, and any such qualifications limitations, and restrictions thereof as shall be stated and expressed in the resolution or resolutions adopted by KW provided for the issue of such series.

(3) the number of authorised shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the then outstanding shares of the KW Shares entitled to vote in the election of directors, voting together as a single class, except in certain limited circumstances.

•       KW currently does not have any shares of preferred stock outstanding.

•       Preferred shares can be issued which give the holders rights of priority over ordinary shareholders. However, this would constitute a variation of the class rights of the ordinary shareholders requiring their approval as specified under “Stock Class Rights” below.

•       The KWE Articles provide that a share or class of shares in the capital of KWE may be issued with such preferred, deferred or other special rights or such restrictions whether in regard to dividends, return of capital, voting or otherwise as KWE may determine by ordinary resolution. This ordinary resolution is in addition to the approval of any class of shareholders (e.g. ordinary shareholders) whose rights are being varied by the creation of the preferred shares.

•       Subject to the KWE Articles, the unissued shares in KWE are at the disposal of the KWE Directors, who may allot, grant options over or otherwise dispose of them to such persons at such times and generally on such terms and conditions as they see fit.

Stock Class Rights

•       Under Delaware law, any change to the rights of holders of KW’s common or preferred stock would require an amendment to the KW Amended and Restated Articles or the applicable certificate of designation. Holders of shares of a class are entitled to vote as a class upon a proposed amendment to the KW Amended and Restated Articles if the amendment will:

•       Amendments affecting the rights of the holders of any class of shares requires: (i) the consent in writing of the holders of two-thirds in number of the issued shares of that class; or (ii) the sanction of a special resolution passed at a separate meeting of the holders of shares of that class (with the quorum at a class meeting being two

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

(1) increase or decrease the authorised shares of the class;

(2) increase or decrease the par value of the shares of the class; or

(3) alter or change the powers, preferences or special rights of the shares of the class so as to affect them adversely.

persons holding or representing at least one third in number of the issued shares of that class (save on adjournment, where the quorum is those persons who are present in person or by proxy or corporate representative, as applicable, at such meeting)).

Shareholders’ Votes on Certain Transactions

Approval of Mergers and Acquisitions Generally

•       Generally, under Delaware law, unless the certificate of incorporation provides for the vote of a larger portion of the stock, completion of a merger or consolidation of substantially all of a corporation’s assets or dissolution requires:

(1) the approval of the board of directors; and

(2) approvals by the vote of the holders of a majority of the outstanding stock or, if the certificate of incorporation provides for more or less than one vote per share, a majority of the votes of the outstanding stock of a corporation entitled to vote on the matter.

•       The KW Amended and Restated Articles do not provide for a higher vote for certain transactions than a majority vote of the KW Shareholders.

•       Generally, the power to approve an acquisition or the sale or disposal of all or substantially all of KWE’s assets is vested in the KWE Directors.

•       However, under the Jersey Companies Law:

(1) there is a statutory merger process by which a Jersey company can merge with another Jersey company or with an overseas company which is permitted by its jurisdiction of incorporation to do so. Subject to certain exceptions, the shareholders of each merging company must pass a special resolution approving a written merger agreement setting out the terms of the merger. The approval of the directors, the Registrar of Companies and, in some cases, the Jersey Financial Services Commission and the Court, is also required;

(2) in a “scheme of arrangement”, the company would make an initial application to the Court to convene a meeting or meetings of its shareholders at which a majority in number of shareholders representing three-quarters of the voting rights of the shareholders present and voting either in person or by proxy at the meeting must agree to the arrangement by which they will sell their shares in exchange for the consideration being offered by the bidder; and

•       KWE is also subject to the rules of the Code, which are a set of general principles and rules regulating the conduct of UK public takeovers, the primary purpose of which is to ensure protection of offeree company shareholders.

Related Party Transactions

•       Under the rules of the NYSE, shareholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions, to:

•       The Listing Rules impose certain restrictions on companies with a premium listing (such as KWE) that wish to enter into transactions with or for the benefit of a “related party”, other than transactions in the ordinary course of business.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

(1) a director, officer or substantial security holder of the company, referred to as a “related party;”

(2) a subsidiary, affiliate or other closely-related person of a related party; or

(3) any company or entity in which a related party has a substantial direct or indirect interest; if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either one percent of the number of shares of common stock or one percent of the voting power outstanding before the issuance.

However, if the related party involved in the transaction is classified as such solely because such person is a substantial security holder, and if the issuance relates to a sale of stock for cash at a price at least as great as each of the book and market value of the issuer’s common stock, then shareholder approval will not be required unless the number of shares of common stock to be issued, or unless the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either five percent of the number of shares of common stock or five percent of the voting power outstanding before the issuance.

•       Personal loans extended from or arranged by a listed company to directors and executive officers are prohibited under US securities laws

•       For the purposes of the Listing Rules, “related party” includes (i) a person who is (or was within the twelve months before the date of the transaction) a shareholder who is entitled to exercise, or control the exercise of, 10% or more of the votes able to be cast on all or substantially all matters at general meetings of the company, (ii) a person who is (or was within the twelve months before the date of the transaction) a director or shadow director of the company and (iii) a person or entity exercising significant influence over the company. As regards KWE, KW and its associates (including the Manager) would be “related parties”.

•       Transactions with or for the benefit of “related parties” are tested by reference to certain financial metrics known as the “class tests”, being assets, profits, consideration and gross capital. Where the percentage ratio arrived at on the calculation of any one of the class tests is 5% or more, the company will usually need to (i) make a public announcement containing prescribed details of the transaction and the related party, (ii) send an explanatory circular to its shareholders and (iii) obtain shareholder approval for the transaction. For the purposes of the class tests, where a listed company enters into transactions with the same related party in any 12-month period, and the transactions have not received shareholder approval, those transactions must be aggregated.

•       Where each of the percentage ratios arrived at on the calculation of the class tests is less than 5% but one or more exceeds 0.25%, the usual requirements for a transaction with a related party are modified. In such cases, before entering into the transaction, the listed company must (i) obtain the written confirmation of a financial adviser, confirming that the terms of the proposed transaction are fair and reasonable as far as the shareholders of the company are concerned and (ii) make a public announcement containing certain details of the transaction and the related party.

Greater than 20 Percent Change in Common Shares or Voting Power

•       Under the rules of the NYSE, stockholder approval is required prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, in any transaction or series of related transactions if:

(1) the common stock has, or will have upon issuance, voting power equal to or in excess of 20 percent of the voting power outstanding before the issuance of such stock or of securities convertible into or exercisable for common stock; or

• The same requirement does not apply to KWE.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

(2) the number of shares of common stock to be issued is, or will be upon issuance, equal to or in excess of 20 percent of the number of shares of common stock outstanding before the issuance of the common stock or of securities convertible into or exercisable for common stock.

Rights of Inspection

Rights of Inspection Generally

•       Delaware law allows any stockholder in person or by attorney or other agent, upon written demand under oath stating the purpose thereof, during the usual hours for business to inspect for any proper purpose, and to make copies and extracts from:

(1) the corporation’s stock ledger, a list of its stockholders, and its other books and records; and

(2) a subsidiary’s books and records, to the extent that:

(A) the corporation has actual possession and control of such records of such subsidiary; or

(B) the corporation could obtain such records through the exercise of control over such subsidiary, provided that as of the date of the making of the demand:

(i) the stockholder inspection of such books and records of the subsidiary would not constitute a breach of an agreement between the corporation or the subsidiary and a person or persons not affiliated with the corporation; and

(ii) the subsidiary would not have the right under the law applicable to it to deny the corporation access to such books and records upon demand by the corporation.

•       Under the Jersey Companies Law, the Register is open to inspection during business hours. Inspection is free for KWE Shareholders but KWE may charge a nominal fee to any other person who wishes to inspect the Register.

•       In addition, it is open to anyone to request a copy of the Register on payment of a fee and on delivery to KWE of a declaration under oath confirming for which of the limited purposes stated in the Jersey Companies Law the copy Register will be used.

•       The Jersey Companies Law also provides that the register of directors of KWE must be open for inspection for at least two hours on each business day. Inspection is free of charge to a KWE Shareholder or a KWE Director. The register of directors of KWE and any Jersey company which is its subsidiary is also open to inspection by anyone else on payment of a nominal fee to KWE.

•       The accounting records of KWE must be open at all times to inspection by its directors, secretary and liquidator (if any). KWE Shareholders (as such) do not have a right to inspect the company’s accounting records unless authorised by the KWE Directors or by an ordinary resolution passed by the KWE Shareholders.

Stock List

•       The KW Bylaws state that a complete list of the KW Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each KW Shareholder and the number of shares registered in the name of each KW Shareholder shall be open to the examination of any KW Shareholder, for any purpose germane to the shareholder meeting, during ordinary business hours, for a period of at least 10 days

•       The Register contains details of the name and address of each KWE Shareholder and number of shares registered in their name.

•       As noted above, under the Jersey Companies Law, the Register is open to inspection during business hours. Inspection is free for KWE Shareholders but KWE may charge a nominal fee to any other person who wishes to inspect the Register.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

prior to the meeting, (a) on a reasonably accessible electronic network; and (b) during ordinary business hours in the principal place of business of KW. If the meeting is to be held at a place the list shall also be produced and kept at the time and place of the meeting and may be inspected by any KW Shareholder who is present. If the meeting is to be hold solely by means of remote communication, the list shall be available during the whole time of the meeting on a reasonably accessible electronic network.

•       For the avoidance of doubt, holders of KW CDIs and the relevant details in relation to such holders shall not appear on the list described above. Rather, the depositary that is the registered holder of the KW Shares represented by the KW CDIs and its relevant details will be included.

•       In addition, it is open to anyone to request a copy of the Register on payment of a fee and on delivery to the company of a declaration under oath confirming for which of the limited purposes stated in the Jersey Companies Law the copy Register will be used.

Standard of Conduct for Directors

•       The Delaware General Corporation Law does not contain any specific provisions setting forth the standard of conduct of a director. The scope of the fiduciary duties of the Board is thus determined by Delaware common law. In general, directors have a duty to act in good faith, on an informed basis and in a manner they reasonably believe to be in the best interests of the stockholders.

•       Delaware law provides that a contract or a transaction in which one or more directors has an interest shall not be void or voidable solely because such director was present at or participated in the meeting approving such transaction if:

(1) The material facts of such director’s interest were disclosed or known to the board of directors and the board of directors authorised the transaction in good faith by the affirmative vote of a majority of disinterested directors;

(2) The material facts of the director’s interest are disclosed or known to the stockholders and the transaction is approved in good faith by the stockholders; or

(3) The transaction is fair as to the corporation at the time it is authorised by the board of directors or stockholders.

•       The KW Bylaws state that the number of directors of the corporation shall be fixed from time to time by the KW Board but it shall not be less than 1 or more than 9. The Board currently consists of 7 directors, one of whom is also a KWE Director.

•       The Jersey Companies Law requires a director to (i) act honestly and in good faith with a view to the best interests of the company (a subjective standard); and (ii) exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances (an objective standard). This principal statutory duty is supplemented by certain customary law duties, in particular to act in good faith, to exercise the powers of a director for a proper purpose, to avoid a conflict of duty and interest and to account for profits from opportunities arising from his or her directorship.

•       The KWE Directors also remain under an obligation to conduct the business of KWE in accordance with its memorandum and the KWE Articles.

•       The KWE Articles state that KWE may by ordinary resolution determine the maximum and minimum number of directors and that, unless and until otherwise so determined, and subject to the provisions of the Jersey Companies Law, the minimum number of KWE Directors shall be two. Pursuant to the KWE Articles, a majority of the KWE Directors must be tax resident in Jersey and must not be resident in, or citizens of, the United States of America.

•       The UK Corporate Governance Code (UKCGC), published by the Financial Reporting Council (FRC), is the primary governance code in the UK, and applies to companies with a premium listing of equity shares on the London Stock Exchange, regardless of whether they are incorporated in the UK or elsewhere. The UKCGC sets out standards of good practice for listed companies on board composition and development, remuneration, shareholder relations, accountability and audit.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Classification of the Board of Directors

•       Delaware law permits the certificate of incorporation or a stockholder- adopted bylaw to provide that directors be divided into one, two or three classes, with the term of office of one class of directors to expire each year.

•       The KW Amended and Restated Articles provide that the Board will be divided into three classes of directors, each class is elected to serve for a term of three years, with the term of only one class expiring every year.

• The KWE board of directors is not classified.

Removal of Directors

•       Delaware law provides that a director or the entire board of directors may be removed with or without cause by the holders of a majority of the shares entitled to vote at an election of directors, except that:

(1) shareholders of a classified board of directors may be removed only for cause, unless the certificate of incorporation provides otherwise; and

(2) directors may not be removed in certain situations in the case of a corporation having cumulative voting.

•       Under the KW Bylaws, except as otherwise provided under Delaware law, the entire KW Board or any individual KW Director may be removed from office by the vote of the holders of a majority in voting power of the KW Shares issued and outstanding and then entitled to vote at an election of directors.

Under the KWE Articles, the office of a KWE Director shall be vacated if he or she:

•       resigns his or her office by written notice to KWE;

•       ceases to be a KWE Director by virtue of any provision of the Jersey Companies Law or he or she becomes prohibited or disqualified by law from being a director;

•       becomes bankrupt or makes any arrangement or composition with his or her creditors generally;

•       becomes of unsound mind;

•       subsequent to his or her appointment becomes resident outside Jersey and would cause a majority of KWE Directors not be tax resident in Jersey;

•       subsequent to his appointment becomes resident in, or a citizen of, the United States so as to cause a majority of KWE Directors to be resident in, or citizens of, the United States; or

•       is removed from office by ordinary resolution.

Vacancies on the Board of Directors

Vacancies, Generally

•       Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws:

(1) vacancies on a board of directors; and

(2) newly created directorships resulting from an increase in the number of directors,

•       Under the KWE Articles, the KWE Directors have the power at any time to appoint any natural person (other than one disqualified or ineligible by law or under the KWE Articles to act as a director) to be a KWE Director either (i) to fill a casual vacancy or (ii) as an addition to the existing KWE Directors, provided that the appointment does not cause the number of KWE Directors to exceed any number fixed by or in accordance with the KWE Articles as the maximum number of directors.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

may, in each case, be filled by a majority of the directors in office, although less than a quorum, or by a sole remaining director. In the case of a classified board, directors elected to fill vacancies or newly created directorships will hold office until the next election of the class for which the directors have been chosen. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board, the Court of Chancery may, upon application of any stockholder or stockholders holding at least 10 percent of the voting stock at the time outstanding having the right to vote for such directors, summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

•       Under Delaware law, unless otherwise provided in the certificate of incorporation or the bylaws, when one or more directors shall resign from the board, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each director so chosen shall hold office as provided in this section in the filling of other vacancies.

•       The KW Bylaws provide that:

(1) any vacancies on the Board; or

(2) newly created directorships,

shall be filled by the majority of the remaining directors, although less than a quorum, or by a sole remaining director.

•       Pursuant to the KWE Articles, the KWE Shareholders may, by ordinary resolution, appoint any natural person (other than one disqualified or ineligible by law or under the KWE Articles to act as a director) to be a KWE Director.

Term of Service After Appointment to Fill a Vacancy

• The KW Bylaws further provide that any director appointed to fill a vacancy shall serve for the remainder of the then present term of office of the class to which he or she was appointed.

•       Generally, once appointed, a KWE Director remains in office until he vacates his position in accordance with the KWE Articles (see “Removal of Directors” above).

•       However, the KWE Articles provide that if any resolution(s) for the election or re-election of directors are put to a KWE Annual General Meeting but at the end of the meeting the number of directors is fewer than the minimum number required, all retiring KWE Directors who stood for re-election shall be deemed to have been re-elected and shall remain in office but they may only (i) act for the purpose of filling vacancies and convening KWE general meetings, and (ii) perform such duties as are appropriate to maintain KWE as a going concern and comply with the company’s legal and regulatory obligations.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

Impact on Classification of the Board

•       The KW Bylaws also provide that in the event of any change in the authorised number of directors, the newly created or eliminated directorships shall be subject to the same provisions as apply to vacancies generally as summarised above.

• The KWE board of directors is not classified.

Liability of Directors and Officers

•       Delaware law permits a corporation’s certificate of incorporation to include a provision eliminating or limiting the personal liability of a director to the corporation and its stockholders for damages arising from a breach of fiduciary duty as a director. However, no provision can limit the liability of a director for:

(1) any breach of his or her duty of loyalty to the corporation or its stockholders;

(2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

(3) intentional or negligent payment of unlawful dividends or stock purchases or redemptions; or

(4) any transaction from which he or she derives an improper personal benefit.

•       The KW Amended and Restated Articles provide that a director of the company will not be personally liable to KW or the KW Shareholders for monetary damages for breach of fiduciary duty as a director. However, a director will be liable (i) for any breach of the director’s duty of loyalty, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.

•       The exculpation of directors is not a standard provision in a Jersey company’s articles of association and no such provision is contained in the KWE Articles. The circumstances in which directors can be indemnified in Jersey are more restricted than in Delaware in that a Jersey company may not exempt or indemnify a director from general liabilities. However, this does not prevent a company from purchasing directors’ and officers’ insurance for such liabilities.

•       In addition, the Jersey Companies Law enables a Jersey court to excuse a director from liability for negligence, default, breach of duty or breach of trust where the court is satisfied that the director acted honestly and that, having regard to all the circumstances of the case (including those connected with his or her appointment), he or she ought fairly to be excused. The director may apply for relief either during actual proceedings or where he or she has reason to believe that a claim will or might be made against him or her.

•       Separately, the Jersey Companies Law provides statutory relief for a breach of a director’s statutory duty to act honestly and in good faith with a view to the best interests of the company and to exercise the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances. No act or omission of a director shall be treated as a breach of this duty if:

(1) the relevant shareholders of the company authorise or ratify the act or omission in accordance with the Jersey Companies Law; and

(2) after the act or omission, the company is able to discharge its liabilities as they fall due.

•       However, this provision will only relieve the director of liability for a breach of the statutory duty in so far as the shareholders of the company are concerned; it will not otherwise relieve the director from liability to third parties or for any other breach of the law and the provision does not prevent the transaction potentially being challenged by a liquidator on any subsequent insolvency of the company.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
• Shareholder ratification is not permitted where it would amount to an expropriation to the majority or would allow the majority to oppress the minority.

Indemnification of Directors and Officers

•       Delaware law provides that a corporation may indemnify a person who is made a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding on account of being a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person:

(1) acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and

(2) in a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

•       The KW Bylaws provide that the company will indemnify, to the fullest extent permitted by Delaware law, members of the Board and officers of the company from and against all expenses, liabilities or losses reasonably incurred or suffered if the person acted in good faith and in a manner they reasonably believed to be in, or not opposed to the best interests of, KW. Such determination shall be made:

(a)    By a majority vote of the KW Directors who were not parties to the relevant action, suit or proceeding, even though less than a quorum;

(b)    By a committee of such KW Directors designated by a majority of such KW Directors, even though less than a quorum;

(c)    If there are no such KW Directors, or if such KW Directors so direct, by independent legal counsel in a written opinion; or

(d)    By the KW Shareholders.

•       Further, KW may purchase and maintain insurance to effect indemnification.

•       Under the Jersey Companies Law, directors and liquidators may not be indemnified by a company against any liability which by law would otherwise attach to them as directors and liquidators under Jersey law, except that they may be indemnified against:

(1) any liabilities incurred in defending certain civil or criminal proceedings;

(2) any liability incurred otherwise than to the company if they acted in good faith with a view to the best interests of the company;

(3) any liability incurred in connection with a successful application by them to the Royal Court of Jersey for relief under the Jersey Companies Law; and

(4) any liability against which the company normally maintains insurance for persons other than directors.

•       The KWE Articles provide that every present or former director, liquidator and company secretary of KWE shall, in so far as the Jersey Companies Law allows, be indemnified out of KWE’s assets against any loss or liability incurred by him or her by reason of holding such office.

•       KWE may, subject to the Jersey Companies Law, also advance funds to enable any such officer to defend a claim brought against him or her in that capacity.

•       As noted above, KWE is permitted to purchase directors’ and officers’ insurance.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Shareholders’ Suits

•       Under Delaware law, a stockholder may initiate a derivative action to enforce a right of a corporation if the corporation fails to enforce the right itself. The complaint must:

(1) state that the plaintiff was a stockholder at the time of the transaction of which the plaintiff complains or that the plaintiff’s shares thereafter devolved on the plaintiff by operation of law; and

(2) (A) allege with particularity the efforts made by the plaintiff to obtain the action the plaintiff desires from the directors; or (B) state the reasons for the plaintiff’s failure to obtain the action or for not making the effort.

•       Additionally, the plaintiff must remain a stockholder through the duration of the derivative suit. The action will not be dismissed or compromised without the approval of the Delaware Court of Chancery.

•       An individual may also commence a class action suit on behalf of himself or herself and other similarly situated stockholders where the requirements for maintaining a class action under Delaware law have been met.

•       As a general rule, in an action for a wrong done to a company the proper claimant is the company itself. One of the exceptions to this general rule is a derivative action, which allows a shareholder to bring a claim on the company’s behalf where the persons against whom relief is sought hold and control the majority of the shares and will not permit an action to be brought in the company’s name and:

(1) the act complained of is ultra vires by the company or illegal;

(2) the act complained of constitutes a fraud against the minority of the shareholders and the wrongdoers control the company;

(3) there is an irregularity in respect of which a qualified majority of votes is required; or

(4) the act complained of infringes the personal rights of an individual shareholder.

•       As noted above, the Jersey Companies Law gives an aggrieved shareholder the ability to apply to the Court for relief on the ground that the company’s affairs are being conducted in a manner which is unfairly prejudicial to the interests of some or all of its shareholders. In these circumstances, the court may, among other things, authorise civil proceedings to be brought in the name and on behalf of the company.

Share Acquisitions

•       Section 203 of the Delaware General Corporation Law prohibits business combinations with interested stockholders. A corporation shall not engage in any business combination with any interested stockholder for a period of three years following the time that such stockholder became an interested stockholder, unless:

(1) Prior to such time the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

(2) Upon the consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder held at least 85 percent of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned (i) by persons who are directors and also officers and (ii) employee stock plans in

• KWE is not subject to any comparable provision. However, please also see the section on “Related Party Transactions” above.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

(3) At or subsequent to such time the business combination was approved by the board of directors and authorised at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3 percent of the outstanding voting stock which is not owned by the interested stockholder.

•       KW has not expressly elected not to be governed by Section 203 of the Delaware General Corporation Law, and therefore the provisions of such section apply to KW.

Mandatory Offers

• No comparable provision.

•       A bid is required to be made for KWE under Rule 9 of the Code, broadly where: the bidder and any persons acting in concert acquire shares carrying 30% or more of the voting rights of KWE; or if a bidder, together with any concert parties, holding not less than 30% but not more than 50% of the voting rights in KWE increases its holding.

•       Rule 9 requires a mandatory offer to be made in cash (or be accompanied by a cash alternative) and at the highest price paid by the bidder or any concert party for any interest in shares of the relevant class during the 12 months prior to the announcement of the offer.

Anti-Takeover Matters

•       A Delaware court will generally uphold board of director decisions to adopt anti-takeover measures, such as shareholder rights plans, in the face of a potential takeover where the directors are able to show that:

(1) they had reasonable grounds for believing that there was a danger to corporate policy and effectiveness from an acquisition proposal; and

(2) the board action taken was reasonable in relation to the threat posed.

•       Jersey law does not expressly prohibit anti-takeover measures.

•       However, in approving or implementing any such measures, the KWE Directors would need to comply with their statutory and fiduciary duties, including the need to act in the best interests of KWE Shareholders.

•       Additionally, KWE is subject to the rules of the Code, which are a set of general principles and rules regulating the conduct of UK public takeovers, since its securities are admitted to trading on a UK regulated market.

Disclosure of Interests

• Certain acquisitions of KW Shares may require disclosure under the US Exchange Act on Schedule 13D. Some acquisitions, however, may qualify for a short-form disclosure on Schedule	• The Jersey Companies Law does not provide a mechanism for a company to investigate the identity of those with interests in its shares.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders

13G. Generally, an acquisition of more than a five percent interest in a US publicly-held issuer by:

(1) certain types of persons, including a broker-dealer, a bank, an insurance company, an investment company and an investment advisor, or

(2) a “passive investor” who is not seeking to acquire or influence control of the issuer, so long as the investor owns less than 20 percent of the class of stock it is acquiring.

May be disclosed on a Schedule 13G.

•       A buyer who files a Schedule 13G must amend it periodically:

(1) to report any change in the information previously reported; or

(2) if it acquires more than 10 percent of the class of stock and, thereafter, if it undergoes any change in ownership of five percent or more of the class of stock.

•       KW is required by the rules of the SEC to disclose in the proxy statement relating to its annual meeting of stockholders the number of shares of KW voting securities beneficially owned by:

(1) each of its directors;

(2) its principal executive officer;

(3) its principal financial officer;

(4) each of its four most highly compensated executive officers other than its principal executive officer and its principal financial officer;

(5) all of its directors and executive as a group; and

(6)any beneficial owner of 5 per cent. or more of the KWH voting securities of which KWH is aware.

•       However, the KWE Articles give the KWE Directors the power to require any KWE Shareholder to disclose to KWE the identity of any person who, in the previous three years, has/had any direct or indirect interest in the shares held by that shareholder, and the nature of such interest. The KWE Directors are obliged to exercise this power if required to do so by KWE Shareholders holding at least one-tenth of the voting rights in KWE.

•       The KWE Articles also contain sanctions which, if the KWE board of directors so determines, apply to KWE Shareholders who fail to disclose interests in shares. These sanctions include the suspension of voting and other rights relating to meetings in the relevant shares and, where the relevant shares represent at least 0.25% of their class, the suspension of dividends, the right to receive the proceeds of a repurchase, redemption or repayment on shares, and share transfer rights.

•       The KWE Articles also require any KWE Shareholder who acquires 5% or more of any class of KWE shares to notify KWE of his interest and any changes thereto.

•       KWE is subject to the rules of the Code. The Code imposes obligations to disclose any dealings in offeree or offeror shares during an “offer period” (as defined in the Code).

Proxy Statements and Reports

Approval of Director Compensation

•       KW Shareholders generally do not have the right to approve directors’ compensation; however, KW is subject to SEC reporting requirements for director and executive officer compensation and shareholder non-binding advisory votes to approve named executive officer compensation and to determine the frequency of such non-binding advisory votes.

• The KWE Directors are entitled to such remuneration as they may determine, but subject to any limitation as the KWE Shareholders may, by way of ordinary resolution, specify.

Provisions applicable to KW Shares	Provisions currently applicable to KWE Shareholders
Notices

• The KW Bylaws provide that notice may be given by any means permitted by law including, without limitation, electronic transmission consented to by the KW Shareholder to whom the notice is given.

•       The KWE Articles provide that whenever notice is required to be given to any shareholder, such notice may be given in writing:

(1) personally;

(2) by post, addressed to such shareholder, at his or her address as it appears on the records of KWE, with postage thereon prepaid; or

(3) in any other manner agreed in advance between the company and that shareholder receiving notice other than personally or by post as set out above.

Reporting Requirements

•       As a US public company, KW must file with the SEC, among other reports and notices:

(1) an Annual Report on Form 10-K within 60 days after the end of a fiscal year;

(2) a Quarterly Report on Form 10-Q within 40 days after the end of a fiscal quarter ending; and

(3) Current Reports on Form 8-K upon the occurrence of certain important corporate events. Unless otherwise specified, a report is to be filed or furnished within four business days after occurrence of the event.

•       Since KWE Shares are listed on the London Stock Exchange, KWE Shares are subject to the regulatory requirements and ongoing reporting obligations imposed on companies listed on the Main Market of the London Stock Exchange. These obligations include a range of requirements, such as ensuring that information which might affect the share price is made available to all investors at the same time, and that financial results are released on a timely basis in an acceptable format.

•       As a Jersey public company, KWE is also required to publish annual statements of its shareholders and directors, and its annual accounts, via the Jersey Companies Registry.

PART ELEVEN

DEFINITIONS

The following definitions apply throughout this document unless the context requires otherwise:

“£”, “pounds sterling” or “pence”	the lawful currency of the UK;

“$”, “US$”, “US Dollars”or “cent”	the lawful currency of the United States;

“2022 Bonds”	has the meaning given in paragraph 13.1(f) of Part Eight (Additional Information) of this document;

“2024 Notes”	has the meaning given in paragraph 13.2(e) of Part Eight (Additional Information) of this document;

“2025 Notes”	has the meaning given in paragraph 13.1(g) of Part Eight (Additional Information) of this document;

“2042 Notes”	has the meaning given in paragraph 13.2(f) of Part Eight (Additional Information) of this document;

“5% Holder”	has the meaning given in the paragraph entitled “US Tax Deductions” in the Section entitled “Action to be Taken” of this document;

“Additional Cash Election”	has the meaning given in the Scheme;

“Additional Notes”	has the meaning given in paragraph 13.2(e) of Part Eight (Additional Information) of this document;

“Additional Share Election”	has the meaning given in the Scheme;

“Adjusted Final KWE Dividend”	the amount resulting from the application of the formula in Clause 4.1 of the Scheme after deducting the value of “A” in such formula (being the amount of the Penultimate KWE Dividend per KWE Share);

“Adjusted NAV”	the IFRS net asset value adjusted (i) to include properties and other investment interests at fair value, (ii) to exclude certain items not expected to be crystallised in normal circumstances (such as fair value of financial derivatives) and (iii) by deducting any management fee and performance fee accounted for in the share-based payment reserve;

“Affiliate”	means any entity under the control of another or under common control, but KWE and its subsidiary undertakings are not, for this purpose, Affiliates of KW;

“Applicable Exchange Ratio”	the number of New KW Shares to be received pursuant to the Scheme by a Scheme Shareholder in respect of one Scheme Share, calculated in accordance with such Scheme Shareholder’s entitlements under the Original Offer or, as applicable, the New Offer and, if applicable, after satisfying elections under the Mix and Match Facility to the extent permissible in accordance with its terms;

“Applicable Translation Rate”	the number of US Dollars for each pound sterling under the US$ / £ spot exchange rate derived from Bloomberg as at 5.00 p.m. on the Business Day immediately prior to the First KW Dividend Payment Date;

“Authorisations”	has the meaning set out in Part A of Part Three (Conditions and Certain Further Terms of the Scheme) of this document;

“BLUE Form of Proxy”	the Form of Proxy to be used in connection with the Scheme Court Meeting;

“BofA Merrill Lynch”	Merrill Lynch International and Merrill Lynch, Pierce, Fenner & Smith Incorporated;

“Brexit”	the outcome of the referendum on 23 June 2016 as to the withdrawal of the UK from membership of the European Union;

“Business Day”	a calendar day, other than a Saturday, Sunday or public or bank holiday, when banks are open for business in London, Jersey and New York;

“CBRE”	CBRE Limited, an MRICS qualified and registered valuer with the RICS, Henrietta House, Henrietta Place, London, W1G 0NB;

“CCPC”	the Irish Competition and Consumer Protection Commission;

“CDI”	a CREST depository interest representing an entitlement to a share;

“certificated” or “in certificated form”	in relation to a share or other security, means a share or other security which is not in uncertificated form (i.e. not in CREST);

“Closing Dividend”	has the meaning given in the Scheme;

“Closing Dividend Record Time”	the Scheme Record Time;

“Closing Price”	the closing middle market quotation of a share derived from the Daily Official List (in the case of KWE Shares) or the NYSE (in the case of KW Shares);

“Code”	the UK City Code on Takeovers and Mergers, as issued from time to time by the Panel;

“Colliers”	Colliers Real Estate Services Italia SRL, an MRICS qualified and registered valuer with the RICS, Via Durini 2, 20122 Milan, Italy;

“Combined Group”	KW and its subsidiary undertakings following the completion of the Merger, comprising the KW Group and the KWE Group;

“Conditions”	the conditions to the implementation of the Merger (including the Scheme) as set out in Part A of Part Three (Conditions and Certain Further Terms of the Scheme) of this document;

“Confidentiality Agreement”	the confidentiality agreement between KW and KWE, dated 23 March 2017;

“Consideration”	the consideration payable to Scheme Shareholders pursuant to the terms of the Scheme;

“Court”	the Royal Court of Jersey;

“Court Order”	the Act of the Court sanctioning the Scheme under Article 125 of the Jersey Companies Law;

“Covered Information”	has the meaning given in “Important Notice” commencing on page 4 of this document;

“CREST”	the computer system (as defined in the Uncertificated Securities Order) in respect of which Euroclear UK & Ireland Limited is the authorised operator (as defined in such order) in accordance with which securities may be held and transferred in uncertificated form;

“CREST Manual”	the CREST manual referred to in agreements entered into by Euroclear;

“CREST Proxy Instruction”	the appropriate CREST message properly authenticated in accordance with Euroclear’s specifications and which contains the information required for such instructions, as described in the CREST Manual;

“CREST Receiving Agent”	Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom, in its capacity as CREST receiving agent;

“Daily Official List”	the daily official list of the London Stock Exchange;

“Dealing Disclosure”	an announcement pursuant to Rule 8 of the Code containing details of dealings in relevant securities of a party to an offer;

“Deemed Contribution”	has the meaning given in paragraph 2.1(4) of Part Seven (Taxation) of this document;

“Deemed Liquidating Distribution”	has the meaning given in paragraph 2.1(4) of Part Seven (Taxation) of this document;

“Deemed Sale”	has the meaning given in paragraph 2.1(4) of Part Seven (Taxation) of this document;

“Deutsche Bank”	Deutsche Bank AG, acting through its London Branch, and Deutsche Bank Securities Inc.;

“Disclosed”

(i) the information fairly disclosed by, or on behalf of, KWE:

a) in the Annual Report and Accounts of the KWE Group for the financial year ended 31 December 2016; or

b) in the Original Announcement; or

c) in this document; or

d) in any other public announcement made by KWE in accordance with the Market Abuse Regulation, the Listing Rules and the Disclosure and Transparency Rules after 31 December 2016 but prior to the Original Announcement Date; or

e) prior to the Original Announcement Date by or on behalf of KWE to KW (or its respective officers, advisers, employees or agents in their capacity as such); and

(ii) all the information held by the Manager or within the actual knowledge of the Manager and its directors and employees in relation to the Wider KWE Group as at the Original Announcement Date;

“Disclosure and Transparency Rules”	the Disclosure Guidance and Transparency Rules made by the UKLA under the Financial Services and Markets Act 2000 and contained in the FCA’s publication of the same name;

“DTC”	the Depository Trust Company;

“Effective Date”	the date upon which the Scheme becomes effective in accordance with its terms;

“Election”	a Mix and Match Election or an Original Offer Election;

“Election Form”	the form of Election which accompanies this document;

“Election Return Time”	the latest time for lodging an Election Form or making an Electronic Election either under the Mix and Match Facility or for the Original Offer, being 1.00 p.m. on 19 October 2017 (or such later time and/or date as KWE and KW may agree and KWE may announce through a Regulatory Information Service);

“Electronic Election”	an Election validly made by a Scheme Shareholder who holds Scheme Shares in uncertificated form immediately prior to the Election Return Time;

“Electronic Mix and Match Election”	a Mix and Match Election validly made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form when the Mix and Match Election is submitted;

“Electronic Original Offer Election”	an Original Offer Election validly made by a Scheme Shareholder in respect of Scheme Shares held in uncertificated form when the Original Offer Election is submitted;

“EMTN Programme”	has the meaning given in paragraph 13.1(g) of Part Eight (Additional Information) of this document;

“Encumbrance”	any lien, equity, charge, hypothec, encumbrance, option, right of pre-emption and any other third party right and/or interest of any nature;

“Euroclear”	Euroclear UK & Ireland Limited, a company incorporated under the laws of England and Wales with registered number 02878738;

“Excluded Share”	at any relevant time, a KWE Share beneficially owned at that time by, or on behalf of, KW, the Manager or any other member of the KW Group (excluding, for the avoidance of doubt, any KWE Shares so held at the Latest Practicable Date after they have been transferred by any member of the KW Group to any director, officer or employee of any member of the KW Group prior to the Scheme Record Time pursuant to the vesting of RSUs in connection with the Merger) and any KWE Shares held by KWE in treasury;

“Extended Period Projections”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“FATCA”	has the meaning given in paragraph 2.3 of Part Seven (Taxation) of this document;

“FATCA Withholding”	has the meaning given in paragraph 2.3 of Part Seven (Taxation) of this document;

“FCA”	the UK Financial Conduct Authority;

“Final KWE Dividend”	an amount of 12 pence per KWE Share;

“Final KWE Dividend Period”	the KWE Dividend Period in which the Effective Date falls;

“First KW Dividend”	the amount of the dividend per KW Share first paid by KW after the Effective Date in respect of the First KW Dividend Period or any part thereof;

“First KW Dividend Payment Date”	the date on which the First KW Dividend is paid, which shall be not later than 10 days after the expiration of the First KW Dividend Period;

“First KW Dividend Period”	the KW Dividend Period in which the Effective Date falls;

“Form of Proxy”	each form of proxy in connection with each of the Scheme Court Meeting and the KWE General Meeting, which accompany this document;

“Goldman Sachs”	Goldman, Sachs & Co. and Goldman Sachs International (in their capacity as financial advisers to KW);

“GREEN Form of Proxy”	the form of proxy for use in connection with the KWE General Meeting;

“HMRC”	Her Majesty’s Revenue and Customs;

“IFRS”	International Financial Reporting Standards;

“Indemnity Agreement”	the indemnity agreement among KW, KWE, the Manager and the KWE Independent Directors, dated 23 June 2017;

“Internal Revenue Code”	the Internal Revenue Code of 1986, as amended;

“Investment Management Agreement” or “IMA”	the investment management agreement, dated 25 February 2014, between KWE and the Manager relating to the management by the Manager of KWE;

“IPO”	initial public offering;

“Irish Competition Act”	the Irish Competition Act 2002 (as amended);

“IRS”	the Internal Revenue Service;

“Issuer”	has the meaning given in paragraph 13.2(e) of Part Eight (Additional Information) of this document;

“J.P. Morgan Cazenove”	J.P. Morgan Limited (which conducts its UK investment banking business as J.P. Morgan Cazenove);

“Jersey Companies Law”	the Companies (Jersey) Law 1991, as amended from time to time;

“Jersey Working Day”	a calendar day (other than a Saturday, Sunday or public or bank holiday) when banks are open for business in Jersey;

“KPMG”	KPMG LLP, in its capacity as KW’s reporting accountants;

“KW”	Kennedy-Wilson Holdings, Inc., a Delaware corporation;

“KW 2017 Profit Forecast”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“KW Amended and Restated Articles”	KW’s amended and restated articles, adopted on 19 June 2014, as amended from time to time;

“KW Board”	the board of directors of KW as at the date of this document or, where the context so requires, the board of directors of KW from time to time;

“KW Bylaws”	KW’s amended and restated bylaws, adopted on 22 February 2017, as amended from time to time;

“KW Cash Component”	300 pence per Scheme Share payable in cash by KW pursuant to the New Offer;

“KW CDI”	a CREST depository interest representing an entitlement to a New KW Share;

“KW Directors”	the directors of KW as at the date of this document or, where the context so requires, the directors of KW from time to time;

“KW Dividend Period”	each period of three calendar months in the financial year of KW ending on (and including) 31 March, 30 June, 30 September and 31 December;

“KW EPP”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“KW Group”	KW, the Manager and any of their respective subsidiaries and subsidiary undertakings from time to time (excluding, for the avoidance of doubt, any member of the KWE Group);

“KW Prospectus”	the prospectus to be published by KW to Scheme Shareholders in connection with the New Offer;

“KW Proxy Statement”	the proxy statement to be sent by KW to KW Shareholders summarising the background to and reasons for the Merger, which will include a notice convening the KW Special Meeting;

“KW Revolving Facility”	has the meaning given in paragraph 13.2(d) of Part Eight (Additional Information) of this document;

“KW Senior Notes”	has the meaning given in paragraph 13.2(e) of Part Eight (Additional Information) of this document;

“KW Shareholder”	a registered holder of KW Shares from time to time;

“KW Shareholder Resolution”	a resolution for the approval of the issuance of New KW Shares in connection with the Merger by a majority of the votes cast on such resolution at the KW Special Meeting, as required by the rules of the NYSE;

“KW Shares”	KW shares of common stock of US$0.0001 each;

“KW Special Meeting”	the special meeting of KW Shareholders to be convened in connection with the Merger, notice of which will be sent to KW Shareholders, including any adjournment thereof;

“KW Transfer Agent”	Continental Stock Transfer & Trust Company, One State Street Plaza, 30th Floor, New York, NY 10004-1561, United States of America;

“KWE”	Kennedy Wilson Europe Real Estate plc, incorporated in Jersey with registered number 114680;

“KWE 2017 Profit Forecast”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“KWE Articles”	the articles of association of KWE;

“KWE Directors”	the KWE directors from time to time;

“KWE Dividend Period”	each period of three calendar months in the financial year of KWE ending on (and including) 31 March, 30 June, 30 September and 31 December;

“KWE EPP”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“KWE General Meeting”	the extraordinary general meeting of KWE to be convened in connection with the Scheme and the Merger, notice of which is set out in Part Thirteen (Notice of KWE General Meeting) of this document, including any adjournment thereof;

“KWE Group”	KWE, its subsidiaries and its subsidiary undertakings from time to time;

“KWE Independent Directors”	the independent directors of KWE from time to time;

“KWE Independent Directors’ Additional Remuneration Agreement”	has the meaning given in paragraph 30(d) of Part Two (Explanatory Statement) of this document;

“KWE Information”	all information in this document relating to KWE, the KWE Group, the recommendation of the KWE Independent Directors, the KWE Directors (but only insofar as the KWE Independent Directors are concerned) and their immediate families, related trusts and connected persons and persons acting in concert (as defined in the Code) with KWE, and in each case including all information relating to the foregoing which has been incorporated by reference into this document;

“KWE Meeting”	each of the Scheme Court Meeting and the KWE General Meeting;

“KWE Registrar”	Computershare Investor Services (Jersey) Limited, Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES, in its capacity as the KWE registrar;

“KWE Shareholder”	a registered holder of KWE Shares from time to time;

“KWE Share”	an ordinary share of no par value in the capital of KWE;

“KWE Special Distribution”	the special distribution of 250 pence per Scheme Share payable in cash by KWE pursuant to the New Offer in respect of each Scheme Share but not, for the avoidance of doubt, any other KWE Shares;

“Latest Practicable Date”	the close of business on 8 September 2017, being the latest practicable Business Day before the date of this document;

“Less than 80% Test”	has the meaning given in the paragraph entitled “US Tax Deductions” in the Section entitled “Action to be Taken” of this document;

“Listing”	the listing of the New KW Shares on the NYSE, expected to be effective on the Effective Date;

“Listing Rules”	the listing rules made by the FCA pursuant to Part 6 of the Financial Services and Markets Act 2000, referred to in section 73A(2) of the same, and contained in the FCA’s publication of the same name;

“London Stock Exchange”	the London Stock Exchange plc;

“Longstop Date”	30 November 2017 or such later date as may be agreed in writing by KWE and KW (with the Panel’s consent and as the Court may approve (if such approval(s) are required));

“Main Market”	the Main Market of the London Stock Exchange;

“Manager”	KW Investment Management Ltd, a company incorporated in Jersey with registered number 114679, a wholly owned subsidiary of KW, which is the manager to KWE;

“Market Abuse Regulation”	the Market Abuse Regulation (2014/596/EU);

“Merger”	the proposed acquisition of the entire issued and to be issued share capital of KWE by KW (other than the Excluded Shares), to be implemented by way of the Scheme or (should KW so elect, subject to the consent of the Panel) by way of the Takeover Offer;

“Mix and Match Election”	an election validly made by a Scheme Shareholder who is entitled to receive the consideration to be delivered by KW under the New Offer to vary such consideration to the extent permitted by the Mix and Match Facility;

“Mix and Match Facility”	the arrangement under which a Scheme Shareholder entitled to receive the consideration to be delivered by KW under the New Offer may elect to vary the proportion in which it receives, pursuant to the Scheme, the New KW Share Component and the KW Cash Component (but, for the avoidance of doubt, not the KWE Special Distribution or the Closing Dividend) to the extent permitted by the Mix and Match Facility and except to the extent otherwise provided pursuant to Clause 9 of the Scheme;

“New KW Share Component”	0.3854 New KW Shares in respect of each Scheme Share;

“New KW Share”	a KW Share which is to be issued pursuant to the Scheme;

“New Offer”	the offer pursuant to which a Scheme Shareholder is entitled to receive the New Offer Consideration and Distribution;

“New Offer Announcement”	the announcement by KW of the New Offer on the New Offer Announcement Date;

“New Offer Announcement Date”	13 June 2017, being the date on which the New Offer Announcement was released;

“New Offer Consideration and Distribution”	the consideration and special distribution available pursuant to the New Offer, consisting of the New KW Share Component, the KW Cash Component and the KWE Special Distribution in respect of each Scheme Share held at the Scheme Record Time, subject to any variation to the extent permitted by the terms of the Mix and Match Facility;

“non-US Holder”	has the meaning given in paragraph 2.2 of Part Seven (Taxation) of this document;

“NYSE”	the New York Stock Exchange;

“Offer Period”	the period commencing on the Original Announcement Date;

“Official List”	the official list maintained by the UKLA;

“Opening Position Disclosure”	an announcement containing details of interests or short positions in, or rights to subscribe for, any relevant securities of a party to the offer if the person concerned has such a position;

“Ordinary Quarterly Dividend”	each dividend for any KWE Dividend Period, declared, paid or effected by KWE in an amount not exceeding 12 pence per KWE Share in aggregate in respect of a single KWE Dividend Period;

“Original Announcement”	the original announcement of the Merger made in accordance with Rule 2.7 of the Code on the Original Announcement Date;

“Original Announcement Date”	24 April 2017, being the date on which the Original Announcement was released;

“Original Offer”	the offer pursuant to which a Scheme Shareholder is entitled to receive the Original Offer Consideration in respect of each Scheme Share held at the Scheme Record Time except to the extent otherwise provided pursuant to Clause 9 of the Scheme;

“Original Offer Consideration”	the consideration available under the Original Offer, consisting of 0.667 New KW Shares in respect of each Scheme Share held at the Scheme Record Time;

“Original Offer Election”	an election validly made by a Scheme Shareholder to receive the Original Offer Consideration except to the extent otherwise provided pursuant to Clause 9 of the Scheme;

“Overseas Shareholders”	KWE Shareholders who are resident in, ordinarily resident in, or citizens or nationals of, or otherwise subject to the law of, jurisdictions other than Jersey, the United Kingdom, the United States, the Netherlands or the Cayman Islands;

“Panel”	the UK Panel on Takeovers and Mergers;

“Penultimate KWE Dividend”	a dividend of £0.12 per KWE Share to be paid by KWE in respect of the Penultimate KWE Dividend Period;

“Penultimate KWE Dividend Period”	the KWE Dividend Period immediately preceding the Final KWE Dividend Period;

“Permitted KW Dividends”	quarterly dividends in amounts not exceeding, in aggregate, US$0.17 per KW Share with respect to any KW Dividend Period preceding the First KW Dividend Period and US$0.19 per KW Share in respect of the First KW Dividend Period which, in any such case, are payable by reference to a record date preceding the Effective Date, and any dividend paid by KW on or after the Effective Date to which Scheme Shareholders are entitled pursuant to the Scheme;

“Permitted KWE Distributions”	the KWE Special Distribution, the Closing Dividend and all Ordinary Quarterly Dividends;

“PFIC”	passive foreign investment company;

“Pre-Effective Date Proportion”	the proportion which (a) the number of days from (and including) the first day of the Final KWE Dividend Period to (but excluding) the Effective Date bears to (b) the number of days from (and including) the first day of the Final KWE Dividend Period to (and including) the last day of the Final KWE Dividend Period;

“Profit Forecast RIS Announcement”	the RIS announcement released by KW on 27 June 2017, publishing, among other things, the Profit Forecasts;

“Profit Forecasts”	has the meaning given in section A of Part Fourteen (Profit Forecasts) of this document;

“QEF”	a qualified electing fund within the meaning of paragraph 19 of Part One (Letter from the Independent Directors of Kennedy Wilson Europe Real Estate Plc);

“QEF election”	a qualified electing fund election for US tax purposes;

“RCF”	has the meaning given in paragraph 13.1(h) of Part Eight (Additional Information) of this document;

“Receiving Agent”	Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom, in its capacity as receiving agent;

“Register”	the register of members of KWE;

“Registrar of Companies”	the registrar of companies for Jersey;

“Regulatory Conditions”	has the meaning given in paragraph 30 of Part Two (Explanatory Statement) of this document;

“Regulatory Consents”	has the meaning given in paragraph 30 of Part Two (Explanatory Statement) of this document;

“Regulatory Information Service”	any information service authorised from time to time by the FCA for the purpose of disseminating regulatory announcements;

“Ring Fenced Employees”	certain employees of members of the KW Group who have been instructed by KW to assist KWE and the KWE Independent Directors in connection with the Merger;

“Rothschild”	N M Rothschild & Sons Limited;

“RSG”	restricted stock grant;

“RSUs”	restricted share units issued by KW to directors, officers and employees of members of the KW Group entitling them to receive KWE Shares;

“S&P”	Standard & Poor’s Global Ratings

“Scheme” or “Scheme of Arrangement”	the scheme of arrangement proposed to be effected under Article 125 of the Jersey Companies Law among KWE and the Scheme Shareholders, with or subject to any modification, addition or condition approved or imposed by the Court and agreed to by KWE and KW and sanctioned by the Court at the Scheme Court Sanction Hearing;

“Scheme Court Meeting”	the meeting or meetings of the Scheme Shareholders or any class or classes thereof to be convened by order of the Court pursuant to Article 125 of the Jersey Companies Law for the purpose of considering and, if thought fit, approving the Scheme and any adjournment, postponement or reconvention thereof;

“Scheme Court Sanction Hearing”	the hearing of the Court (and any adjournment thereof) to sanction the Scheme pursuant to Article 125 of the Jersey Companies Law, at which the Court Order is expected to be granted;

“Scheme Document”	the document in respect of the Scheme sent to (among others) KWE Shareholders, containing and setting out (among other matters) the full terms and conditions of the Scheme and containing the notices convening the KWE Meetings;

“Scheme Record Time”	6.00 p.m. on the most recent Business Day before the Effective Date;

“Scheme Share”

a KWE Share, which is not an Excluded Share and which is:

a)     in issue as at the date of the Scheme Document;

b)     transferred by any member of the KW Group to any director, officer or employee of any member of the KW Group after the KWE General Meeting and prior to the Scheme Record Time pursuant to the vesting of RSUs in connection with the Merger;

c)     (if any) issued after the date of the Scheme Document and prior to the Voting Record Time; or

d)     (if any) issued on or after the Voting Record Time and before the Scheme Record Time, either on terms that the original or any subsequent holders thereof shall be bound by the Scheme or in respect of which the holders thereof shall have agreed in writing to be bound by the Scheme;

“Scheme Shareholders”	registered holders of Scheme Shares;

“Scheme Voting Record Time”	the Voting Record Time in relation to the Scheme Court Meeting;

“SDRT”	UK stamp duty reserve tax;

“SEC”	the US Securities and Exchange Commission;

“Separate Manager’s Powers Agreement”	the agreement between KWE and the Manager dated 10 April 2017 and containing certain undertakings by the Manager as regards the exercise of its powers over KWE and the KWE Group;

“Shareholder Helpline”	the helpline operated by the KWE Registrar and the Receiving Agent;

“Special Resolution”	the special resolution of which notice is set out in Part Thirteen (Notice of KWE General Meeting) of this document, to be proposed by KWE at the KWE General Meeting in connection with, among other things, the approval of the Scheme, the amendment of KWE’s articles of association and the authorisation of the KWE Directors to take all such action as may be necessary to implement the Scheme;

“subsidiary” and “subsidiary undertaking”	shall be construed in accordance with the UK Companies Act 2006;

“Substantial Interest”	a direct or indirect interest in 20% or more of the voting equity capital of an undertaking;

“Takeover Offer”	if (subject to the consent of the Panel) KW elects to effect the Merger by way of a takeover offer (as defined in Article 116 of the Jersey Companies Law), the takeover offer to be made by or on behalf of KW to acquire the issued and to be issued ordinary share capital of KWE (other than the Excluded Shares) on the terms and subject to the conditions to be set out in the related offer document and, where the context admits, any subsequent revision, variation, extension or renewal of such takeover offer;

“Third Party”	has the meaning given in Part A of Part Three (Conditions and Certain Further Terms of the Scheme) of this document;

“Transaction Agreement”	the transaction agreement between KW and KWE dated 24 April 2017;

“UK” or “United Kingdom”	the United Kingdom of Great Britain and Northern Ireland;

“UK Holders”	has the meaning given in paragraph 1 of Part Seven (Taxation) of this document;

“UKLA”	the FCA acting in its capacity as the competent authority for listing under the Financial Services and Markets Act 2000;

“uncertificated” or “in uncertificated form”	in relation to a share or other security, a share or other security which is recorded on the relevant register of the share or security concerned as being held in uncertificated form in CREST and title to which, by virtue of the Uncertificated Securities Order may be transferred by means of CREST;

“Uncertificated Securities Order”	the Companies (Uncertificated Securities) (Jersey) Order 1999, as amended;

“US” or “United States”	the United States of America, its territories and possessions, any state of the United States of America and the District of Columbia;

“US Exchange Act”	the United States Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder;

“US GAAP”	means the US generally accepted accounting principles;

“US Holders”	has the meaning given in paragraph 2.1 of Part Seven (Taxation) of this document;

“USRPHC”	has the meaning given in 2.2(4)(b) of Part Seven (Taxation) of this document;

“US Securities Act”	the United States Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder;

“Värde Shareholders”	the Värde Fund X (Master), L.P., the Värde Fund XI, (Master) L.P., the Värde Fund VI-A, L.P., Värde Investment Partners, L.P., Värde Investment Partners (Offshore) Master, L.P., Värde Credit Partners Master, L.P. and the Värde Skyway Master Fund, L.P. all of which are ultimately controlled by Värde Partners, Inc.;

“Voting Record Time”	6.00 p.m. on 6 October 2017 or, if the Scheme Court Meeting and/or the KWE General Meeting are or is adjourned, 6.00 p.m. on the last date to fall two Jersey Working Days before the date of the adjourned meeting;

“Wider KW Group”	KW and the subsidiaries and subsidiary undertakings of KW and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KW Group is interested or any undertaking in which KW and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KWE Group shall be regarded as a member of the Wider KW Group; and

“Wider KWE Group”	KWE and the subsidiaries and subsidiary undertakings of KWE and associated undertakings (including any joint venture, partnership, firm or company in which any member of the KWE Group is interested or any undertaking in which KWE and such undertakings (aggregating their interests) have a Substantial Interest), provided that, notwithstanding the foregoing, no member of the Wider KW Group shall be regarded as a member of the Wider KWE Group.

For the purposes of this document, “subsidiary”, “subsidiary undertaking”, “parent undertaking”, “undertaking” and “associated undertaking” have the respective meanings given thereto by the UK Companies Act 2006.

All times referred to in this document are London times unless otherwise stated.

References to the singular include the plural and vice versa.

Any phrase introduced by the terms “including”, “include”, “in particular” or any similar expression is to be construed as illustrative only and does not limit the sense of the words preceding those terms.

PART TWELVE

NOTICE OF SCHEME COURT MEETING

IN THE ROYAL COURT OF JERSEY SAMEDI DIVISION	File No. 2017/252

13 September 2017

IN THE MATTER OF KENNEDY WILSON EUROPE REAL ESTATE PLC

and

IN THE MATTER OF ARTICLE 125 OF THE COMPANIES (JERSEY) LAW 1991

NOTICE IS HEREBY GIVEN that, by an Act of Court dated 12 September 2017 made in the above matters, the Court has directed a meeting (the “Scheme Court Meeting”) to be convened of the holders of Scheme Shares (as defined in the Scheme of Arrangement referred to below, of which this Notice forms a part) for the purpose of considering and, if thought fit, approving (with or without modification) a scheme of arrangement (the “Scheme of Arrangement”) pursuant to Article 125 of the Companies (Jersey) Law 1991 (as amended) proposed to be made between Kennedy Wilson Europe Real Estate Plc (the “Company”) and the Scheme Shareholders (as defined in the Scheme of Arrangement) and that such Scheme Court Meeting will be held at 10.00 a.m. on 10 October 2017 at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN, at which place and time all Scheme Shareholders are requested to attend either in person or by proxy.

A copy of the Scheme of Arrangement and a copy of the explanatory statement required to be furnished pursuant to Article 126 of the Companies (Jersey) Law 1991 (as amended) are incorporated in the document of which this Notice forms a part.

The BLUE Form of Proxy (together with any power of attorney or authority under which it is signed, or a notarially certified copy of such power or authority) should be lodged with the KWE Registrar by post to: Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom or by hand (during normal business hours) to: Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, in each case so as to be received by no later than 10.00 a.m. on 8 October 2017, or in the case of any adjournment, no later than 48 hours before the time fixed for the holding of the adjourned meeting. Alternatively, the BLUE Form of Proxy relating to the Scheme Court Meeting will be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or any adjournment thereof).

Scheme Shareholders entitled to attend and vote at the Scheme Court Meeting may vote in person at the Scheme Court Meeting or they may appoint another person or persons, whether a member of the Company or not, as their proxy or proxies to attend and vote in their stead. A BLUE Form of Proxy for use at the Scheme Court Meeting is enclosed with this Notice. Completion and return of the Form of Proxy will not prevent an eligible holder of the Scheme Shares from attending and voting at the Scheme Court Meeting (or any adjournment thereof) in person, if he wishes to do so.

Each Scheme Shareholder is entitled to appoint a proxy in respect of some or all of the Scheme Shares held. Each Scheme Shareholder is also entitled to appoint more than one proxy, as long as each proxy is appointed to exercise rights attached to different Scheme Shares. A space has been included on the BLUE Form of Proxy to allow such Scheme Shareholders to specify the number of Scheme Shares in respect of which that proxy is appointed. A Scheme Shareholder who returns a BLUE Form of Proxy duly executed but leaves this space blank will be deemed to have appointed a proxy in respect of all of their Scheme Shares.

A Scheme Shareholder who wishes to appoint more than one proxy in respect of his, her or its shareholding should contact the KWE Registrar for further BLUE Forms of Proxy or photocopy BLUE Forms of Proxy as required. Such shareholders should also read the notes in respect of the appointment of multiple proxies set out in the Notice of KWE General Meeting included at Part Thirteen (Notice of KWE General Meeting) of the document of which this Notice forms a part.

Proxies can be appointed electronically by logging on to the website www.investorcentre.co.uk/je. To appoint a proxy electronically, a Scheme Shareholder will need its unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on the BLUE Form of Proxy). For an electronic proxy appointment to be valid, the appointment must be received by no later than 10.00 a.m. on 8 October 2017, or in the case of any adjournment, no later than 48 hours before the time fixed for the holding of the adjourned meeting.

If Scheme Shares are held in uncertificated form, a proxy may be lodged via the CREST Proxy Voting Service (the Company’s agent ID number is 3RA50) by 10.00 a.m. on 8 October 2017 (or, in the case of any adjournment, not less than 48 hours before the time fixed for the holding of the adjourned meeting). In respect of proxies submitted using the CREST Proxy Voting Service, the time of receipt will be taken to be the time from which the KWE Registrar is able to retrieve the message by enquiry to CREST.

In the case of joint holders of any Scheme Share (as defined in the Scheme of Arrangement), such persons shall not have the right of voting individually in respect of such Scheme Share but shall elect one of their number to represent them and to vote in person or by proxy. In default of such election, the person whose name appears first in order on the register of members of the Company in respect of such Scheme Share shall be the only person entitled to vote in respect of such Scheme Share.

Entitlement to attend and vote at the Scheme Court Meeting or any adjournment thereof and the number of votes which may be cast thereat will be determined by reference to the register of members of the Company as at the Voting Record Time (as defined in the Scheme of Arrangement) or, in the event that the Scheme Court Meeting is adjourned, the register of members of the Company at 6.00 p.m. on the last date to fall two Jersey Working Days, before the date of the adjourned meeting (as the case may be). In each case, changes to the register of members of the Company after such time will be disregarded.

By the said order, the Court has appointed Charlotte Valeur or, failing her, Mark McNicholas or, failing him, Simon Radford to act as Chairman of the Scheme Court Meeting and has directed the Chairman to report the results thereof to the Court.

The Scheme of Arrangement will be subject to the subsequent sanction of the Court.

Dated: 13 September 2017

Appleby

13-14 Esplanade,

St Helier,

JE1 1BD,

Jersey

Advocates and Solicitors for the Company

PART THIRTEEN

NOTICE OF KWE GENERAL MEETING

KENNEDY WILSON EUROPE REAL ESTATE PLC

(the “Company”)

(Registered in Jersey No. 114680)

NOTICE IS HEREBY GIVEN that an extraordinary GENERAL MEETING of the Company shall be held at the offices of Sullivan & Cromwell LLP at 1 New Fetter Lane, London, England, EC4A 1AN at 10.15 a.m. on 10 October 2017 (or as soon thereafter as the Scheme Court Meeting (as defined in the document of which this Notice forms a part) shall have been concluded or adjourned for the purpose of considering and, if thought fit, passing the following resolution, which will be proposed as a special resolution of the shareholders of the Company:

SPECIAL RESOLUTION

THAT:

for the purpose of giving effect to the scheme of arrangement (the “Scheme”) dated 13 September 2017 between the Company and the holders of the Scheme Shares (as defined in the Scheme), a print of which has been produced to this meeting and for the purposes of identification signed by the Chairman hereof, in its original form in the circular sent to shareholders of the Company dated 13 September 2017 or subject to such modification, addition or condition as may be agreed between the Company and Kennedy-Wilson Holdings, Inc. and approved or imposed by the Royal Court of Jersey (the “Court”):

1	the directors of the Company be authorised to take all such action as they may consider necessary or appropriate for carrying the Scheme into full effect; and

2	with effect from the passing of this resolution, the articles of association of the Company be and are hereby amended by the adoption and inclusion of the following new article 21A after article 21:

“Scheme of Arrangement

(a)	In this Article 21A, references to the scheme circular (the “Scheme Document”) relating to the scheme of arrangement (the “Scheme”) under Article 125 of the Law between the Company and the holders of the Scheme Shares (as defined in the Scheme Document) as it may be modified or amended in accordance with its terms, and expressions defined in the Scheme Document shall have the same meanings in this Article 21A.

(b)	Notwithstanding either any other provision of these Articles or the terms of any resolution, whether ordinary or special, passed by the Company in any general meeting, if the Company issues any Ordinary Shares or any other securities (other than to Kennedy-Wilson Holdings, Inc. or its nominee(s) and/or designated subsidiary) at any time on or after the Scheme Voting Record Time and on or prior to the Scheme Record Time (each as defined in the Scheme), such securities shall be issued subject to the terms of the Scheme (and shall be Scheme Shares for the purposes thereof) and the original or any subsequent holder or holders of such securities shall be bound by the Scheme accordingly.

(c)

Notwithstanding any other provision of these Articles, if any Ordinary Shares or any other securities are issued to any person (other than Kennedy-Wilson Holdings, Inc. or its nominee(s) and/or designated subsidiary) (the “New Member”) at any time after the Scheme Record Time, such New Member (or any subsequent holder or any nominee and/or designated subsidiary of such New Member or any such subsequent holder) (the New Member or any such subsequent holder or any such nominee and/or designated subsidiary being the “New Transferor”) will, provided the Scheme shall have become effective, be obliged to transfer forthwith all the securities held by the New Transferor (the “Disposal Securities”, and, individually, a “Disposal Security”), free from all encumbrances, to Kennedy-Wilson Holdings, Inc. (or as Kennedy-Wilson Holdings, Inc. may otherwise direct) who shall be obliged to acquire all of the Disposal Securities in consideration of and conditional on the payment by or on behalf of Kennedy-Wilson Holdings, Inc. to the New Transferor of an amount in cash for each Disposal Security equal to the cash and share consideration that the New Transferor would have been entitled to had each Disposal Security been a Scheme Share (the “Relevant Consideration”). The Relevant Consideration means a cash payment equal to the value of (a) 550 pence plus (b) 0.3854 multiplied by the closing price of a New KW Share on the Effective Date (using the exchange rate prevailing on the relevant date and expressed in pounds sterling) for each Disposal Security.

(d)	On any reorganisation of, or material alteration to, the share capital of the Company (including, without limitation, any subdivision and/or consolidation), the value of the Relevant Consideration per Disposal Security to be paid under Article 21A(c) shall be adjusted by the Directors in such manner as the auditors of the Company or an independent investment bank selected by the Directors may determine to be fair and reasonable to the New Transferor to reflect such reorganisation or alteration. References in this Article 21A to Ordinary Shares shall, following such adjustment, be construed accordingly.

(e)	To give effect to any transfer required by this Article 21A, the Company may appoint (and separately, to the extent necessary, each New Transferor shall therefore also appoint) any person as the Company may determine as attorney (under the Powers of Attorney (Jersey) Law 1995 any such appointment shall be irrevocable for a period of one year from the date upon which such New Transferor is issued the relevant Disposal Securities for that New Transferor), agent or otherwise for the New Transferor to execute and deliver as transferor a form of transfer or instructions of transfer on behalf of the New Transferor in favour of Kennedy-Wilson Holdings, Inc. and/or its nominee and/or designated subsidiary and do all such other things and execute and deliver all such documents as may in the opinion of the attorney, agent or otherwise be necessary or desirable to vest the Disposal Securities in Kennedy-Wilson Holdings, Inc. and/or its nominee and/or designated subsidiary and, pending such vesting, to exercise all such rights in and attaching to the Disposal Securities as Kennedy-Wilson Holdings, Inc. may direct. If an attorney is so appointed, the New Transferor shall not thereafter (except to the extent that the attorney fails to act in accordance with the directions of Kennedy-Wilson Holdings, Inc.) be entitled to exercise any rights attaching to the Disposal Securities unless so agreed by Kennedy-Wilson Holdings, Inc. The Company may give good receipt for the purchase price of the Disposal Securities and may register Kennedy-Wilson Holdings, Inc. and/or its nominee and/or designated subsidiary as holder thereof and issue to it certificates for the same. The Company shall not be obliged to issue a certificate to the New Transferor for any Disposal Securities. Kennedy-Wilson Holdings, Inc. shall send a cheque to the New Transferor drawn on a UK clearing bank (or shall procure that such a cheque is sent) in favour of the New Transferor for the purchase price of such Disposal Securities within 14 days of the date on which the Disposal Securities are transferred to Kennedy-Wilson Holdings, Inc. and/or its nominee and/or designated subsidiary.

(f)	This Article 21A shall cease to be effective if the Scheme shall not have become effective on or before 30 November 2017 (or such later date, if any, as Kennedy-Wilson Holdings, Inc. and the Company may agree and the Court and the Panel may allow).

(g)	Notwithstanding any other provision of these Articles, both the Company and the Directors may refuse to register the transfer of any Ordinary Shares between the Scheme Record Time and the Effective Date.

(h)	Notwithstanding any other provision of these Articles, both the Company and the Directors may refuse to register the transfer of any Ordinary Shares other than pursuant to the Scheme or as provided by this Article 21A, but neither the Company nor the Directors may refuse to register the transfer of any Ordinary Shares pursuant to the Scheme or as provided by this Article 21A.”

Dated: 13 September 2017

BY ORDER OF THE BOARD

Crestbridge Fund Administrators Limited

Company Secretary

Registered Office:

47 Esplanade,

St Helier,

Jersey JE1 0BD

Registrar:

Computershare Investor Services (Jersey) Limited,

Queensway House,

Hilgrove Street,

St Helier,

Jersey,

JE1 1ES

Notes

In relation to the Scheme Court Meeting, the Form of Proxy is the BLUE Form of Proxy and, in relation to the KWE General Meeting, the Form of Proxy is the GREEN Form of Proxy.

The following notes to the Notice of the KWE General Meeting and the GREEN Form of Proxy to be used in connection with the KWE General Meeting apply mutatis mutandis to the Notice of the Scheme Court Meeting that can be found at Part Twelve (Notice of Scheme Court Meeting) of the document of which this Notice forms a part (the “Scheme Document”) and the BLUE Form of Proxy to be used in connection with the Scheme Court Meeting; provided that

(i) in relation to the Scheme Court Meeting, notes 4 and 5 below shall not apply. Instead, the enclosed BLUE Form of Proxy is pre-paid and addressed. It should be sent, in accordance with its instructions, and together with any power of attorney or other authority under which it is signed (or a duly certified copy of such authority) so as to be received by the Company’s Registrar, Computershare Investor Services (Jersey) Limited, at Computershare Investor Services PLC, Corporate Actions Projects, Bristol BS99 6AH, United Kingdom if sent by post and at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom if delivered by hand (during normal business hours), by no later than 10.00 a.m. on 8 October 2017 (or, if the Scheme Court Meeting is adjourned, not less than 48 hours before the time fixed for the adjourned meeting). If the BLUE Form of Proxy is not so lodged, it will still be valid if handed to a representative of the KWE Registrar at the venue of the Scheme Court Meeting, or to the Chairman of the Scheme Court Meeting, in each case before the start of the Scheme Court Meeting (or, if relevant, any adjournment thereof). Alternatively, Scheme Shareholders (as defined in the Scheme Document) may appoint proxies electronically by logging on to the website www.investorcentre.co.uk/je. To appoint a proxy electronically, a Scheme Shareholder will need its unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on the BLUE Form of Proxy). For an electronic proxy appointment to be valid, the appointment must be received by no later than 10.00 a.m. on 8 October 2017, or in the case of any adjournment, no later than 48 hours before the time fixed for the holding of the adjourned meeting. If Scheme Shares are held in uncertificated form, the appointment of a proxy or proxies may be lodged via the CREST Proxy Voting Service (the Company’s agent ID number is 3RA50) by 10.00 a.m. on 8 October 2017 (or, in the case of any adjournment, not less than 48 hours before the time fixed for the holding of the adjourned meeting);

(ii) in relation to the Scheme Court Meeting, note 12 below shall not apply. Instead, only those Scheme Shareholders registered in the register of members of the Company as at the Voting Record Time (as defined in the Scheme Document) shall be entitled to attend and vote at the Scheme Court Meeting in respect of the number of Scheme Shares registered in their names at the relevant time. Changes to entries on the register of members of the Company after the relevant time will be disregarded in determining the rights of any person to attend or vote at the Scheme Court Meeting;

(iii) in relation to the Scheme Court Meeting, note 15 below shall not apply. Instead, the revocation notice must be received by the KWE Registrar, Computershare Investor Services (Jersey) Limited at c/o Computershare Investor Services PLC, Corporate Actions Projects, Bristol BS99 6AH, United Kingdom, if sent by post, and at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, if delivered by hand (during normal business hours), by no later than 10.00 a.m. on 8 October 2017;

(iv) in relation to the Scheme Court Meeting, note 19 below shall not apply. Instead only Scheme Shares (as such term is defined in the Scheme), comprising 96,117,483 ordinary shares of no par value each in the Company, carry the right to vote at the Scheme Court Meeting, resulting in the total number of voting rights of 96,117,483 for the purposes of the Scheme Court Meeting as at 8 September 2017 (being the latest practicable date prior to the publication of this notice); and

(v) in relation to the Scheme Court Meeting, note 21 below shall not apply.

Capitalised terms used in this notice that are not otherwise defined have the meaning assigned to them in the Scheme Document.

1.

A member entitled to attend and vote at the meeting convened by this Notice is entitled to appoint one or more proxies to attend and vote in his, her or its place (and at any adjournment thereof). A proxy, however appointed, need not be a member of the Company and may be the Chairman of the relevant meeting. A member can appoint a proxy only using the procedures set out in these notes and the notes to the Form of Proxy enclosed with this document. Details of how to appoint the Chairman of the meeting or another person as your proxy using the Form of Proxy are set out in the notes to the Form of Proxy. A member may appoint more than one proxy, provided that each proxy is appointed to exercise the rights attaching to a different share or shares held by such member.

2.	Voting on the resolution contained in this notice will be by way of a poll. This will result in a more accurate reflection of the views of members by ensuring that every vote is recognised, including the votes of members who are unable to attend the meeting, but who appoint a proxy.

3.	In the case of joint holders of any share, such persons shall not have the right of voting individually in respect of such share but shall elect one of their number to represent them and to vote in person or by proxy. In default of such election, the person whose name appears first in order on the Company’s register of members in respect of such share shall be the only person entitled to vote in respect of such share.

4.	The enclosed GREEN Form of Proxy is pre-paid and addressed. It should be sent, in accordance with its instructions, and together with any power of attorney or other authority under which it is signed (or a duly certified copy of such authority) so as to be received by the Company’s Registrar, Computershare Investor Services (Jersey) Limited, at Computershare Investor Services PLC, Corporate Actions Projects, Bristol BS99 6AH, United Kingdom if sent by post and at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom if delivered by hand (during normal business hours), by no later than 10.15 a.m. on 8 October 2017 (or, if the KWE General Meeting is adjourned, not less than 48 hours before the time fixed for the holding of the adjourned meeting).

5.	Alternatively members can appoint proxies electronically by logging on to the website www.investorcentre.co.uk/je and following the instructions given there. You will need your unique voting reference numbers (the Control Number, PIN and Shareholder Reference Number shown on your Form of Proxy). For an electronic proxy appointment to be valid, the appointment must be received by no later than 10.15 a.m. on 8 October 2017 (or, if the KWE General Meeting is adjourned, not less than 48 hours before the time fixed for the holding of the adjourned meeting).

6.	CREST members who wish to appoint a proxy or proxies through the CREST electronic proxy appointment service may do so for the meeting convened by this notice and any adjournment(s) of such meeting by using the procedures described in the CREST Manual. CREST Personal Members or other CREST sponsored members, and those CREST members who have appointed a voting service provider(s), should refer to their CREST sponsor or voting service provider(s), who will be able to take the appropriate action on their behalf.

7.	In order for a proxy appointment or instruction made using the CREST service to be valid, the appropriate CREST Proxy Instruction must be properly authenticated in accordance with Euroclear specifications and must contain the information required for such instructions, as described in the CREST Manual. The CREST Manual can be viewed at www.euroclear.com.

The message, regardless of whether it constitutes the appointment of a proxy or an amendment to the instruction given to a previously appointed proxy must, in order to be valid, be transmitted so as to be received by the KWE Registrar (3RA50) by the latest time(s) for receipt of proxy appointments specified in this document. For this purpose, the time of receipt will be taken to be the time (as determined by the timestamp applied to the message by the CREST Applications Host) from which the KW Registrar is able to retrieve the message by enquiry to CREST in the manner prescribed by CREST. After this time any change of instructions to proxies appointed through CREST should be communicated to the appointee through other means.

8.	CREST members and, where applicable, their CREST sponsors or voting service providers should note that Euroclear does not make available special procedures in CREST for any particular messages. Normal system timings and limitations will therefore apply in relation to the input of CREST Proxy Instructions. It is the responsibility of the CREST member concerned to take (or, if the CREST member is a CREST personal member or sponsored member or has appointed a voting service provider(s), to procure that his, her or its CREST sponsor or voting service provider(s) take(s)) such action as shall be necessary to ensure that a message is transmitted by means of the CREST system by any particular time. In this connection, CREST members and, where applicable, their CREST sponsors or voting service providers are referred, in particular, to those sections of the CREST Manual concerning practical limitations of the CREST system and timings.

9.	The Company may treat a CREST Proxy Instruction as invalid in the circumstances set out in Article 34 of the Companies (Uncertificated Securities) (Jersey) Order 1999.

10.	A Form of Proxy must be executed by or on behalf of the member making the appointment. A corporation may execute a Form of Proxy either under its common seal or under the hand of a duly authorised officer, attorney or other representative.

11.	Members who return a Form of Proxy will still be able to attend the meeting (or any adjournment thereof) and vote in person if they so wish.

12.	Only those members registered in the register of members of the Company as at 6.00 pm on 6 October 2017 or, in the event that the KWE General Meeting is adjourned, in such register at 6.00 pm on the last date to fall two Jersey Working Days, before the date of the adjourned meeting, shall be entitled to attend and vote at the KWE General Meeting in respect of the number of KWE Shares registered in their names at the relevant time. Changes to entries on the register of members of the Company after the relevant time will be disregarded in determining the rights of any person to attend or vote at the KWE General Meeting.

13.	To change your proxy, simply submit a new proxy appointment using the methods set out in notes 4 to 9 above. Where you have appointed a proxy using the hard copy Form of Proxy and would like to make a change using another hard copy Form of Proxy, please contact the KWE Registrar, Computershare Investor Services (Jersey) Limited at c/o Computershare Investor Services PLC, Corporate Actions Projects, Bristol BS99 6AH, United Kingdom. If you submit more than one valid proxy appointment, the appointment last received before the latest time for the receipt of proxies will take precedence.

14.	In order to revoke a proxy appointment you will need to inform the Company by sending a signed hard copy notice clearly stating your intention to revoke your proxy. In the case of a member which is a company or corporation, the revocation notice must be executed under its common seal or signed on its behalf by an officer of the company or corporation or an attorney or other representative of the company or corporation. Any power of attorney or any other authority under which the revocation notice is signed (or a duly certified copy of such power or authority) must be included with the revocation notice. No other methods of communication will be accepted. In particular, you may not use any electronic address provided either in this notice or in any related documents (including the Form of Proxy).

15.	The revocation notice must be received by the KWE Registrar, Computershare Investor Services (Jersey) Limited at c/o Computershare Investor Services PLC, Corporate Actions Projects, Bristol BS99 6AH, United Kingdom, if sent by post, and at Computershare Investor Services PLC, The Pavilions, Bridgwater Road, Bristol, BS13 8AE, United Kingdom, if delivered by hand (during normal business hours), by no later than 10.15 a.m. on 8 October 2017.

16.	If you attempt to revoke your proxy appointment but the revocation is received after the time specified at note 15 above, then your proxy appointment will remain valid.

17.	Any corporation which is a member can appoint a corporate representative who may exercise on its behalf all of its powers as a member.

18.	A quorum consisting of not less than two members (being not less than two individuals) entitled to vote and attending in person or by attorney or proxy (or in the case of a corporation, by a duly appointed representative) is required for the meeting convened by this notice.

19.	As at 8 September 2017, the Company’s issued share capital comprised 126,133,407 Ordinary Shares of no par value each. Each Ordinary Share carries the right to one vote at the meeting of the Company convened by this notice and, therefore, the total number of voting rights in the Company as at 8 September 2017 were 126,133,407. As at 8 September 2017, no shares were held in treasury.

20.

Except as provided above, members who wish to communicate with the Company in relation to the Scheme Court Meeting or the KWE General Meeting should do so using the following means: (1) by writing to the Company Secretary at the Company’s registered office at 47 Esplanade, St Helier, Jersey JE1 0BD,

Channel Islands; or (2) by writing to the Company’s Registrar, Computershare Investor Services (Jersey) Limited at c/o Computershare Investor Services PLC, Corporate Actions Projects, Bristol, BS99 6AH, United Kingdom. No other methods of communication will be accepted. In particular, you may not use any electronic address provided either in this document or in any related documents (including the Form of Proxy) for any purposes other than those expressly stated.

21.	Copies of the Company’s existing articles of association and copies of the articles of association as proposed to be amended by the special resolution set out in this notice are available for inspection at Computershare Investor Services (Jersey) Limited at Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES and at the Company’s registered office at 47 Esplanade, St Helier, Jersey JE1 0BD, Channel Islands, until the opening of business on the day on which the KWE General Meeting is held and will also be available for inspection at the place of the KWE General Meeting for at least 15 minutes prior to the KWE General Meeting.

ISIN/SEDOL number

The London Stock Exchange Daily Official List (SEDOL) code is BJT3251. The International Security Identification Number (ISIN) is JE00BJT32513.

Website

Details of the Company’s share price, together with other information about the Company, can be found at www.kennedywilson.eu.

Shareholder information

Persons who are not members will not be admitted to the meeting convened by this notice unless prior arrangements have been made with the Company. Investors holding Ordinary Shares through nominees are welcome to attend provided that they bring proof of their holding with them to the meeting.

The KWE Directors ask all those present at the meeting to facilitate the orderly conduct of the meeting and reserve the right, if orderly conduct is threatened by a person’s behaviour, to require that person to leave.

Members should note that the doors to the meeting will open at 9.45 a.m. on 10 October 2017 with respect to the Scheme Court Meeting and 10.00 a.m. on 10 October 2017 with respect to the KWE General Meeting (or as soon thereafter as the Scheme Court Meeting is concluded or adjourned).

Shareholder enquiries

The Company’s Ordinary Share register is maintained by the Company’s Registrar:

Computershare Investor Services (Jersey) Limited Queensway House, Hilgrove Street, St Helier, Jersey, JE1 1ES. Telephone: 0370 707 4040.

Enquiries about the administration of holdings of shares, such as change of address, change of ownership or dividend payments, should be directed to the Company’s Registrar at the address and telephone number above.

PART FOURTEEN

PROFIT FORECASTS

SECTION A

GENERAL

KW has published certain projections and certain financial measures of performance in respect of KW for the financial year ending 31 December 2017, covering net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share (the “KW 2017 Profit Forecast”).

KW has also published certain projections and certain financial measures of performance in respect of KWE for the financial year ending 31 December 2017, covering Recurring Adjusted Net Income attributable to KWE Shareholders and Recurring Adjusted Earnings per share (the “KWE 2017 Profit Forecast” and, together with the KW 2017 Profit Forecast, the “Profit Forecasts”).

The Profit Forecasts constitute “profit forecasts” for the purposes of Rule 28 of the Code. As a result, and as required by Rule 28.1(a) of the Code, KPMG, KW’s reporting accountants, and Goldman Sachs International, KW’s lead financial adviser, have each prepared a report in respect of the KW 2017 Profit Forecast and the KWE 2017 Profit Forecast. The Profit Forecasts, together with the bases and principal assumptions on which they were prepared and the reports thereon produced by KPMG and Goldman Sachs International, are set out in Section B and Section C of this Part Fourteen.

KW has also published certain long-range unaudited financial projections relating to (i) KW for the financial years ending 31 December 2018, 31 December 2019, 31 December 2020 and 31 December 2021 (namely net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share) (the “KW EPP”) and (ii) KWE for the financial years ending 31 December 2018, 31 December 2019, 31 December 2020 and 31 December 2021 (namely Recurring Adjusted Net Oncome attributable to KWE Shareholders and Recurring Adjusted Earnings per share) (the “KWE EPP” and, together with the KW EPP, the “Extended Period Projections”). For the reasons set out in Section D of this Part Fourteen, KW considers that the Extended Period Projections are no longer valid.

For the purposes of this Part Fourteen “Recurring Adjusted Net Income attributable to KWE Shareholders” means net income attributable to KWE Shareholders before depreciation and amortization and gain on sale of real estate and “Recurring Adjusted Earnings per share” means Recurring Adjusted Net Income per KWE Share.

For the purposes of Rule 28 of the Code, the Profit Forecasts are the responsibility of KW and the KW Directors (and not KWE nor the KWE Independent Directors). The Profit Forecasts have been prepared solely by KW’s management in connection with KW’s consideration and evaluation of the Merger. Neither KWE nor the KWE Independent Directors have been involved in preparing, nor have they approved, the Profit Forecasts or the Extended Period Projections.

SECTION B

THE KW 2017 PROFIT FORECAST

1.	KW 2017 Profit Forecast, including bases and assumptions

1.1	Basis of preparation and principal assumptions

In the KW Proxy Statement and the Profit Forecast RIS Announcement, KW published the KW 2017 Profit Forecast, which was as follows:

(Dollars in millions except per share data)	2017E $
Net income attributable to KW Shareholders	40.4
Adjusted net income attributable to KW Shareholders	204.1
Adjusted earnings per share	1.77

The KW 2017 Profit Forecast has been properly compiled on the basis of the assumptions stated below, and on a basis consistent with the accounting policies of KW. The KW 2017 Profit Forecast constitutes a profit forecast under Rule 28 of the Takeover Code and is still considered valid as at the date of publication of this document. Paragraphs 2 and 3 of Section B of this Part Fourteen contain KPMG’s and Goldman Sachs International’s reports on the KW 2017 Profit Forecast.

1.2	Basis of preparation

The KW 2017 Profit Forecast has been prepared on a consistent basis with the accounting policies of KW adopted in its consolidated financial statements for the financial year ended 31 December 2016 and in its second quarter results for the three months ended 30 June 2017.

The KW 2017 Profit Forecast does not take into account any effects of the Merger, including related transaction fees and expenses, funding of the KW Cash Component and the payment of the KWE Special Distribution.

1.3	Principal assumptions

The principal assumptions upon which the KW 2017 Profit Forecast is based are set out below:

Assumptions the KW Directors can influence

•	trading performance in respect of rental revenue, hotel revenue, rental operating expenses, hotel operating expenses, commission and marketing expenses, general & administrative expenses, compensation & benefits expenses, acquisition expenses, net interest expenses and depreciation and amortisation for the six-month period ended 30 June 2017 is indicative of, and will generally continue at the same run-rate over, the forecast trading performance for the six months ending 31 December 2017;

•	KW expects to achieve approximately $220 million of gains (including KW shareholder’s proportionate share of KWE gains) on asset disposals in 2017. Approximately $70 million of the gains have been achieved during the six-month period ending 30 June 2017 and the balance are projected to be achieved in the six-month period ending 31 December 2017 and may be concentrated in a limited number of assets of which, some are currently under negotiation;

•	property leasing activity will proceed materially as the KW Directors would reasonably expect based on KW’s past experience;

•	no material current tenant contract issues or changes will arise in the relevant period;

•	the full impact in the financial year ending 31 December 2017 of acquisition, disposition, capital expenditure and development activity undertaken in the financial year ended 31 December 2016 will be as expected;

•	KW will continue to undertake substantial levels of investment (asset acquisitions and capital expenditure) and asset dispositions, realising returns in line with historical performance;

•	there will be no material change in momentum of KW’s fund raising activities related to its investment management business or in its property services and research business;

•	there will be no significant change in performance of smaller businesses;

•	there will be no material change in operating margins, compensation structures or general and administrative expense; and

•	the effective tax rate will be approximately 19-20%, with the US portion of this being a non-cash expense.

Assumptions the KW Directors cannot influence

•	there will be no changes, beyond what is already contemplated, in property market conditions, demand for real estate and real estate services, competitive environment or economic conditions in the markets and asset classes in which KW operates;

•	there will be no material changes in property valuations or market demand which could hinder KW’s ability to purchase, dispose of and let buildings;

•	there will be no changes in exchange rates, interest rates, bases of taxes or legislative or regulatory requirements from those currently forecast that would have a material impact on KW’s operations or its accounting policies;

•	there will be no material adverse weather events or natural catastrophes that affect KW’s assets or operations;

•	there will be no material change from any political or economic events in the countries in which KW or its tenants operate;

•	there will be no material changes in costs of labour, goods and services necessary to operate KW’s business; and

•	there will be no business interruptions that materially adversely affect KW, its key tenants or its key suppliers.

2.	KPMG Report on the KW 2017 Profit Forecast

The Directors

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

United States of America

Goldman Sachs International

Peterborough Court,

133 Fleet St,

London EC4A 2BB

United Kingdom

13 September 2017

Ladies and Gentlemen

Kennedy-Wilson Holdings, Inc.

We report on the profit forecast comprising net income attributable to stockholders, adjusted net income and adjusted earnings per share of Kennedy-Wilson Holdings, Inc. (‘the Company’) and its subsidiaries (‘the Group’) for the year ending 31 December 2017 (the ‘Profit Forecast’). The Profit Forecast, and the material assumptions upon which it is based, are set out on pages 238 to 239 of the scheme document published by Kennedy Wilson Europe Real Estate plc dated 13 September 2017 (‘the Document’). This report is required by Rule 28.1 of The City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of the Company (‘the Directors’) to prepare the Profit Forecast in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by the City Code as to the proper compilation of the profit forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the City Code, consenting to its inclusion in the Document.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated on pages 238 to 239 of the Document and is based on a forecast to 31 December 2017. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of the Group.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of the Group. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion the Profit Forecast has been properly compiled on the basis stated and the basis of accounting used is consistent with the accounting policies of the Group.

Yours faithfully

KPMG LLP

3.	GS Report on the KW 2017 Profit Forecast

The Board of Directors of Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

United States of America

13 September 2017

Ladies and Gentlemen:

Recommended Merger of Kennedy-Wilson Holdings, Inc. (“KW”) and Kennedy Wilson Europe Real Estate plc

We refer to the profit forecast made by KW in respect of net income attributable to KW shareholders, adjusted net income attributable to KW shareholders and adjusted earnings per KW share for the financial year ending 31 December 2017 (the “KW 2017 Profit Forecast”). The KW 2017 Profit Forecast and the material assumptions on which it is based are set out in the scheme circular published by Kennedy Wilson Europe Real Estate plc on 13 September 2017 (the “Scheme Circular”), in which our report is included. The board of directors of KW (the “Directors”) are solely responsible for the KW 2017 Profit Forecast under Rule 28 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the KW 2017 Profit Forecast (including the bases, assumptions and source of information referred to therein) with the Directors and those officers and employees of KW who developed the underlying plans. The KW 2017 Profit Forecast is subject to the uncertainty as described in the Scheme Circular and our work did not involve independent examination of any of the financial or other information underlying the KW 2017 Profit Forecast.

For purposes of rendering this report, we have relied upon and assumed the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. You have confirmed to us that all information material to the KW 2017 Profit Forecast has been disclosed to us.

We have also reviewed the work carried out by KPMG LLP, the reporting accountants to KW, and have discussed with them the opinion set out in the Scheme Circular addressed to you and us and the accounting policies and bases of calculation for the 2017 KW Profit Forecast.

This report is provided to you solely in connection with Rule 28(1)(a)(ii) of the Code and for no other purpose. We accept no responsibility to KW or its shareholders or any person other than the Directors in respect of the contents of this report. We are acting exclusively as lead financial adviser to KW and no one else in connection with the recommended merger, and it was solely for the purposes of complying with Rule 28(1)(a)(ii) of the Code that KW requested Goldman Sachs International to prepare a report on the KW 2017 Profit Forecast. No person other than the Directors can rely on the contents of this report and, to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person in respect of this report, its contents, or the work undertaken by us in connection with this report or any of the results that can be derived from this report or any written or oral information provided in connection with this report.

This report is not an opinion regarding, and we express no view as to, the reasonableness or achievability of the KW 2017 Profit Forecast. Instead, this report will address solely the matters required to be addressed by Rule 28(1)(a)(ii) of the Code and does not address any other matter; it does not address, among other things, the relative merits of the recommended merger as compared to any other transaction or business strategy, the merits of the decision by KW to engage in the recommended merger, the fairness to KW shareholders of the exchange ratios in the recommended merger, or the price at which KW’s shares or the shares of the enlarged KW would trade at any time.

Furthermore, this report has been prepared independent of publication of the KW 2017 Profit Forecast and may not be relied on by you in recommending that KW’s shareholders vote to approve the recommended merger. This report is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the proposed merger or any matter related thereto.

On the basis of the foregoing, we consider that the KW 2017 Profit Forecast, for which you as Directors are solely responsible, has been made with due care and consideration.

Yours faithfully,

Goldman Sachs International

SECTION C

THE KWE 2017 PROFIT FORECAST

1.	KWE 2017 Profit Forecast, including bases and assumptions

1.1	Basis of preparation and principal assumptions

In the KW Proxy Statement and the Profit Forecast RIS Announcement, KW published the KWE 2017 Profit Forecast, which was as follows:

(Dollars in millions except per share data)	2017E $
Recurring Adjusted Net Income attributable to KWE Shareholders	102.3
Recurring Adjusted Earnings per share	0.81

The KWE 2017 Profit Forecast has been properly compiled on the basis of the assumptions stated below, and on a basis consistent with the accounting policies of KW. The KWE 2017 Profit Forecast constitutes a profit forecast under Rule 28 of the Takeover Code and is still considered valid as at the date of publication of this document. Paragraphs 2 and 3 of Section C of this Part Fourteen contain KPMG’s and Goldman Sachs International’s reports on the KWE 2017 Profit Forecast.

1.2	Basis of preparation

KWE Shareholders should note that the KWE 2017 Profit Forecast set out in this document has been prepared in accordance with KW’s US GAAP accounting policies and not prepared and presented in accordance with KWE’s IFRS accounting policies. These accounting policies differ materially in certain respects.

The KWE 2017 Profit Forecast for the financial year ending 31 December 2017 is presented on a US GAAP basis and has been prepared on a consistent basis with the accounting policies of KW adopted in its consolidated financial statements for the financial year ended 31 December 2016 and in its second quarter results for the three months ended 30 June 2017. The KWE 2017 Profit Forecast does not take into account any effects of the Merger, including related transaction fees and expenses, and the payment of the KWE Special Distribution.

The KWE 2017 Profit Forecast has been prepared by KW on the basis of publicly available information and the KW Directors’ knowledge of KWE’s assets. The KWE 2017 Profit Forecast has been prepared by KW as a potential acquirer of KWE and not as the manager of KWE.

1.3	Principal assumptions

The principal assumptions upon which the KWE 2017 Profit Forecast is based are set out below:

Assumptions the KW Directors can influence, in light of KW’s role as controller of the Investment Manager

•	the trading performance in respect of rental revenue, hotel revenue, loan purchases, loan originations and other, net operating income, general & administrative expenses, compensation & benefits expenses, acquisition expenses, net interest expenses and depreciation and amortisation for the six-month period ended 30 June 2017 is indicative of, and will generally continue at the same run-rate over, the forecast trading performance for the six months ending 31 December 2017;

•	property leasing activity will proceed materially as the KW Directors would reasonably expect based on KWE’s past performance;

•	no material current tenant contract issues or changes will arise in the relevant period;

•	the full impact in the financial year ending 31 December 2017 of acquisition, disposition, capital expenditure and development activity undertaken in the financial year ended 31 December 2016 will be as expected;

•	KWE will continue to undertake substantial levels of investment (asset acquisitions and capital expenditure) and asset dispositions, realising returns in line with historical performance;

•	there will be no material change in operating margins, investment management fees, or general and administrative expense; and

•	the effective tax rate will be approximately 10%;

Assumptions the KW Directors cannot influence

•	there will be no changes, beyond what is already contemplated, in property market conditions, demand for real estate and real estate services, competitive environment or economic conditions in the markets and asset classes in which KWE operates;

•	there will be no material changes in property valuations or market demand which could hinder KWE’s ability to purchase, dispose of and let buildings;

•	there will be no changes in exchange rates, interest rates, bases of taxes or legislative or regulatory requirements from those currently forecast that would have a material impact on KWE’s operations or its accounting policies;

•	there will be no material adverse weather events or natural catastrophes that affect KWE’s assets or operations;

•	there will be no material change from any political or economic events in the countries in which KWE or its tenants operate;

•	there will be no material changes in costs of labour, goods and services necessary to operate KWE’s business; and

•	there will be no business interruptions that materially adversely affect KWE, its key tenants or its key suppliers.

2.	KPMG Report on the KWE 2017 Profit Forecast

The Directors

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

United States of America

Goldman Sachs International

Peterborough Court,

133 Fleet St,

London EC4A 2BB

United Kingdom

13 September 2017

Ladies and Gentlemen

Kennedy Wilson Europe Real Estate plc

We report on the profit forecast comprising recurring adjusted net income and recurring adjusted earnings per share of Kennedy Wilson Europe Real Estate plc for the year ending 31 December 2017 (the ‘Profit Forecast’). The Profit Forecast, and the material assumptions upon which it is based, are set out on pages 244 to 245 of the scheme document published by Kennedy Wilson Europe Real Estate plc dated 13 September 2017 (‘the Document’). This report is required by Rule 28.1 of The City Code on Takeovers and Mergers (‘the City Code’) and is given for the purpose of complying with that rule and for no other purpose.

Responsibilities

It is the responsibility of the directors of Kennedy-Wilson Holdings, Inc. (‘the Directors’) to prepare the Profit Forecast in accordance with the requirements of the City Code.

It is our responsibility to form an opinion as required by the City Code as to the proper compilation of the profit forecast and to report that opinion to you.

Save for any responsibility which we may have to those persons to whom this report is expressly addressed, to the fullest extent permitted by law we do not assume any responsibility and will not accept any liability to any other person for any loss suffered by any such other person as a result of, arising out of, or in connection with this report or our statement, required by and given solely for the purposes of complying with Rule 23.2 of the City Code, consenting to its inclusion in the Document.

Basis of Preparation of the Profit Forecast

The Profit Forecast has been prepared on the basis stated on pages 244 to 245 of the Document and is based on a forecast to 31 December 2017. The Profit Forecast is required to be presented on a basis consistent with the accounting policies of Kennedy-Wilson Holdings, Inc.

Basis of opinion

We conducted our work in accordance with Standards for Investment Reporting issued by the Auditing Practices Board in the United Kingdom. Our work included evaluating the basis on which the historical financial information included in the Profit Forecast has been prepared and considering whether the Profit Forecast has been accurately computed based upon the disclosed assumptions and the accounting policies of Kennedy-Wilson Holdings, Inc. Whilst the assumptions upon which the Profit Forecast are based are solely the responsibility of the Directors, we considered whether anything came to our attention to indicate that any of the assumptions adopted by the Directors which, in our opinion, are necessary for a proper understanding of the Profit Forecast have not been disclosed or if any material assumption made by the Directors appears to us to be unrealistic.

We planned and performed our work so as to obtain the information and explanations we considered necessary in order to provide us with reasonable assurance that the Profit Forecast has been properly compiled on the basis stated.

Since the Profit Forecast and the assumptions on which it is based relate to the future and may therefore be affected by unforeseen events, we can express no opinion as to whether the actual results reported will correspond to those shown in the Profit Forecast and differences may be material.

Our work has not been carried out in accordance with auditing or other standards and practices generally accepted in the United States of America and accordingly should not be relied upon as if it had been carried out in accordance with those standards and practices.

Opinion

In our opinion the Profit Forecast has been properly compiled on the basis stated and the basis of accounting used is consistent with the accounting policies of Kennedy-Wilson Holdings, Inc.

Yours faithfully

KPMG LLP

3.	Goldman Sachs International Report on the KWE 2017 Profit Forecast

The Board of Directors of Kennedy-Wilson Holdings, Inc.

Kennedy-Wilson Holdings, Inc.

151 S. El Camino Drive

Beverly Hills, CA 90212

United States of America

13 September 2017

Ladies and Gentlemen:

Recommended Merger of Kennedy-Wilson Holdings, Inc. (“KW”) and Kennedy Wilson Europe Real Estate plc (“KWE”)

We refer to the profit forecast made by KW in respect of recurring adjusted net income attributable to KWE shareholders and recurring adjusted earnings per KWE share (the “KWE 2017 Profit Forecast”). The KWE 2017 Profit Forecast and the material assumptions on which it is based are set out in the scheme circular published by KWE on 13 September 2017 (the “Scheme Circular”), in which our report is included. The board of directors of KW (the “Directors”) are solely responsible for the KWE 2017 Profit Forecast under Rule 28 of the City Code on Takeovers and Mergers (the “Code”).

We have discussed the KWE 2017 Profit Forecast (including the bases, assumptions and sources of information referred to therein) with the Directors and those officers and employees of KW who developed the underlying plans. The KWE 2017 Profit Forecast is subject to uncertainty as described in the Scheme Circular and our work did not involve an independent examination of any of the financial or other information underlying the KWE 2017 Profit Forecast.

For purposes of rendering this report, we have relied upon and assumed the accuracy and completeness of all the financial, legal, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, us, without assuming any responsibility for independent verification thereof. You have confirmed to us that all information material to the KWE 2017 Profit Forecast has been disclosed to us.

We have also reviewed the work carried out by KPMG LLP, the reporting accountants to KW, and have discussed with them the opinion set out in the Scheme Circular addressed to you and us and the accounting policies and bases of calculation for the 2017 KWE Profit Forecast.

This report is provided to you solely in connection with Rule 28(1)(a)(ii) of the Code and for no other purpose. We accept no responsibility to KW or its shareholders or any person other than the Directors in respect of the contents of this report. We are acting exclusively as lead financial adviser to KW and no one else in connection with the recommended merger, and it was solely for the purposes of complying with Rule 28(1)(a)(ii) of the Code that KW requested Goldman Sachs International to prepare a report on the KWE 2017 Profit Forecast. No person other than the Directors can rely on the contents of this report and, to the fullest extent permitted by law, we exclude all liability (whether in contract, tort or otherwise) to any other person in respect of this report, its contents or the work undertaken by us in connection with this report or any of the results that can be derived from this report or any written or oral information provided in connection with this report.

This report is not an opinion regarding, and we express no view as to, the reasonableness or achievability of the KWE 2017 Profit Forecast. Instead, this report will address solely the matters required to be addressed by Rule 28(1)(a)(ii) of the Code and does not address any other matter; it does not address, among other things, the relative merits of the recommended merger as compared to any other transaction or business strategy, the merits of the decision by KW to engage in the recommended merger, the fairness to KW shareholders of the exchange ratios in the recommended merger, or the price at which KW’s shares or the shares of the enlarged KW would trade at any time.

Furthermore, this report has been prepared independent of publication of the KWE 2017 Profit Forecast and may not be relied on by you in recommending that KW’s shareholders vote to approve the recommended merger. This report is not intended to and does not constitute a recommendation to any shareholder as to how such shareholder should vote or act with respect to the proposed combination or any matter related thereto.

On the basis of the foregoing, we consider that the KWE 2017 Profit Forecast, for which you as Directors are solely responsible, has been made with due care and consideration.

Yours faithfully,

Goldman Sachs International

SECTION D

THE EXTENDED PERIOD PROJECTIONS

1.	The Extended Period Projections

KW disclosed the Extended Period Projections in the KW Proxy Statement and in the Profit Forecast RIS Announcement dated 27 June 2017.

KW does not, as a matter of course, make public projections as to future revenues, earnings or other results due to, among other reasons, the uncertainty of the underlying assumptions and estimates. However, in connection with KW’s consideration and evaluation of the Merger, and in order to provide a basis for discussions on a range of possible future outcomes, KW’s management prepared projections of certain financial measures of performance which KW’s management provided to the KW Board and to Goldman Sachs. KW prepared the Extended Period Projections based on the assumptions and estimates considered reasonable by KW as at the date that the projections were prepared.

The Extended Period Projections were prepared for internal use and to assist KW and its financial adviser with their consideration and evaluation of the Merger. The Extended Period Projections were not prepared with a view toward public disclosure or toward complying with IFRS, US GAAP, the published guidelines of the SEC regarding projections or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Extended Period Projections have not been reported on by KW’s financial adviser or reporting accountants under Rule 28 of the Code. In the Profit Forecast RIS Announcement dated 27 June 2017, the KW Directors provided the confirmation required under Rule 28.2(a) of the Code with respect to the Extended Period Projections. The KW 2017 Profit Forecast and the KWE 2017 Profit Forecast have been reported on by Goldman Sachs International and KPMG, as required by the Panel and in compliance with Rule 28 of the Code. The KW 2017 Profit Forecast and the KWE 2017 Profit Forecast have also been reported on by KPMG in accordance with the Prospectus Rules.

The quantification of the Extended Period Projections has been included in the KW Proxy Statement solely to comply with KW’s obligations under US federal and state laws to give KW Shareholders access to certain nonpublic information that was made available to the KW Board for the purpose of considering and evaluating the Merger and to Goldman Sachs for the purposes of performing its financial analyses in connection with rendering its fairness opinion.

Except as described above with respect to the KW 2017 Profit Forecast and the KWE 2017 Profit Forecast, neither KW’s independent registered public accounting firm nor Goldman Sachs nor any other firm has examined, compiled nor performed any procedures with respect to the Extended Period Projections and, accordingly, do not express an opinion or any other form of assurance with respect thereto.

The inclusion of this information should not be regarded as an indication that the KW Board, KW, Goldman Sachs or any other recipient of this information considered, or now considers, the Extended Period Projections to be material information of KW.

The summaries of the Extended Period Projections are not included in the KW Proxy Statement or the RIS Announcement in order to induce any KW Shareholder to vote in favour of the proposal to approve the issuance of New KW Shares in connection with the Merger or to influence any Scheme Shareholder to make any investment decision with respect of the Merger.

A summary of the Extended Period Projections was included in the KW Proxy Statement and, consequently, the Profit Forecast RIS Announcement solely pursuant to specific requirements of the applicable rules and regulations promulgated by the SEC. The Profit Forecast RIS Announcement also included the KW Directors’ confirmation regarding the Extended Period Projections in accordance with Rule 28.2(a) of the Code, as well as the reports on the KW 2017 Profit Forecast and the KWE 2017 Profit Forecast prepared by Goldman Sachs International and KPMG, as required by the Panel and in compliance with Rule 28 of the Code.

2.	Long-term projections

The KW EPP and the KWE EPP are forward-looking in nature. The KW EPP for net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share are extended extrapolations based on the KW 2017 Profit Forecast and a limited number of high level assumptions. The KWE EPP for net income attributable to KWE Shareholders, Recurring Adjusted Net Income attributable to KWE Shareholders and Recurring Adjusted Earnings per share are extended extrapolations based on the KWE 2017 Profit Forecast and a limited number of high level assumptions.

Although the KW EPP and the KWE EPP are presented with numerical specificity, the extrapolations reflect numerous estimates and assumptions as to future events that KW’s management believed were reasonable at the time the extrapolations contained in the KW EPP and the KWE EPP were prepared and used, taking into account the relevant information available to KW’s management at the time. The KW EPP and the KWE EPP do not take into account any circumstances or events occurring after the date on which they were prepared. As a result, the KW EPP and the KWE EPP may not be comparable to future results of the Combined Group, which will reflect the impact of the items not taken into account in the preparation of the KW EPP and the KWE EPP. Except to the extent required by applicable law, KW does not intend, and expressly disclaims any responsibility, to update or otherwise revise the Extended Period Projections to reflect the occurrence of future events or changes in general economic or industry conditions

3.	In the view of KW, the KW EPP are no longer valid

KW is of the opinion that the KW EPP are no longer valid in the context of the Merger. Please refer to Part 16 of the KW Prospectus for a full explanation as to why KW is of this opinion.

KW is also of the opinion that the KW EPP are no longer valid on a stand-alone basis for the following reasons. The principal changes expected to affect the financial results of KW are summarised below. Each of these changes will affect, in each of 2018, 2019, 2020 and 2021, net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share, compared to the KW EPP.

Q2 performance

As set out in the KW Proxy Statement and the Profit Forecast RIS Announcement, the KW EPP were prepared as longer term extrapolations of the KW 2017 Profit Forecast and are based on a number of key assumptions including constant segment revenue growth, constant segment costs as a percentage of revenue, growth in gain on sale and constant tax rate.

The operating and investment activity (pricing and volume) in the second quarter of 2017 differed from the expectations of KW’s management at the time of preparing the KW 2017 Profit Forecast. Whilst the overall KW 2017 Profit Forecast (net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholder and adjusted earnings per share) remains unchanged, the segmental results of the second quarter of 2017 were not as previously forecast. If the KW EPP were updated to reflect the latest trading information, the segmental changes would result in a different outcome for the individual line items that make up the KW EPP, and therefore would result in a different outcome for net income attributable to KW Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share, compared to the KW EPP.

Investment activity

KW undertakes significant ordinary course investment activity (both acquisitions and disposals) in any given year which may impact gains on sale of real estate and net operating income in future periods. Following the announcement of the New Offer, given the significant cash component, in order to strengthen its balance sheet following the Merger, KW (along with KWE) announced that it anticipated $500 million of additional sales by July 2018. In order to achieve these targets, KW has already made changes to its 2017 investment activity. These changes in investment activity, both increased disposals and reduction in investments, mean that the assumptions on which the KW EPP were based are no longer valid. However, they do not affect the validity of the KW 2017 Profit Forecast.

4.	In the view of KW, the KWE EPP are no longer valid

KW is of the opinion that the KWE EPP are no longer valid in the context of the Merger. Please refer to Part 16 of the KW Prospectus for a full explanation as to why KW is of this opinion.

KW is also of the opinion that the KWE EPP are no longer valid on a stand-alone basis for the following reasons. The principal changes expected to affect the financial results of KW are summarised below. Each of these changes will affect, in each of 2018, 2019, 2020 and 2021, net income attributable to KWE Shareholders, adjusted net income attributable to KW Shareholders and adjusted earnings per share, compared to the KWE EPP.

Q2 performance

As set out in the KW Proxy Statement and the Profit Forecast RIS Announcement, the KWE EPP are longer term extrapolations of the KWE 2017 Profit Forecast and are based on the key assumptions of constant segment revenue growth, constant segment costs as a percentage of revenue, growth in gain on sale and constant tax rate.

The operating and investment activity (pricing and volume) in the second quarter of 2017 differed from to the expectations of KW’s management at the time of preparing the KW 2017 Profit Forecast. Whilst the overall KWE 2017 Profit Forecast (Recurring Adjusted Net Income attributable to KWE Shareholders and Recurring Adjusted Earnings per share) remains unchanged, the segmental results of the second quarter of 2017 were not as previously forecast. If the KWE EPP were updated to reflect the latest trading information, the segmental changes would result in a different outcome for the individual line items that make up the KWE EPP and therefore would result in a different outcome for adjusted net income attributable to KW Shareholders and adjusted earnings per share, compared to the KWE EPP.

Acquisitions

The KWE EPP reflect assumptions as to the level of acquisitions and do not take into account the KWE Special Distribution payable in the context of the Merger. The KWE EPP assumed that a significant amount of KWE’s available cash would be used to fund new acquisitions by the end of 2017 and not be used towards the KWE Special Distribution. Since the New Offer was announced in June 2017, and in anticipation of the payment by KWE of the KWE Special Distribution, KWE reduced its level of planned acquisitions, to take into account the fact that a large part of KWE’s available cash will be required to fund the KWE Special Distribution and will, therefore, not be available to fund planned acquisitions. As a result, even if the Merger does not complete, the original assumptions as to the level of acquisitions in the third and fourth quarters of 2017 on which the KWE EPP were based will no longer be met. These new acquisitions would have generated net operating income assumed in the KWE EPP in each of 2018, 2019, 2020 and 2021. As a result, the level of acquisitions will be materially lower than originally assumed and therefore the KWE EPP are no longer valid.

Disposals

The reasons discussed in detail in paragraph 3 above in relation to the KW EPP also apply to the KWE EPP.

ANNEX I

VALUATION REPORTS